As filed with the U.S. Securities and Exchange Commission on September 26, 2025

Registration No. 333-290235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PALO ALTO NETWORKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3577	20-2530195
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

Telephone: (408) 753-4000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Bruce Byrd, Esq.

Executive Vice President and General Counsel

Palo Alto Networks, Inc.

3000 Tannery Way

Santa Clara, California 95054

Telephone: (408) 753-4000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Jacob A. Kling, Esq. George N. Tepe, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Donna Rahav CyberArk Software Ltd. 9 Hapsagot St. Park Ofer B, P.O. Box 3143 Petach-Tikva, 4951040 Israel +972 (3) 918-0000	Charles K. Ruck, Esq. Leah R. Sauter, Esq. Latham & Watkins LLP 650 Town Center Drive 20th Floor Costa Mesa, California 92626 (714) 540-1235

Ben Sandler, Adv. Liron HaCohen, Adv. Shai Margalit, Adv. Arnon, Tadmor-Levy 22 Joseph Rivlin Street 94240 Jerusalem, Israel Tel: 972-26239200		Dan Shamgar, Adv. Shachar Hadar, Adv. Matthew Rudolph, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: 972-3-610-3100

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in the accompanying proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The accompanying proxy statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2025

CYBERARK SOFTWARE LTD.

9 Hapsagot St., Park Ofer B, P.O. Box 3143, Petach-Tikva, 4951040, Israel,

+972-3-918-0000

LETTER TO CYBERARK SHAREHOLDERS

[   ], 2025

Dear CyberArk Software Ltd. Shareholders:

We cordially invite you to attend the Special General Meeting of Shareholders (the “CyberArk special general meeting”) of CyberArk Software Ltd. (“CyberArk”) to be held at 4:00 p.m. (Israel time) on November 13, 2025, at CyberArk’s offices at 9 Hapsagot St., Park Ofer B, Petach-Tikva, Israel.

As previously announced, CyberArk entered into that certain Agreement and Plan of Merger, dated as of July 30, 2025, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus (as it may be amended from time to time, the “merger agreement”), with Palo Alto Networks, Inc., a Delaware corporation (“PANW”), and Athens Strategies Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of PANW (“Merger Sub”). Pursuant to the merger agreement, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the merger) will merge with and into CyberArk (as the absorbing company (HaChevra Ha’Koletet) in the merger), with CyberArk surviving the merger and becoming a wholly owned subsidiary of PANW (the “merger”).

The meeting is being called for the following purposes:

(1)

The Merger Proposal. To approve, pursuant to the Israeli Companies Law, the Agreement and Plan of Merger, dated as of July 30, 2025, by and among PANW, Merger Sub, and CyberArk, including approval of: (a) the merger pursuant to Sections 314 through 327 of the Israeli Companies Law, whereby Merger Sub will merge with and into CyberArk, with CyberArk surviving and becoming a wholly owned subsidiary of PANW; (b) the consideration to be received by CyberArk’s shareholders in the merger, other than holders of “Converted Shares” and “Deemed Cancelled Shares” (each as defined in the merger agreement), consisting of the right to receive (i) 2.2005 fully paid and nonassessable shares of PANW common stock and (ii) $45.00 in cash, without interest, per CyberArk ordinary share held as of immediately prior to the effective time of the merger; and (c) all other transactions and arrangements contemplated by the merger agreement; and

(2)

The 2024 Share Incentive Plan Proposal. To approve and ratify CyberArk’s 2024 share incentive plan (the “CyberArk 2024 share incentive plan”, and such proposal, the “2024 share incentive plan proposal”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex C.

Based on the closing price of PANW common stock on the Nasdaq Stock Market LLC (which we refer to as “Nasdaq”) on July 28, 2025, the last full trading day before the first published rumor regarding a potential transaction between PANW and CyberArk, the exchange ratio represented approximately $495.00 in value for each CyberArk ordinary share. Based on PANW’s closing price on September 24, 2025 of $200.70, the last practicable trading day before the date of the accompanying proxy statement/prospectus, the exchange ratio represented approximately $486.64 in value for each CyberArk ordinary share. The value of the PANW common stock at the time of completion of the merger could be greater than, less than or the same as the value of PANW common stock on the date of the accompanying proxy statement/prospectus. CyberArk shareholders should obtain current stock price quotations for PANW common stock and CyberArk ordinary shares. PANW common stock is traded on Nasdaq under the symbol “PANW,” and CyberArk ordinary shares are traded on Nasdaq under the symbol “CYBR.”

Based on the number of CyberArk ordinary shares issued and outstanding as of September 24, 2025, and the number of outstanding CyberArk equity awards currently estimated to be payable in PANW common stock at the closing of the merger, PANW will issue approximately 111,325,436 shares of PANW common stock in the merger, after which former CyberArk shareholders would own approximately 14.1% of the outstanding shares of PANW common stock.

Pursuant to the merger agreement, CyberArk cannot complete the merger unless its shareholders approve the merger proposal (Proposal No. 1).

The board of directors of CyberArk (the “CyberArk board”), after considering the factors to be more fully described in the proxy statement/prospectus, has unanimously (i) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement (the “transactions”), including the merger, are fair to, and in the best interests of, CyberArk and its shareholders (the “CyberArk shareholders”) and declared it advisable to enter into the merger agreement, (ii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of CyberArk to its creditors, (iii) approved the execution and delivery by CyberArk of the merger agreement, the performance of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions upon the terms and subject to the conditions contained in the merger agreement, and (iv) resolved to recommend that the CyberArk shareholders approve the merger agreement and the transactions, including the merger.

The CyberArk board has also considered the approval and ratification of the CyberArk 2024 share incentive plan and resolved to recommend that CyberArk’s shareholders approve and ratify the CyberArk 2024 share incentive plan proposal.

Accordingly, the CyberArk board unanimously recommends that you vote (1) “FOR” the merger proposal and (2) “FOR” the 2024 share incentive plan proposal, which are more fully described in the accompanying proxy statement/prospectus.

Your vote is very important, regardless of the number of shares that you own. The approval of each of the merger proposal and the CyberArk 2024 share incentive plan proposal requires the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes).

In the case of the merger proposal, the foregoing majority of the voting power of CyberArk ordinary shares must also include a majority of CyberArk’s shares voted in favor of the merger proposal that are not held by (a) PANW, Merger Sub or any person or entity holding, directly or indirectly, (i) 25% or more of the voting power of PANW or Merger Sub or (ii) the right to appoint the chief executive officer or 25% or more of the directors of PANW or Merger Sub, (b) a person or entity acting on behalf of PANW, Merger Sub or a person or entity described in clause (a) above, or (c) a family member of, or an entity controlled by PANW, Merger Sub or any of the foregoing (each of (a), (b) and (c) above is referred to as a “PANW affiliate”).

In order for your vote to count in respect of the merger proposal, you must affirm in your proxy card or voting instruction form that you are not a PANW affiliate (by indicating “YES” in Item 1a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the merger proposal.

We know of no other matters to be submitted at the meeting other than as specified herein. If any other business is properly brought before the CyberArk special general meeting, the persons named as proxies may vote in respect thereof in accordance with the recommendation of the CyberArk board or, absent such recommendation, using their best judgment.

Shareholders of record at the close of business on September 24, 2025, are entitled to vote at the CyberArk special general meeting.

Detailed proxy voting instructions are provided both in the proxy statement/prospectus and on the enclosed proxy card, including for voting by telephone or the Internet. It is important that your shares be represented and voted at the CyberArk special general meeting. Accordingly, after reading the accompanying proxy statement/prospectus, please mark, date, sign and mail the enclosed proxy card as promptly as possible in the enclosed stamped envelope or follow the instructions for voting by telephone or the Internet. If voting by mail, the proxy must be received at the address indicated on the proxy card by 11:59 p.m., Eastern Standard Time, on November 12, 2025 (or such earlier deadline as may be indicated on the proxy card), to be validly included in the tally of ordinary shares voted at the CyberArk special general meeting. If you are a shareholder who holds shares in “street name” (i.e., through a bank, broker or other nominee), an earlier deadline may apply to receipt of your voting instruction form. An electronic copy of the enclosed proxy materials will also be available for viewing at http://investors.cyberark.com. Physical copies of the proposed resolutions, together with the form of proxy card for the CyberArk special general meeting, may also be viewed prior to the CyberArk special general meeting at the registered office of CyberArk from Sunday to Thursday (excluding holidays), 10:00 a.m. to 5:00 p.m. (Israel time). CyberArk’s telephone number at its registered office is +972-3-918-0000.

Information about the CyberArk special general meeting and the merger is contained in the accompanying proxy statement/prospectus. In particular, you should carefully read the section entitled “Risk Factors” beginning on page 31 of the accompanying proxy statement/prospectus. We urge you to read the proxy statement/prospectus in its entirety.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This document is dated [     ], 2025 and is first being mailed to shareholders on or around [    ], 2025.

Sincerely,

Ehud (Udi) Mokady
Founder & Executive Chairman of the CyberArk board

CYBERARK SOFTWARE LTD.

9 Hapsagot St., Park Ofer B, POB 3143, Petach-Tikva, 4951040, Israel

+972-3-918-0000

NOTICE OF SPECIAL GENERAL MEETING OF CYBERARK SHAREHOLDERS

TO BE HELD ON NOVEMBER 13, 2025

Notice is hereby given that a special general meeting of shareholders (the “meeting”) of CyberArk Software Ltd. (“CyberArk”) will be held at 4:00 p.m. (Israel time) on November 13, 2025, at CyberArk’s offices at 9 Hapsagot St., Park Ofer B, Petach-Tikva, Israel.

As previously announced, CyberArk entered into that certain Agreement and Plan of Merger, dated as of July 30, 2025, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus (as it may be amended from time to time, the “merger agreement”), with Palo Alto Networks, Inc., a Delaware corporation (“PANW”), and Athens Strategies Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of PANW (“Merger Sub”). Pursuant to the merger agreement, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the merger) will merge with and into CyberArk (as the absorbing company (HaChevra Ha’Koletet) in the merger), with CyberArk surviving the merger and becoming a wholly owned subsidiary of PANW (the “merger”).

The meeting is being called for the following purposes:

(1)

The Merger Proposal. To approve, pursuant to the Israeli Companies Law, the Agreement and Plan of Merger, dated as of July 30, 2025, by and among PANW, Merger Sub, and CyberArk, including approval of: (a) the merger pursuant to Sections 314 through 327 of the Israeli Companies Law, 5759-1999 whereby Merger Sub will merge with and into CyberArk, with CyberArk surviving and becoming a wholly owned subsidiary of PANW; (b) the consideration to be received by CyberArk’s shareholders in the merger, other than holders of “Converted Shares” and “Deemed Cancelled Shares” (each as defined in the merger agreement), consisting of the right to receive (i) 2.2005 fully paid and nonassessable shares of PANW common stock and (ii) $45.00 in cash, without interest, per CyberArk ordinary share held as of immediately prior to the effective time of the merger; and (c) all other transactions and arrangements contemplated by the merger agreement; and

(2)

The 2024 Share Incentive Plan Proposal. To approve and ratify CyberArk’s 2024 share incentive plan (the “CyberArk 2024 share incentive plan,” and such proposal, the “2024 share incentive plan proposal”) a copy of which is attached to the accompanying proxy statement/prospectus as Annex C.

Pursuant to the merger agreement, CyberArk cannot complete the merger unless its shareholders approve the merger proposal (Proposal No. 1).

The board of directors of CyberArk (the “CyberArk board”), after considering the factors to be more fully described in the proxy statement/prospectus, has unanimously (i) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement (the “transactions”), including the merger, are fair to, and in the best interests of, CyberArk and its shareholders (the “CyberArk shareholders”) and declared it advisable to enter into the merger agreement, (ii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of CyberArk to its creditors, (iii) approved the execution and delivery by CyberArk of the merger agreement, the performance of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions upon the terms and subject to the conditions set forth in the merger agreement, and (iv) resolved to recommend that the CyberArk shareholders approve the merger agreement and the transactions, including the merger.

The CyberArk board has also considered the approval and ratification of the CyberArk 2024 share incentive plan and resolved to recommend that CyberArk’s shareholders approve and ratify the CyberArk 2024 share incentive plan proposal.

Accordingly, the CyberArk board unanimously recommends that you vote (1) “FOR” the merger proposal and (2) “FOR” the 2024 share incentive plan proposal, which are more fully described in the accompanying proxy statement/prospectus.

Your vote is very important, regardless of the number of shares that you own. The approval of each of the merger proposal and the 2024 share incentive plan proposal requires the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes).

In the case of the merger proposal, the foregoing majority must also include a majority of CyberArk’s shares voted in favor of the merger proposal that are not held by (a) PANW, Merger Sub or any person or entity holding, directly or indirectly, (i) 25% or more of the voting power of PANW or Merger Sub or (ii) the right to appoint the chief executive officer or 25% or more of the directors of PANW or Merger Sub, (b) a person or entity acting on behalf of PANW, Merger Sub or a person or entity described in clause (a) above, or (c) a family member of, or an entity controlled by PANW, Merger Sub or any of the foregoing (each of (a), (b) and (c) above is referred to as a “PANW affiliate”).

In order for your vote to count in respect of the merger proposal, you must affirm in your proxy card or voting instruction form that you are not a PANW affiliate (by indicating “YES” in Item 1a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the merger proposal.

We know of no other matters to be submitted at the CyberArk special general meeting other than as specified herein. If any other business is properly brought before the CyberArk special general meeting, the persons named as proxies may vote in respect thereof in accordance with the recommendation of the CyberArk board or, absent such recommendation, using their best judgment.

Shareholders of record at the close of business on September 24, 2025, are entitled to vote at the CyberArk special general meeting.

Detailed proxy voting instructions are provided both in the proxy statement/prospectus and on the enclosed proxy card, including for voting by telephone or the Internet. It is important that your shares be represented and voted at the CyberArk special general meeting. Accordingly, after reading the accompanying proxy statement/prospectus, please mark, date, sign and mail the enclosed proxy card as promptly as possible in the enclosed stamped envelope or follow the instructions for voting by telephone or the Internet. If voting by mail, the proxy must be received at the address indicated on the proxy card by 11:59 p.m., Eastern Standard Time, on November 12, 2025 (or such earlier deadline as may be indicated on the proxy card), to be validly included in the tally of ordinary shares voted at the CyberArk special general meeting. If you are a shareholder who holds shares in “street name” (i.e., through a bank, broker or other nominee), an earlier deadline may apply to receipt of your proxy card. An electronic copy of the enclosed proxy materials will also be available for viewing at http://investors.cyberark.com. Physical copies of the proposed resolutions, together with the form of proxy card for the CyberArk special general meeting, may also be viewed prior to the CyberArk special general meeting at the registered office of CyberArk from Sunday to Thursday (excluding holidays), 10:00 a.m. to 5:00 p.m. (Israel time). CyberArk’s telephone number at its registered office is +972-3-918-0000.

This document is dated [    ], 2025 and is first being mailed to shareholders on or around [    ], 2025.

THIS COMMUNICATION IS NOT A SUBSTITUTION FOR THE PROXY STATEMENT/PROSPECTUS OR FOR ANY OTHER DOCUMENTS THAT CYBERARK MAY FILE WITH OR FURNISH TO THE U.S. SECURITIES EXCHANGE COMMISSION (THE “SEC”) OR SEND TO SHAREHOLDERS IN CONNECTION WITH THE PROPOSED MERGER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

CYBERARK SOFTWARE LTD.

By:	/s/ Ehud (Udi) Mokady
Name:	Ehud (Udi) Mokady
Title:	Founder & Executive Chairman of the CyberArk board

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Palo Alto Networks, Inc. (which we refer to as “PANW”) and CyberArk Software Ltd. (which we refer to as “CyberArk”) from other documents that are not included in or delivered with this proxy statement/prospectus, including documents that PANW and CyberArk have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). For a listing of documents incorporated by reference herein, see the section entitled “Where You Can Find More Information.” This information is available for you to review free of charge through the SEC’s website at www.sec.gov.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference herein or other information concerning PANW or CyberArk, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are listed below.

PANW	CyberArk

Palo Alto Networks, Inc. 3000 Tannery Way Santa Clara, California 95054 Attention: Corporate Secretary (408) 753-4000	CyberArk Software Ltd. 9 Hapsagot St. Park Ofer B, P.O. Box 3143 Petach-Tikva, 4951040 Israel Attention: Investor Relations (617) 558-2132

To obtain timely delivery of these documents before the CyberArk special general meeting, CyberArk shareholders must request the information no later than November 6, 2025 (which is five business days before the date of the CyberArk special general meeting).

In addition, if you have questions about the merger or this proxy statement/prospectus or would like additional copies of this proxy statement/prospectus or other information related to the proxy solicitation, please call Innisfree M&A Incorporated, the proxy solicitor for CyberArk, toll-free at (877) 750-8307 (from the U.S. and Canada) or at +1 (412) 232-3651 (from other countries). Banks and brokers may call collect at (212) 750-5833. You will not be charged for any of these documents that you request.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by PANW (File No. 333-290235), constitutes a prospectus of PANW under Section 5 of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), with respect to the shares of common stock of PANW, par value $0.0001 per share (which we refer to as “PANW common stock”), to be issued to CyberArk shareholders pursuant to the Agreement and Plan of Merger, dated as of July 30, 2025 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among PANW, Athens Strategies Ltd. (which we refer to as “Merger Sub”) and CyberArk.

PANW has supplied all information contained or incorporated by reference herein relating to PANW, and CyberArk has supplied all information contained or incorporated by reference herein relating to CyberArk.

You should rely only on the information contained in or incorporated by reference herein in connection with any vote, the giving or withholding of any proxy or any investment decision in connection with the merger agreement. PANW and CyberArk have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference herein. This proxy statement/prospectus is dated [    ], 2025, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference herein is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to CyberArk shareholders nor the issuance by PANW of shares of PANW common stock pursuant to the merger agreement will create any implication to the contrary.

All currency amounts referenced in this proxy statement/prospectus are in U.S. dollars.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Nothing in this proxy statement/prospectus constitutes, or will be deemed to constitute, an offer of securities to the public in Israel, as defined under the Israeli Securities Law, 1968 (which we refer to as the “ISL”), or an offer under the ISL, or in any jurisdiction where it is unlawful to do so. This proxy statement/prospectus does not, and is not intended to, constitute a public offering in Israel and no prospectus will be filed under the ISL or filed with, or approved by, the Israel Securities Authority (which we refer to as the “ISA”). The shares of PANW common stock to be issued pursuant to the merger agreement have not been, and will not be, registered under the ISL or any other jurisdiction outside the United States, and the ISL does not apply to this offering. PANW intends to submit a pre-ruling application to the ISA seeking confirmation that the offering does not constitute a public offering in Israel.

-i-

-ii-

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE

CYBERARK SPECIAL GENERAL MEETING

The following are answers to certain questions that you may have regarding the CyberArk special general meeting. You are urged to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this document.

Q:	Why am I receiving this proxy statement/prospectus?

A:

You are receiving this proxy statement/prospectus because PANW, CyberArk and Merger Sub have entered into the merger agreement. Pursuant to the merger agreement, and upon the terms and subject to the conditions therein, and in accordance with the relevant provisions of the Israeli Companies Law 5759-1999 of the State of Israel (which, together with the rules and regulations promulgated thereunder, we refer to as the “Companies Law”), Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the merger) will merge with and into CyberArk (as the absorbing company (HaChevra Ha’Koletet) in the merger) (which we refer to as the “merger”), and the separate existence of Merger Sub will cease. CyberArk will become a wholly owned subsidiary of PANW and will continue as the surviving company in the merger (we refer to CyberArk after completion of the merger as the “surviving company”). The merger agreement, which governs the terms of the merger, is attached to this proxy statement/prospectus as Annex A.

The merger agreement and the transactions contemplated thereby (which we refer to as the “transaction”), including the merger, must be approved by the CyberArk shareholders in accordance with the Companies Law and the amended and restated articles of association of CyberArk (which we refer to as the “CyberArk articles of association”) in order for the merger to be consummated. CyberArk is holding a special general meeting of its shareholders (which we refer to as the “CyberArk special general meeting”) to obtain that approval. CyberArk shareholders will also be asked to vote on a proposal to approve and ratify CyberArk’s 2024 share incentive plan (the “CyberArk 2024 share incentive plan”). Your vote is very important. CyberArk is providing these materials to its shareholders to help them decide how to vote their shares with respect to the approval of the merger agreement and the transactions, and other important matters. We encourage you to submit a proxy to have your ordinary shares, par value NIS 0.01 per share, of CyberArk (which we refer to as “CyberArk ordinary shares”) voted as soon as possible.

Q:	When and where will the special general meeting take place?

A:	The CyberArk special general meeting will be held at 4:00 p.m. (Israel time) on November 13, 2025, at CyberArk’s offices at 9 Hapsagot St., Park Ofer B, Petach-Tikva, Israel.

Q:	What matters will be considered at the CyberArk special general meeting?

A:	The CyberArk shareholders are being asked to consider and vote on:

•

a proposal to approve, pursuant to the Companies Law, the merger agreement, including approval of: (a) the merger pursuant to Sections 314 through 327 of the Companies Law, whereby Merger Sub will merge with and into CyberArk, with CyberArk surviving and becoming a wholly owned subsidiary of PANW; (b) the consideration to be received by CyberArk’s shareholders in the merger, other than holders of converted shares and deemed cancelled shares (each as defined in the section entitled “The Merger Agreement—Merger Consideration”), consisting of the right to receive (i) 2.2005 fully paid and nonassessable shares of PANW common stock and (ii) $45.00 in cash, without interest per CyberArk ordinary share held as of immediately prior to the effective time of the merger; and (c) all other transactions and arrangements contemplated by the merger agreement (which we refer to as the “merger proposal”); and

•

a proposal to approve and ratify the CyberArk’s 2024 share incentive plan, a copy of which is attached to this proxy statement/prospectus as Annex C (which we refer to as the “2024 share incentive plan proposal”).

We know of no other matters to be submitted at the meeting other than as specified herein. If any other business is properly brought before the CyberArk special general meeting, the persons named as proxies may vote in respect thereof in accordance with the recommendation of the board of directors of CyberArk (which we refer to as the “CyberArk board”) or, absent such recommendation, using their best judgment.

Q:	Is my vote important?

A:

Yes. Your vote is very important. The merger cannot be completed unless the merger proposal is approved by the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes). In addition, the approval of the CyberArk 2024 share incentive plan proposal requires the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes).

Only CyberArk shareholders as of the close of business on September 24, 2025, or the “record date,” are entitled to vote at the CyberArk special general meeting. The CyberArk board unanimously recommends that CyberArk shareholders vote “FOR” the approval of the merger proposal and “FOR” the approval of the 2024 share incentive plan proposal.

Q:	Will my vote matter for the merger proposal?

A:

Yes. The merger cannot be completed unless the merger proposal is approved by the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes), who are entitled to vote at the CyberArk special general meeting as of the close of business on the record date.

In addition, the foregoing majority to approve the merger proposal must also include a majority of CyberArk’s shares voted in favor of the merger proposal that are not held by (a) PANW, Merger Sub or any person or entity holding, directly or indirectly, (i) 25% or more of the voting power of PANW or Merger Sub or (ii) the right to appoint the chief executive officer or 25% or more of the directors of PANW or Merger Sub, (b) a person or entity acting on behalf of PANW, Merger Sub or a person or entity described in clause (a) above, or (c) a family member of, or an entity controlled by PANW, Merger Sub or any of the foregoing (we refer to each of (a), (b) and (c) above as a “PANW affiliate”). As a result, votes on the merger proposal by a PANW affiliate will not count towards the tally for the merger approval.

Q:	If my CyberArk ordinary shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote those shares for me?

A:

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you. If this is the case, this proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee. You must provide the record holder of your shares with instructions on how to vote your shares. Otherwise, your broker, bank or other nominee may not vote your shares on any of the proposals to be considered at the CyberArk special general meeting.

Brokers, banks or other nominees who hold CyberArk ordinary shares in “street name” for clients typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners, absent specific instructions from the beneficial owner of the shares to the contrary. However, brokers, banks or other nominees do not have discretionary authority to vote on “non-routine” proposals at the CyberArk special general meeting. On each of the merger proposal and 2024 share incentive plan proposal, if a beneficial owner does not provide instructions to his, her or its bank, broker or other nominee, then his, her or its CyberArk ordinary shares will not be voted. Because the only proposals for consideration at the CyberArk special general meeting are non-routine proposals, it is not expected that there will be any broker non-votes at the CyberArk special general meeting. However, if there are any broker non-votes, they will have no effect on the outcome of the vote of the merger proposal or the 2024 share incentive plan proposal.

Q:	What CyberArk shareholder vote is required for the approval of the merger proposal and 2024 share incentive plan proposal?

A:

The merger proposal. Approval of the merger proposal requires the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes). The foregoing majority must also include a majority of CyberArk’s shares voted in favor of the merger proposal that are not held by a PANW affiliate. Broker non-votes, abstentions and failure to vote on the merger proposal will have no effect on the outcome of the vote.

In order for your vote to count in respect of the merger proposal, you must affirm in your proxy card or voting instruction form that you are not a PANW affiliate (by indicating “YES” in Item 1a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the merger proposal.

The 2024 share incentive plan proposal. Approval of the 2024 share incentive plan proposal requires the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes). Broker non-votes, abstentions and failure to vote on the 2024 share incentive plan proposal will have no effect on the outcome of the vote. Approval of this proposal is not a condition to completion of the merger.

Q:	Why does the proxy card (or voting instruction form) ask me to affirm that I am not a PANW affiliate?

A:

Under the Companies Law, approval of the merger requires not only a majority of votes cast, but also that this majority must also include a majority of CyberArk’s shares voted in favor of the merger proposal that are not held by a PANW affiliate.

For this reason, each shareholder must affirm on the proxy card or voting instruction form that they are not a PANW affiliate. If a shareholder does not provide this affirmation, their vote will not be counted towards the tally for the merger proposal. To the parties’ knowledge, it is unlikely that a CyberArk shareholder would qualify as a PANW affiliate.

Q:	Why are CyberArk shareholders being asked to approve the CyberArk 2024 share incentive plan proposal?

A:

The CyberArk 2024 share incentive plan was adopted by the CyberArk board and became effective as of June 1, 2024. On September 25, 2025, the CyberArk board approved an amendment to the CyberArk 2024 share incentive plan, effective as of, and contingent upon, approval of the merger proposal at the CyberArk special general meeting, to remove the mechanism providing for an automatic annual increase to the maximum aggregate number of CyberArk ordinary shares issuable under the CyberArk 2024 share incentive plan. As a foreign private issuer, CyberArk is permitted to comply with Israeli corporate governance practices instead of certain of Nasdaq Listing Rules, so long as CyberArk discloses that it has opted not to comply with the Nasdaq Listing Rules and discloses which equivalent Israeli requirements it follows instead (which we refer to as the “CyberArk foreign private issuer relief”). CyberArk elected to follow Section 288 of the Companies Law instead of Nasdaq Listing Rule 5635(c), which requires listed issuers to obtain shareholder approval for the establishment or material amendment of certain equity-based compensation plans and arrangements, and disclosed such election in its Annual Report on Form 20-F. Given that CyberArk opted to follow Israeli governance rules in the establishment of its 2024 share incentive plan rather than the Nasdaq Listing Rules governing this matter, its equity-based compensation plan was approved only by the CyberArk board and not by CyberArk’s shareholders. Notwithstanding the CyberArk foreign private issuer relief, in accordance with the merger agreement, CyberArk is asking its shareholders to approve and ratify the CyberArk 2024 share incentive plan in connection with the assumption of the CyberArk 2024 share incentive plan by PANW. For additional information regarding the 2024 share incentive plan proposal, see the section entitled “Proposals Submitted to CyberArk Shareholders.”

Q:	What changes have been made recently to the CyberArk 2024 share incentive plan?

A:

On September 25, 2025, the CyberArk board approved an amendment to the CyberArk 2024 share incentive plan, effective as of, and contingent upon, approval of the merger proposal at the CyberArk special general meeting, to remove the mechanism providing for an automatic annual increase to the maximum aggregate number of CyberArk ordinary shares issuable under the CyberArk 2024 share incentive plan.

Q:	Who will count the votes?

A:	The votes at the CyberArk special general meeting will be counted by the CyberArk corporate secretary.

Q:	What will CyberArk shareholders receive if the merger is completed?

A:

As a result of the merger, each CyberArk ordinary share issued and outstanding immediately prior to the effective time of the merger (which we refer to as the “effective time”) (other than any excluded shares, as defined in the section entitled “The Merger Agreement—Merger Consideration”) will be converted into the right to receive (a) 2.2005 fully paid and nonassessable shares of PANW common stock, with cash in lieu of any fractional shares of PANW common stock, and (b) $45.00 in cash, without interest (which we refer to as the “merger consideration”).

If you receive the merger consideration and would otherwise be entitled to receive a fractional share of PANW common stock, you will receive cash in lieu of such fractional share, and you will not be entitled to dividends, voting rights or any other rights in respect of such fractional share. For additional information regarding the merger consideration, see the sections entitled “The Merger—Consideration to CyberArk shareholders” and “The Merger Agreement—Merger Consideration.”

Q:	What will happen to my CyberArk options?

A:

Paid Out Options. At the effective time, each CyberArk option that is outstanding, unexercised and vested will, without any action on the part of PANW, CyberArk or the holder thereof, be cancelled, with the holder of such CyberArk option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the merger consideration in respect of each net share (as described below) covered by such CyberArk option, less applicable tax withholdings, with such tax withholding to be withheld pro-rata from the cash consideration portion of such merger consideration payable in respect of such CyberArk option and the stock consideration portion of such merger consideration payable in respect of such CyberArk option. The number of net shares covered by each CyberArk option is equal to the quotient obtained by dividing (a) the product of (i) the excess, if any, of the per share cash equivalent consideration (as described below) over the applicable per share exercise price, multiplied (ii) by the number of shares subject to such option immediately prior to the effective time, by (b) the per share cash equivalent consideration. Any vested

CyberArk option with a per share exercise price that is equal to or greater than the per share cash equivalent consideration will be cancelled upon the effective time for no consideration.

The “per share cash equivalent consideration” is equal to the sum of (a) the cash consideration and (b) the product (rounded to the nearest whole cent) obtained by multiplying (i) the exchange ratio of 2.2005 shares of PANW common stock by (ii) the PANW trading price (as described below). “PANW trading price” means the average of the volume weighted averages of the trading prices of shares of PANW common stock on Nasdaq Stock Market LLC (which we refer to as “Nasdaq”) for the ten consecutive trading days ending on the third trading day preceding the closing date, rounded to the nearest whole cent.

Assumed Options. At the effective time, each CyberArk option that is outstanding, unexercised and unvested (other than the CyberArk options described in the immediately preceding paragraph) will, without any action on the part of PANW, CyberArk or the holder thereof, be assumed and converted into an adjusted option to purchase a number of shares of PANW common stock equal to the product obtained by multiplying (i) the number of CyberArk ordinary shares subject to the CyberArk option immediately prior to the effective time by (ii) the equity award conversion ratio (as described below), with any fractional shares rounded down to the nearest whole number of shares. Each adjusted option will have an exercise price per share equal to (x) the per share exercise price for CyberArk ordinary shares immediately prior to the effective time divided by (y) the equity award conversion ratio, rounded up to the nearest whole cent. Each adjusted option will otherwise be subject to the same terms and conditions as apply to the CyberArk option as of immediately prior to the effective time and, with respect to any Section 102 awards (as defined below), will be issued under the same tax route (in accordance with the options tax ruling, if obtained (as defined in the section entitled “The Merger Agreement—Israeli Tax Rulings”)), applicable to the corresponding CyberArk award, under the applicable CyberArk equity plan and the agreements evidencing grants thereunder.

“Equity award conversion ratio” means the sum of (a) the exchange ratio of 2.2005 shares of PANW common stock and (b) the quotient, rounded to the 4th decimal place, obtained by dividing (i) the cash consideration by (ii) the PANW trading price.

Q:	What will happen to my CyberArk RSU awards and PSU awards?

A:

Paid Out RSU Awards and PSU Awards. At the effective time, each outstanding CyberArk RSU award that is held by a non-employee member of the CyberArk board of directors or certain employees set forth on the CyberArk disclosure letter and each CyberArk PSU award that contains a performance objective that is based on relative total shareholder return will, without any action on the part of PANW, CyberArk or the holder thereof, be cancelled in exchange for the right to receive the merger consideration in respect of each CyberArk ordinary share subject to such award immediately prior to the effective time, less applicable tax withholdings. The number of CyberArk ordinary shares subject to each CyberArk PSU award that contains a performance objective that is based on relative total shareholder return and for which any applicable performance measurement period has not been completed prior to the effective time will be determined by assuming that the applicable performance goals are achieved at the greater of the target level and the actual level of performance over the 90 calendar days ending on the day preceding the closing date. Any such applicable tax withholding will be withheld pro-rata from the cash consideration portion of such merger consideration payable in respect of such CyberArk RSU award or CyberArk PSU award, as applicable, and the stock consideration portion of such merger consideration payable in respect of such CyberArk RSU award or CyberArk PSU award, as applicable.

Assumed RSU Awards and PSU Awards. At the effective time, each CyberArk RSU award and each CyberArk PSU award that is outstanding immediately prior to the effective time (other than awards described in “Paid Out RSU Awards and PSU Awards” above) will, without any action on the part of PANW, CyberArk or the holder thereof, be assumed and converted into an adjusted RSU award with respect to a number of shares of PANW common stock equal to the product obtained by multiplying (i) the total number of CyberArk ordinary shares subject to the CyberArk RSU award or CyberArk PSU award, as applicable, immediately prior to the effective time (determined by assuming achievement of the applicable performance objectives for such CyberArk PSU award at the target level in the case of a CyberArk PSU award for which the applicable performance measurement period has not been completed prior to the effective time) by (ii) the equity award conversion ratio, with any fractional shares rounded down to the nearest whole number of shares. Each adjusted RSU award will otherwise be subject to the same terms and conditions, including time-based vesting and acceleration terms (except that any performance-based vesting conditions will no longer apply) and, with respect to any CyberArk equity award that was intended to be granted and taxed pursuant to Section 102(b)(2) and Section 102(b)(3) of the Israeli Income Tax Ordinance [New Version], 1961, as amended (the “ordinance”) (which we refer to as “Section 102 awards”), will be issued under the same tax route (in accordance with the options tax ruling, if obtained), applicable to the corresponding CyberArk RSU award or CyberArk PSU award, as applicable, under the applicable CyberArk equity plan and the agreements evidencing grants thereunder. For additional information regarding the options tax ruling, see the section entitled “The Merger Agreement—Israeli Tax Rulings.”

“CyberArk PSU Award” means each restricted unit award relating to CyberArk shares granted under any CyberArk equity plan that was subject to performance-based vesting requirements as of the applicable grant date. “CyberArk RSU Award” means each restricted unit award relating to CyberArk shares granted under any CyberArk equity plan that was subject solely to service-based vesting requirements as of the applicable grant date.

Q:	What will happen to the CyberArk Employee Share Purchase Plan?

A:

Pursuant to the merger agreement, as soon as practicable following July 30, 2025 (the date of the merger agreement), CyberArk will take all actions with respect to the CyberArk 2020 Employee Share Purchase Plan (which we refer to as the “CyberArk ESPP”) that are necessary or appropriate to provide that: (i) with respect to the offering period in effect as of July 30, 2025 (the date of the merger agreement), no employee who was not a participant in such offering period as of July 30, 2025 (the date of the merger agreement) may become a participant in such offering period, and no participant may increase the percentage amount of his or her payroll deduction election from the percentage in effect as of July 30, 2025 (the date of the merger agreement) for such offering period; (ii) subject to the consummation of the merger, the CyberArk ESPP will terminate effective immediately prior to the effective time; (iii) no new offering or purchase period will be commenced under the CyberArk ESPP after July 30, 2025 (the date of the merger agreement) and prior to the termination of the merger agreement and, if the offering period in effect as of July 30, 2025 (the date of the merger agreement) terminates prior to the effective time, the CyberArk ESPP will then be suspended; and (iv) if such offering period is expected to still be in effect at the effective time, then the accumulated payroll deductions of each participant under such offering period will be used to purchase CyberArk ordinary shares on the earlier of (A) the scheduled purchase date for such offering period and (B) a date determined by CyberArk that is at least five business days prior to the expected effective time (with any payroll contributions not applied to purchase CyberArk ordinary shares returned to the participant at such time).

Q:	What equity stake will CyberArk shareholders hold in PANW immediately following the merger?

A:

Based on the number of issued and outstanding shares of PANW common stock and CyberArk ordinary shares as of September 24, 2025, the last practicable date before the date of this proxy statement/prospectus, and the exchange ratio of 2.2005 shares of PANW common stock per CyberArk ordinary share, holders of CyberArk ordinary shares as of immediately prior to the effective time would hold, in the aggregate, approximately 14.1% of the issued and outstanding shares of PANW common stock immediately following the effective time. The exact equity stake of CyberArk shareholders in PANW immediately following the effective time will depend on the number of shares of PANW common stock and CyberArk ordinary shares issued and outstanding immediately prior to the effective time, as provided in the section entitled “The Merger Agreement—Merger Consideration.”

Q:	How does the CyberArk board recommend that I vote?

A:	The CyberArk board unanimously recommends that CyberArk shareholders vote “FOR” the approval of the merger proposal and “FOR” the approval of the 2024 share incentive plan proposal. For additional information regarding how the CyberArk board recommends that CyberArk shareholders vote, see the section entitled “The Merger—Recommendation of the CyberArk Board and Reasons for the Merger.”

Q:	Who is entitled to vote at the special general meeting?

A:

The CyberArk board has fixed September 24, 2025 as the record date for the CyberArk special general meeting. All holders of record of CyberArk ordinary shares as of the close of business on the record date are entitled to receive notice of, and to vote at, the CyberArk special general meeting, provided that those shares remain outstanding on the date of the CyberArk special general meeting. As of the record date, there were 50,476,952 CyberArk ordinary shares outstanding. Attendance at the CyberArk special general meeting is not required to vote. Instructions on how to vote your shares without attending the CyberArk special general meeting are provided in this section below.

Q:	How many votes do I have?

A:	Each CyberArk ordinary share is entitled to one vote on each proposal. Votes by PANW affiliates will not be counted towards the tally for the merger proposal.

Q:	What constitutes a quorum for the CyberArk special general meeting?

A:

A quorum of CyberArk shareholders is necessary to hold a valid meeting. The presence at the CyberArk special general meeting, in person or by proxy, of two or more shareholders (not in default in payment of any sum required by the CyberArk articles of association in respect of capital calls) at the CyberArk special general meeting holding CyberArk ordinary shares conferring in the aggregate at least 25% of the voting power of CyberArk constitutes a quorum. Abstentions and broker non-votes are counted as shares present for the purposes of determining a quorum.

If a quorum is not present within half an hour from the time scheduled for the CyberArk special general meeting, the meeting will be adjourned for one week (to the same day in the next week, at the same time and place), or to a day, time and place determined by the chairman of the CyberArk special general meeting (which may be more or less than one week after the original date and time scheduled for the CyberArk special general meeting). At such adjourned meeting, the presence of any shareholder in person or by proxy (regardless of the voting power represented by his, her or its CyberArk ordinary shares) will constitute a quorum. Adjournments are further subject to certain terms in the merger agreement. For additional information, see the section entitled “The Merger Agreement—CyberArk Special General Meeting and Board Recommendation”.

Q:	Am I entitled to appraisal rights?

A:	No. Under Israeli law, holders of CyberArk ordinary shares are not entitled to statutory appraisal rights in connection with the merger.

Q:	What will happen to CyberArk as a result of the merger?

A:

If the merger is completed, Merger Sub will merge with and into CyberArk. As a result of the merger, the separate corporate existence of Merger Sub will cease, and CyberArk will continue as the surviving company in the merger and as a wholly owned subsidiary of PANW. Furthermore, CyberArk ordinary shares will be delisted from Nasdaq and will no longer be publicly traded. CyberArk shareholders are expected to be able to continue to trade their CyberArk ordinary shares on Nasdaq until the closing date of the merger.

Q:	I own CyberArk ordinary shares. What will happen to those shares as a result of the merger?

A:

If the merger is completed, your CyberArk ordinary shares will be converted into the right to receive the merger consideration. All such CyberArk ordinary shares, when so converted, will cease to be outstanding and will automatically be cancelled. Each holder of a CyberArk ordinary share that was outstanding immediately prior to the effective time will cease to have any rights with respect to CyberArk ordinary shares except the right to receive the merger consideration, any dividends or distributions made with respect to shares of PANW common stock with a record date after the effective time, and any cash to be paid in lieu of any fractional shares of PANW common stock, in each case to be issued or paid upon the exchange of any certificates or book-entry shares of CyberArk ordinary shares for merger consideration. For additional information, see the sections entitled “The Merger—Consideration to CyberArk shareholders” and “The Merger Agreement—Merger Consideration.”

Q:	Where will the PANW common stock that CyberArk shareholders receive in the merger be publicly traded?

A:	Assuming the merger is completed, the shares of PANW common stock that CyberArk shareholders receive in the merger will be listed and traded on Nasdaq.

Q:	What happens if the merger is not completed?

A:

If the merger proposal is not approved by CyberArk shareholders or if the merger is not completed for any other reason, CyberArk shareholders will not receive any merger consideration in connection with the merger, PANW will not issue shares of PANW common stock to CyberArk shareholders, and their CyberArk ordinary shares will remain outstanding. CyberArk will remain an independent public company, and CyberArk ordinary shares will continue to be listed and traded on Nasdaq.

If the merger agreement is terminated under specified circumstances, CyberArk may be required to pay PANW a termination fee or PANW may be required to pay CyberArk a termination fee. For a more detailed discussion of the termination-related fees, see “The Merger Agreement—Termination of the Merger Agreement.”

Q:	What is a proxy and how can I vote my shares?

A:

A proxy is a legal designation of another person to vote the shares you own. CyberArk’s shareholders may vote either in person at the CyberArk special general meeting or by authorizing another person as their proxy, whether or not such shareholder attends the CyberArk special general meeting. If you choose to attend the CyberArk special general meeting and vote your shares, you will need the 16-digit control number included on your proxy card. If you are a beneficial owner of CyberArk ordinary shares but not the shareholder of record of such CyberArk ordinary shares, you have the right to direct your broker, bank, or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You can also choose to vote your shares before the CyberArk special general meeting, by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available.

Q:	How can I vote my shares without attending the special general meeting?

A:	If you are a shareholder of record, there are four ways to vote:

•

by Internet at www.proxyvote.com or scan the QR code located on your proxy card 24 hours a day, seven days a week, until 11:59 p.m., Eastern Standard Time, on November 12, 2025 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, until 11:59 p.m., Eastern Standard Time on November 12, 2025 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card; or

•	by attending and voting during the CyberArk special general meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m., Eastern Standard Time, on November 12, 2025. Proxies submitted by mail must be received at the address indicated on the proxy card by 11:59 p.m., Eastern Standard Time, on November 12, 2025 (or such earlier deadline as may be indicated on the proxy card), in order to be counted towards the tallies of CyberArk ordinary shares to be held at the CyberArk special general meeting.

If you are a “street name” shareholder, please follow the instructions from your broker, bank, or other nominee to vote by Internet, telephone, or mail before the meeting, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available. If you plan to attend the meeting and vote in person, you will be required to present a “legal proxy” from your bank, broker or other nominee, along with an account statement showing ownership of your CyberArk ordinary shares as of the record date, in order to be given a ballot to vote the shares in person at the meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

Registered Shareholders. If CyberArk ordinary shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote during the meeting or vote through the Internet, by telephone, or by filling out and returning the proxy card.

“Street Name” Shareholders. If CyberArk ordinary shares are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the notice was forwarded to you by your broker or nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You can also choose to vote your shares before the special general meeting by Internet or telephone, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials relating to the CyberArk special general meeting if you hold CyberArk ordinary shares in “street name” and also directly in your name as a shareholder of record or otherwise or if you hold CyberArk ordinary shares in more than one brokerage account.

Shareholders of record. For CyberArk ordinary shares held directly, complete, sign, date and return each proxy card (or cast your vote by phone or the Internet as provided on each proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your CyberArk ordinary shares are voted.

Shares in “street name.” For CyberArk ordinary shares held in “street name” through a broker, bank or other nominee, follow the instructions provided by your broker, bank or other nominee to vote your shares.

Q:	If a shareholder gives a proxy, how will the CyberArk ordinary shares covered by the proxy be voted?

A:

If you provide a proxy, regardless of whether you provide that proxy by phone, the Internet or completing and returning the applicable enclosed proxy card, the individuals named on the enclosed proxy card will vote your CyberArk ordinary shares in the way that you indicate when providing your proxy in respect of the shares you hold in such company. When completing the phone or Internet processes or the proxy card, you may specify whether your CyberArk ordinary shares should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the CyberArk special general meeting.

Q:	How will my shares be voted if I return a blank proxy?

A:	If you sign, date and return your proxy and do not indicate how you want your CyberArk ordinary shares to be voted, then your CyberArk ordinary shares will be voted as follows:

•	“FOR” the approval of the merger proposal, but only if you have affirmatively certified in your proxy that you are not a PANW affiliate; and

•	“FOR” the approval of the 2024 share incentive plan proposal.

If you sign, date and return your proxy and fail to affirmatively certify that you are not a PANW affiliate, your CyberArk ordinary shares will not be voted on the merger proposal.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. If you are a shareholder of record, you can change your vote or revoke your proxy by:

•

notifying Meital Koren, CyberArk’s corporate secretary, in writing, at CyberArk’s registered office at 9 Hapsagot St., Park Ofer B, Petach-Tikva, Israel, or by fax to +972 3 9180028, Attn: Meital Koren, Corporate Secretary. Such notice must be received at the above location before 11:59 p.m., Eastern Standard Time, on November 12, 2025 and state that you are revoking your proxy;

•

voting again using the telephone or Internet before 11:59 p.m., Eastern Standard Time, on November 12, 2025 (your latest telephone or Internet proxy prior to the deadline is the one that will be counted); or

•	attending and voting during the CyberArk special general meeting. Please note that your attendance at the CyberArk special general meeting will not alone serve to revoke your proxy.

If you are a “street name” shareholder, you may revoke any prior voting instructions by contacting your broker, bank or other nominee or by attending the CyberArk special general meeting and voting by Internet during the meeting by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available.

Q:	Where can I find the voting results of the special general meeting?

A:

The preliminary voting results will be announced at the CyberArk special general meeting. The final voting results will be tallied by the CyberArk corporate secretary based on the information provided by Broadridge Financial Solutions, Inc. (which we refer to as “Broadridge”) or otherwise, and the overall results of the CyberArk special general meeting will be published following the CyberArk special general meeting in a Report of Foreign Private Issuer on Form 6-K that will be furnished to the SEC by CyberArk.

Q:	If I do not favor the merger as a CyberArk shareholder, what are my rights?

A:

Under the Companies Law, CyberArk shareholders are not entitled to appraisal rights in connection with the issuance of shares of PANW common stock as contemplated by the merger agreement. For additional information, please read the section entitled “No Appraisal Rights in the Merger.”

Q:	Are there any risks that I should consider as a CyberArk shareholder in deciding how to vote?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors.” You also should read and carefully consider the risk factors of PANW and CyberArk contained in the documents that are incorporated by reference in this proxy statement/prospectus.

Q:	What happens if I sell my shares before the special general meeting?

A:

The record date for CyberArk shareholders entitled to vote at the CyberArk special general meeting is earlier than the date of the CyberArk special general meeting. If you transfer your CyberArk ordinary shares after the record date but before the CyberArk special general meeting, you will, unless special arrangements are made, retain your right to vote at the CyberArk special general meeting but will have transferred the right to receive the merger consideration to the person to whom you transferred your CyberArk ordinary shares.

Q:	When is the merger expected to be completed?

A:

PANW and CyberArk are working to complete the merger as quickly as possible. Subject to the satisfaction or waiver of the conditions described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger,” including the approval of the merger proposal by CyberArk shareholders at the CyberArk special general meeting, the transaction is expected to close in the second half of PANW’s fiscal year 2026 (which spans February 1, 2026 through July 31, 2026). However, neither PANW nor CyberArk can predict the actual date on which the merger will be completed, nor can the parties assure you that the merger will be completed, because completion is subject to conditions beyond either company’s control. In addition, if the merger is not completed by July 30, 2026, subject to an extension to October 30, 2026 in order to obtain required regulatory approvals, either PANW or CyberArk may choose not to proceed with the merger by terminating the merger agreement.

Q:	If I am a CyberArk shareholder, how will I receive the merger consideration to which I am entitled?

A:

If you are a holder of CyberArk ordinary shares evidenced by way of book-entry in the register of shareholders of CyberArk (which we refer to as “CyberArk book-entry shares”) which are held through The Depository Trust Company (which we refer to as “DTC”), the exchange agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the closing date, and subject to compliance with Israeli tax withholding requirements, including pursuant to any tax ruling obtained in connection with such requirements, the merger consideration, cash in lieu of any fractional shares of PANW common stock and any dividends and other distributions on the shares of PANW common stock issuable as merger consideration, in each case, for such CyberArk book-entry shares held through DTC. For additional information regarding the tax rulings, see the section entitled “The Merger Agreement—Israeli Tax Rulings.”

If you are a holder of record of CyberArk book-entry shares which are not held through DTC, the exchange agent will deliver to you, as soon as practicable (in any event within five business days (subject to compliance with the withholding requirements as contemplated by the merger agreement, see the section entitled “The Merger Agreement—Withholding Taxes” for more information)) following the later to occur of (i) the effective time and (ii) the exchange agent’s receipt of such documentation as may be required for compliance with the withholding requirements, including the terms and conditions of any withholding tax ruling obtained from the Israel Tax Authority regarding Israeli tax withholding obligations and/or a valid tax certificate (or such other forms as are required under any applicable tax law), as and if applicable, or after withholding has been made in accordance with the merger agreement, (a) a statement reflecting the aggregate whole number of shares of PANW common stock (which will be in uncertificated book-entry form) that you have a right to receive pursuant to the merger agreement and (b) a check in the amount equal to the cash portion of the merger consideration plus the cash payable in lieu of any fractional shares of PANW common stock and dividends and other distributions on the shares of PANW common stock issuable to you as merger consideration.

If you are a holder of certificates that represent CyberArk ordinary shares (which we refer to as “CyberArk ordinary share certificates”), the exchange agent will deliver to you, as soon as practicable after the effective time (and in any event within five business days after the effective time), a letter of transmittal and instructions for the surrender of your CyberArk ordinary share certificates. After receiving proper documentation from you (including such documentation as may be required to satisfy Israeli tax withholding requirements), the exchange agent will send to you (i) a statement reflecting the aggregate whole number of shares of PANW common stock (which will be in uncertificated book-entry form) that you have a right to receive pursuant to the merger agreement and (ii) a check in the amount equal to the cash payable in lieu of any fractional shares of PANW common stock and dividends and other distributions on the shares of PANW common stock issuable to you as merger consideration.

No interest will be paid or accrued on any amount payable for CyberArk ordinary shares eligible to receive the merger consideration pursuant to the merger agreement.

For additional information on the exchange of CyberArk ordinary shares for the merger consideration, see the section entitled “The Merger Agreement—Exchange of CyberArk Ordinary Shares for the Merger Consideration.”

Q:	What are the material U.S. federal income tax consequences of the merger to CyberArk shareholders?

A:

The exchange of CyberArk ordinary shares for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, subject to the discussion below regarding potential dividend treatment of the cash consideration, for U.S. federal income tax purposes, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives the merger consideration in exchange for that U.S. holder’s CyberArk ordinary shares will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the cash (including cash in lieu of any fractional share of PANW common stock) and the fair market value of the PANW common stock received by that U.S. holder in the merger and (ii) that U.S. holder’s adjusted tax basis in the CyberArk ordinary shares exchanged therefor. With respect to a CyberArk shareholder that is a non-U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”), subject to the discussion below regarding potential withholding, the exchange of CyberArk ordinary shares for the merger consideration pursuant to the merger generally will not result in tax to that non-U.S. holder under U.S. federal income tax laws unless that non-U.S. holder has certain connections with the United States.

In certain circumstances, a holder of CyberArk ordinary shares could be treated as receiving a dividend in an amount up to the cash consideration received by that holder in the merger. In light of such potential treatment, a non-U.S. holder of CyberArk ordinary shares may be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to the cash consideration received in the merger.

For a more detailed description of the U.S. federal income tax consequences of the merger, please see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

Each CyberArk shareholder should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and should consult his, her or its tax advisor with respect to the particular U.S. federal, state, local and non-U.S. tax consequences of the merger to such holder.

Q:	What are the material Israeli income tax consequences of the merger to CyberArk shareholders?

A:

The exchange of CyberArk ordinary shares for the merger consideration pursuant to the terms and conditions of the merger will generally be a taxable event under Israeli tax law. In general, under Israeli tax law, the disposition of shares of an Israeli company is considered a sale of an asset and may be subject to Israeli capital gains tax, unless a specific exemption applies under Israeli law or an applicable tax treaty. For example, under the tax treaty between the United States and Israel, Israeli capital gains tax generally does not apply to a U.S. resident who sells shares of an Israeli company, provided certain conditions are met, including that the shares were held as an investment and the seller did not hold a significant interest or have other specified connections to Israel. To benefit from an exemption, a valid certificate from the Israel Tax Authority is generally required before payment is made, unless other provisions have been made.

Israeli law may also provide exemptions from capital gains tax for non-residents on the sale of shares of Israeli companies, subject to specific conditions. Shareholders who do not qualify for an exemption may be subject to Israeli capital gains tax on the disposition of their CyberArk ordinary shares in the merger.

In addition, PANW and CyberArk have agreed to apply for certain tax rulings from the Israel Tax Authority regarding the merger, including rulings related to the deferral of capital gain for Israeli shareholders and withholding of Israeli tax from the merger consideration, with the aim of obtaining exemptions from Israeli tax withholding where possible. There can be no assurance that any such tax rulings will be granted or that they will be granted under the conditions requested. If a relevant tax ruling is not obtained, the exchange agent may be required to withhold Israeli tax from the merger consideration, whether or not a particular CyberArk shareholder is actually subject to Israeli capital gains tax in connection with the merger, unless a valid certificate from the Israel Tax Authority providing for an exemption or reduction is provided. For additional information, see the sections entitled “Material Israeli Income Tax Consequences of the Merger” and “The Merger Agreement—Israeli Tax Rulings.”

This proxy statement/prospectus contains a general discussion of the material Israeli income tax consequences of the merger and the ownership and disposition of PANW common stock received in the merger. You should consult your own tax advisors regarding the particular Israeli income tax consequences to you of the merger and of the ownership and disposition of PANW common stock received in the merger in light of your particular circumstances, as well as the particular tax consequences to you under any other tax laws.

For a more detailed discussion, see the section entitled “Material Israeli Tax Income Consequences of the Merger.”

Q:	If I am a holder of CyberArk ordinary shares, will the shares of PANW common stock issued in the merger receive a dividend?

A:

After the completion of the merger, the shares of PANW common stock issued in connection with the merger will carry with them the right to receive the same dividends on shares of PANW common stock as all other holders of shares of PANW common stock, for any dividend the record date for which occurs after the merger is completed.

PANW has never declared or paid, and does not anticipate declaring or paying in the foreseeable future, any cash dividends on PANW’s capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of the board of directors of PANW (which we refer to as the “PANW board”), subject to applicable laws, and will depend on then existing conditions, including PANW’s financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors the PANW board may deem relevant.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

CyberArk has retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to perform various solicitation services in connection with the CyberArk special general meeting. CyberArk will pay Innisfree a customary fee of approximately $150,000, plus an additional success fee of $100,000 upon the closing of the merger, in connection with its solicitation services. Certain officers, directors, employees, and agents of CyberArk, none of whom will receive additional compensation therefor, may also solicit proxies by telephone, email or other personal contact. CyberArk will bear the cost for the solicitation of the proxies, including postage, printing, and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

Q:	What is “householding”?

A:

CyberArk follows a procedure called “householding,” which the SEC has approved. Under this procedure, CyberArk delivers a single copy of the Notice and proxy materials to multiple shareholders who share the same address, unless CyberArk has received contrary instructions from one or more of such shareholders. This procedure reduces printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, CyberArk will deliver promptly a separate copy of the Notice and proxy materials to any shareholder at a shared address to which CyberArk delivered a single copy of any of these materials. “Street name” shareholders may contact their broker, bank, or other nominee to request information about householding.

Q:	Should I send in my CyberArk ordinary share certificates now? When can I expect to receive the merger consideration for my shares?

A:	No. Please do not send your CyberArk ordinary share certificates with your proxy card or voting instruction form.

Prior to the effective time, PANW will select a bank or trust company reasonably acceptable to CyberArk to act as the exchange agent for the merger. If your CyberArk ordinary shares are in certificated form, after the merger is completed, the exchange agent will send you a letter of transmittal with detailed instructions regarding the surrender and conversion of your CyberArk ordinary share certificates for the merger consideration.

If your CyberArk ordinary shares are held in book-entry form, you will not need to complete a letter of transmittal.

For additional information on the exchange of CyberArk ordinary shares for the merger consideration, see the section entitled “The Merger Agreement—Exchange of CyberArk Ordinary Shares for the Merger Consideration.”

Q:	What should I do now?

A:

You should read this proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope or submit your voting instructions by phone or the Internet as soon as possible so that your CyberArk ordinary shares will be voted in accordance with your instructions.

Q:	Who can answer my questions about the CyberArk special general meeting or the transactions contemplated by the merger agreement?

A:

If you have questions about the CyberArk special general meeting or the transactions contemplated by the merger agreement, you may contact CyberArk’s proxy solicitor, Innisfree, toll-free at 1 (877) 750-8307 (from the U.S. or Canada) or at +1 (412) 232-3651 (from other countries).

Q:	Where can I find more information about PANW, CyberArk and the merger?

A:

You can find out more information about PANW, CyberArk and the merger by reading this proxy statement/prospectus and, with respect to PANW and CyberArk, from various sources described in the section entitled “Where You Can Find More Information.”

Q:	If the CyberArk special general meeting is adjourned or postponed, do I need to send new proxies?

A:

At any subsequent reconvening of the CyberArk special general meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the CyberArk special general meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent reconvening of the CyberArk special general meeting.

Q:	Do CyberArk’s senior management and directors have any interest in the merger?

A:

CyberArk’s directors and senior management may have interests in the merger that may be different from, or in addition to, the interests of CyberArk’s shareholders. The CyberArk board was aware of these interests during its deliberations on the merits of the merger and in deciding to recommend that CyberArk shareholders vote in favor of the merger proposal. These interests are described in more detail under the caption “The Merger—Interests of CyberArk Directors and Senior Management in the Merger.”

Q:	If I purchased my CyberArk ordinary shares after the record date, may I vote these shares at the CyberArk special general meeting?

A:

No. A shareholder is not entitled to vote shares purchased after the record date because the shareholder was not the record holder of those shares on the record date. Only the holder as of the record date may vote shares. However, such shareholder’s CyberArk ordinary shares, if held as of the effective time of the merger, will be automatically converted into and represent the right to receive the merger consideration.

Q:	What happens if additional matters are presented at the CyberArk special general meeting?

A:

The only items of business that the CyberArk board intends to present at the meeting are set forth in this proxy statement/prospectus. No CyberArk shareholder has advised CyberArk of the intent to present any other matter, and CyberArk is not aware of any other matters to be presented at the CyberArk special general meeting. If any other matter or matters are brought before the meeting in accordance with the provisions of CyberArk’s articles of association and the Companies Law, the person(s) named as your proxyholder(s), if any, will have the discretion to vote your CyberArk ordinary shares on the matters in accordance with their best judgment and as they deem advisable.

Any shareholder who intends to present a proposal at the CyberArk special general meeting must satisfy the requirements of the Companies Law and the CyberArk articles of association. Pursuant to and in accordance with the Companies Law and the regulations promulgated thereunder, one or more shareholders holding at least 5% of the voting power in CyberArk have the right to ask the CyberArk board to include an item relating to the appointment or removal of a director in the agenda of the meeting, and one or more shareholders holding at least 1% of the voting power in CyberArk have the right to ask the CyberArk board to include any other item in the agenda of the meeting, provided, that the proposed item is suitable for discussion at the CyberArk special general meeting. For a shareholder proposal to be considered for inclusion in the meeting, CyberArk’s corporate secretary must receive the written proposal no later than October 8, 2025. If the CyberArk board determines that a shareholder proposal is appropriate to be added to the agenda of the CyberArk special general meeting, CyberArk will publish a revised agenda in accordance with the provisions of the Companies Law and the CyberArk articles of association.

CyberArk currently does not contemplate that any matters other than as stated above will be considered at the CyberArk special general meeting.

SUMMARY

This summary highlights selected information included in this proxy statement/prospectus and does not contain all of the information that may be important to you. You should read this proxy statement/prospectus and its annexes carefully and in its entirety and the other documents referred to in this proxy statement/prospectus before you decide how to vote with respect to the proposals to be considered and voted on at the CyberArk special general meeting. In addition, PANW and CyberArk incorporate by reference important business and financial information about PANW and CyberArk into this proxy statement/prospectus, as further described in the section entitled “Where You Can Find More Information.” You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information.” Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement/prospectus.

Information About the Companies (page 43)

PANW

Palo Alto Networks, Inc.

3000 Tannery Way

Santa Clara, California 95054

Phone: (408) 753-4000

PANW is a global cybersecurity provider with a vision of a world where each day is safer and more secure than the one before. PANW was incorporated in Delaware in 2005 and is headquartered in Santa Clara, California. PANW’s mission is to be the cybersecurity partner of choice for enterprises, organizations, service providers, and government entities to protect our digital way of life. PANW’s cybersecurity platforms and services help secure enterprise users, networks, clouds, and endpoints by delivering comprehensive cybersecurity backed by artificial intelligence and automation. A key element of PANW’s strategy is to help its customers simplify their security architectures through consolidating disparate point products. PANW executes on this strategy by developing its capabilities and packaging its offerings into platforms which are able to cover many of its customers’ needs in the markets in which PANW operates. PANW’s platformization strategy combines various products and services into a tightly integrated architecture for more secure, faster and cost-effective outcomes.

PANW common stock is traded on Nasdaq under the ticker symbol “PANW.”

Additional information about PANW and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. Please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

Merger Sub

Athens Strategies Ltd.

c/o Palo Alto Networks, Inc.

3000 Tannery Way

Santa Clara, California 95054

Phone: (408) 753-4000

Merger Sub, a company organized under the laws of the State of Israel, is a wholly owned subsidiary of PANW. Merger Sub is newly formed, and was organized for the purpose of entering into the merger agreement and effecting the merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the merger.

CyberArk

9 Hapsagot St.

Park Ofer B, P.O. Box 3143

Petach-Tikva 4951040, Israel

Phone: +972 (3) 918-0000

CyberArk, a company limited by shares organized under the laws of the State of Israel, is a global leader in identity security, trusted by organizations worldwide to secure human and machine identities in the modern enterprise. CyberArk’s AI-powered “Identity Security Platform” applies intelligent privilege controls to every identity with continuous threat prevention, detection and response across the identity lifecycle. With CyberArk, organizations can reduce operational and security risks by enabling zero trust and least privilege with complete visibility, empowering all users and identities, including workforce, IT, developers and machines, to securely access any resource, located anywhere, from everywhere. As a category-defining leader in Privileged Access Management, CyberArk is uniquely positioned to deliver on identity security and enable its customers to control access to sensitive infrastructure and applications, keeping them out of the hands of malicious or careless insiders or external attackers and preventing disruption to the business.

CyberArk’s principal executive office is located at 9 Hapsagot St., Park Ofer B, P.O. Box 3143, Petach-Tikva, 4951040, Israel, and its telephone number is +972 (3) 918-0000.

CyberArk ordinary shares are traded on Nasdaq under the symbol “CYBR.”

For more information about CyberArk, please visit www.cyberark.com. Information contained on, or that can be accessed through, CyberArk’s website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about CyberArk and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. Please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

The Merger and the Merger Agreement (page 52)

The terms and conditions of the merger are contained in the merger agreement, which is attached to this document as Annex A and is incorporated by reference herein in its entirety. PANW and CyberArk encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

Pursuant to the merger agreement, and upon the terms and subject to the conditions therein, and in accordance with the relevant provisions of the Companies Law, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the merger) will merge with and into CyberArk (as the absorbing company (HaChevra Ha’Koletet) in the merger), and the separate existence of Merger Sub will cease. CyberArk will become a wholly owned subsidiary of PANW and will continue as the surviving company in the merger.

Merger Consideration (page 87)

As a result of the merger, each CyberArk ordinary share issued and outstanding immediately prior to the effective time (other than any excluded shares) will be converted into the right to receive (a) 2.2005 fully paid and nonassessable shares of PANW common stock, with cash in lieu of any fractional shares of PANW common stock, and (b) $45.00 in cash, without interest.

No certificate or scrip representing fractional shares of PANW common stock will be issued upon the surrender for exchange of certificates or CyberArk book-entry shares, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of PANW. Instead, each holder of CyberArk ordinary shares converted pursuant to the merger who otherwise would have been entitled to receive a fraction of a share of PANW common stock (after aggregating all shares represented by certificates and CyberArk book-entry shares delivered by such holder) will receive, in lieu thereof, cash, without interest, in an amount equal to such fraction of a share of PANW common stock multiplied by the PANW trading price, rounded to the nearest whole cent.

Notwithstanding the above, if the aggregate number of shares of PANW common stock to be issued in connection with the merger agreement (including (i) all shares of PANW common stock which may be issued after the effective time pursuant to adjusted options, adjusted RSU awards and CyberArk’s existing convertible notes and (ii) the number of shares of PANW common stock issuable in respect of the amount of the unallocated share reserve under CyberArk’s equity plans that PANW determines to assume) (which we refer to as the “aggregate stock consideration”) would exceed 19.9% of the issued and outstanding shares of PANW common stock immediately prior to the effective time (which we refer to as the “maximum share number”), (a) the exchange ratio of 2.2005 shares of PANW common stock will be reduced to the minimum extent necessary (rounded down to the nearest 4th decimal place) such that the aggregate stock consideration does not exceed such maximum share number and (b) the cash consideration of $45.00 per share will be increased on a per share basis by an amount in cash equal to the PANW trading price multiplied by the difference between the initial exchange ratio and the exchange ratio as determined in accordance with the merger agreement (rounded to the nearest whole cent).

Risk Factors (page 31)

The merger and an investment in PANW common stock involve risks, some of which are related to the transactions contemplated by the merger agreement. You should carefully consider the information about these risks set forth under the section entitled “Risk Factors,” together with the other information included or incorporated by reference in this proxy statement/prospectus, particularly the risk factors contained in PANW’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and CyberArk’s Annual Report on Form 20-F and Reports of Foreign Private Issuer on Form 6-K and in other filings they each make with the SEC. CyberArk shareholders should carefully consider the risks set out in that section before deciding how to vote with respect to the merger proposal and 2024 share incentive plan proposal to be considered and voted on at the CyberArk special general meeting. For additional information, see the section entitled “Where You Can Find More Information.”

Treatment of CyberArk Equity Awards (page 91)

•

Paid Out Options. At the effective time, each CyberArk option that is outstanding, unexercised and vested will, without any action on the part of PANW, CyberArk or the holder thereof, be cancelled, with the holder of such CyberArk option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the merger consideration in respect of each net share covered by such CyberArk option, less applicable tax withholdings, with such tax withholding to be withheld pro-rata from the cash consideration portion of such merger consideration payable in respect of such CyberArk option and the stock consideration portion of such merger consideration payable in respect of such CyberArk option. Any vested CyberArk option with a per share exercise price that is equal to or greater than the per share cash equivalent consideration will be cancelled for no consideration.

•

Assumed Options. At the effective time, each CyberArk option that is outstanding, unexercised and unvested (other than the CyberArk options described in the immediately preceding bullet) will, without any action on the part of PANW, CyberArk or the holder thereof, be assumed and converted into an adjusted option to purchase a number of shares of PANW common stock equal to the product obtained by multiplying (i) the number of CyberArk ordinary shares subject to the CyberArk option immediately prior to the effective time by (ii) the equity award conversion ratio, with any fractional shares rounded down to the nearest whole number of shares. Each adjusted option will have an exercise price per share equal to (x) the per share exercise price for CyberArk ordinary shares immediately prior to the effective time divided by (y) the equity award conversion ratio, rounded up to the nearest whole cent. Each adjusted option will otherwise be subject to the same terms and conditions as apply to the CyberArk option as of immediately prior to the effective time.

•

Paid Out RSU Awards and PSU Awards. At the effective time, each outstanding CyberArk RSU award that is held by a non-employee member of the CyberArk board of directors or certain employees set forth on the CyberArk disclosure letter and each CyberArk PSU award that contains a performance objective that is based on relative total shareholder return will, without any action on the part of PANW, CyberArk or the holder thereof, be cancelled in exchange for the right to receive the merger consideration in respect of each CyberArk ordinary share subject to such award immediately prior to the effective time, less applicable tax withholdings. The number of CyberArk ordinary shares subject to each CyberArk PSU award that contains a performance objective that is based on relative total shareholder return and for which any applicable performance measurement period has not been completed prior to the effective time will be determined by assuming that the applicable performance goals are achieved at the greater of the target level and the actual level of performance over the 90 calendar days ending on the day preceding the closing date. Any such applicable tax withholding will be withheld pro-rata from the cash consideration portion of such merger consideration payable in respect of such CyberArk RSU award or CyberArk PSU award, as applicable, and the stock consideration portion of such merger consideration payable in respect of such CyberArk RSU award or CyberArk PSU award, as applicable.

•

Assumed RSU Awards and PSU Awards. At the effective time, each CyberArk RSU award and each CyberArk PSU award that is outstanding immediately prior to the effective time (other than awards described in “Paid Out RSU Awards and PSU Awards” above) will, without any action on the part of PANW, CyberArk or the holder thereof, be assumed and converted into an adjusted RSU award with respect to a number of shares of PANW common stock equal to the product obtained by multiplying (i) the total number of CyberArk ordinary shares subject to the CyberArk RSU award or CyberArk PSU award, as applicable, immediately prior to the effective time (determined by assuming achievement of the applicable performance objectives for such CyberArk PSU award at the target level in the case of a CyberArk PSU award for which the applicable performance measurement period has not been completed prior to the effective time) by (ii) the equity award conversion ratio, with any fractional shares rounded down to the nearest whole number of shares. Each adjusted RSU award will otherwise be subject to the same terms and conditions, including time-based vesting and acceleration terms (except that any performance-based vesting conditions will no longer apply) and, with respect to any CyberArk equity awards that are Section 102 awards, will be issued under the same tax route (in accordance with the options tax ruling, if obtained), applicable to the corresponding CyberArk RSU award or CyberArk PSU award, as applicable, under the applicable CyberArk equity plan and the agreements evidencing grants thereunder.

PANW’s Reasons for the Merger (page 77)

PANW believes that the acquisition of CyberArk by PANW will provide significant long-term growth prospects and increased stockholder value for the surviving company.

Recommendation of the CyberArk Board and Reasons for the Merger (page 60)

The CyberArk board unanimously recommends that you vote “FOR” the merger proposal and “FOR” the 2024 share incentive plan proposal. For the factors considered by the CyberArk board in reaching this decision and additional information on the recommendation of the CyberArk board, see the section entitled “The Merger—Recommendation of the CyberArk Board and Reasons for the Merger.”

Opinion of Qatalyst Partners LP, CyberArk’s Financial Advisor (page 69)

CyberArk engaged Qatalyst Partners LP (which we refer to as “Qatalyst Partners”) to provide financial advice in connection with the proposed merger based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of our business and the industry in which we operate. At the meeting of the CyberArk board on July 30, 2025, Qatalyst Partners rendered to the CyberArk board its oral opinion, subsequently confirmed in writing, to the effect that, as of July 30, 2025 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the consideration of $45.00 in cash and 2.2005 shares of PANW common stock per CyberArk ordinary share to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of CyberArk ordinary shares (other than PANW or any affiliate of PANW), was fair, from a financial point of view, to such holders.

The full text of the written opinion of Qatalyst Partners, dated as of July 30, 2025, is attached to this proxy statement/prospectus as Annex B and is incorporated into this proxy statement/prospectus by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety.

Qatalyst Partners’ opinion was provided to the CyberArk board and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the consideration of $45.00 in cash and 2.2005 shares of PANW common stock per CyberArk ordinary share to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of CyberArk ordinary shares to such holders. It does not address any other aspect of the merger. It does not constitute a recommendation to any CyberArk shareholder as to how to vote with respect to the merger or any other matter and does not in any manner address what the value of PANW common stock actually will be when issued pursuant to the merger or the price at which the CyberArk ordinary shares will trade or otherwise be transferrable at any time.

For a description of the opinion that the CyberArk board received from Qatalyst Partners, see the section captioned “The Merger—Opinion of Qatalyst Partners LP, CyberArk’s Financial Advisor.”

Special General Meeting of CyberArk Shareholders (page 45)

Date, Time, Place and Agenda

The CyberArk special general meeting will be held at 4:00 p.m. (Israel time) on November 13, 2025, at CyberArk’s offices at 9 Hapsagot St., Park Ofer B, Petach-Tikva, Israel. The meeting is being held for the purpose of considering a proposal to approve the merger agreement, including approval of the merger, the merger consideration and all other transactions and arrangements contemplated by the merger agreement and considering a proposal to approve and ratify the CyberArk 2024 share incentive plan.

CyberArk is not aware of any other matters to be submitted at the CyberArk special general meeting other than as specified herein. If any other business is properly brought before the CyberArk special general meeting, the persons named as proxies may vote in respect thereof in accordance with the recommendation of the CyberArk board or, absent such recommendation, using their best judgment.

Record Date

CyberArk has fixed September 24, 2025 as the record date for the CyberArk special general meeting. As of September 24, 2025, there were 50,476,952 CyberArk ordinary shares issued and outstanding. Any CyberArk ordinary shares that are outstanding as of September 24, 2025, the record date, are entitled to be voted at the CyberArk special general meeting.

Required Votes

The Merger Proposal

The approval of the merger proposal requires the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon, excluding abstentions and broker non-votes.

At the CyberArk special general meeting, the fulfillment of the following condition as part of the merger proposal vote will be required: the majority vote must include a majority of CyberArk ordinary shares voted in favor of the merger proposal that are not held by a PANW affiliate.

In order for your vote to count in respect of the merger proposal, you must affirm in your proxy card or voting instruction form that you are not a PANW affiliate (by indicating “YES” in Item 1a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the merger proposal.

The 2024 Share Incentive Plan Proposal

The approval of the 2024 share incentive plan proposal requires the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes).

Voting by CyberArk Directors and Senior Management

As of September 24, 2025, the latest practicable date prior to the date of this proxy statement/prospectus, CyberArk directors and senior management of CyberArk beneficially owned, in the aggregate, approximately 0.45% of the issued and outstanding CyberArk ordinary shares. CyberArk currently expects that all of its directors and senior management will vote their shares “FOR” the merger proposal and the 2024 share incentive plan proposal. See “Security Ownership of Certain Beneficial Owners and Management of CyberArk” for more details concerning the beneficial ownership of CyberArk ordinary shares by CyberArk’s directors and senior management.

Adjournment

If a quorum is not present within half an hour from the time scheduled for the CyberArk special general meeting, the meeting will be adjourned for one week (to the same day in the next week, at the same time and place), or to a day, time and place determined by the chairman of the CyberArk special general meeting (which may be more or less than one week after the original date and time scheduled for the CyberArk special general meeting). At such adjourned meeting, the presence of any shareholder in person or by proxy (regardless of the voting power represented by his, her or its CyberArk ordinary shares) will constitute a quorum. Adjournments are further subject to certain terms in the merger agreement. For additional information, see the section entitled “The Merger Agreement—CyberArk Special General Meeting and Board Recommendation”.

Interests of CyberArk Directors and Senior Management in the Merger (page 79)

In considering the CyberArk board recommendation, CyberArk shareholders should be aware that the directors and senior management of CyberArk may have certain interests in the merger that are different from, or in addition to, the interests of CyberArk shareholders generally. The CyberArk board was aware of these interests and considered them, among other matters, in making its recommendation that CyberArk shareholders vote to approve the merger proposal. These interests include, among others, the following:

•	The accelerated vesting of certain CyberArk PSU awards held by certain CyberArk senior management members at the effective time;

•

The conversion of unvested CyberArk options into adjusted options and the conversion of CyberArk RSU awards and CyberArk PSU awards (other than those described above) into adjusted RSU awards, with accelerated vesting of such converted awards upon the senior management member’s termination of employment without cause or for good reason during the one-year period following the effective time;

•	The accelerated vesting of the CyberArk RSU awards held by the CyberArk non-employee directors at the effective time;

•	Continued director and officer indemnification and liability insurance coverage in accordance with the terms of the merger agreement; and

•	Provision of certain severance payments and benefits to CyberArk employees, including senior management members in the event of their qualifying terminations of employment.

These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “The Merger—Interests of CyberArk Directors and Senior Management in the Merger”.

Conditions to the Merger (page 114)

The respective obligations of PANW and CyberArk to consummate the merger will be subject to the satisfaction or waiver of the following conditions:

•

CyberArk Shareholder Approval—The approval of the merger agreement and the merger by the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes) (which we refer to as the “CyberArk shareholder approval”);

•

Nasdaq Listing—The approval of the shares of PANW common stock to be issued in the merger for listing on Nasdaq, subject to official notice of issuance; however, PANW will not be entitled to invoke this condition if it has not complied in all material respects with its obligations to use its reasonable best efforts to cause such shares to be approved for listing on Nasdaq;

•

Registration Statement—The effectiveness under the Securities Act of the registration statement of which this proxy statement/prospectus forms a part and the absence of any stop order or proceeding seeking a stop order;

•

Regulatory Approvals—(i) The expiration or termination of any waiting period (or extensions thereof) under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”) relating to the transactions contemplated by the merger agreement and any commitments not to close the merger before a certain date under a timing agreement entered into with any governmental entity, and (ii) the approval, expiration, termination or receipt of, as applicable, all applicable filings, registrations, waiting periods (or extensions thereof) and approvals under certain specified antitrust and foreign investment laws relating to the transactions contemplated by the merger agreement;

•	No Legal Prohibition—No governmental entity of competent jurisdiction has (i) enacted, issued or promulgated any law that is in effect as of immediately prior to the effective time or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the effective time, which, in each case, has the effect of restraining or enjoining or otherwise prohibiting the consummation of the merger; and

•

Statutory Waiting Period—At least 50 days have elapsed after the filing of the merger proposal with the Companies Registrar of the Israeli Corporations Authority (which we refer to as the “Companies Registrar”) by each of CyberArk and Merger Sub as required under the Companies Law and the rules and regulations promulgated thereunder (which we refer to as the “ICA merger proposal”) and at least 30 days have elapsed after obtaining CyberArk shareholder approval.

The obligations of PANW and Merger Sub to consummate the merger will be further subject to the satisfaction or waiver of the following conditions:

•

Accuracy of Representations and Warranties—The accuracy of representations and warranties of CyberArk in the merger agreement, subject to specified materiality standards discussed in the section entitled “The Merger Agreement—Conditions to the Merger”;

•

Compliance with Covenants—Performance and compliance in all material respects by CyberArk with the obligations, covenants and agreements required to be performed and complied with by it under the merger agreement at or prior to the closing;

•

No Material Adverse Effect—There not having occurred any material adverse effect (as defined in the section entitled “The Merger Agreement—Material Adverse Effect”) with respect to CyberArk on or after July 30, 2025 (the date of the merger agreement) and that is continuing as of immediately prior to the closing; and

•

Officer Certificate—The receipt by PANW of a certificate, dated as of the closing date, signed by the chief executive officer or chief financial officer of CyberArk, certifying that the conditions set forth in the three bullet points immediately above have been satisfied.

The obligations of CyberArk to consummate the merger will be further subject to the satisfaction or waiver of the following conditions:

•

Accuracy of Representations and Warranties—The accuracy of representations and warranties of PANW and Merger Sub in the merger agreement, subject to specified materiality standards discussed in the section entitled “The Merger Agreement—Conditions to the Merger”;

•

Compliance with Covenants—Performance and compliance in all material respects by PANW and Merger Sub with the obligations, covenants and agreements required to be performed and complied with by it under the merger agreement at or prior to the closing;

•

No Material Adverse Effect—There not having occurred any material adverse effect (as defined in the section entitled “The Merger Agreement—Material Adverse Effect”) with respect to PANW on or after July 30, 2025 (the date of the merger agreement) and that is continuing as of immediately prior to the closing; and

•

Officer Certificate—The receipt by CyberArk of a certificate, dated as of the closing date, signed by the chief executive officer or chief financial officer of PANW certifying that the conditions set forth in the three bullet points immediately above have been satisfied.

No Solicitation of Other Offers by CyberArk (page 102)

Under the terms of the merger agreement, subject to certain exceptions described below, CyberArk has agreed that, from July 30, 2025 (the date of the merger agreement) until the earlier of the effective time or the date (if any) on which the merger agreement is validly terminated pursuant to the merger agreement, CyberArk will not and will cause its subsidiaries, and its and their respective officers and directors not to, and CyberArk will use reasonable best efforts to cause its and its subsidiaries’ other representatives to not, directly or indirectly:

(a)

solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or would reasonably be expected to lead to an acquisition proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Other Offers by CyberArk”);

(b)	participate in any negotiations regarding, or furnish to any person any information relating to CyberArk or any of its subsidiaries in connection with, an actual or potential acquisition proposal;

(c)	adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any acquisition proposal;

(d)

withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to PANW, the CyberArk board’s recommendation that CyberArk shareholders approve the transactions, including the merger, and adopt the merger agreement and approve the transactions contemplated thereby (which we refer to as the “CyberArk board recommendation”), or resolve or agree to take any such action;

(e)

if an acquisition proposal has been publicly disclosed, fail to publicly and without qualification recommend against any such acquisition proposal within 10 business days after the public disclosure of such acquisition proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to PANW, such rejection of such acquisition proposal) and reaffirm the CyberArk board recommendation within such 10-business day period (or, if earlier, by the second business day prior to the CyberArk special general meeting);

(f)	fail to include the CyberArk board recommendation in this proxy statement/prospectus;

(g)

approve, or authorize, or cause or permit CyberArk or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document with respect to, or any other agreement or commitment providing for, any acquisition proposal (other than certain confidentiality agreements);

(h)

call or convene a meeting of CyberArk shareholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the transactions contemplated by the merger agreement; or

(i)	resolve, publicly propose or agree to do any of the foregoing.

We refer to each action set forth in clauses (c), (d), (e), (f), (g), (h) and (i) (to the extent clause (i) is related to the foregoing clauses (c), (d), (e), (f), (g) or (h)) above as a “change of recommendation.”

In addition, under the merger agreement, CyberArk has agreed that it will and will cause its subsidiaries, and its and their respective officers and directors to, and CyberArk will use its reasonable best efforts to cause its and its subsidiaries’ other representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any persons, or provision of any information to any persons, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal. Any material amendment, revision or change to any acquisition proposal will be deemed to be a new acquisition proposal for purposes of CyberArk’s non-solicitation obligations.

Notwithstanding the limitations described above, if CyberArk receives, prior to the CyberArk shareholder approval being obtained, an unsolicited bona fide written acquisition proposal that did not result from a breach of

CyberArk’s non-solicitation obligations, CyberArk, its subsidiaries and its representatives are permitted to contact the person or any of its representatives who has made such acquisition proposal solely to (x) clarify (and not to negotiate or engage in any discussions regarding or relating to) the material terms and conditions of such acquisition proposal so that CyberArk may inform itself about such acquisition proposal and (y) inform such person that has made such acquisition proposal of CyberArk’s non-solicitation obligations. Subject to the conditions discussed in the section entitled “The Merger Agreement—No Solicitation of Other Offers by CyberArk,” CyberArk, its subsidiaries and its representatives are permitted to furnish non-public information to such person and engage in discussions or negotiations with such person with respect to the acquisition proposal.

Change of Recommendation; Match Rights (page 105)

CyberArk Restrictions on Changes of Recommendation

Subject to certain exceptions described below, the CyberArk board may not effect a change of recommendation (as defined in the section entitled “The Merger Agreement—Change of Recommendation; Match Rights”).

Permitted Changes of Recommendation in Connection with a Superior Proposal or Intervening Event

At any time prior to the CyberArk shareholder approval being obtained:

•

the CyberArk board may make a change of recommendation (but may not terminate the merger agreement) in response to an intervening event (as defined in the section entitled “The Merger Agreement—Change of Recommendation; Match Rights”) if the CyberArk board has determined in good faith after consultation with CyberArk’s outside legal counsel and financial advisors that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law; or

•

the CyberArk board may (A) make a change of recommendation in response to, or (B) cause CyberArk to terminate the merger agreement in order to enter into a definitive agreement providing for, in each case of (A) and (B), an unsolicited acquisition proposal received after July 30, 2025 (the date of the merger agreement) that did not result from a breach of CyberArk’s non-solicitation obligations and such acquisition proposal is not withdrawn (subject to payment by CyberArk to PANW of the termination fee described under the sections entitled “The Merger Agreement—Termination Fee”), provided that, in each of (A) and (B), (1) CyberArk has complied with its non-solicitation obligations under the merger agreement and (2) the CyberArk board has determined in good faith after consultation with CyberArk’s outside legal counsel and financial advisors that such acquisition proposal constitutes a superior proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Other Offers by CyberArk”), but only if the CyberArk board has determined in good faith, after consultation with CyberArk’s outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law.

Prior to making a change of recommendation for any reason set forth above, CyberArk must provide PANW with four business days’ prior written notice advising PANW that the CyberArk board intends to effect a change of recommendation. In each case, CyberArk must cause its representatives to negotiate in good faith (to the extent PANW desires to negotiate) any proposal by PANW to amend the merger agreement in a manner that would eliminate the need for the CyberArk board to make such change of recommendation, and the CyberArk board must again make the required determination regarding both (i) such acquisition proposal constituting a superior proposal and (ii) its fiduciary duties at the end of such four-business day negotiation period (after taking into account in good faith the amendments to the merger agreement proposed by PANW).

Termination of the Merger Agreement (page 116)

Termination by PANW or CyberArk

The merger agreement may be terminated at any time before the closing by mutual written consent of PANW and CyberArk. The merger agreement may also be terminated at any time before the closing by either PANW or CyberArk, if:

•

any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement;

•

the closing has not occurred on or before July 30, 2026, subject to an automatic extension to October 30, 2026, if all of the conditions to closing, other than those related to (i) the expiration of the waiting period under the HSR Act and the approval, expiration, termination or receipt of, as applicable, all applicable filings, registrations, waiting periods (or extensions thereof) and approvals under certain other specified antitrust or foreign direct investment laws or (ii) any order or injunction prohibiting the transaction under the HSR Act or any other regulatory laws (which we refer to together as the “regulatory conditions”), have been satisfied or waived (except for those conditions which by their nature are to be satisfied at the closing, provided that such conditions will then be capable of being satisfied if the closing were to take place on such date), and further subject to the exceptions discussed in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by PANW or CyberArk”; and

•

if the CyberArk shareholders meeting, including any adjournment or postponement thereof, at which the merger proposal has been voted upon has concluded and the CyberArk shareholder approval has not been obtained.

Termination by CyberArk

The merger agreement may be terminated at any time before the closing by CyberArk if:

•

at any time prior to obtaining the CyberArk shareholder approval, CyberArk substantially concurrently enters into a definitive agreement providing for a superior proposal in accordance with the merger agreement, as long as (1) CyberArk has complied with its obligations as described under the sections entitled “The Merger Agreement—No Solicitation of Other Offers by CyberArk” and “The Merger Agreement—Change of Recommendation; Match Rights” and (2) substantially concurrently with or prior to (and as a condition to) such termination, CyberArk pays to PANW the $750 million termination fee described below; or

•	upon a PANW breach termination event (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by CyberArk”).

Termination by PANW

The merger agreement may be terminated by PANW:

•

at any time prior to obtaining the CyberArk shareholder approval, if the CyberArk board has effected a change of recommendation or CyberArk has materially breached its obligations described under the sections entitled “The Merger Agreement—No Solicitation of Other Offers by CyberArk” or “The Merger Agreement—Change of Recommendation; Match Rights”; or

•	upon a CyberArk breach termination event (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by PANW”).

Termination Fee (page 118)

CyberArk Termination Fee

The merger agreement provides that CyberArk will pay or cause to be paid to PANW a termination fee of $750 million (which we refer to as the “CyberArk termination fee”) if all of the following occurs:

•

(1)(a) PANW or CyberArk terminates the merger agreement as a result of (x) the closing having not occurred on or before the outside date or (y) the CyberArk shareholder approval having not been obtained, or (b) PANW terminates the merger agreement as a result of breach, failure to perform or violation of the merger agreement by CyberArk that (except for a breach of CyberArk’s non-solicitation obligations) first occurred following the making of an acquisition proposal of the type described in (2);

•

(2) after July 30, 2025 (the date of the merger agreement) and prior to the date of the termination (or prior the CyberArk special general meeting in the case of a termination as a result of the CyberArk shareholder approval having not been obtained), a bona fide acquisition proposal has been publicly disclosed or otherwise made known to the CyberArk board or management and in each case is not withdrawn (publicly, if publicly disclosed) at least three business days prior to the earlier of the date of the CyberArk special general meeting (in the case of termination as a result of CyberArk shareholder approval having not been obtained), the date of such termination (in the case of termination as a result of the closing having not occurred on or before the outside date) or the date of the applicable breach (in the case of termination as a result of a CyberArk breach termination event); and

•	(3) within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement providing for an acquisition proposal is entered into.

In addition, the merger agreement requires CyberArk to pay or cause to be paid to PANW the CyberArk termination fee if any of the following occurs:

•

(1) PANW terminates the merger agreement because the CyberArk board has effected a change of recommendation or CyberArk has materially breached its obligations described under the sections entitled “The Merger Agreement—No Solicitation of Other Offers by CyberArk” or “The Merger Agreement—Change of Recommendation; Match Rights”;

•

(2) CyberArk terminates the merger agreement because the closing has not occurred on or before the outside date, at a time when PANW would be permitted to terminate the merger agreement because the CyberArk board has effected a change of recommendation or CyberArk has materially breached its obligations described under the sections entitled “The Merger Agreement—No Solicitation of Other Offers by CyberArk” or “The Merger Agreement—Change of Recommendation; Match Rights;” or

•	(3) CyberArk terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal.

In no event will CyberArk be required to pay the CyberArk termination fee on more than one occasion.

PANW Termination Fee

The merger agreement provides that PANW will pay or cause to be paid to CyberArk a termination fee of $1 billion (which we refer to as the “PANW termination fee”) if PANW or CyberArk terminate the merger agreement as a result of (A) the closing having not occurred on or before the outside date or (B) any governmental entity of competent jurisdiction having issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, in respect of a regulatory law, and in each case, at the time of such termination, all of PANW’s conditions to closing, other than the regulatory conditions, have been satisfied or waived (except for those conditions which by their nature are to be satisfied at the closing, provided that such conditions would be satisfied if the closing were to take place on such date).

In no event will PANW be required to pay the PANW termination fee on more than one occasion.

HSR and Other Regulatory Approvals (page 109)

The completion of the merger is subject to the expiration or termination of the applicable waiting periods under the HSR Act and the obtaining of any required pre-closing approvals, consents, waivers or clearances under certain specified antitrust and foreign investment laws. These requirements are discussed under “The Merger—Regulatory Approvals.”

For additional information, see the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals.”

Financing of the Merger (page 84)

PANW anticipates that the funds needed to complete the transactions contemplated by the merger agreement will be derived from available cash on hand. PANW’s obligation to complete the merger is not conditioned upon the receipt of any financing.

Material U.S. Federal Income Tax Consequences of the Merger (page 121)

The exchange of CyberArk ordinary shares for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, subject to the discussion below regarding potential dividend treatment of the cash consideration, for U.S. federal income tax purposes, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives the merger consideration in exchange for that U.S. holder’s CyberArk ordinary shares will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the cash (including cash in lieu of any fractional share of PANW common stock) and the fair market value of the PANW common stock received by that U.S. holder in the merger and (ii) that U.S. holder’s adjusted tax basis in the CyberArk ordinary shares exchanged therefor. With respect to a CyberArk shareholder that is a non-U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”), subject to the discussion below regarding potential withholding, the exchange of CyberArk ordinary shares for the merger consideration pursuant to the merger generally will not result in tax to that non-U.S. holder under U.S. federal income tax laws unless that non-U.S. holder has certain connections with the United States.

In certain circumstances, a holder of CyberArk ordinary shares could be treated as receiving a dividend in an amount up to the cash consideration received by that holder in the merger. In light of such potential treatment, a non-U.S. holder of CyberArk ordinary shares may be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to the cash consideration received in the merger.

For a more detailed description of the U.S. federal income tax consequences of the merger, please see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

Each CyberArk shareholder should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and should consult his, her or its tax advisor with respect to the particular U.S. federal, state, local and non-U.S. tax consequences of the merger to such holder.

Material Israeli Income Tax Consequences of the Merger (page 127)

The exchange of CyberArk ordinary shares for the merger consideration pursuant to the merger will generally be a taxable event under Israeli tax law. In general, the disposition of shares of an Israeli company is treated as a sale of an asset and may be subject to Israeli capital gains tax, unless a specific exemption applies under Israeli law or an applicable tax treaty. Certain exemptions may be available to non-Israeli shareholders, under Israeli law or under the tax treaty between the United States and Israel, subject to specific conditions and the receipt of a valid certificate from the Israel Tax Authority. Shareholders who do not qualify for an exemption may be subject to Israeli capital gains tax on the disposition of their CyberArk ordinary shares in the merger. In addition, PANW and CyberArk have agreed to apply for certain tax rulings from the Israel Tax Authority regarding the merger, including rulings related to the deferral of capital gain for Israeli shareholders and withholding of Israeli tax from the merger consideration, with the aim of obtaining exemptions from Israeli tax withholding where possible. There can be no assurance that any such tax rulings will be granted or that they will be granted under the conditions requested. If a relevant tax ruling is not obtained, the exchange agent may be required to withhold Israeli tax from the merger consideration, whether or not a particular CyberArk shareholder is actually subject to Israeli capital gains tax in connection with the merger, unless a valid certificate from the Israel Tax Authority providing for an exemption or reduction is provided. For a more detailed description of the Israeli income tax consequences of the merger, please see the section entitled “Material Israeli Income Tax Consequences of the Merger.”

This proxy statement/prospectus contains a general discussion of the material Israeli income tax consequences of the merger and the ownership and disposition of PANW common stock received in the merger. You should consult your own tax advisors regarding the particular Israeli income tax consequences to you of the merger and of the ownership and disposition of PANW common stock received in the merger in light of your particular circumstances, as well as the particular tax consequences to you under any other tax laws.

Comparison of Stockholders’ Rights (page 133)

The rights of CyberArk shareholders who receive shares of PANW common stock in the merger will be governed by the restated certificate of incorporation of PANW, as amended (which we refer to as the “PANW charter”), and the amended and restated bylaws of PANW (which we refer to as the “PANW bylaws”), which are both governed by Delaware law, rather than by the CyberArk articles of association, which are governed by Israeli law. Accordingly, CyberArk shareholders will have different rights once they become PANW stockholders due to the differences in the organizational documents of CyberArk and PANW and the differences between Israeli and Delaware law. Certain differences are described in the section entitled “Comparison of Stockholders’ Rights.”

No Appraisal Rights in the Merger (page 142)

Under Israeli law, holders of CyberArk ordinary shares are not entitled to statutory appraisal rights in connection with the merger.

Listing of PANW Common Stock; Delisting and Deregistration of CyberArk ordinary shares (page 83)

If the merger is completed, the shares of PANW common stock to be issued in the merger will be listed for trading on Nasdaq, CyberArk ordinary shares will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and CyberArk will no longer be required to file periodic reports with the SEC pursuant to the Exchange Act.

Comparative Market Price Data

The following table sets forth the closing sales prices per share of PANW and CyberArk, respectively, on Nasdaq on July 28, 2025, the last trading day prior to the publication of media reports regarding the merger, on

July 29, 2025, the last trading day prior to the public announcement of the merger, and on September 24, 2025, the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration proposed for each PANW ordinary share as of the same two dates. The implied value for the merger consideration was calculated by adding $45.00 for each CyberArk ordinary share to the product of the closing sales price of a share of PANW common stock on the relevant date multiplied by 2.2005 shares of PANW common stock per CyberArk ordinary share.

The value of the merger consideration to be received in exchange for each CyberArk ordinary share will fluctuate with the market value of PANW common stock until the merger is complete.

	CyberArk Ordinary Share	PANW Common Stock	Implied per Share Value of Merger Consideration
July 28, 2025	$382.91	$204.50	$495.00
July 29, 2025	$434.48	$193.84	$471.54
September 24, 2025	$475.19	$200.70	$486.64

RISK FACTORS

In addition to the other information contained in or incorporated by reference herein, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” CyberArk shareholders should carefully consider the following risks before deciding how to vote with respect to the merger proposal and 2024 share incentive plan proposal to be considered and voted on at the CyberArk special general meeting, together with general investment risks and all of the other information included in, or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties. Please read the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The risks described below are certain material risks, although not the only risks, relating to the transactions contemplated by the merger agreement and each of PANW, CyberArk and the surviving company in relation to the merger. The risks described below are not the only risks that PANW or CyberArk currently face or that PANW or the surviving company will face after the completion of the merger. Additional risks and uncertainties not currently known or that are currently expected to be immaterial may also materially and adversely affect the business, financial condition and results of operations of PANW or the surviving company, or the market price of PANW common stock following the completion of the merger.

If any of the following risks and uncertainties develop into actual events, these events could have a material adverse effect on the business, financial condition and results of operations of PANW, CyberArk and/or the surviving company. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risk Factors Relating to the Merger

The merger consideration is fixed. Because the market price of PANW common stock may fluctuate, CyberArk shareholders cannot be sure of the market value of the stock consideration they will receive in exchange for their CyberArk ordinary shares in connection with the transactions.

In connection with the merger, each CyberArk ordinary share issued and outstanding immediately prior to the effective time (other than any excluded shares, as defined in the section entitled “The Merger Agreement—Merger Consideration”) will be converted into the right to receive (a) 2.2005 shares of PANW common stock and (b) $45.00 in cash, without interest. Accordingly, the market value of the stock consideration that you will receive will vary based on the price of PANW common stock at the time you receive the merger consideration. The market price of PANW common stock may decline after the date of this document, after the closing of the merger and/or after you exchange your shares.

A decline in the market price of PANW common stock could result from a variety of factors beyond PANW’s control, including, among other things, the possibility that PANW may not achieve the expected benefits of the acquisition of CyberArk as rapidly or to the extent anticipated, the possibility that CyberArk’s business may not perform as anticipated following the closing, the effect of PANW’s acquisition of CyberArk on PANW’s financial results may not meet the expectations of PANW, financial analysts or investors, or the addition and integration of CyberArk’s business may be unsuccessful, or may take longer or be more disruptive than anticipated, as well as numerous factors affecting PANW and its businesses that are unrelated to CyberArk.

If the merger is completed, there will be a lapse of time between each of the date of this proxy statement/prospectus, the date on which CyberArk shareholders vote to approve the CyberArk merger proposal at the CyberArk special general meeting, and the date on which CyberArk shareholders entitled to receive the merger consideration actually receive the merger consideration. The market value of shares of PANW common stock may decline during and after these periods as a result of a variety of factors, and consequently, at the time CyberArk shareholders must decide whether to approve the merger proposal, they will not know the actual market value of any merger consideration they will receive when the merger is completed. The actual value of any merger consideration received by CyberArk shareholders at the completion of the merger will depend on the market value of the shares of PANW common stock at that time.

You are urged to obtain current market quotations for CyberArk ordinary shares and for shares of PANW common stock.

If the merger is completed, CyberArk shareholders will receive PANW shares as part of the merger consideration and will accordingly become PANW stockholders. PANW common stock may be affected by different factors than those that affect CyberArk ordinary shares, and PANW stockholders will have different rights than CyberArk shareholders.

Upon consummation of the transactions, CyberArk shareholders will receive PANW shares as part of the merger consideration and will accordingly become PANW stockholders. PANW’s business differs from that of CyberArk, and PANW’s results of operations and stock price may be adversely affected by factors different from those that would affect CyberArk’s results of operations and stock price. Following the completion of the merger, CyberArk will be part of a larger company, so decisions affecting CyberArk may be made in respect of the larger combined business as a whole rather than the CyberArk business individually. For a discussion of the businesses of PANW and CyberArk and of some important factors to consider in connection with those businesses, see the section entitled “Information About the Companies” and the documents incorporated by reference in the section entitled “Where You Can Find More Information,” including, in particular, in the sections entitled “Risk Factors” in PANW’s Annual Report on Form 10-K for the year ended July 31, 2025 and CyberArk’s Annual Report on Form 20-F for the year ended December 31, 2024 and Reports of Foreign Private Issuer on Form 6-K.

In addition, holders of shares of PANW common stock will have rights as PANW stockholders that differ from the rights they had as CyberArk shareholders before the transactions. For a comparison of the rights of PANW stockholders to the rights of CyberArk shareholders, see the section entitled “Comparison of Stockholders’ Rights.”

CyberArk shareholders will be forfeiting all rights with respect to their CyberArk ordinary shares other than the right to receive the merger consideration, including the right to participate directly in any earnings or future growth of CyberArk.

If the merger is completed, CyberArk shareholders will cease to have any equity interest in CyberArk and will not participate in its earnings or any future growth, except indirectly through ownership of shares of PANW common stock received as part of the merger consideration.

CyberArk directors and senior management potentially have interests in the transactions that differ from, or are in addition to, the interests of CyberArk shareholders generally.

You should be aware that some of the directors and senior management of CyberArk may be deemed to have interests in the merger that are different from, or in addition to, your interests as a CyberArk shareholder. These interests may include, among others, agreements that senior management have entered into with CyberArk that provide for the acceleration of CyberArk equity awards upon the occurrence of a change in control or in the event of a qualifying termination of employment within a specified period following a change of control of CyberArk, payments of severance benefits under CyberArk’s severance arrangements with senior management, and certain indemnification obligations. For additional information, see the sections entitled “The Merger—Interests of CyberArk Directors and Senior Management in the Merger” and “The Merger Agreement—Employee Matters.”

As of September 1, 2025, CyberArk directors, senior management, and their respective affiliates, as a group, beneficially held and were entitled to vote 217,990 CyberArk ordinary shares, representing 0.4% of the voting power of CyberArk ordinary shares.

CyberArk shareholders will have a reduced ownership and voting interest in PANW as compared to their ownership and voting interest in CyberArk and will exercise less influence over management.

Currently, CyberArk shareholders have the right to vote in the election of the CyberArk board and the power to approve or reject any matters requiring shareholder approval under Israeli law and the CyberArk articles of association. Upon completion of the merger, each CyberArk shareholder who receives shares of PANW common stock in the merger will become a stockholder of PANW with a percentage ownership of PANW that is smaller than the CyberArk shareholder’s current percentage ownership of CyberArk. Based on the number of issued and outstanding shares of PANW common stock and CyberArk ordinary shares as of September 24, 2025 and the exchange ratio of 2.2005, after the merger CyberArk shareholders are expected to become owners of approximately 14.1% of the outstanding shares of PANW common stock, without giving effect to any shares of PANW common stock held by CyberArk shareholders prior to the completion of the merger and disregarding stock options, restricted stock units and other equity awards or rights to acquire shares that may be issued by PANW or CyberArk pursuant to any employee stock plan.

Consequently, even if all former CyberArk shareholders voted together on all matters presented to PANW stockholders from time to time, the former CyberArk shareholders would exercise significantly less influence over PANW after the completion of the merger relative to their influence over CyberArk prior to the completion of the merger, and thus would have a less significant impact on the approval or rejection of future PANW proposals submitted to a stockholder vote.

The issuance of shares in connection with the merger will cause dilution to existing PANW stockholders, which could have the effect of depressing the market price of PANW common stock.

In connection with the completion of the merger, based on the number of issued and outstanding CyberArk ordinary shares as of September 24, 2025, and the number of outstanding CyberArk equity awards currently estimated to be payable in PANW common stock at the closing of the merger, PANW will issue approximately 111,325,436 shares of PANW common stock. The issuance of these new shares of PANW common stock will cause dilution to current PANW stockholders and could have the effect of depressing the market price of PANW common stock.

PANW and CyberArk will incur significant transaction and merger-related costs in connection with the merger, which may be in excess of those currently anticipated by PANW or CyberArk.

Each of PANW and CyberArk has incurred and expects to continue to incur a number of non-recurring costs associated with negotiating and completing the merger, combining the operations of the two companies and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. The substantial majority of non-recurring expenses will consist of transaction costs related to the merger and include, among others, employee retention costs, fees paid to financial, legal and accounting advisors, severance and benefit costs, proxy solicitation costs and filing fees.

PANW and CyberArk will also incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. PANW and CyberArk will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the merger and the integration of the two companies’ businesses. Although PANW and CyberArk each expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow PANW and CyberArk to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. For additional information, see the risk factor entitled “The integration of CyberArk into PANW may not be as successful as anticipated” below.

The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the financial condition and operating results of PANW following the completion of the merger.

Many of these costs will be borne by PANW or CyberArk even if the merger is not completed.

Litigation relating to the merger, if any, could result in an injunction preventing the completion of the merger and/or the incurrence of substantial costs to PANW and CyberArk.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements like the merger agreement. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. This risk increases if a U.S. court determines that the forum selection clause in CyberArk’s articles of association is unenforceable in a lawsuit involving Israeli law claims, as this could lead to such claims being litigated in U.S. courts, substantially increasing the costs and complexity of the proceedings. An adverse judgment could result in monetary damages, which could have a negative impact on PANW’s and CyberArk’s respective liquidity and financial condition. Lawsuits that may be brought against PANW, CyberArk or their respective directors could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the merger agreement already implemented and to otherwise enjoin the parties from consummating the merger. One of the conditions to the closing of the merger is the absence of any law or order restraining, enjoining, or otherwise prohibiting the consummation of the merger. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the merger, that injunction may delay or prevent the merger from being completed within the expected time frame or at all, which may adversely affect PANW’s and CyberArk’s respective business, financial position and results of operations.

There can be no assurance that any of the defendants will be successful in the outcome of any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect PANW’s or CyberArk’s business, financial condition, results of operations and cash flows.

The opinion of CyberArk’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

CyberArk has received an opinion from Qatalyst Partners in connection with the signing of the merger agreement, but has not obtained an updated opinion from Qatalyst Partners as of the date of this proxy statement/prospectus. Changes in the operations and prospects of PANW or CyberArk, general market and economic conditions and other factors that may or may not be beyond the control of PANW or CyberArk, and on which CyberArk’s financial advisor’s opinion is based, may significantly alter the value of PANW or CyberArk or the prices of the shares of PANW common stock or of CyberArk ordinary shares by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because CyberArk does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration, from a financial point of view at the time the merger is completed. The CyberArk board’s recommendation is that CyberArk shareholders vote “FOR” approval of the merger proposal and the 2024 share incentive plan proposal.

For a description of the opinion that CyberArk received from its financial advisor, see the section entitled “The Merger—Opinion of Qatalyst Partners LP, CyberArk’s Financial Advisor.” A copy of the opinion of Qatalyst Partners, CyberArk’s financial advisor, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein in its entirety.

The merger agreement limits CyberArk’s ability to pursue alternatives to the merger, may discourage certain other companies from making favorable alternative transaction proposals and, in specified circumstances, could require CyberArk to pay PANW a termination fee.

The merger agreement contains provisions that may discourage a third party from submitting an acquisition proposal to CyberArk that might result in greater value to CyberArk’s shareholders than the merger, or may result in a potential competing acquirer of CyberArk proposing to pay a lower per share price to acquire CyberArk than it might otherwise have proposed to pay. These provisions include a general prohibition on

CyberArk from soliciting or, subject to certain exceptions relating to the exercise of fiduciary duties by the CyberArk board, entering into discussions with any third party regarding any acquisition proposal for CyberArk or offer for a competing transaction. Further, even if the CyberArk board withholds, withdraws, qualifies or modifies its recommendation with respect to the merger proposal, unless the merger agreement has been terminated in accordance with its terms, CyberArk will still have an obligation to submit the merger proposal to a vote by its shareholders.

The merger agreement further provides that under specified circumstances, including after a change of recommendation by the CyberArk board and a subsequent termination of the merger agreement by PANW in accordance with its terms, CyberArk may be required to pay PANW a cash termination fee of $750 million. For additional information, see the sections entitled “The Merger Agreement—No Solicitation of Other Offers by CyberArk,” “The Merger Agreement—Change of Recommendation; Match Rights” and “The Merger Agreement—Termination of the Merger Agreement.”

Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the merger.

The merger is subject to a number of conditions to closing as specified in the merger agreement. These closing conditions include, among others, (i) the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part registering the issuance of shares of PANW common stock to CyberArk shareholders in connection with the merger and the absence of any stop order or proceedings seeking a stop order; (ii) obtaining the requisite CyberArk shareholder approval in connection with the merger; (iii) the expiration or termination of any waiting period (or extensions thereof) under the HSR Act relating to the transactions contemplated by the merger agreement and the approval, expiration, termination or receipt of, as applicable, all applicable filing, registrations, waiting periods (or extensions thereof) and approvals under certain specified antitrust and foreign investment laws relating to the transactions contemplated by the merger agreement; (iv) approval for listing on Nasdaq of the shares of PANW common stock to be issued in connection with the merger; and (v) the absence of governmental restraints or prohibitions preventing the consummation of the merger. Governmental authorities may impose conditions on the completion of the merger or require changes to the terms of the merger agreement or other agreements to be entered into in connection with the merger agreement. Under the terms of the merger agreement, PANW and CyberArk are not required to dispose of any business or portion of the business of PANW or CyberArk, respectively, or any of their respective subsidiaries or otherwise agree to any structural remedy required by any governmental authority in connection with any regulatory approval or otherwise conduct, restrict or operate the business or any portion of the business of PANW or CyberArk, respectively, or any of their respective subsidiaries in connection with any regulatory approval (subject to certain exceptions as provided in merger agreement). The obligation of each of PANW and CyberArk to complete the merger is also conditioned on, among other things, the accuracy of the representations and warranties made by the other party on the date of the merger agreement and on the closing date (subject to certain materiality and material adverse effect qualifiers), and the performance by the other party in all material respects of its obligations under the merger agreement.

No assurance can be given that the required CyberArk shareholder approval and governmental and regulatory consents and approvals will be obtained or that the required conditions to closing will be satisfied. If all required consents and approvals are obtained and the required conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the merger could cause the surviving company not to realize, or to be delayed in realizing, some or all of the benefits that PANW and CyberArk expect to achieve if the merger were to be successfully completed within its expected time frame. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to the Merger.”

The merger may not be completed on a timely basis, or at all, and the merger agreement may be terminated in accordance with its terms.

The merger is subject to a number of conditions that must be satisfied or waived prior to the closing, which are described in the section entitled “The Merger Agreement—Conditions to the Merger.” These conditions to the closing may not be satisfied or waived in a timely manner or at all, and, accordingly, the merger may be delayed or may not be completed.

In addition, if the closing has not occurred on or before the outside date, either PANW or CyberArk may choose not to proceed with the merger by terminating the merger agreement, and the parties can mutually decide to terminate the merger agreement at any time, before or after CyberArk shareholder approval. In addition, PANW and CyberArk may elect to terminate the merger agreement in certain other circumstances as further detailed in the section entitled “The Merger Agreement—Termination of the Merger Agreement.”

Until the completion of the merger or the termination of the merger agreement pursuant to its terms, PANW and CyberArk are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to PANW, CyberArk and/or their respective security holders.

From and after the date of the merger agreement and prior to the completion of the merger or the termination of the merger agreement pursuant to its terms, the merger agreement restricts PANW and CyberArk from taking specified actions without the consent of the other party and requires that each party use its reasonable best efforts to conduct its business in all material respects in the ordinary course. These restrictions may prevent PANW or CyberArk, as applicable, from taking actions during the pendency of the merger that would have been beneficial. Adverse effects arising from these restrictions during the pendency of the merger could be exacerbated by any delays in the completion of the merger or termination of the merger agreement. See the section entitled “The Merger Agreement—Conduct of Business Before Completion of the Merger.”

PANW and CyberArk may waive one or more conditions set forth in the merger agreement without resoliciting the approval of CyberArk shareholders.

Certain conditions to PANW’s and CyberArk’s obligations to complete the merger and the other transactions contemplated by the merger agreement may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by mutual agreement of PANW and CyberArk. Any such waiver may not require resolicitation of CyberArk shareholders, in which case the parties will have the discretion to complete the merger and the other transactions contemplated by the merger agreement without seeking further approval of CyberArk shareholders.

CyberArk shareholders will not be entitled to appraisal rights in the merger.

Appraisal rights, which are also sometimes known as dissenters’ rights, are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the company pay the fair value for their shares as determined immediately prior to the effective time of the merger in cash, instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under Israeli law, holders of CyberArk ordinary shares are not entitled to statutory appraisal rights in connection with the merger.

Failure to complete the merger could negatively impact the price of shares of PANW common stock and the price of CyberArk ordinary shares, as well as PANW’s and CyberArk’s respective future businesses and financial results.

The merger agreement contains a number of conditions that must be satisfied or waived prior to the completion of the merger, which are described in the section entitled “The Merger Agreement—Conditions to the Merger.” There can be no assurance that all of the conditions to the merger will be satisfied or waived. If these conditions are not satisfied or waived, PANW and CyberArk will be unable to complete the merger.

If the merger is not completed for any reason, including the failure to receive the CyberArk shareholder approval, PANW’s and CyberArk’s respective businesses and financial results may be adversely affected, including as follows:

•	PANW and CyberArk may experience negative reactions from the financial markets, including negative impacts on the market price of PANW common stock and CyberArk ordinary shares;

•

the manner in which industry contacts, business partners and other third parties perceive PANW and CyberArk may be negatively impacted, which in turn could affect PANW’s and CyberArk’s marketing operations or their ability to compete for new business or obtain renewals in the marketplace more broadly;

•	PANW and CyberArk will or may incur substantial transaction fees and other costs that will be unable to be recouped;

•	PANW and CyberArk may experience negative reactions from employees; and

•

PANW and CyberArk will have expended time and resources that could otherwise have been spent on PANW’s and CyberArk’s existing businesses and the pursuit of other opportunities that could have been beneficial to each company, and PANW’s and CyberArk’s ongoing business and financial results may be adversely affected.

In addition to the above risks, if the merger agreement is terminated and either party’s board seeks an alternative transaction, such party’s stockholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the merger.

Completion of the merger may trigger change-in-control or other provisions in certain agreements to which CyberArk is a party.

The completion of the merger may trigger change-in-control or other provisions in certain agreements to which CyberArk is a party. If PANW and CyberArk are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if PANW and CyberArk are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to CyberArk.

Risk Factors Relating to PANW and the Surviving Company

The integration of CyberArk into PANW may not be as successful as anticipated.

The merger involves numerous operational, strategic, financial, accounting, legal, tax and other risks, potential liabilities associated with the acquired businesses, and uncertainties related to design, operation and integration of CyberArk’s internal control over financial reporting. Difficulties in integrating CyberArk into PANW may result in CyberArk performing differently than expected, in operational challenges or in the failure to realize anticipated expense-related efficiencies. PANW’s and CyberArk’s existing businesses could also be negatively impacted by the merger. Potential difficulties that may be encountered in the integration process include, among other factors:

•	the inability to successfully integrate CyberArk into PANW in a manner that permits PANW to achieve the full revenue and cost savings anticipated from the merger;

•	complexities associated with managing the larger, more complex, integrated business;

•	not realizing anticipated operating synergies;

•	integrating personnel from the two companies and the loss of key employees;

•	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the merger;

•	integrating relationships with industry contacts and business partners;

•	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the merger and integrating CyberArk’s operations into PANW; and

•	the disruption of, or the loss of momentum in, each company’s ongoing business or inconsistencies in standards, controls, procedures and policies.

PANW may fail to realize all of the anticipated benefits of the merger, or those benefits may take longer to realize than expected.

PANW believes that there are significant benefits and synergies that may be realized through leveraging the products, scale and combined enterprise customer bases of PANW and CyberArk. However, the efforts to realize these benefits and synergies will be a complex process and may disrupt both companies’ existing operations if not implemented in a timely and efficient manner. The full benefits of the transactions contemplated by the merger agreement, including the anticipated sales or growth opportunities, may not be realized as expected or may not be achieved within the anticipated time frame, or at all. Failure to achieve the anticipated benefits of the merger could adversely affect PANW’s results of operations or cash flows, cause dilution to the earnings per share of PANW, decrease or delay any accretive effect of the merger and negatively impact the price of PANW common stock.

Following completion of the merger, PANW’s success will depend, in part, on its ability to manage its expansion, which poses numerous risks and uncertainties, including the need to integrate the operations and business of CyberArk into its existing business in an efficient and timely manner, to combine systems and management controls and to integrate relationships with industry contacts and business partners.

In addition, PANW and CyberArk will be required to devote significant attention and resources prior to closing to prepare for the post-closing integration and operation of the surviving company, and PANW will be required post-closing to devote significant attention and resources to successfully align the business practices and operations of PANW and CyberArk. This process may disrupt the businesses and, if ineffective, would limit the anticipated benefits of the merger.

PANW and CyberArk will incur direct and indirect costs as a result of the merger.

PANW and CyberArk will incur substantial expenses in connection with and as a result of completing the merger, and, following the completion of the merger, PANW expects to incur additional expenses in connection with combining the businesses and operations of PANW and CyberArk. Factors beyond PANW’s control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately. Moreover, diversion of management focus and resources from the day-to-day operation of the business to matters relating to the transactions could adversely affect each company’s business, regardless of whether the merger is completed.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees, which could adversely affect the future business and operations of the surviving company.

PANW and CyberArk are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. Each company’s success until the merger and the surviving company’s success after the merger will depend in part upon the ability of PANW and CyberArk to retain key management personnel and other key employees. Current and prospective employees of PANW and CyberArk may experience uncertainty about their roles within the surviving company following the merger, which may have an adverse effect on the ability of each of PANW and CyberArk to attract or retain key management and other key personnel. Accordingly, no assurance can be given that the surviving company will be able to attract or retain key management personnel and other key employees of PANW and CyberArk to the same extent that PANW and CyberArk have previously been able to attract or retain their own employees.

Sales of substantial amounts of PANW common stock in the open market by former CyberArk shareholders could depress its stock price.

Shares of PANW common stock that are issued to CyberArk shareholders, including those shares issued upon the exercise of outstanding stock options or restricted stock units, will be freely tradable without restrictions or further registration under the Securities Act. If the merger is completed and if former CyberArk shareholders and CyberArk employees sell substantial amounts of PANW common stock in the public market following consummation of the merger, the market price of PANW common stock may decrease.

PANW’s and CyberArk’s business relationships may be subject to disruption due to uncertainty associated with the merger.

Parties with which PANW or CyberArk do business may experience uncertainty associated with the merger, including with respect to current or future business relationships with PANW or CyberArk. PANW’s and CyberArk’s business relationships may be subject to disruption as parties with which PANW or CyberArk do business may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than PANW or CyberArk. These disruptions could have a material adverse effect on the businesses, financial condition, results of operations or prospects of each company, including an adverse effect on PANW’s ability to realize the anticipated benefits of the merger. The risk, and adverse effect, of such disruptions could be exacerbated by a delay in completion of the merger or termination of the merger agreement.

After the merger is completed, CyberArk shareholders will become stockholders of a Delaware corporation and have their rights as stockholders governed by PANW’s organizational documents and Delaware law.

The rights of CyberArk shareholders are currently governed by CyberArk’s organizational documents and Israeli law. Upon consummation of the merger, CyberArk shareholders will receive PANW common stock that will be governed by PANW’s organizational documents and Delaware law. Accordingly, there will be differences between the rights currently enjoyed by CyberArk shareholders and the rights of CyberArk shareholders post-merger. For a detailed discussion of certain differences between rights as a CyberArk shareholder and rights as a PANW stockholder, see the section entitled “Comparison of Stockholders’ Rights.”

CyberArk shareholders may be subject to Israeli capital gains tax in connection with the merger and, absent receipt of a ruling or exemption, will generally be subject to Israeli tax withholding on the merger consideration.

Israeli residents holding CyberArk ordinary shares may be subject to Israeli capital gains tax in connection with the merger. Non-Israeli residents are generally exempt from Israeli capital gains tax under certain conditions (for example, if the capital gain is not allocable to a permanent establishment that the non-Israeli resident shareholder maintains in Israel). Absent receipt of a tax ruling or exemption, all CyberArk shareholders will generally be subject to Israeli tax withholding on the merger consideration. For a more detailed description of the Israeli tax consequences of the merger to holders of CyberArk ordinary shares, please see the section entitled “Material Israeli Tax Income Consequences of the Merger”.

Risks Related to PANW’s Business

You should read and consider the risk factors specific to PANW’s business that will also affect the surviving company after the closing of the merger. These risks are described in PANW’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025, which are incorporated by reference into this document, and in other documents that are incorporated by reference into this document. For additional information, see the section entitled “Where You Can Find More Information.”

Risks Related to CyberArk’s Business

You should read and consider the risk factors specific to CyberArk’s business that will also affect the surviving company after the closing of the merger. These risks are described in CyberArk’s Annual Report on Form 20-F for the year ended December 31, 2024 and its Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference into this document, and in other documents that are incorporated by reference into this document. For additional information, see the section entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, and the documents to which CyberArk and PANW refer you in this proxy statement/prospectus, as well as oral statements made or to be made by CyberArk and PANW, may include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical or current facts, including, without limitation, statements regarding the benefits of the merger, statements related to the expected timing of the completion of the merger, PANW or CyberArk plans, objectives, expectations and intentions, and other statements that are not historical facts, made in this proxy statement/prospectus are forward-looking. This proxy statement/prospectus uses words such as “anticipates,” “believes,” “continue,” “estimate,” “expects,” “future,” “intends,” “may,” “plan,” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. There are a significant number of factors that could cause actual results to differ materially from forward-looking statements made or implied in this proxy statement/prospectus, including:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	PANW’s ability to successfully integrate CyberArk’s businesses and technologies;

•	the risk that the expected benefits and synergies of the merger may not be fully achieved in a timely manner, or at all;

•	the risk that PANW or CyberArk will be unable to retain and hire key personnel;

•	the risk associated with CyberArk’s ability to obtain CyberArk shareholder approval;

•	the risk that the conditions to the merger are not satisfied on a timely basis, or at all, or the failure of the merger to close for any other reason or to close on the anticipated terms;

•

the risk that any regulatory approval, consent or authorization that may be required for the merger is not obtained or is obtained subject to conditions that are not anticipated or that could adversely affect the expected benefits of the transactions;

•	the impact of new accounting pronouncements and tax laws;

•	significant and/or unanticipated difficulties, liabilities or expenditures relating to the transactions contemplated by the merger agreement;

•	the effect of the announcement, pendency or completion of the merger on the parties’ business relationships and business operations generally;

•	the effect of the announcement or pendency of the merger on the parties’ common or ordinary share prices and uncertainty as to the long-term value of PANW’s or CyberArk’s common or ordinary shares;

•	risks related to disruption of management time from ongoing business operations due to the merger;

•	the outcome of any legal proceedings that may be instituted against PANW, CyberArk or their respective directors;

•	the effects of litigation or regulatory developments involving PANW or CyberArk or affecting their industry;

•

developments and changes in general or worldwide market, geopolitical, economic, and business conditions, including but not limited to hostilities in Israel and the surrounding regions, inflation, tariff rates, interest rate levels, public or administration policies, trade regulations, trade policy, growth rates and other conditions;

•	failure of PANW’s platformization product offerings;

•	failure to achieve the expected benefits of PANW’s strategic partnerships and acquisitions;

•	changes in the fair value of PANW’s contingent consideration liability associated with acquisitions;

•	risks associated with managing PANW’s growth;

•	risks associated with new product, subscription and support offerings, including product offerings that leverage AI;

•

shifts in priorities or delays in the development or release of new product or subscription or other offerings, or the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings;

•	failure of PANW’s or CyberArk’s business strategies;

•	the status of and changes in the cybersecurity landscape, including rapidly evolving technological developments in the market for security products, subscriptions and support offerings;

•	defects, errors, or vulnerabilities in PANW’s or CyberArk’s products, subscriptions or support offerings;

•	customers’ purchasing decisions and the length of sales cycles;

•	competition;

•	the ability to attract and retain new customers;

•	the ability to acquire and integrate other companies, products, or technologies in a successful manner; and

•	PANW’s share repurchase program, which may not be fully consummated or enhance stockholder value, and any share repurchases which could affect the price of its common stock.

All of the forward-looking statements PANW and CyberArk make in this proxy statement/prospectus are qualified by the information contained or incorporated by reference herein, including the information contained in this section and the information detailed in PANW’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025, Current Reports on Form 8-K and other filings PANW makes with the SEC, which are incorporated herein by reference, and in CyberArk’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, Reports of Foreign Private Issuer on Form 6-K and other filings CyberArk makes with the SEC, which are incorporated herein by reference. For additional information, see the sections entitled “Risk Factors” and “Where You Can Find More Information.”

Except as required by law, neither PANW nor CyberArk undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

INFORMATION ABOUT THE COMPANIES

PANW

Palo Alto Networks, Inc.

3000 Tannery Way

Santa Clara, California 95054

Phone: (408) 753-4000

PANW is a global cybersecurity provider with a vision of a world where each day is safer and more secure than the one before. PANW was incorporated in Delaware in 2005 and is headquartered in Santa Clara, California. PANW’s mission is to be the cybersecurity partner of choice for enterprises, organizations, service providers, and government entities to protect our digital way of life. PANW’s cybersecurity platforms and services help secure enterprise users, networks, clouds, and endpoints by delivering comprehensive cybersecurity backed by artificial intelligence and automation. A key element of PANW’s strategy is to help its customers simplify their security architectures through consolidating disparate point products. PANW executes on this strategy by developing its capabilities and packaging its offerings into platforms which are able to cover many of its customers’ needs in the markets in which PANW operates. PANW’s platformization strategy combines various products and services into a tightly integrated architecture for more secure, faster and cost-effective outcomes.

PANW common stock is traded on Nasdaq under the ticker symbol “PANW.”

Merger Sub

Athens Strategies Ltd.

c/o Palo Alto Networks, Inc.

3000 Tannery Way

Santa Clara, California 95054

Phone: (408) 753-4000

Merger Sub, a company organized under the laws of the State of Israel, is a wholly owned subsidiary of PANW. Merger Sub is newly formed, and was organized for the purpose of entering into the merger agreement and effecting the merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the merger.

CyberArk

CyberArk Software Ltd.

9 Hapsagot St.

Park Ofer B, P.O. Box 3143

Petach-Tikva, 4951040, Israel

Phone: +972 (3) 918-0000

CyberArk, a company limited by shares organized under the laws of the State of Israel, is a global leader in identity security, trusted by organizations worldwide to secure human and machine identities in the modern enterprise. CyberArk’s AI-powered “Identity Security Platform” applies intelligent privilege controls to every identity with continuous threat prevention, detection and response across the identity lifecycle. With CyberArk, organizations can reduce operational and security risks by enabling zero trust and least privilege with complete visibility, empowering all users and identities, including workforce, IT, developers and machines, to securely access any resource, located anywhere, from everywhere. As a category-defining leader in Privileged Access Management, CyberArk is uniquely positioned to deliver on identity security and enable its customers to control access to sensitive infrastructure and applications, keeping them out of the hands of malicious or careless insiders or external attackers and preventing disruption to the business.

CyberArk ordinary shares are traded on Nasdaq under the symbol “CYBR.”

For more information about CyberArk, please visit www.cyberark.com. Information contained on, or that can be accessed through, CyberArk’s website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about CyberArk and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. Please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

THE SPECIAL GENERAL MEETING OF CYBERARK SHAREHOLDERS

General; Date; Time and Place

The CyberArk special general meeting will be held on November 13, 2025 at 4:00 p.m. (Israel time), at CyberArk’s executive offices at 9 Hapsagot St., Park Ofer B, Petach-Tikva, Israel, unless it is postponed or adjourned.

Purpose of the CyberArk Special General Meeting

The CyberArk meeting is being held for the purpose of considering the following two proposals:

(i)

Merger Proposal. To approve, pursuant to the Companies Law, the merger agreement, including approval of: (a) the merger pursuant to Sections 314 through 327 of the Companies Law, whereby Merger Sub will merge with and into CyberArk, with CyberArk surviving and becoming a wholly owned subsidiary of PANW; (b) the consideration to be received by CyberArk’s shareholders in the merger, other than holders of converted shares and deemed cancelled shares, consisting of the right to receive (i) 2.2005 fully paid and nonassessable shares of PANW common stock and (ii) $45.00 in cash, without interest per CyberArk ordinary share held as of immediately prior to the effective time of the merger; and (c) all other transactions and arrangements contemplated by the merger agreement; and

(ii)	2024 Share Incentive Plan Proposal. To approve and ratify the CyberArk 2024 share incentive plan, a copy of which is attached to this proxy statement/prospectus as Annex C.

With respect to the merger proposal, CyberArk’s shareholders must indicate that they are not a PANW affiliate in order to have their vote counted towards the tally for the merger proposal. Shareholders may also be asked to consider and, as applicable, vote upon, any other business that may properly come before the CyberArk special general meeting or any adjournment or postponement of the CyberArk special general meeting.

Shareholder Proposals

Any shareholder who intends to present a proposal at the CyberArk special general meeting must satisfy the requirements of the Companies Law and the CyberArk articles of association. Pursuant to and in accordance with the Companies Law and the regulations promulgated thereunder, one or more shareholders holding at least 5% of the voting power in CyberArk have the right to ask the CyberArk board to include an item relating to the appointment or removal of a director in the agenda of the meeting, and one or more shareholders holding at least 1% of the voting power in CyberArk have the right to ask the CyberArk board to include any other item to the agenda of the meeting, provided, that the proposed item is suitable for discussion at the CyberArk special general meeting. Such shareholders may present proposals for consideration at the CyberArk special general meeting by submitting their proposals in writing to CyberArk’s corporate secretary, Meital Koren, at the following address: CyberArk Software Ltd., 9 Hapsagot St., Park Ofer B, P.O. Box 3143, Petach-Tikva, 4951040, Israel, or by fax to +972-3-9180028, Attn: Meital Koren, Corporate Secretary. For a shareholder proposal to be considered for inclusion in the meeting, our corporate secretary must receive the written proposal no later than October 8, 2025. If the CyberArk board determines that a shareholder proposal is appropriate to be added to the agenda of the CyberArk special general meeting, CyberArk will publish a revised agenda in accordance with the provisions of the Companies Law and the CyberArk articles of association.

CyberArk currently does not contemplate that any matters other than as stated above will be considered at the CyberArk special general meeting.

Shareholders Entitled to Vote; Record Date

Shareholders of record who held CyberArk ordinary shares at the close of business on the record date are entitled to vote at the CyberArk special general meeting. Shareholders who, as of the record date, held CyberArk ordinary shares through a bank, broker or other nominee that is a shareholder of record of CyberArk or that appears in the participant list of a securities depository, are considered to be beneficial owners of shares held in “street name”.

This proxy statement/prospectus is being forwarded to beneficial owners by their bank, broker or other nominee that is considered the holder of record. Beneficial owners have the right to direct how their shares should be voted and are also invited to attend the CyberArk special general meeting, but may not vote their shares in person at the meeting without obtaining, prior to the meeting, a legal proxy from such bank, broker or other nominee that authorizes them to vote their shares. The proxy materials contained herein for shareholders who, as of the record date, held CyberArk ordinary shares registered directly in their name (or in the name of a trustee on their behalf) with Equiniti Trust Company, LLC, or the CyberArk transfer agent, are being sent directly to the shareholders (or to such trustee), who can vote their shares by attending the CyberArk special general meeting or by completing, signing and returning the enclosed proxy card.

Alternatively, all of the above-described categories of CyberArk’s shareholders as of the record date may vote their shares or direct how their shares are voted in other manners—without attending the CyberArk special general meeting—as detailed below. CyberArk encourages all shareholders to vote their shares in advance of the special general meeting—by Internet, telephone or mail—whether or not they currently plan to attend the CyberArk special general meeting.

As of September 24, 2025, there were 50,476,952 CyberArk ordinary shares issued and outstanding. Any CyberArk ordinary shares that are outstanding as of September 24, 2025, the record date, are entitled to be voted at the CyberArk special general meeting.

Recommendation of CyberArk’s Board of Directors

The CyberArk board, after considering various factors described under the caption “The Merger—Recommendation of the CyberArk Board and Reasons for the Merger,” has unanimously (i) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, CyberArk and its shareholders and declared it advisable to enter into the merger agreement, (ii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of CyberArk to its creditors, (iii) approved the execution and delivery by CyberArk of the merger agreement, the performance of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions upon the terms and subject to the conditions set forth in the merger agreement, and (iv) resolved to recommend that the CyberArk shareholders approve the merger agreement and the transactions, including the merger.

The CyberArk board has also considered the approval and ratification of the CyberArk 2024 share incentive plan and resolved to recommend that CyberArk’s shareholders approve and ratify the CyberArk 2024 share incentive plan proposal.

The CyberArk board unanimously recommends that you vote (1) “FOR” the merger proposal and (2) “FOR” the 2024 share incentive plan proposal.

Quorum

Under the CyberArk articles of association, the CyberArk special general meeting will be properly convened if at least two shareholders (not in default in payment of any sum required by the CyberArk articles of association in respect of capital calls) attend the CyberArk special general meeting in person or sign and return proxies, provided that they hold CyberArk ordinary shares representing at least 25% of the voting power of CyberArk. If a quorum is not present within half an hour from the time scheduled for the CyberArk special general meeting, the meeting will be adjourned for one week (to the same day in the next week, at the same time and place), or to a day, time and place determined by the chairman of the CyberArk special general meeting (which, subject to the terms of the merger agreement, may be more or less than one week after the original date and time scheduled for the CyberArk special general meeting). At such adjourned meeting, the presence of any shareholder in person or by proxy (regardless of the voting power represented by his, her or its CyberArk ordinary shares) will constitute a quorum. Adjournments are further subject to certain terms in the merger agreement. For additional information, see the section entitled “The Merger Agreement—CyberArk Special General Meeting and Board Recommendation”.

Abstentions and broker non-votes, if any, are counted as present for purposes of determining a quorum.

Voting

On the record date, there were 50,476,952 CyberArk ordinary shares issued and outstanding. Each CyberArk ordinary share outstanding as of the close of business on the record date is entitled to one vote on each of the proposals to be presented at the CyberArk special general meeting. If two or more persons are registered as joint holders of any CyberArk ordinary share, the right to attend the CyberArk special general meeting will be conferred upon each of such joint owners, but the right to vote at the CyberArk special general meeting and/or the right to be counted as part of the quorum thereat will be conferred exclusively upon the more senior among the joint holders attending the CyberArk special general meeting, in person or by proxy. For this purpose, seniority will be determined by the order in which the names appear in CyberArk’s shareholder register.

CyberArk’s shareholders may vote either in person at the CyberArk special general meeting or by authorizing another person as their proxy, whether or not such shareholder attends the CyberArk special general meeting. CyberArk encourages all shareholders to vote their shares by proxy in advance of the special general meeting—by Internet, telephone or mail—whether or not they currently plan to attend the CyberArk special general meeting. CyberArk’s shareholders may vote in any of the manners below:

•

By Internet—If you are a shareholder of record of CyberArk, you can submit a proxy over the Internet by logging on to the website listed or scanning the QR code on the enclosed proxy card, entering your control number located on the enclosed proxy card and submitting a proxy by following the on-screen prompts. If you hold CyberArk ordinary shares in “street name,” and if the brokerage firm, bank or another similar nominee that holds your CyberArk ordinary shares offers Internet voting, you may follow the instructions shown on the enclosed voting instruction form to submit your proxy over the Internet or simply click on the “VOTE NOW” button if you received the proxy materials by email;

•

By telephone—If you are a shareholder of record of CyberArk, you can submit a proxy by telephone by calling the toll-free number listed on the enclosed proxy card, entering your control number located on the enclosed proxy card and following the prompts. If you hold CyberArk ordinary shares in “street name,” and if the brokerage firm, bank or other similar organization that holds your CyberArk ordinary shares offers telephone voting, you may follow the instructions shown on the enclosed voting instruction form in order to submit a proxy by telephone; or

•

By mail—If you are a shareholder of record of CyberArk, you can submit a proxy by completing, dating, signing and returning your proxy card in the postage-paid envelope provided. You should sign your name exactly as it appears on the enclosed proxy card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. DO NOT enclose or return your CyberArk share certificate(s) with your proxy. If you hold CyberArk ordinary shares in “street name,” you have the right to direct your brokerage firm, bank or other similar organization how to vote your CyberArk ordinary shares, and the brokerage firm, bank or other similar organization is required to vote your CyberArk ordinary shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please promptly complete, date, sign and return your voting instruction form in the postage-paid envelope provided by your brokerage firm, bank or other similar organization.

Banks, brokers and other nominees who hold CyberArk ordinary shares in “street name” for clients typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners, absent specific instructions from the beneficial owner of the shares to the contrary. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the approval of a merger. On each of the merger proposal and 2024 share incentive plan proposal, if a beneficial owner does not provide instructions to his, her or its bank, broker or other nominee, then his, her or its CyberArk ordinary shares will not be voted.

On each of the merger proposal and the 2024 share incentive plan proposal, if a beneficial owner does not provide instructions to his, her or its bank, broker or nominee, then his, her or its CyberArk ordinary shares will not be voted. Because the only proposals for consideration at the CyberArk special general meeting are non-routine proposals, it is not expected there will be any broker non-votes at the CyberArk special general meeting. However, if there are any broker non-votes, they will have no effect on the outcome of the vote of the merger proposal or the 2024 share incentive plan proposal and they will be counted as present in determining whether a quorum is present.

Voting Results

The preliminary voting results will be announced at the CyberArk special general meeting. The final voting results will be tallied by the CyberArk corporate secretary based on the information provided by Broadridge or otherwise, and the overall results of the CyberArk special general meeting will be published following the CyberArk special general meeting in a Report of Foreign Private Issuer on Form 6-K that will be furnished to the SEC by CyberArk.

Revoking or Changing Your Vote

CyberArk shareholders of record may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with us a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the CyberArk special general meeting. CyberArk shareholders who hold shares in “street name” should follow the directions of, or contact, the bank, broker or nominee if they desire to revoke or modify previously submitted voting instructions.

The Proxy

Erica Smith, CyberArk’s Chief Financial Officer, Donna Rahav, CyberArk’s Chief Legal Officer, and Meital Koren, CyberArk’s corporate secretary, each individually, will serve as proxies for shareholders of CyberArk under the enclosed form of proxy with respect to the matter to be voted upon at the CyberArk special general meeting.

Required Vote for the Approval of Each of the Proposals

As described above, each shareholder of record of CyberArk will receive a proxy card in respect of the CyberArk ordinary shares held by them. In order to ensure that all of your CyberArk ordinary shares are voted in the CyberArk special general meeting, please complete, execute and return the proxy card that you receive.

The Merger Proposal

The approval of the merger proposal requires the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes).

At the CyberArk special general meeting, the fulfillment of the following condition as part of the merger proposal vote will be required: the majority vote must include a majority of CyberArk ordinary shares voted in favor of the merger proposal that are not held by a PANW affiliate.

In order for your vote to count in respect of the merger proposal, you must affirm in your proxy card or voting instruction form that you are not a PANW affiliate (by indicating “YES” in Item 1a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the merger proposal.

The 2024 Share Incentive Plan Proposal

The approval of the CyberArk 2024 share incentive plan proposal requires the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes).

Share Ownership

Based on public filings and calculated based on CyberArk’s ordinary shares issued and outstanding as of the record date, to CyberArk’s knowledge, no person beneficially owns more than 5% of CyberArk’s ordinary shares other than FMR LLC.

In addition, as of the record date, directors and senior management of CyberArk beneficially owned, in the aggregate, approximately 0.45% of the issued and outstanding CyberArk ordinary shares. CyberArk currently expects that all of its directors and senior management will vote their shares “FOR” the merger proposal and the 2024 share incentive plan proposal. See “Security Ownership of Certain Beneficial Owners and Management of CyberArk ” for more details concerning the beneficial ownership of CyberArk ordinary shares by CyberArk’s directors and senior management.

Solicitation of Proxies

In addition to solicitation by mail, directors, officers and employees of CyberArk may solicit proxies for the CyberArk special general meeting from CyberArk’s shareholders personally or by telephone, facsimile and other electronic means without compensation other than reimbursement for their actual expenses. Arrangements also will be made with bankers, brokers and other nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of CyberArk ordinary shares held of record by those persons, and CyberArk will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in so doing.

CyberArk has retained Innisfree, a proxy solicitation firm, to perform various solicitation services in connection with the CyberArk special general meeting. CyberArk will pay Innisfree a customary fee of approximately $150,000, plus an additional success fee of $100,000 upon the closing of the merger, in connection with its solicitation services.

Please do not send in any CyberArk share certificates with your proxy cards or voting instruction forms.

Contact for Questions and Assistance in Voting

If you have a question about the merger or how to vote or revoke a proxy, please call CyberArk’s proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

1 (877) 750-8307 (TOLL-FREE from the U.S. or Canada) or

+1 (412) 232-3651 (from other countries)

Banks and Brokers may call collect at 1 (212) 750-5833.

Other Matters

CyberArk is not aware of any other business to be acted upon at the CyberArk special general meeting. If, however, other matters are properly brought before the CyberArk special general meeting or any adjournment or postponement thereof, the persons named as proxy holders will each have discretion to act on those matters, including to vote in their discretion to adjourn or postpone the special general meeting.

PROPOSALS SUBMITTED TO CYBERARK SHAREHOLDERS

At the CyberArk special general meeting, shareholders will be asked to consider and vote on the following proposals, which are more fully described elsewhere in this proxy statement/prospectus:

CyberArk Merger Proposal

To approve, pursuant to the Companies Law, the merger agreement, including approval of: (i) the merger pursuant to Sections 314 through 327 of the Companies Law, whereby Merger Sub will merge with and into CyberArk, with CyberArk surviving and becoming a wholly owned subsidiary of PANW; (ii) the consideration to be received by CyberArk’s shareholders in the merger, other than holders of converted shares and deemed cancelled shares, consisting of the right to receive (a) 2.2005 fully paid and nonassessable shares of PANW common stock and (b) $45.00 in cash, without interest, per CyberArk ordinary share held as of immediately prior to the effective time; and (iii) all other transactions and arrangements contemplated by the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A.

CyberArk 2024 Share Incentive Plan Proposal

The CyberArk 2024 share incentive plan was adopted by the CyberArk board and became effective as of June 1, 2024. The CyberArk 2024 share incentive plan is designed to grant equity-based incentive awards to CyberArk’s employees, directors, officers, consultants, advisors and any other person providing services to CyberArk or its affiliates.

The maximum number of ordinary shares available for issuance under the CyberArk 2024 share incentive plan is equal to the sum of (a) 1,786,992 ordinary shares, plus (b) on January 1 of each calendar year commencing in 2025, a number of ordinary shares equal to the lesser of: (i) an amount determined by the CyberArk board, if so determined prior to the January 1 of the calendar year in which the increase will occur, (ii) 4% of the total number of CyberArk ordinary shares outstanding on December 31 of the immediately preceding calendar year, and (iii) 4,000,000 CyberArk ordinary shares. Unless determined otherwise by the CyberArk board, shares underlying awards that expire are cancelled, terminated, forfeited, repurchased, settled in cash or used to pay the exercise price or withholding tax obligations, may be reissued under the CyberArk 2024 share incentive plan. The CyberArk board may also reduce the number of CyberArk ordinary shares reserved and available for issuance under the CyberArk 2024 share incentive plan in its discretion. Any share underlying an award granted under the CyberArk 2024 share incentive plan that is cancelled or terminated or forfeited for any reason without having been exercised, in accordance with the terms of the plan, will automatically be available for grant under the CyberArk 2024 share incentive plan. As of September 1, 2025, 2,580,786 CyberArk ordinary shares underlying share-based awards were outstanding under the CyberArk 2024 share incentive plan and 2,320,733 ordinary shares were reserved for future grant under the CyberArk 2024 share incentive plan.

The CyberArk board, or a duly authorized committee of the CyberArk board, administers the CyberArk 2024 share incentive plan. The CyberArk 2024 share incentive plan provides for the grant of options, restricted shares, restricted share units and other share-based awards to CyberArk’s employees, directors, officers, consultants, advisors and any other person providing services to CyberArk or its affiliates. The CyberArk 2024 share incentive plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 of the ordinance, and Section 3(i) of the ordinance.

On September 25, 2025, the CyberArk board approved an amendment to the CyberArk 2024 share incentive plan, effective as of, and contingent upon, approval of the merger proposal at the CyberArk special general meeting, to remove the mechanism providing for an automatic annual increase to the maximum aggregate number of CyberArk ordinary shares issuable under the CyberArk 2024 share incentive plan. A copy of the CyberArk 2024 share incentive plan is attached to this proxy statement/prospectus as Annex C.

As a foreign private issuer, CyberArk is permitted to comply with Israeli corporate governance practices instead of certain of Nasdaq Listing Rules, so long as CyberArk discloses that it has opted to adopt the CyberArk foreign private issuer relief. CyberArk elected to follow Section 288 of the Companies Law instead of Nasdaq Listing Rule 5635(c), which requires listed issuers to obtain shareholder approval for the establishment or material amendment of certain equity-based compensation plans and arrangements, and disclosed such election in its Annual Report on Form 20-F. Given that CyberArk opted to follow Israeli governance rules in the establishment of its 2024 share incentive plan, rather than the Nasdaq Listing Rules governing this matter, its equity-based compensation plan was approved only by the CyberArk board and not by CyberArk’s shareholders. Notwithstanding the CyberArk foreign private issuer relief, in accordance with the terms of the merger agreement, CyberArk is asking its shareholders to approve and ratify the CyberArk 2024 share incentive plan in connection with the assumption of the CyberArk 2024 share incentive plan by PANW.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement/prospectus as Annex A and incorporated by reference herein in its entirety. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Transaction Structure

Pursuant to the merger agreement, and upon the terms and subject to the conditions therein, and in accordance with the relevant provisions of the Companies Law, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the merger) will merge with and into CyberArk (as the absorbing company (HaChevra Ha’Koletet) in the merger), and the separate existence of Merger Sub will cease. CyberArk will become a wholly owned subsidiary of PANW and will continue as the surviving company in the merger.

Consideration to CyberArk Shareholders

As a result of the merger, CyberArk ordinary shares issued and outstanding immediately prior to the effective time (other than excluded shares) will be converted into the right to receive (a) 2.2005 fully paid and nonassessable shares of PANW common stock, with cash in lieu of any fractional shares of PANW common stock, and (b) $45.00 in cash, without interest.

No certificate or scrip representing fractional shares of PANW common stock will be issued upon the surrender for exchange of certificates or CyberArk book-entry shares, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of PANW. Instead, each holder of CyberArk ordinary shares converted pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of PANW common stock (after aggregating all shares represented by certificates and CyberArk book-entry shares delivered by such holder) will receive, in lieu thereof, cash, without interest, in an amount equal to such fraction of a share of PANW common stock multiplied by the PANW trading price, rounded to the nearest whole cent.

Notwithstanding the above, if the aggregate stock consideration would exceed the maximum share number, (a) the exchange ratio of 2.2005 shares of PANW common stock will be reduced to the minimum extent necessary (rounded down to the nearest 4th decimal place) such that the aggregate stock consideration does not exceed the maximum share number and (b) the cash consideration of $45.00 per share will be increased on a per share basis by an amount in cash equal to PANW trading price multiplied by the difference between the initial exchange ratio and the exchange ratio as determined in accordance with the merger agreement (rounded to the nearest whole cent).

Background of the Merger

The management teams and boards of directors of CyberArk and PANW regularly review their respective performance, strategy, competitive position and prospects in light of the then-current business and economic environments, developments in their industries and the opportunities and challenges facing participants in those industries. In addition, the management teams and boards of directors of CyberArk and PANW regularly review and evaluate the possibility of pursuing various strategic opportunities and relationships as part of their respective companies’ ongoing efforts to strengthen their respective businesses and enhance value for their respective shareholders and customers, while taking into account economic, regulatory, competitive and other conditions.

As part of these efforts, each of CyberArk and PANW regularly maintain commercial relationships with various industry participants, including one another. Representatives of CyberArk and PANW have had discussions from time to time to better understand each other’s respective businesses and products, and to explore various ways in which they could collaborate in order to advance their shared business objectives. Accordingly, CyberArk’s and PANW’s respective management teams were familiar with the other party, its management team and its business.

On May 2, 2023, in an informal discussion between Nikesh Arora, Chairman and Chief Executive Officer of PANW, and Udi Mokady, Executive Chairman of CyberArk, following an industry conference, Mr. Arora asked whether CyberArk would be potentially interested in exploring a strategic transaction. Mr. Mokady responded that CyberArk was not interested and wished to continue pursuing its standalone strategy. The conversation was preliminary and exploratory in nature, and there were no further discussions between the parties with respect to a potential strategic transaction until June 4, 2025.

On April 30, 2025, at the RSA Conference in San Francisco, California, representatives of PANW, including Mr. Arora, met with representatives of CyberArk, including Mr. Mokady, and Matt Cohen, Chief Executive Officer of CyberArk, following a request from Mr. Arora to connect to discuss a potential commercial partnership. Additional meetings on this topic, including meetings to assess potential product integrations, were held between representatives of CyberArk and PANW during May 2025 and June 2025. The parties did not discuss a potential business combination as part of these discussions.

On June 4, 2025, Mr. Arora contacted Mr. Mokady and indicated that PANW was interested in pursuing a strategic transaction with CyberArk rather than a commercial partnership, and requested an in-person meeting to discuss the matter further. Mr. Mokady provided an update to Mr. Cohen on the discussion the next evening, and in response to a follow-up request from Mr. Arora on June 6, 2025, the parties agreed to meet on June 17, 2025.

On June 17, 2025, representatives of CyberArk, including Mr. Mokady and Mr. Cohen, met with representatives of PANW, including Mr. Arora, to discuss various aspects of CyberArk’s business and the strategic rationale for a potential transaction between CyberArk and PANW. Pricing and other transaction terms were not discussed at this meeting.

In the days following the June 17, 2025 meeting, Mr. Arora reached out to Mr. Mokady to reiterate PANW’s interest in a potential transaction between the parties and advise that PANW would be delivering a formal offer for an acquisition of CyberArk. Pricing and other transaction terms were not discussed during these communications. The parties agreed to involve additional members of senior management from CyberArk and PANW in discussions and to provide limited additional due diligence to one another.

On June 19, 2025, representatives of CyberArk updated CyberArk’s Lead Independent Director on conversations to date with PANW regarding a potential transaction.

On June 20, 2025, representatives of PANW shared a draft mutual nondisclosure agreement and an initial due diligence request list with representatives of CyberArk management. Representatives of CyberArk management contacted Latham & Watkins LLP, outside legal counsel to CyberArk (which we refer to as “Latham”), to advise on the mutual nondisclosure agreement and diligence requests.

On June 24, 2025, representatives of CyberArk updated CyberArk’s Audit Committee Chair on conversations to date with PANW regarding a potential transaction.

On June 25, 2025, CyberArk and PANW entered into a mutual nondisclosure agreement to facilitate the exchange of non-public information between the parties and which included standstill restrictions on PANW that automatically terminated upon CyberArk entering into a transaction for the sale of at least 50% of its assets or equity interests. The mutual nondisclosure agreement allowed PANW to discuss a potential transaction with the CyberArk board (that is, the standstill did not include a “don’t ask, don’t waive” provision). Later that day, representatives of CyberArk and PANW discussed responses to a portion of PANW’s initial due diligence requests, representatives of CyberArk then provided written responses to a portion of PANW’s initial due diligence requests, which were limited to historical financial and other information regarding CyberArk, and representatives of CyberArk and PANW discussed the information provided on June 26, 2025 and June 27, 2025.

On July 1, 2025, Mr. Arora called Mr. Mokady to communicate certain key terms of a non-binding letter of interest that PANW would be sending to Mr. Mokady that day. Later that day, PANW submitted a non-binding letter of interest for an all-stock acquisition of CyberArk, offering 2.318 shares of PANW common stock for each CyberArk ordinary share, implying a purchase price of $457.99 for each CyberArk ordinary share based on PANW’s closing stock price on July 1, 2025 (which we refer to as the “July 1 Proposal”). The July 1 Proposal proposed that the transaction would be announced concurrently with CyberArk’s earnings release for CyberArk’s second quarter of 2025. On July 1, 2025, the closing price of CyberArk ordinary shares was $391.73, and the closing price of PANW common stock was $197.58, implying a premium of approximately 17%. Following receipt of the July 1 Proposal, representatives of CyberArk informed members of the CyberArk board of the July 1 Proposal.

On July 3, 2025, the CyberArk board held a meeting attended by representatives of CyberArk and representatives of Latham and Qatalyst Partners. Prior to representatives of Qatalyst Partners joining the meeting, representatives of CyberArk provided an overview of discussions with PANW to date, including a summary of the July 1 Proposal, and the strategic rationale for a potential transaction. Representatives of Latham outlined initial legal considerations, including the role of the CyberArk board in evaluating such a transaction, and presented an illustrative transaction and regulatory approvals timeline. Discussion ensued, including with respect to the fiduciary duties of the CyberArk board, regulatory considerations, transaction timing and financial matters, and the implications of possible forms of merger consideration, which could include a mix of cash and stock consideration and other mechanisms (such as a stock price collar) that could protect CyberArk shareholders from fluctuations in PANW’s stock price between signing and closing. Representatives of CyberArk then provided an overview of transaction process considerations, and discussion ensued regarding whether to contact additional potential acquirors and the need to bring current and finalize CyberArk’s standalone business plan and management projections to contextualize the July 1 Proposal. The CyberArk board also discussed potentially forming a transaction committee (solely for purposes of convenience and efficiency, and not to address any potential conflicts of interest). Representatives of Qatalyst Partners then joined the meeting and reviewed the key terms of the July 1 Proposal, as well as a summary of the historical trading prices of CyberArk ordinary shares and certain statistics of comparable security and software company transactions. After the representatives of Qatalyst Partners left the meeting, discussion ensued regarding engaging Qatalyst Partners as CyberArk’s financial advisor. Representatives of CyberArk presented an overview of CyberArk’s business performance and preliminary financial results for the second quarter of fiscal 2025. Following further discussion, the CyberArk board determined to reconvene to continue its review of the July 1 Proposal and related process considerations.

On July 4, 2025, the CyberArk board held a meeting attended by representatives of CyberArk and representatives of Latham, Meitar Law Offices, outside Israeli legal counsel to CyberArk (which we refer to as “Meitar”), and Qatalyst Partners. Prior to representatives of Qatalyst Partners joining the meeting, the CyberArk board discussed the July 1 Proposal. Representatives of Qatalyst Partners then joined the meeting and presented a preliminary valuation analysis based on publicly available information, including CyberArk’s and PANW’s financial profiles, certain statistics for CyberArk and PANW, and comparable security and software companies and precedent transactions. Representatives of Qatalyst Partners also discussed the feasibility of increasing the proposed purchase price and including either a collar or a cash component in the merger consideration to mitigate fluctuations in PANW common stock. Discussion ensued, including regarding whether it would be advisable to contact other potential acquirors for CyberArk, with the CyberArk board and representatives of Qatalyst Partners noting the distinct benefits of a potential transaction with PANW as compared to other potential acquirors, including the unique strategic rationale for a transaction with PANW, the strategic alignment between CyberArk and PANW and the potential to meaningfully accelerate CyberArk’s vision of delivering its leading identity security platform globally and at scale. The CyberArk board and representatives of Qatalyst Partners also noted PANW’s financial ability to fund a potential transaction and the resulting likelihood of a higher premium as compared to other potential acquirors, the fact that the merger consideration would be primarily in stock (which would allow CyberArk shareholders to participate in the future growth of PANW and, indirectly, CyberArk) and the meaningful risk of a leak with any third-party outreach, which could deter PANW and cause it to withdraw its offer and could be disruptive to CyberArk’s business and CyberArk’s relationships with key customers and other commercial partners. Representatives of Qatalyst Partners then left the meeting, and discussion ensued regarding the key terms of the draft engagement letter with Qatalyst Partners. Representatives of Latham and Meitar then summarized legal considerations regarding establishing a potential transaction committee and the CyberArk board’s consideration of potential responses to the July 1 Proposal. Representatives of Latham and Meitar also discussed with the CyberArk board the regulatory environment for approval of mergers generally and preliminary views of the likelihood of approval of an acquisition by PANW. Following further discussion with its advisors, the CyberArk board authorized representatives of CyberArk to continue discussions with PANW and authorized representatives of CyberArk to formally engage Qatalyst Partners. The CyberArk board selected Qatalyst Partners as its financial advisor due to its qualifications, expertise, reputation and knowledge of the business and affairs of CyberArk and the industry in which it operates. The CyberArk board also determined that contacting other potential acquirors at this stage would not be in the best interests of CyberArk or its shareholders considering, among other reasons, the risk of media and industry leaks. The CyberArk board also resolved to form a transaction committee comprised of Gadi Tirosh, Kim Perdikou, Ron Gutler and Mary Yang (which we refer to as the “Transaction Committee”), to identify, evaluate, discuss and make recommendations to the CyberArk board with respect to potential strategic alternatives for CyberArk. On July 3, 2025, the closing price of CyberArk ordinary shares was $398.76, and the closing price of PANW common stock was $201.82, implying that the July 1 Proposal represented a premium of approximately 17%.

On July 5, 2025, the Transaction Committee held a meeting attended by additional members of the CyberArk board, representatives of CyberArk and representatives of Latham, Meitar and Qatalyst Partners. Prior to representatives of Qatalyst Partners joining the meeting, representatives of CyberArk described the strategic rationale for a potential transaction with PANW, including industry dynamics and potential synergies. Representatives of Latham and Meitar then responded to questions from members of the Transaction Committee regarding transaction process considerations and engaging Qatalyst Partners. Representatives of Qatalyst Partners then joined the meeting, and discussion ensued regarding potential responses to the July 1 Proposal and purchase price and merger consideration matters. Following discussion among the Transaction Committee and its advisors, the Transaction Committee authorized representatives of CyberArk to contact PANW with a counterproposal of $525 for each CyberArk ordinary share, comprised of $190 in cash and $335 of value in shares of PANW common stock, with the number of shares of PANW common stock to be determined based on the average of the daily volume-weighted average price for PANW over the ten consecutive trading days ending on the second trading day preceding the announcement of the transaction (which we refer to as the “Proposed 10-day VWAP”), and a termination fee payable by PANW to CyberArk if the transaction is terminated for failure to obtain regulatory approval (which we refer to as a “reverse termination fee”) in an amount of $2 billion. On July 6, 2025, Mr. Mokady delivered such counterproposal to Mr. Arora and other representatives of PANW.

On July 7, 2025, CyberArk entered into an engagement letter with Qatalyst Partners on terms previously presented to the CyberArk board, which was subsequently ratified by the CyberArk board on July 11, 2025.

On July 7, 2025, Mr. Arora called Mr. Mokady to convey that PANW would be submitting shortly a revised proposal, and later on July 7, 2025, representatives of PANW, including Mr. Arora, submitted to representatives of CyberArk, including Mr. Mokady, an updated non-binding letter of interest for an acquisition of CyberArk for $480 for each CyberArk ordinary share, comprised of $45 in cash and $435 of value in shares of PANW common stock, with the number of shares of PANW common stock to be based on the Proposed 10-day VWAP (which we refer to as the “July 7 Proposal”). The July 7 Proposal was subject to CyberArk negotiating exclusively with PANW through CyberArk’s earnings announcement for the second quarter of fiscal 2025, and indicated that PANW wanted to cap the cash portion of the merger consideration at $45 per share. PANW proposed that both parties would cooperate and use reasonable best efforts to secure all necessary regulatory approvals, and that, in light of the complementary nature of PANW’s and CyberArk’s businesses, PANW was not proposing a reverse termination fee. On July 7, 2025, the closing price of CyberArk ordinary shares was $401.46, and the closing price of PANW common stock was $201.42, implying that the July 7 Proposal represented a premium of approximately 20%.

On July 9, 2025, the Transaction Committee held a meeting attended by additional members of the CyberArk board, representatives of CyberArk and representatives of Latham, Meitar and Qatalyst Partners. Prior to representatives of Qatalyst Partners joining the meeting, representatives of CyberArk updated the Transaction Committee on the potential transaction and the July 7 Proposal. Representatives of Qatalyst Partners then joined the meeting and reviewed the July 7 Proposal, PANW’s request for exclusivity and valuation considerations. Representatives of Qatalyst Partners then left the meeting, and discussion ensued. Following discussion, the Transaction Committee authorized representatives of CyberArk to contact PANW with a counterproposal of $510 for each CyberArk ordinary share, comprised of $100 in cash and $410 of value in shares of PANW common stock, with the number of shares of PANW common stock to be based on the Proposed 10-day VWAP, and a $2 billion reverse termination fee. The Transaction Committee also directed Qatalyst Partners and representatives of CyberArk to reject PANW’s request for exclusivity.

On July 9, 2025, Mr. Mokady delivered such counterproposal to Mr. Arora. During this discussion, Mr. Arora made a verbal counterproposal for $495 for each CyberArk ordinary share, comprised of $45 in cash and $450 of value in shares of PANW common stock, with the number of shares of PANW common stock to be based on the Proposed 10-day VWAP, and a $500 million reverse termination fee (which we refer to as the “July 9 Proposal”). On July 9, 2025, the closing price of CyberArk ordinary shares was $405.31, and the closing price of PANW common stock was $206.06, implying that the July 9 Proposal represented a premium of approximately 22%.

On July 10, 2025, Messrs. Arora and Mokady met to discuss a potential transaction, and Mr. Mokady expressed that the CyberArk board would not proceed with negotiations with PANW on the basis of the July 9 Proposal, as it offered only a $500 million reverse termination fee. Following further discussion, PANW agreed to improve the July 9 Proposal by proceeding on the basis of a $1 billion reverse termination fee while retaining the same price and consideration per share as the July 9 Proposal (which we refer to as the “July 10 Proposal”). On July 10, 2025, the closing price of CyberArk ordinary shares was $376.39, and the closing price of PANW common stock was $192.07, implying that the July 10 Proposal represented a premium of approximately 32%.

On July 11, 2025, the CyberArk board held a meeting attended by representatives of CyberArk and representatives of Latham, Meitar and Qatalyst Partners. Prior to representatives of Qatalyst Partners joining the meeting, representatives of CyberArk updated the CyberArk board on the July 10 Proposal, which was for $495 for each CyberArk ordinary share, comprised of $45 in cash and $450 of value in shares of PANW common stock, with the number of shares of PANW common stock to be based on the Proposed 10-day VWAP, and a $1 billion reverse termination fee. Representatives of Meitar then advised the CyberArk board on their fiduciary duties in connection with a potential transaction, and representatives of Latham summarized key topics of negotiation in a potential transaction. Representatives of CyberArk then presented the Management Projections and the underlying assumptions, as further described in the section of this proxy statement/prospectus entitled “Projected Financial Information”. Representatives of Qatalyst Partners then joined the meeting and presented an updated preliminary financial analysis, and discussed with the CyberArk board various transaction considerations, including the mix of cash and stock merger consideration offered in the potential transaction and implications with respect to termination fees. Representatives of Qatalyst Partners then left the meeting, and discussion about various transaction considerations continued among the members of the CyberArk board. Following discussion, the CyberArk board directed representatives of CyberArk and Latham to commence negotiations on the merger agreement on the terms set forth in the July 10 Proposal and directed representatives of CyberArk to provide the Three-Year Plan to PANW. In addition, the CyberArk board authorized Qatalyst Partners to use the Management Projections in connection with its financial analysis of a potential transaction.

Following the CyberArk board meeting, Mr. Mokady told Mr. Arora that the CyberArk board had authorized negotiations based on the financial terms set forth in the July 10 Proposal. Mr. Arora informed Mr. Mokady that the PANW board would not continue negotiations without the exclusivity agreement requested as part of the July 7 Proposal.

On July 12, 2025, representatives of CyberArk met with representatives of PANW. The representatives of PANW reiterated that the PANW board would not continue negotiations without an exclusivity agreement providing that CyberArk would engage in exclusive discussions with PANW through August 6, 2025, but agreed that the merger agreement would contain customary provisions allowing the CyberArk board to consider superior acquisition proposals (which we refer to as “fiduciary out” provisions).

Later that day, the CyberArk board held a meeting attended by representatives of CyberArk and representatives of Latham and Meitar. Representatives of CyberArk updated the CyberArk board on negotiations with PANW and the request for an exclusivity agreement. The CyberArk board considered that it had already determined that contacting other potential acquirers would not be in the best interests of CyberArk and the CyberArk shareholders due to the distinct benefits of a potential transaction with PANW as compared to other potential acquirors, including the unique strategic rationale for a transaction with PANW, the strategic alignment between CyberArk and PANW, the potential to meaningfully accelerate CyberArk’s vision of delivering its leading identity platform globally and at scale and the risk that solicitation of third-party interest could lead to the sale process becoming known to the broader market and deterring PANW and causing it to withdraw its offer. After further considering that the improved purchase price and increased reverse termination fee in the July 10 Proposal was conditioned upon CyberArk agreeing to exclusivity, and in light of PANW’s willingness to agree to “fiduciary out” provisions in the merger agreement, the CyberArk board approved an exclusivity period with PANW through August 6, 2025.

Later that day, CyberArk and PANW entered into an exclusivity agreement providing that CyberArk would negotiate exclusively with PANW until the earlier of 11:59 p.m., Pacific Time, on August 6, 2025, and CyberArk’s and PANW’s execution of a definitive agreement with respect to a business combination transaction.

On July 14, 2025, representatives of Wachtell, Lipton, Rosen & Katz, outside legal counsel to PANW (which we refer to as “Wachtell Lipton”), shared a draft merger agreement with representatives of Latham, which included, among other provisions, a $1 billion reverse termination fee payable by PANW to CyberArk and a $1 billion termination fee payable by CyberArk to PANW if the transaction is terminated because the CyberArk board changes its recommendation to CyberArk shareholders in favor of the transaction. The draft did not allow the CyberArk board to terminate the merger agreement before a shareholder vote on the transaction (which we refer to as a “force-the-vote” provision).

Over the following two weeks, representatives of CyberArk provided PANW and its advisors with written responses to additional due diligence requests submitted by PANW and its advisors, provided PANW and its advisors access to various materials regarding CyberArk in a virtual data room, and participated in due diligence calls with PANW and its advisors, covering several topics related to CyberArk’s business, financials, material contracts, and other matters. Representatives of CyberArk also shared the Three-Year Plan with PANW on July 16, 2025.

On July 17, 2025, the Transaction Committee held a meeting attended by additional members of the CyberArk board, representatives of CyberArk and representatives of Latham, Meitar and Qatalyst Partners. Representatives of CyberArk updated the CyberArk board on the potential transaction. Representatives of Latham reviewed the key issues in the initial draft of the merger agreement, including matters relating to regulatory approvals, closing certainty and potential competing offers. Discussion ensued regarding the merger agreement and other transaction considerations, including the proposed process for reverse due diligence, which would focus on PANW’s performance through the end of PANW’s fiscal year ending July 31, and the Transaction Committee directed Latham to share a revised draft of the merger agreement on the terms discussed with the Transaction Committee.

On July 21, 2025, representatives of Latham shared a revised draft of the merger agreement with representatives of Wachtell Lipton, which included, among other provisions, a $500 million termination fee payable by CyberArk to PANW if the transaction is terminated by either party because the CyberArk board determines to pursue a superior competing acquisition proposal. The draft also removed the previously proposed “force-the-vote” provision.

On July 24, 2025, representatives of PANW informed representatives of CyberArk that PANW wanted to accelerate the timeline for signing from the previously proposed signing date (August 7, 2025) to an earlier date due to the media outlet Calcalist reporting on July 21, 2025 that PANW was in discussions to acquire another cybersecurity company.

On July 25, 2025, representatives of Wachtell Lipton shared a revised draft of the merger agreement with representatives of Latham. The draft proposed that PANW would accept removing the “force-the-vote” provision so long as CyberArk accepted a $1 billion termination fee payable by CyberArk to PANW if the transaction is terminated because the CyberArk board determined to pursue a superior competing acquisition proposal.

On July 26, 2025, representatives of CyberArk, PANW, Latham, Meitar, Wachtell Lipton, and Arnon, Tadmor-Levy, outside Israeli legal counsel to PANW (which we refer to as “Arnon”), met to discuss the remaining open points in the transaction documents, which included, among other points, the regulatory efforts provisions, the “fiduciary out” provisions and the termination fee to be payable by CyberArk to PANW.

Later that day, representatives of PANW provided to representatives of CyberArk management and Qatalyst preliminary written responses to certain reverse due diligence questions from CyberArk.

On July 27, 2025, representatives of CyberArk, Qatalyst Partners and PANW held a reverse financial due diligence call regarding PANW’s business, focusing on PANW’s financial and strategic outlook for its standalone business, various financial details, including PANW’s then-current expectations regarding its preliminary results for its fourth quarter of fiscal 2025, and overall synergy considerations for the proposed transaction.

Later that day, representatives of Latham shared a revised draft of the merger agreement with representatives of Wachtell Lipton, which included, among other provisions, a $750 million termination fee payable by CyberArk to PANW if the transaction is terminated because the CyberArk board determined to pursue a superior competing proposal, together with provisions relating to PANW being obligated to agree to certain regulatory remedies in certain circumstances if required for regulatory approval.

Subsequently, on July 27, 2025, Mr. Arora called Mr. Mokady to submit a revised proposal, which was subsequently shared in writing, for an acquisition of CyberArk for $475.21 for each CyberArk ordinary share, comprised of $45 in cash and $430.21 of value in shares of PANW common stock based on the closing price of PANW common stock on July 25, 2025 (which we refer to as the “July 27 Proposal”). Mr. Arora indicated that the July 10 Proposal, which provided for a $495 per share implied valuation using the Proposed 10-day VWAP, no longer had the support of the PANW board due to changes in the companies’ respective stock prices. Mr. Mokady responded that the July 27 Proposal was unacceptable and CyberArk would not be willing to proceed on this basis, and representatives of CyberArk directed CyberArk’s advisors to stop working on the transaction later that evening. On July 25, 2025, the closing price of CyberArk ordinary shares was $378.72, and the closing price of PANW common stock was $203.27, implying that the July 27 Proposal represented a premium of approximately 25%.

On July 28, 2025, the CyberArk board held a meeting attended by representatives of CyberArk and representatives of Latham and Meitar. Representatives of CyberArk updated the CyberArk board on the July 27 Proposal, which included a decrease in the implied value of the merger consideration from $495 to $475.21 for each CyberArk ordinary share. Discussion ensued regarding potential next steps and whether there was a path forward to reaching an agreed transaction between the parties or if CyberArk should cease negotiations with PANW. Following further consideration of the July 27 Proposal and CyberArk’s prospects as a standalone public company, and taking into account discussion with representatives of Latham and Meitar regarding the fiduciary duties of the CyberArk board, the CyberArk board determined that the July 27 Proposal was not in the best interests of CyberArk and the CyberArk shareholders. Representatives of CyberArk subsequently conveyed the CyberArk board’s decision to a representative of PANW.

Later that day, representatives of CyberArk sent a letter to representatives of PANW directing PANW to return or destroy information that had been provided under the mutual nondisclosure agreement between the parties.

That same day, representatives of PANW’s financial advisor, J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”) reached out to representatives of Qatalyst Partners to convey PANW’s potential willingness to consider a revised offer for an acquisition of CyberArk for $45 per share in cash and 2.1865 shares of PANW common stock, implying a valuation of $489.45 for each CyberArk ordinary share based on the closing price of PANW common stock as of July 25, 2025.

After discussing with Messrs. Mokady and Cohen, representatives of Qatalyst Partners responded to representatives of J.P. Morgan that CyberArk would likely be unwilling to proceed on this basis. Representatives of Qatalyst Partners suggested that an offer of $45 per share in cash and 2.2138 shares of PANW common stock, implying a valuation of $495 for each CyberArk ordinary share based on the closing price of PANW common stock as of July 25, 2025, may be more positively received by the CyberArk board.

Later that day, representatives of PANW submitted a “best and final” proposal of $45 per share in cash and 2.2005 shares of PANW common stock, implying a valuation of $495 per CyberArk ordinary share based on the closing price of PANW common stock as of July 28, 2025 (which we refer to as the “July 28 Proposal”). They also indicated that PANW would be ready to work toward finalizing negotiations to be in a position to sign the merger agreement prior to market open on July 30, 2025. Representatives of CyberArk conveyed the July 28 Proposal to the CyberArk board and a meeting of the CyberArk board to consider the July 28 Proposal was scheduled for the next day. On July 28, 2025, the closing price of CyberArk ordinary shares was $382.91, and the closing price of PANW common stock was $204.50, implying that the July 28 Proposal represented a premium of approximately 29%.

Later that day and through the night of July 29, 2025, representatives of CyberArk, PANW, Latham, Meitar, Wachtell Lipton and Arnon finalized the remaining terms of the merger agreement.

During market trading hours on July 29, 2025, The Wall Street Journal published a story that PANW was in talks to acquire CyberArk and could finalize a deal as soon as later that week.

On July 29, 2025, the CyberArk board held a meeting attended by representatives of CyberArk and representatives of Latham, Meitar and Qatalyst Partners. Prior to representatives of Qatalyst Partners joining the meeting, representatives of CyberArk updated the CyberArk board that following PANW’s decreased offer on July 27, 2025, PANW had proposed a transaction with an implied valuation of $495 for each CyberArk ordinary share based on the closing price of PANW common stock as of July 28, 2025. Representatives of CyberArk also reviewed findings from its reverse financial due diligence. Representatives of Meitar then updated the CyberArk board on their fiduciary duties in connection with the proposed transaction, as they had previously done. Representatives of Latham reviewed the key terms of the merger agreement, noting that the then-current draft of the merger agreement contained provisions providing for greater certainty of closing and more expansive rights with respect to a “fiduciary out” than in the prior drafts discussed with the CyberArk board and contained a $750 million termination fee payable by CyberArk to PANW if the transaction is terminated because the CyberArk board determined to pursue a superior competing proposal. A representative of Latham updated the CyberArk board on regulatory considerations with respect to the potential transaction. Representatives of Qatalyst Partners then joined the meeting and discussed with the CyberArk board their updated valuation analysis regarding the July 28 Proposal.

Later that day, representatives of CyberArk, Latham, PANW and Wachtell Lipton held a reverse legal due diligence session regarding PANW’s business, notable pending litigation, and other matters.

On July 30, 2025, the CyberArk board held a meeting attended by representatives of CyberArk and representatives of Latham, Meitar and Qatalyst Partners. Representatives of Latham summarized the material terms of the merger agreement, and representatives of Meitar reiterated the fiduciary duties of the CyberArk board. Discussion ensued, including regarding the fiduciary duties of the CyberArk board prior to and following signing as well as regulatory matters. Following discussion, representatives of Qatalyst Partners rendered its oral opinion, subsequently confirmed in writing by delivery of Qatalyst Partners’ opinion, dated July 30, 2025, to the effect that, as of such date, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth in Qatalyst Partners’ written opinion, the merger consideration to be received by the holders of CyberArk ordinary shares (other than PANW or any affiliate of PANW) pursuant to, and in accordance with, the terms of the merger agreement was fair, from a financial point of view, to the holders of CyberArk ordinary shares (other than PANW or an affiliate of PANW). For more information, see the section entitled “The Merger — Opinion of Qatalyst Partners LP, CyberArk’s Financial Advisor” and Annex B. Representatives of Meitar reviewed the proposed resolutions for consideration by the CyberArk board. After careful review and discussion, including consideration of the factors described below under “The Merger — Recommendation of the CyberArk Board and Reasons for the Merger,” the CyberArk board unanimously (i) determined that the terms of the merger agreement and the transactions, including the merger, are fair to and in the best interests of CyberArk and the CyberArk shareholders and declared it advisable to enter into the merger agreement, (ii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of CyberArk to its creditors, (iii) approved the execution and delivery of the merger agreement, the performance by CyberArk of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions upon the terms and subject to the conditions set forth in the merger agreement, and (iv) resolved to recommend that the CyberArk shareholders approve the merger agreement and the transactions, including the merger.

Following the CyberArk board meeting, the parties executed the merger agreement. The parties issued a joint press release announcing the transaction prior to market open on July 30, 2025.

Recommendation of the CyberArk Board and Reasons for the Merger

The CyberArk board has unanimously (i) determined that the terms of the merger agreement and the transactions, including the merger, are fair to and in the best interests of CyberArk and its shareholders and declared it advisable to enter into the merger agreement, (ii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of CyberArk to its creditors, (iii) approved the execution and delivery of the merger agreement, the performance by CyberArk of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions upon the terms and subject to the conditions set forth in the merger agreement, and (iv) resolved to recommend that the CyberArk shareholders approve the merger agreement and the transactions, including the merger.

The CyberArk board has also considered the approval and ratification of the CyberArk 2024 share incentive plan, as described under the section of this proxy statement/prospectus entitled “Proposals Submitted to CyberArk Shareholders—CyberArk 2024 Share Incentive Plan Proposal” and resolved to recommend that the CyberArk shareholders approve and ratify the CyberArk 2024 share incentive plan proposal.

The CyberArk board unanimously recommends that you vote (1) “FOR” the merger proposal and (2) “FOR” the 2024 share incentive plan proposal. In evaluating the merger agreement, the merger and the other transactions, the CyberArk board consulted with representatives of CyberArk and CyberArk’s advisors, and, in the course of reaching its determination to approve the terms of the merger agreement, the merger and the other transactions and to recommend, upon the terms and subject to the conditions set forth in the merger agreement, that CyberArk shareholders vote in favor of the approval of the merger agreement, the merger and the other transactions, the CyberArk board carefully considered a wide and complex range of factors, including, among other things, the following list of material factors and benefits of the merger agreement, the merger and the other transactions, each of which the CyberArk board believed supported its determination and recommendation:

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Premium to Then-Current Equity Price. The per share merger consideration to be paid by PANW of 2.2005 shares of PANW common stock and $45.00 in cash, which implied a purchase price of $495.00 per CyberArk ordinary share, based on the unaffected closing price of PANW common stock on July 28, 2025, which was the last full trading day before the first published rumor regarding a potential acquisition transaction involving PANW and CyberArk, would provide CyberArk shareholders with the opportunity to receive approximately a 29% premium over the closing price of $382.91 of CyberArk ordinary shares on July 28, 2025, a 36% premium over the 90-day volume weighted average price of $364.56 and a 19% premium over the unaffected all-time high closing price of $414.31 of CyberArk ordinary shares.

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Overall Value and Multiple. The per share merger consideration to be paid by PANW of 2.2005 shares of PANW common stock and $45 in cash implied an equity value of approximately $26 billion, with the equity value based on the unaffected closing price of PANW common stock on July 28, 2025, and a multiple of approximately 17.8x CyberArk’s estimated next 12-months’ revenues (calculated for the next 12-month period, ending on June 30, 2026) based on analyst projections.

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Liquidity and Certainty of Value. The merger consideration to be paid to CyberArk shareholders would consist of both cash, which provides immediate liquidity and certainty of value to CyberArk shareholders, and freely tradable PANW common stock.

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Future Appreciation. As of July 28, 2025, the aggregate consideration to be received by CyberArk shareholders in the merger would represent approximately 14% of PANW’s issued and outstanding common stock, which would allow CyberArk shareholders to participate in the future growth of PANW and, indirectly, CyberArk, including any potential appreciation that may be reflected in the value of the surviving company (including any resulting synergies) and to attain liquidity should any CyberArk shareholder choose not to retain its shares of PANW common stock.

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PANW’s Business Condition and Prospects. The CyberArk board considered information with respect to PANW’s financial condition, results of operations, business, competitive position and business prospects and risks, both on a historical and prospective basis, as well as then-current industry, economic and market conditions and trends. In considering PANW’s business condition and prospects, the CyberArk board reviewed information regarding PANW’s historical performance and received reports from representatives of CyberArk and CyberArk’s advisors regarding the reverse due diligence review of PANW’s business and legal affairs and PANW’s management.

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Strategic Benefits. The transactions would leverage CyberArk’s proven identity security offerings across PANW’s broader cybersecurity platform and the surviving company would facilitate a wide range of product offerings, client relationships, geographies and end markets. The CyberArk board also considered that CyberArk and PANW have similar cultures, including with respect to corporate purpose and their focus on technological developments and product innovation.

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Negotiations with PANW. The CyberArk board considered the course of negotiations between CyberArk and PANW, and the CyberArk board’s belief that, based on those negotiations and PANW’s indication that its offer was best and final, the merger consideration represents the best proposal and economic value available to CyberArk shareholders and that the merger agreement contained the most favorable terms to CyberArk in the aggregate to which PANW was willing to agree.

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Qatalyst Partners’ Opinion. At the meeting of the CyberArk board on July 30, 2025, Qatalyst Partners rendered to the CyberArk board its oral opinion, subsequently confirmed in writing by delivery of Qatalyst Partners’ opinion, dated July 30, 2025, to the effect that, as of such date, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth in Qatalyst Partners’ written opinion, the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement, by the holders of CyberArk ordinary shares (other than PANW or any affiliate of PANW) was fair, from a financial point of view, to the holders of CyberArk ordinary shares (other than PANW or any affiliate of PANW). The opinion is more fully described in the section of this proxy statement/prospectus entitled “The Merger—Opinion of Qatalyst Partners, CyberArk’s Financial Advisor” and the full text of the opinion is attached as Annex B to this proxy statement/prospectus.

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Surviving Company. Considering the financial position of CyberArk and Merger Sub, no reasonable concern exists that, as a result of the merger, the surviving company would not be able to fulfill the obligations of CyberArk to its creditors.

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Potential Strategic Alternatives. The CyberArk board considered possible alternatives to the merger reasonably available to CyberArk, including continuing to operate as a standalone company, and the potential benefits and risks to CyberArk shareholders of these alternatives, as well as the CyberArk board’s assessment that none of these alternatives was reasonably likely to create greater value for CyberArk shareholders within a reasonable period of time, taking into account risks of execution as well as market, industry, business and competitive risks.

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Risks Relating to Remaining a Standalone Company. The CyberArk board considered CyberArk’s prospects and risks if CyberArk were to remain an independent company. The CyberArk board considered CyberArk’s then-current business and financial plans, including the risks and uncertainties associated with achieving and executing on CyberArk’s business and financial plans in the short-term and long-term, as well as the general risks of market conditions that could reduce the trading price of CyberArk ordinary shares. Among the potential risks and uncertainties identified by the CyberArk board were:

•	the challenges faced by companies in the information security industry, including the need to successfully adapt to constant and rapid technological change;

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achieving CyberArk’s growth plans in light of the then-current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the information security industry specifically;

•	then-current and anticipated future competition for CyberArk’s products, and its ability to maintain or improve its competitive position or to meet planned growth rates;

•	CyberArk’s history of incurring net losses, and its ability to generate sufficient revenue to achieve and sustain profitability and to generate cash flow from operating activities; and

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other risks and uncertainties discussed in CyberArk’s public filings filed with or furnished to the SEC, including CyberArk’s Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated herein by reference.

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Other Potential Acquirors. The CyberArk board considered, in consultation with management and its advisors, the potential risks and benefits of negotiating on an exclusive basis with PANW or commencing a process in which certain other third parties that could be potentially interested in pursuing a business combination with CyberArk (in addition to PANW) would be invited to submit indications of interest. The CyberArk board and its advisors also evaluated whether to reach out to other potential acquirers based on various financial and strategic factors, including the likelihood and ability to consummate a transaction at a price that would exceed the value of the merger consideration offered by PANW. The CyberArk board determined, in consultation with CyberArk’s management and its advisors, to proceed on an exclusive basis with PANW primarily for the following reasons:

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the unique strategic rationale for a transaction with PANW, the strategic alignment between CyberArk and PANW and the potential to meaningfully accelerate CyberArk’s vision of delivering its leading identity security platform globally and at scale;

•	PANW’s financial ability to fund a potential transaction and the resulting likelihood of a higher premium as compared to other potential acquirors;

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other potential acquirors were not perceived to have the financial ability or willingness to consummate a transaction, at such time, on financial terms more favorable to CyberArk shareholders than PANW’s offer;

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the solicitation of other third-party interest would raise confidentiality concerns and potentially heighten the risk that the process would become known to the broader market, including customers, suppliers and employees;

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the commencement of a broader process, or any leaks related thereto, could have deterred PANW and caused it to withdraw its offer, as indicated by the fact that PANW’s July 7 Proposal was contingent on CyberArk negotiating exclusively with PANW with respect to a transaction through CyberArk’s earnings announcement for the second quarter of 2025; and

•	PANW’s willingness to agree to “fiduciary out” provisions and the ability of the CyberArk board to consider competing offers following announcement of the transaction in the merger agreement.

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Ability to Respond to Unsolicited Acquisition Proposals, Change Recommendation and Terminate the Merger Agreement. The CyberArk board considered that, while it determined not to conduct a process of inviting other potential acquirers to submit indications of interest, the merger agreement includes “fiduciary out” provisions. Subject to the terms and conditions of the merger agreement, the “fiduciary out” provisions permit CyberArk to, in response to its receipt of an unsolicited, bona fide, written acquisition proposal under certain circumstances, provide information to and engage in negotiations or discussions with third parties with respect to an acquisition proposal if CyberArk determines in good faith, after consultation with CyberArk’s outside legal counsel and financial advisors, that the acquisition proposal constitutes or would reasonably be expected to result in a superior proposal and that failure to take such action would be reasonably likely to violate the fiduciary duties of the CyberArk board under applicable law and which further provide that, at any time prior to the approval of the merger agreement by CyberArk’s shareholders, in response to its receipt of an unsolicited, bona fide, written Acquisition Proposal and subject to certain requirements, (a) the CyberArk board may change its recommendation that the holders of CyberArk ordinary shares approve the merger agreement (or may change its recommendation in response to certain intervening events) and/or (b) CyberArk may terminate the merger agreement to enter into a definitive written agreement providing for such acquisition proposal, if the CyberArk board has determined in good faith after consultation with CyberArk’s outside legal counsel and financial advisors that such acquisition proposal constitutes a superior proposal and the failure to change its recommendation and/or to terminate the merger agreement would be reasonably likely to violate the fiduciary duties of the CyberArk board under applicable law. The CyberArk board further considered the fact that the $750 million termination fee payable by CyberArk under certain circumstances (i) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger and (ii) would not preclude another party from making a competing proposal.

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Terms of the Merger Agreement. The CyberArk board considered all of the terms and conditions of the merger agreement, including the structure of the merger and the transactions, the limited scope of the conditions to closing, CyberArk’s right to specific performance to cause PANW to consummate the Merger under certain circumstances, and other remedies available under the merger agreement, subject to certain conditions, and the customary nature of the representations, warranties, covenants and agreements of the parties. The CyberArk board further considered the course and nature of negotiations with PANW, which were conducted at arm’s length and during which the CyberArk board was advised by highly qualified legal and financial advisors. These negotiations ultimately resulted in terms that (a) provide for a significant premium over the trading price of CyberArk ordinary shares; (b) provide robust provisions designed to ensure, absent certain circumstances that would cause a closing condition not to be satisfied or allow termination of the merger agreement, that the merger and the transactions are completed; and (c) provide for a termination fee payable by PANW to CyberArk if the transaction is terminated for failure to obtain regulatory approval.

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Regulatory Approvals. The CyberArk board considered the relative likelihood of significant antitrust or other regulatory impediments to closing and the provisions of the merger agreement related to regulatory approvals, including the obligation of PANW and CyberArk to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the transactions, including the merger, as soon as practicable after signing, subject to certain terms and limitations set forth in the merger agreement.

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Likelihood of Completion. The likelihood that the merger will be consummated, based on, among other things, the limited number of conditions to the merger, the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, the remedies available under the merger agreement to CyberArk in the event of various breaches by PANW, and PANW’s reputation in the cybersecurity industry, its financial capacity to complete an acquisition of this size and its prior track record of successfully completing acquisitions, which the CyberArk board believed supported the conclusion that a transaction with PANW could be completed on a reasonable timetable for such a transaction and in an orderly manner.

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Shareholder Approval. The CyberArk board considered that the merger agreement, the merger and the other transactions would be subject to the approval of the CyberArk shareholders, and that CyberArk shareholders would be free to vote against the approval of the merger agreement, the merger and the other transactions.

The CyberArk board also considered various uncertainties, risks and other potentially negative factors relating to the merger agreement, the merger and the other transactions, including, among other things, the following:

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Risk Associated with Failure to Consummate the Merger. While the CyberArk board expects that the merger will be consummated, there can be no assurance that all of the conditions to the consummation of the merger will be satisfied, including that the merger will receive required regulatory clearances, or that the merger will be consummated in a timely manner or at all, even if the CyberArk shareholders approve the merger proposal. The CyberArk board considered potential negative effects if the merger is not consummated, including:

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CyberArk’s directors, officers and employees will have expended extensive time and effort to negotiate, implement and consummate the merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the merger;

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CyberArk will have incurred significant transaction and opportunity costs during the pendency of the merger and other transactions, without compensation, except potentially for the $1 billion termination fee payable by PANW if the transaction is terminated under certain circumstances;

•	CyberArk’s continuing business relationships with customers, suppliers, and other business partners and employees, including key personnel, may be adversely affected;

•	the trading price of CyberArk ordinary shares could be adversely affected;

•	the market’s perceptions of CyberArk and CyberArk’s prospects could be adversely affected; and

•	CyberArk’s business may be subject to significant disruption and decline.

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Transaction Costs. The CyberArk board considered the fact that CyberArk has incurred and will continue to incur significant transaction costs and expenses in connection with the merger, regardless of whether the merger is consummated.

•	PANW Common Stock as Merger Consideration. The fact that the value of the merger consideration will fluctuate depending on the performance of PANW common stock prior to closing of the merger,

and that the merger agreement does not provide termination or walk-away rights to CyberArk in the event of a decline in the price of PANW common stock.

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Risk to PANW Common Stock Price Post-Merger. The risk of significant selling pressure on the price of PANW common stock immediately following the closing of the merger if a significant number of CyberArk shareholders seek to sell the PANW common stock they received as merger consideration.

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Inability to Solicit Competing Proposals and Termination Fee. The merger agreement includes a covenant prohibiting CyberArk from directly or indirectly soliciting, seeking, initiating, encouraging, facilitating or taking actions that would lead to other potential acquisition proposals, subject to certain exceptions, and CyberArk may be required to pay a termination fee of $750 million in cash if the merger agreement is terminated under certain circumstances, including to accept a superior proposal. The CyberArk board also considered, but did not consider to be preclusive of a potential acquirer making a competing offer, the potential that such termination fee may deter other potential acquirers from making a competing offer for CyberArk, the impact of the termination fee on CyberArk’s ability to engage in certain transactions for 12 months from the date the merger agreement is terminated under certain circumstances, and the fact that the right afforded to PANW under the merger agreement to re-negotiate the terms of the merger agreement in response to superior acquisition proposals may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, CyberArk. The CyberArk board recognized that the provisions in the merger agreement relating to these restrictions on competing offers and the payment of these fees were required by PANW to enter into the merger agreement.

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Effect of Public Announcement. The effect of the public announcement of the merger agreement, including effects on CyberArk’s operations, CyberArk’s commercial relationships, the trading price of CyberArk ordinary shares and PANW common stock, and CyberArk’s ability to attract and retain management and other key employees during the pendency of the merger and the other transactions, as well as the potential for litigation in connection with the merger and other potential adverse effects on the financial results of CyberArk as a result of any related disruption in CyberArk’s business during the pendency of the merger and the other transactions, which are anticipated to be completed during the second half of PANW’s fiscal 2026.

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Timing and Regulatory Risks. The CyberArk board considered the amount of time it could take to complete the merger, including the possibility that the merger may not be completed or that completion may be unduly delayed for reasons beyond the control of CyberArk or PANW, and including the risk that PANW might not receive the necessary regulatory clearances to complete the merger or that governmental authorities could attempt to condition their approvals or clearances of the merger on one or more of the parties’ compliance with certain terms or conditions which may cause one or more of the merger conditions not to be satisfied.

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Opportunity Costs and Interim Operating Covenants. The CyberArk board considered restrictions on the conduct of CyberArk’s business during the interim period between signing and closing, due to the pre-closing covenants in the merger agreement whereby CyberArk agreed, among other things, to use reasonable best efforts to conduct its business, in all material respects, in the ordinary course of business consistent with past practice and to refrain from taking a number of actions related to the conduct of its business without the prior written consent of PANW (in each case, subject to specified exceptions), which may have an adverse effect on CyberArk, including a potential loss of customers or business, or reduction in business with existing customers, and CyberArk’s ability to respond to changing market and business conditions in a timely manner or at all.

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Interests of Directors and Executive Officers. The CyberArk board considered the interests that CyberArk’s directors and executive officers may have in the merger and the other transactions as individuals that are in addition to, or that may be different from, the interests of the other CyberArk shareholders, as described in more detail under the caption “The Merger—Interests of CyberArk Directors and Senior Management in the Merger”.

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Taxable Nature of the Transactions. The CyberArk board considered the fact that the receipt of the merger consideration will be a taxable transaction to the shareholders of CyberArk for U.S. federal income tax purposes and Israeli tax purposes.

The CyberArk board concluded that the uncertainties, risks and potentially negative factors relevant to the merger were outweighed by the benefits that the CyberArk board expects CyberArk and the CyberArk shareholders would achieve as a result of the merger.

This discussion of the information and factors considered by the CyberArk board includes the principal positive and negative factors considered by the CyberArk board, but is not intended to be exhaustive and may not include all of the factors considered by the CyberArk board. In light of the various factors considered in connection with its evaluation of the merger, and the complexity of these matters, the CyberArk board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and to make its recommendation to CyberArk shareholders. Rather, the CyberArk board viewed its decisions as being based on the totality of the information presented to it and the various factors it considered. In addition, individual members of the CyberArk board may have given differing weights to different factors. The explanation of the CyberArk board’s reasons for the merger and the other transactions and all other information in this section may be forward-looking in nature and therefore should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this proxy statement/prospectus.

The CyberArk board unanimously recommends that you vote (1) “FOR” the merger proposal and (2) “FOR” the 2024 share incentive plan proposal.

Projected Financial Information

While CyberArk has, from time to time, made available financial guidance to CyberArk shareholders, including long-term financial targets provided to CyberArk shareholders in March 2025, CyberArk does not, as a matter of course, make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods due to, among other things, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. As part of managing its business, CyberArk regularly updates its near- and long-term financial projections for internal use. However, in connection with a potential transaction with PANW and given the need to bring current and finalize CyberArk’s standalone business plan and management projections to contextualize the potential transaction, CyberArk’s management prepared certain unaudited prospective financial information which was provided to and considered by the CyberArk board and approved for use and reliance by Qatalyst Partners for purposes of rendering its opinion delivered to the CyberArk board, as summarized in the section of this proxy statement/prospectus entitled “—Opinion of Qatalyst Partners, CyberArk’s Financial Advisor”. The Three-Year Plan (as defined below), which forms part of the Management Projections (as defined below), was approved by the CyberArk board to be provided to PANW in connection with PANW’s due diligence. The Management Projections were prepared based on internal estimates and incorporate CyberArk’s actual financial results from the first quarter of 2025, as discussed with the CyberArk board.

The Management Projections were prepared by CyberArk on a stand-alone basis and do not take into account the transactions contemplated by the merger agreement, including any costs incurred in connection with the merger or the other transactions or any changes to CyberArk’s operations or strategy that may be implemented after the completion of the merger or any changes to the company’s operating plan during the interim period. In addition, the Management Projections do not incorporate CyberArk’s actual financial results for the second quarter of 2025, as discussed with the CyberArk board and Qatalyst Partners. As a result, actual results may differ, possibly materially, from those contained in the Management Projections. For additional information about the risks related to the Merger, see the section entitled “Risk Factors,” together with the other information included or incorporated by reference in this proxy statement/prospectus, particularly the risk factors contained in CyberArk’s Annual Report on Form 20-F and Reports of Foreign Private Issuer on Form 6-K.

The table below presents certain unaudited prospective financial information for CyberArk’s fiscal years 2025 through 2031 (which we refer to as the “Management Projections”), provided to and approved by the CyberArk board in connection with its evaluation of the potential transaction with PANW and approved for use and reliance by Qatalyst Partners for purposes of rendering its opinion delivered to the CyberArk board, as summarized in the section entitled “—Opinion of Qatalyst Partners, CyberArk’s Financial Advisor”. The portions of the Management Projections presented below that cover CyberArk’s fiscal years 2025 through 2028 (which we refer to as the “Three-Year Plan”) were approved by the CyberArk board to be provided to PANW for its consideration in connection with its due diligence. The unaudited prospective financial information in the table below regarding unlevered free cash flow and the unaudited prospective financial information for the fiscal years 2029 through 2031 were extrapolated from certain unaudited prospective financial information prepared by CyberArk’s management, which was considered by the CyberArk board and approved for use and reliance by Qatalyst Partners. The information and table set forth below are included solely to give CyberArk shareholders access to relevant portions of the Management Projections and are not included in this proxy statement/prospectus to influence any CyberArk shareholder to vote their CyberArk ordinary shares in favor of the merger or for any other purpose.

	Fiscal Year Ending December 31,
	2025	2026	2027	2028	2029	2030	2031
	($ in millions)
Revenue	$1,349	$1,655	$2,002	$2,411	$2,833	$3,292	$3,779
Non-GAAP Operating Income(1)	$244	$328	$492	$660	$863	$1,083	$1,243
Adjusted Free Cash Flow(2)	$329	$437	$558	$725	$942	$1,144	$1,318
Unlevered Free Cash Flow(3)	$223	$346	$469	$629	$833	$1,020	$1,168

(1)

Non-GAAP operating income is a non-GAAP financial measure calculated by starting with operating income and adding back share-based compensation expense, amortization of share-based compensation capitalized in software development costs, amortization of intangible assets, and acquisition related expenses.

(2)

Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities less purchase of property and equipment and other assets, and capitalized internal-use software. Adjusted free cash flow is calculated as free cash flow plus one-time tax payment on the capital gain from the intercompany migration of intellectual property (IP) related to the Venafi acquisition and capital expenditures related to CyberArk’s new U.S. headquarters.

(3)

Unlevered Free Cash Flow used by Qatalyst Partners, with the approval of the CyberArk board, in its financial analyses (as described in more detail in the section entitled “—Opinion of Qatalyst Partners, CyberArk’s Financial Advisor”), is calculated as Non-GAAP operating income (as defined above) subtracting the impact of cash taxes, and adding or subtracting (as applicable) the impact of depreciation, capital expenditures, capitalized internal-use software costs, changes in net working capital and one-time tax payment on the capital gain from the intercompany migration of intellectual property (IP) related to the Venafi acquisition and the capital expenditures related to CyberArk’s new U.S. headquarters.

Important Information About the Management Projections

The Management Projections were not prepared with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”), nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. The non-GAAP financial measures used in the Management Projections were approved by CyberArk for the use by Qatalyst Partners in connection with the rendering of its opinion (as described in more detail in the section entitled “—Opinion of Qatalyst Partners, CyberArk’s Financial Advisor”), and were relied upon by the CyberArk board in connection with its consideration of the merger and the merger consideration. The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to Qatalyst Partners or to the

CyberArk board in connection with a proposed business combination like the merger if the disclosure is included in a document like this proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not relied upon by Qatalyst Partners for purposes of its opinion (as described in more detail in the section entitled “—Opinion of Qatalyst Partners, CyberArk’s Financial Advisor”), or by the CyberArk board in connection with its consideration of the merger agreement, the merger and the merger consideration. Accordingly, CyberArk has not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures. In addition, the Management Projections were not prepared with a view towards complying with GAAP. The Management Projections may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the merger, the effect on CyberArk of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decision or action which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Management Projections do not incorporate CyberArk’s actual financial results for the second quarter of 2025 or take into account the effect of any possible failure of the merger to occur. In addition, the Management Projections may not reflect the manner in which PANW may operate after the merger.

While the Management Projections are presented with numerical specificity, the Management Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond CyberArk management’s control. Further, given that the Management Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year beyond their preparation. The ability to achieve the Management Projections may depend on, in part, whether or not the strategic goals, objectives and targets are reached over the applicable period. The assumptions upon which the Management Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which CyberArk operates, and the risks and uncertainties described in the section entitled “Cautionary Statements Regarding Forward-Looking Statements,” all of which are difficult or impossible to predict accurately and many of which are beyond CyberArk’s control. The Management Projections also reflect assumptions by CyberArk management that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the CyberArk business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when such projections were prepared.

Accordingly, there can be no assurance that the Management Projections will be realized, and actual results may differ, possibly materially, from those shown. The inclusion of the Management Projections in this proxy statement/prospectus should not be regarded as an indication that any of CyberArk, Qatalyst Partners, PANW or any of their respective affiliates, officers, directors, advisors or other representatives considered or consider the Management Projections necessarily predictive of actual future events, and the Management Projections should not be relied upon as such. None of CyberArk, Qatalyst Partners, PANW or any of their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the Management Projections. None of CyberArk, Qatalyst Partners, PANW or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any CyberArk shareholder or any other person regarding the ultimate performance of CyberArk compared to the information contained in the Management Projections or that forecasted results will be achieved. The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in CyberArk’s public filings with and other information furnished to the SEC. CyberArk urges all of the CyberArk shareholders to review its most recent SEC filings for a description of its reported financial results. For more information, please see the section entitled “Where You Can Find More Information.”

In addition, the Management Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement/prospectus, and except as required by applicable securities laws, CyberArk does not intend to update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

The Management Projections were prepared by, and are the responsibility of, CyberArk’s management. The Management Projections have not been audited. Neither the independent registered public accounting firm of CyberArk nor the independent registered public accounting firm of PANW or any other independent accountants, have audited, reviewed, compiled, examined or performed any procedures with respect to the Management Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent registered public accounting firms of CyberArk and PANW assume no responsibility for, and disclaim any association with, the Management Projections.

Opinion of Qatalyst Partners LP, CyberArk’s Financial Advisor

CyberArk retained Qatalyst Partners to act as financial advisor to the CyberArk board in connection with a potential transaction such as the merger and to evaluate whether the merger consideration to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of CyberArk ordinary shares (other than PANW or any affiliate of PANW), was fair, from a financial point of view, to such holders. CyberArk selected Qatalyst Partners to act as its financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the business and affairs of CyberArk and the industry in which it operates. Qatalyst Partners has provided its written consent to the reproduction of Qatalyst Partners’ opinion in this proxy statement/prospectus. At the meeting of the CyberArk board on July 30, 2025, Qatalyst Partners rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the consideration of $45.00 in cash and 2.2005 shares of PANW common stock per CyberArk ordinary share to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of CyberArk ordinary shares (other than PANW or any affiliate of PANW), was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated July 30, 2025, to the CyberArk board following the meeting of the CyberArk board.

The full text of Qatalyst Partners’ written opinion, dated July 30, 2025, to the CyberArk board is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. CyberArk shareholders should read the opinion carefully and in its entirety.

Qatalyst Partners’ opinion was provided to the CyberArk board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the consideration of $45.00 in cash and 2.2005 shares of PANW common stock per CyberArk ordinary share to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of CyberArk ordinary shares, other than PANW or any affiliate of PANW, and it does not address any other aspect of the merger. Qatalyst Partners’ opinion does not constitute a recommendation as to how any CyberArk shareholder should vote with respect to the merger proposal or any other matter and does not in any manner address what the value of PANW common stock actually will be when issued pursuant to the merger or the price at which the CyberArk ordinary shares will trade or otherwise will be transferrable at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion attached as Annex B to this proxy statement/prospectus.

In arriving at its opinion, Qatalyst Partners reviewed a draft of the merger agreement, certain related documents, and certain publicly available financial statements of CyberArk and PANW and other business and financial information of CyberArk and PANW. Qatalyst Partners also reviewed certain forward-looking information relating to CyberArk prepared by the management of CyberArk, including financial projections and operating data of CyberArk, which are described above in the section entitled “—Projected Financial Information.” Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of CyberArk and PANW, with senior management of CyberArk and PANW, respectively, and participated in and advised CyberArk on certain aspects of the negotiations relating to the merger. Qatalyst Partners also reviewed the historical market prices and trading activity for CyberArk ordinary shares and PANW common stock and compared the financial performance of CyberArk and PANW and the prices and trading activity of CyberArk ordinary shares and PANW common stock with that of certain other selected publicly traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by CyberArk and PANW. With respect to the Management Projections, Qatalyst Partners was advised by management of CyberArk, and Qatalyst Partners assumed based on discussions with the management of CyberArk and the CyberArk board, that such projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of CyberArk of the future financial performance of CyberArk and other matters covered thereby. Qatalyst Partners expressed no view as to the Management Projections or the assumptions on which they were based. Qatalyst Partners assumed that the terms of the draft merger agreement reviewed by Qatalyst Partners would not differ materially from the final executed merger agreement, and that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any modification, waiver or delay and with no adjustment to the merger consideration (except pursuant to and in accordance with the merger agreement). In addition, Qatalyst Partners assumed that, in connection with the receipt of all of the necessary approvals of the proposed merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on CyberArk, PANW or the contemplated benefits expected to be derived in the proposed merger. Qatalyst Partners relied upon, without independent verification, the assessment of CyberArk and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CyberArk or PANW or their respective affiliates, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of CyberArk as to the existing and future technology and products of CyberArk and the risks associated with such technology and products. In arriving at its opinion, Qatalyst Partners was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving CyberArk. Qatalyst Partners’ opinion has been approved by Qatalyst Partners’ opinion committee in accordance with its customary practice.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address the underlying business decision of CyberArk to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to CyberArk. Qatalyst Partners was not asked to, nor did Qatalyst Partners express any view on, and its opinion does not address, any other term or aspect of the merger agreement, the merger or any of the other transactions contemplated by the merger agreement, including, without limitation, the structure or form of the merger, or any other agreement or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the merger or any of the other transactions contemplated by the merger agreement. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the consideration of $45.00 in cash and 2.2005 shares of PANW common stock per CyberArk ordinary share to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of CyberArk ordinary shares (other than PANW or any affiliate of PANW), and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of PANW or CyberArk or any of their respective affiliates, or any class of such persons, relative to such consideration.

The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated July 30, 2025. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized both the consensus of third-party research analysts’ projections of the future financial performance of CyberArk as of July 28, 2025 (which we refer to as the “analyst projections”) and the Management Projections.

Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Illustrative Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow (which we refer to as “DCF”) analysis, which is designed to imply a range of estimated potential, present values per share for CyberArk ordinary share as of June 30, 2025 by:

•	adding:

•

the implied net present value of the estimated future unlevered free cash flows (which we refer to as “UFCF”) of CyberArk, based on the Management Projections, for the second half of calendar year 2025 through calendar year 2030 (which implied present value was calculated by using a range of discount rates of 9.0% to 15.0%, based on an estimated weighted average cost of capital for CyberArk);

•

the implied net present value of a corresponding terminal value of CyberArk, calculated by multiplying CyberArk’s estimated UFCF in calendar year 2031 of approximately $1,168 million, based on the Management Projections, by a range of fully diluted enterprise value to next-12-month’s estimated UFCF multiples of 30.0x to 40.0x (which were chosen based on Qatalyst Partners’ professional judgement and experience), and discounted to present value using the same range of discount rates used in the calculation of the implied net present value of the estimated future UFCF of CyberArk described above; and

•	the cash and cash equivalents of CyberArk as of June 30, 2025, as provided by CyberArk’s management.

•	subtracting:

•	the face value of CyberArk’s outstanding convertible debt as of June 30, 2025, as provided by CyberArk’s management.

•

dividing the resulting amount by the number of fully diluted CyberArk ordinary shares outstanding (calculated using the treasury stock method and including CyberArk’s RSUs, PSUs and options), as provided by CyberArk’s management as of July 25, 2025, with each of the above-referenced estimated future UFCFs and terminal value having also been adjusted for the degree of estimated dilution to current shareholders through each respective applicable period (which totaled approximately 18% in the case of the terminal value) due to the estimated net effects of equity issuances, based on estimates of future dilution provided by CyberArk’s management.

Based on the calculations set forth above, this analysis implied a range of values for CyberArk’s ordinary shares of approximately $310.44 to $522.91 per CyberArk ordinary share. Qatalyst Partners noted that the implied notional value of the consideration to be received by CyberArk shareholders pursuant to the merger agreement was $495.00 per CyberArk ordinary share, based on PANW’s closing stock price of $204.50 on July 28, 2025.

Selected Companies Analysis

Qatalyst Partners reviewed and compared selected financial information and public market multiples for CyberArk with publicly available information and public market multiples for selected companies. The companies used in this comparison were those companies listed below, which were selected by Qatalyst Partners in its professional judgment, based on factors including that they are publicly traded companies in similar lines of business to CyberArk, having a similar business model, having similar financial performance, or having other relevant or similar characteristics.

Based upon research analyst consensus estimates for calendar year 2026, and using the closing prices as of July 28, 2025 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully-diluted enterprise value divided by estimated consensus revenue for calendar year 2026 (which we refer to as the “CY2026E Revenue multiples”) for each of the selected companies, as shown below:

Selected Security Companies	CY2026E Revenue Multiple
Cloudflare, Inc.	27.6x
CrowdStrike Holdings, Inc.	20.6x
Zscaler, Inc.	13.3x
Fortinet, Inc.	10.3x
SailPoint, Inc.	9.2x
Varonis Systems, Inc.	8.4x
Okta, Inc.	5.1x
SentinelOne, Inc. (1)	4.6x

[1]	Reflects SentinelOne statistics as of July 18, 2025, the last trading day prior to media rumors of a potential sale to PANW.

Selected High Growth Software Companies	CY2026E Revenue Multiple
Snowflake Inc.	14.5x
Datadog, Inc.	13.6x
ServiceNow, Inc.	13.0x
Samsara Inc.	12.0x
monday.com Ltd.	9.1x
Onestream, Inc.	8.6x
Atlassian Corp.	8.1x
Klaviyo, Inc.	7.1x
Gitlab Inc.	6.7x

Based on an analysis of the CY2026E Revenue multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative multiple range of 8.0x to 14.0x.

Qatalyst Partners then applied this range to CyberArk’s estimated revenue for calendar year 2026, based on each of the Management Projections and the analyst projections. Based on the fully diluted CyberArk ordinary shares outstanding as of July 25, 2025 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), this analysis implied a range of values of $262.57 to $449.94 per CyberArk ordinary share based on the Management Projections and $251.17 to $429.98 per CyberArk ordinary share based on the analyst projections. Qatalyst Partners noted that the implied notional value of the consideration to be received by CyberArk shareholders pursuant to the merger agreement was $495.00 per CyberArk ordinary share, based on PANW’s closing stock price of $204.50 on July 28, 2025.

No company included in the selected companies analysis is identical to CyberArk. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of CyberArk, such as the impact of competition on the business of CyberArk and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of CyberArk or the industry or in the financial markets in general. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, are not in itself a meaningful method of using selected company data.

Selected Transactions Analysis

Qatalyst Partners compared 75 selected public company transactions, including transactions involving companies participating in similar lines of business to CyberArk or with similar business models, similar financial performance or other relevant or similar characteristics.

For each of the selected transactions listed below, Qatalyst Partners reviewed, among other things, (a) the implied fully diluted enterprise value of the target company as a multiple of the actual revenue from the last completed 12 months of such target company (which we refer to as the “LTM Revenue Multiples”) and (b) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the next 12-months’ revenue of such target company (which we refer to as the “NTM Revenue Multiples”).

Announcement Date	Target	Acquiror	LTM Revenue Multiple	NTM Revenue Multiple
12/01/20	Slack Technologies, Inc.	Salesforce, Inc.	37.4x	29.0x
02/15/24	Altium Limited	Renesas Electronics Corporation	20.3x	16.2x
03/20/18	MuleSoft, Inc.	Salesforce, Inc.	21.8x	15.7x
01/16/24	Ansys	Synopsys	16.1x	14.5x
04/11/22	Sailpoint Technologies Holdings, Inc.	Thoma Bravo, LP	15.7x	13.3x
06/06/22	Anaplan, Inc.	Thoma Bravo, LP	16.0x	12.8x
10/15/18	SendGrid, Inc.	Twilio Inc.	14.3x	11.5x
10/12/22	KnowBe4, Inc.	Vista Equity Partners	14.9x	11.4x
06/10/19	Tableau Software, Inc.	Salesforce, Inc.	13.2x	10.9x
07/26/21	Medallia, Inc.	Thoma Bravo, LP	13.0x	10.8x
09/18/14	Concur Technologies, Inc.	SAP SE	12.6x	10.2x
04/24/24	HashiCorp, Inc.	International Business Machines Corporation	10.9x	9.9x
01/20/23	Magnet Forensics, Inc.	Thoma Bravo, LP	11.7x	9.8x
03/08/22	Mandiant, Inc.	Google LLC	11.3x	9.7x
04/26/21	Proofpoint, Inc.	Thoma Bravo, LP	10.8x	9.4x
10/28/18	Red Hat, Inc.	International Business Machines Corporation	10.8x	9.3x
04/22/24	Matterport, Inc.	CoStar Group, Inc.	10.3x	9.3x
07/28/16	NetSuite Inc.	Oracle Corporation	11.8x	9.1x
06/01/16	Demandware, Inc.	Salesforce, Inc.	11.2x	8.9x
08/08/22	Avalara, Inc.	Vista Equity Partners	10.7x	8.8x
08/19/21	Inovalon Holdings, Inc.	Nordic Capital	10.0x	8.8x

Announcement Date	Target	Acquiror	LTM Revenue Multiple	NTM Revenue Multiple
12/07/21	Mimecast Limited	Permira Advisors LLC	10.0x	8.8x
10/23/23	EngageSmart, Inc.	Vista Equity Partners	10.6x	8.8x
12/03/11	SuccessFactors, Inc.	SAP AG	10.9x	8.7x
12/12/22	Coupa Software Incorporated	Thoma Bravo, LP	9.8x	8.4x
03/08/21	Pluralsight, Inc.	Vista Equity Partners	9.8x	8.4x
10/11/22	ForgeRock, Inc.	Thoma Bravo, LP	10.5x	8.4x
02/04/19	The Ultimate Software Group, Inc.	Investor Group	10.0x	8.4x
04/11/22	Datto Holding Corp.	Kaseya & Insight	9.7x	8.3x
01/29/18	Callidus Software Inc.	SAP	9.8x	8.3x
12/21/20	RealPage, Inc.	Thoma Bravo, LP	9.1x	8.2x
12/17/17	Aconex Limited	Oracle Corporation	9.4x	8.1x
08/22/19	Carbon Black, Inc.	VMWare, Inc.	9.2x	8.0x
08/03/22	Ping Identity Corp.	Thoma Bravo, LP	8.9x	8.0x
09/28/22	BTRS Holdings Inc.	EQT X Fund	9.7x	7.9x
05/22/12	Ariba, Inc.	SAP America, Inc.	8.8x	7.8x
06/12/19	Medidata Solutions, Inc.	Dassault Systèmes SE	8.8x	7.5x
03/10/21	Talend S.A.	Thoma Bravo, LP	8.5x	7.4x
06/07/24	PowerSchool Holdings, Inc.	Bain Capital Private Equity, LP	8.1x	7.2x
03/13/23	Qualtrics International Inc.	Silver Lake & CPPIB	8.0x	7.1x
01/09/23	Duck Creek Technologies, Inc.	Vista Equity Partners Management, LLC	7.7x	7.0x
11/11/18	Apptio, Inc.	Vista Equity Partners Fund VI, L.P.	8.1x	7.0x
10/21/15	SolarWinds, Inc.	Silver Lake & Thoma Bravo	9.1x	7.0x
12/20/13	Responsys, Inc.	Oracle Corporation	8.1x	6.9x
12/24/18	MINDBODY, Inc.	Vista Equity Partners	7.8x	6.7x
04/18/16	Cvent, Inc.	Vista Equity Partners	8.0x	6.5x
03/14/23	Cvent Holding Corp.	Blackstone	7.6x	6.5x
06/04/13	ExactTarget, Inc.	Salesforce, Inc.	7.9x	6.5x
12/04/19	Instructure, Inc.	Thoma Bravo, LLC	7.7x	6.5x
01/13/25	Enfusion, Inc.	Clearwater Analytics Holdings, Inc.	7.6x	6.5x
09/24/24	Smartsheet Inc.	Blackstone & Vista Equity	7.3x	6.4x
08/01/16	Fleetmatics Group PLC	Verizon	7.6x	6.3x
04/26/24	Darktrace plc	Thoma Bravo, LP	7.6x	6.3x
10/24/11	RightNow Technologies, Inc.	Oracle Corporation	7.4x	6.2x
05/31/16	Marketo, Inc.	Vista Equity Partners	7.5x	5.9x
12/01/21	Blue Prism Group Plc	SS&C Technologies Holdings, Inc.	7.2x	5.8x
06/20/25	Couchbase, Inc.	Haveli Investments, L.P.	6.5x	5.8x
07/31/23	New Relic, Inc.	Francisco Partners and TPG	6.4x	5.8x
09/09/24	Squarespace, Inc.	Permira Advisers LLC	6.5x	5.6x
01/07/25	Paycor HCM, Inc.	Paychex, Inc.	6.1x	5.5x
06/24/22	Zendesk, Inc.	H&F & Permira	6.8x	5.4x
02/09/12	Taleo Corporation	Oracle Corporation	6.3x	5.3x

Announcement Date	Target	Acquiror	LTM Revenue Multiple	NTM Revenue Multiple
10/03/18	Hortonworks, Inc.	Cloudera, Inc.	6.4x	5.3x
10/27/22	UserTesting, Inc.	Thoma Bravo, LP	6.2x	5.3x
10/14/19	Sophos Group PLC	Thoma Bravo, LP	5.5x	5.0x
10/23/17	BroadSoft, Inc.	Cisco Systems, Inc.	5.3x	4.6x
12/18/23	Alteryx, Inc.	Clearlake Capital and Insight Partners	4.7x	4.2x
02/09/23	Sumo Logic, Inc.	Francisco Partners	4.9x	4.2x
06/15/15	DealerTrack Technologies, Inc.	Cox Automotive, Inc.	4.9x	4.1x
11/11/18	athenahealth, Inc.	Veritas Capital & Elliott	4.3x	3.9x
06/02/16	Qlik Technologies, Inc.	Thoma Bravo, LLC	4.1x	3.6x
05/18/16	inContact, Inc.	NICE Ltd.	4.2x	3.6x
08/22/19	Pivotal Software, Inc.	VMWare, Inc.	3.9x	3.4x
08/27/12	Kenexa Corporation	International Business Machines Corporation	4.0x	3.3x
07/01/11	Blackboard, Inc.	Providence Equity Partners, L.L.C.	3.7x	3.2x
11/02/15	Constant Contact, Inc.	Endurance International Group Holdings, Inc.	2.6x	2.3x

Based on the analysis of the LTM Revenue Multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 9.0x to 17.0x, then applied this range to CyberArk’s last 12-months’ revenue (calculated for the 12-month period ending June 30, 2025) based on CyberArk financial statements filed with the SEC by CyberArk on July 30, 2025. Based on the fully diluted CyberArk ordinary shares as of July 25, 2025 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), as provided by management of CyberArk, this analysis implied a range of values for CyberArk ordinary shares of approximately $216.55 to $397.71 per share. Qatalyst Partners noted that the implied notional value of the consideration to be received by CyberArk shareholders pursuant to the merger agreement was $495.00 per CyberArk ordinary share, based on PANW’s closing stock price of $204.50 on July 28, 2025.

Based on the analysis of the NTM Revenue Multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 8.0x and 16.0x, then applied this range to CyberArk’s estimated next 12-months’ revenues (calculated for the current NTM period ending on June 30, 2026) based on the analyst projections. Based on the fully diluted CyberArk ordinary shares outstanding as of July 25, 2025 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), as provided by management of CyberArk, this analysis implied a range of values for CyberArk ordinary shares of approximately $229.26 to $445.77 per share. Qatalyst Partners noted that the implied notional value of the consideration to be received by CyberArk shareholders pursuant to the merger agreement was $495.00 per CyberArk ordinary share, based on PANW’s closing stock price of $204.50 on July 28, 2025.

No company or transaction utilized in the selected transactions analysis is identical to CyberArk or the merger. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond CyberArk’s control, such as the impact of competition on CyberArk’s business or the industry generally, industry growth and the absence of any material adverse change in CyberArk’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected transactional data. Because of the unique circumstances of each of these transactions and the merger, Qatalyst Partners cautioned against placing undue reliance on this information.

Miscellaneous

In connection with the review of the merger by the CyberArk board, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of CyberArk. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CyberArk. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the consideration of $45.00 in cash and 2.2005 shares of PANW common stock per CyberArk ordinary share to be received pursuant to, and in accordance with, the terms of the merger agreement by CyberArk shareholders, other than PANW or any affiliates of PANW, and in connection with the delivery of its opinion to the CyberArk board. These analyses do not purport to be appraisals or to reflect the price at which CyberArk ordinary shares might actually trade or otherwise be transferable at any time.

Qatalyst Partners’ opinion and its presentation to the CyberArk board was one of many factors considered by the CyberArk board in deciding to approve the merger agreement. The analyses as described above should not be viewed as determinative of the opinion of the CyberArk board with respect to the consideration of $45.00 in cash and 2.2005 shares of PANW common stock per CyberArk ordinary share to be received by holders of CyberArk ordinary shares (other than PANW or any affiliate of PANW) pursuant to the merger or of whether the CyberArk board would have been willing to agree to a different consideration. The consideration of $45.00 in cash and 2.2005 shares of PANW common stock per CyberArk ordinary share was determined through arm’s length negotiations between CyberArk and PANW and was approved by the CyberArk board. Qatalyst Partners provided advice to CyberArk during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to CyberArk or that any specific consideration constituted the only appropriate consideration for the merger.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of CyberArk, PANW or certain of their respective affiliates. During the two-year period prior to the date of the Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates, on the one hand, and CyberArk or PANW, on the other hand, pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to CyberArk or PANW or any of their respective affiliates for which it would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst Partners provided CyberArk with financial advisory services in connection with the proposed merger for which it will be paid an aggregate amount currently estimated at approximately $106 million, subject to a gross-up in certain circumstances, $250,000 of which was paid within 45 days following execution of the engagement letter and $8 million of which was paid upon delivery of its opinion dated July 30, 2025 (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, the closing of the merger. CyberArk has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. Furthermore, CyberArk has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and certain expenses related to or arising out of Qatalyst Partners’ engagement.

PANW’s Reasons for the Merger

PANW believes that the merger will create sustainable long-term value for its stockholders. Key strategic benefits to PANW include (not in any relative order of importance):

•	CyberArk is expected to accelerate PANW’s platform strategy by establishing identity security as a new core platform for PANW;

•

CyberArk’s long-standing leadership in identity security and privileged access management, when combined with PANW’s comprehensive AI-powered security platforms, is expected to create an end-to-end security platform for the AI-era;

•

CyberArk’s integration into PANW’s platforms are expected to enhance PANW’s value to its customers by accelerating innovation in enterprise cybersecurity and providing the optimal combination of best-of-breed technology and integrated platforms to deliver near real-time security outcomes;

•

the expectation that the surviving company would create additional growth opportunities by leveraging the respective complementary strengths of each business, which is expected to create long-term stockholder value; and

•	the strength of CyberArk’s management team and engineering team, and the cultural synergies between the two companies.

Regulatory Approvals

Israeli Regulatory Matters

Israeli Companies Registrar

Under the Companies Law and the rules and regulations promulgated thereunder, the merger may not be completed until each of CyberArk and Merger Sub files with the Companies Registrar the ICA merger proposal setting forth specified details with respect to the merger within three days of calling the CyberArk special general meeting to approve the merger and satisfies all notice requirements in connection with such ICA merger proposal (as discussed below), and the applicable statutory waiting period has expired or been terminated.

Pursuant to the Companies Law, CyberArk and Merger Sub, as applicable, must (i) send a copy of the ICA merger proposal to its respective secured creditors, if any, within three days from the date on which the ICA merger proposal was filed with the Companies Registrar and (ii) within four business days after the date of such filing, inform its known substantial creditors (as defined in the Companies Regulations (Merger), 5760-2000), if any, individually by registered mail of such filing and where the ICA merger proposal can be reviewed. CyberArk and Merger Sub, as applicable, must also inform non-secured creditors, if any, by publication in two daily Hebrew newspapers in Israel on the day that the applicable ICA merger proposal is submitted to the Companies Registrar and, with respect to CyberArk, in one popular newspaper in New York within three business days of the date that the ICA merger proposal is filed with the Companies Registrar. Each of CyberArk and Merger Sub must notify their respective creditors of its ICA merger proposal in accordance with these requirements, to the extent applicable. Each of CyberArk and Merger Sub must notify the Companies Registrar of the delivery of such notices given to its respective creditors within three business days following the date on which such notice was sent to creditors. In addition, pursuant to the Companies Law, because CyberArk has more than 50 employees, CyberArk must display a copy of the notice published in the daily Israeli newspapers in a prominent location in CyberArk’s workplace within three business days after the ICA merger proposal has been filed with the Companies Registrar.

Following the CyberArk shareholders vote, CyberArk must file a notice with the Companies Registrar regarding the approval of the merger by CyberArk shareholders within three days after the date on which CyberArk shareholder approval is received, and Merger Sub must file a notice with the Companies Registrar regarding the approval of the merger by its sole shareholder within three days after the date on which such approval occurs. Under the provisions of the Companies Law, the merger may not be completed until at least 30 days have elapsed following each of the shareholder approvals of CyberArk and Merger Sub, and at least 50 days have elapsed from the filing of the ICA merger proposal with the Companies Registrar.

Assuming CyberArk shareholder approval has been obtained and all statutory procedures, requirements and wait periods have been complied with (and all the other conditions set forth in the merger agreement have been waived or satisfied), the merger will become effective upon the issuance of a certificate of merger (as defined below) following a request to issue such certificate by CyberArk and Merger Sub, and upon such request the Companies Registrar will be required to register the merger in the Companies register. For additional information, see the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals.”

ISA Compliance

Both the issuance by PANW of the merger consideration to CyberArk’s Israeli shareholders and the assumption by PANW, pursuant to the merger, of CyberArk’s equity awards that had been awarded to Israeli holders of CyberArk’s ordinary shares require compliance with the ISL.

PANW has caused its Israeli counsel to prepare and file with the ISA an application, in form and substance acceptable to CyberArk, for, and will use reasonable best efforts to obtain, a letter from the ISA confirming that the ISA will not initiate proceedings in connection with the requirements of the ISL concerning the publication of a prospectus in respect of the merger consideration to be issued to Israeli shareholders of CyberArk or applicable holders of CyberArk’s securities to whom the ISL applies, including, to the extent applicable, any holders of CyberArk options, CyberArk RSU awards, and CyberArk PSU awards (which we refer to as the “ISA No-Action Letter”).

U.S. Antitrust

Under the HSR Act and the rules and regulations promulgated thereunder, the merger may not be completed until PANW and CyberArk each files a Notification and Report Form with the Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the U.S. Department of Justice (which we refer to as the “DOJ”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. Alternatively, to provide the FTC and/or the DOJ with additional time to review the proposed acquisition, PANW and CyberArk may withdraw their HSR Notification and Report Forms prior to the expiration of the waiting period and refile, starting a new 30-day waiting period. Finally, if the FTC or DOJ issues a request for additional information and documents (which we refer to as a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.

PANW and CyberArk each filed a Notification and Report Form with respect to the transaction with the FTC and DOJ on September 4, 2025. On September 24, 2025, the parties received early termination of the applicable waiting period under the HSR Act.

At any time before or after consummation of the transactions, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or to terminate existing relationships and contractual rights. At any time before or after the completion of the transactions, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate assets or to terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

There can be no assurance that a challenge to the transactions on antitrust grounds will not be made, or if such a challenge is made, what the result will be. The parties’ obligation to consummate the transactions is subject to certain conditions. See the section entitled “The Merger Agreement—Conditions to the Merger.”

Foreign Regulatory Approvals

The merger is also subject to clearance or approval by regulatory authorities in certain other jurisdictions. The merger cannot be completed until PANW and CyberArk obtain clearance to consummate the merger or applicable waiting periods have expired or been terminated in each applicable jurisdiction. PANW and CyberArk, in consultation and cooperation with each other, will file notifications, as required with regulatory authorities, as promptly as practicable after the date of the merger agreement. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate assets or terminate existing relationships and contractual rights.

Although PANW and CyberArk currently believe they should be able to obtain the required regulatory approvals described above in a timely manner, they cannot be certain when or if it will be obtained or, if obtained, whether such expiration, termination or approval will require terms, conditions or restrictions not currently contemplated that will be detrimental to PANW or its subsidiaries, or the surviving company after the completion of the merger. PANW and CyberArk have agreed to take certain actions to obtain the required regulatory approvals. For additional information, see the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals.”

Neither PANW nor CyberArk is aware of any material governmental approvals or actions that are required for completion of the merger other than as described above. It is presently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

Interests of CyberArk Directors and Senior Management in the Merger

In considering the recommendation of the CyberArk board to vote in favor of the approval of the merger agreement, CyberArk shareholders should be aware that CyberArk’s directors and senior management have interests in the merger that may be different from, or in addition to, the interests of CyberArk shareholders generally. The CyberArk board was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement (including the merger), and in recommending to CyberArk shareholders that the merger agreement be approved. Such interests are described below.

CyberArk’s senior management members since the beginning of CyberArk’s last fiscal year are: Ehud (“Udi”) Mokady (Executive Chairman), Matthew Cohen (Chief Executive Officer), Erica Smith (Chief Financial Officer), Eduarda Camacho (Chief Operating Officer), Donna Rahav (Chief Legal Officer), Omer Grossman (Chief Information Officer), Peretz Regev (Chief Product Officer) and Joshua Siegel (former Chief Financial

Officer). CyberArk’s non-employee directors since the beginning of CyberArk’s last fiscal year are: Gadi Tirosh, Amnon Shoshani, Kim Perdikou, Ron Gutler, François Auque, Avril England and Mary Yang.

Treatment of Outstanding CyberArk Equity Awards

Equity awards held by CyberArk’s senior management members and non-employee directors will be treated as described below in the section entitled “Treatment of CyberArk Equity Awards.” In addition to the terms outlined below, the equity award agreements with members of senior management provide that with respect to each of (i) the assumed CyberArk options (as described below in the section entitled “ —Treatment of CyberArk Equity Awards—Assumed Options”), (ii) the assumed RSU awards and (iii) the assumed CyberArk PSUs (each of clause (ii) and (iii) as described below in the section entitled “ —Treatment of CyberArk Equity Awards—Assumed RSU Awards and PSU Awards”), will vest in full in the event that a senior management member’s employment is terminated by CyberArk without cause or by the senior management member for good reason, in each case, within 12 months following a merger or sale transaction.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, CyberArk’s non-employee directors and senior management will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. Such indemnification and insurance coverage is further described in the section entitled “The Merger—Indemnification and Insurance”.

Employee Compensation and Benefits

Under the merger agreement, PANW has undertaken to provide severance payments and benefits to each CyberArk employee in the event of his or her termination of employment without cause during the 12-month period following the effective time, which benefits for employees at the level of vice president or above (including each senior management member other than Messrs. Mokady and Cohen) are as follows (or such greater amount as provided in the applicable employee’s employment agreement or offer letter):

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lump sum cash severance payment equal to a minimum of 20 weeks’ base salary, plus one week of base salary for each year of service after completing three years of service (subject to a maximum of 39 weeks’ base salary);

•	prorated annual bonus based on target performance and the number of days employed and eligible under the applicable bonus plan during the relevant performance period;

•	nine months of COBRA premiums (or similar under local law, to the extent applicable), or, for those aged 60 or older, 18 months of such premiums; and

•	three months of outplacement services.

The severance payments and benefits described above are subject to the employee’s execution and non-revocation of a release of claims in favor of CyberArk and PANW and are to be provided in addition to any notice period provided for under an employee’s employment agreement or offer letter. Messrs. Mokady and Cohen, are eligible for severance payments and benefits upon a qualifying termination of employment under the terms of their individual employment agreements or offer letters, regardless of the occurrence of the effective time, which severance payments and benefits are greater than those provided under the merger agreement as summarized above.

In addition, under the merger agreement, PANW has undertaken that for one year following the effective time, it will cause the surviving company and its subsidiaries to provide each continuing employee of CyberArk (i) a base salary or wage rate no less favorable than that provided by CyberArk before the effective time, (ii) a target cash incentive compensation opportunity (excluding equity incentive opportunities) no less favorable than that provided by CyberArk before the effective time, and (iii) employee benefits (excluding equity compensation, defined benefit pension, retiree medical or welfare benefits, change in control or retention arrangements, incentive cash compensation opportunities and severance benefits) that are substantially comparable in the aggregate to those provided by CyberArk to such employee before the effective time (provided that, from the date of the first annual enrollment period of PANW’s employee benefit programs until the end of the 12-month period following the effective time, PANW may satisfy its obligation under this clause (iii) by providing employee benefits (subject to the aforementioned exclusions) that are substantially comparable in the aggregate to those provided to similarly situated employees of PANW and its affiliates).

Arrangements with PANW

As of the date of this proxy statement/prospectus, none of CyberArk’s senior management members has entered into any agreement or arrangement with PANW or any of its affiliates regarding the potential terms of their individual employment agreements or the right to participate in the equity of PANW or one or more of its affiliates following the consummation of the merger. Prior to or following the effective time, however, certain senior management members may have discussions, or may enter into agreements or arrangements with, PANW or its affiliates regarding employment with, or the right to participate in the equity of, PANW or one or more of its affiliates.

Treatment of CyberArk Equity Awards

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Paid Out Options. At the effective time, each CyberArk option that is outstanding, unexercised and vested will, without any action on the part of PANW, CyberArk or the holder thereof, be cancelled, with the holder of such CyberArk option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the merger consideration in respect of each net share covered by such CyberArk option, less applicable tax withholdings, with such tax withholding to be withheld pro-rata from the cash consideration portion of such merger consideration payable in respect of such CyberArk option and the stock consideration portion of such merger consideration payable in respect of such CyberArk option. Any vested CyberArk option with a per share exercise price that is equal to or greater than the per share cash equivalent consideration will be cancelled for no consideration.

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Assumed Options. At the effective time, each CyberArk option that is outstanding, unexercised and unvested (other than the CyberArk options described in the immediately preceding section) will, without any action on the part of PANW, CyberArk or the holder thereof, be assumed and converted into an adjusted option to purchase a number of shares of PANW common stock equal to the product obtained by multiplying (i) the number of CyberArk ordinary shares subject to the CyberArk option immediately prior to the effective time by (ii) the equity award conversion ratio, with any fractional shares rounded down to the nearest whole number of shares. Each adjusted option will have an exercise price per share equal to (x) the per share exercise price for CyberArk ordinary shares immediately prior to the effective time divided by (y) the equity award conversion ratio, rounded up to the nearest whole cent. Each adjusted option will otherwise be subject to the same terms and conditions as apply to the CyberArk option as of immediately prior to the effective time.

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Paid Out RSU Awards and PSU Awards. At the effective time, each outstanding CyberArk RSU award that is held by a non-employee member of the CyberArk board of directors or certain employees set forth on the CyberArk disclosure letter and each CyberArk PSU award that contains a performance objective that is based on relative total shareholder return will, without any action on the part of PANW, CyberArk or the holder thereof, be cancelled in exchange for the right to receive the merger consideration in respect of each CyberArk ordinary share subject to such award immediately prior to the effective time, less applicable tax withholdings. The number of CyberArk ordinary shares subject to each CyberArk PSU award that contains a performance objective that is based on relative total shareholder return and for which any applicable performance measurement period has not been completed prior to the effective time will be determined by assuming that the applicable performance goals are achieved at the greater of the target level and the actual level of performance over the 90 calendar days ending on the day preceding the closing date. Any such applicable tax withholding will be withheld pro-rata from the cash consideration portion of such merger consideration payable in respect of such CyberArk RSU award or CyberArk PSU award, as applicable, and the stock consideration portion of such merger consideration payable in respect of such CyberArk RSU award or CyberArk PSU award, as applicable.

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Assumed RSU Awards and PSU Awards. At the effective time, each CyberArk RSU award and each CyberArk PSU award that is outstanding immediately prior to the effective time (other than awards described in “Paid Out RSU Awards and PSU Awards” above) will, without any action on the part of PANW, CyberArk or the holder thereof, be assumed and converted into an adjusted RSU award with respect to a number of shares of PANW common stock equal to the product obtained by multiplying (i) the total number of CyberArk ordinary shares subject to the CyberArk RSU award or CyberArk PSU award, as applicable, immediately prior to the effective time (determined by assuming achievement of the applicable performance objective for such CyberArk PSU award in the target level in the case of a CyberArk PSU award for which the applicable performance measurement period has not been completed prior to the effective time) by (ii) the equity award conversion ratio, with any fractional shares rounded down to the nearest whole number of shares. Each adjusted RSU award will otherwise be subject to the same terms and conditions, including time-based vesting and acceleration terms (except that any performance-based vesting conditions will no longer apply) and, with respect to any CyberArk equity awards that are Section 102 awards, will be issued under the same tax route (in accordance with the options tax ruling, if obtained), applicable to the corresponding CyberArk RSU award or CyberArk PSU award, as applicable, under the applicable CyberArk equity plan and the agreements evidencing grants thereunder.

CyberArk Employee Share Purchase Plan

Pursuant to the merger agreement, as soon as practicable following July 30, 2025 (the date of the merger agreement), CyberArk will take all actions with respect to the CyberArk ESPP that are necessary or appropriate to provide that: (i) with respect to the offering period in effect as of July 30, 2025 (the date of the merger agreement), no employee who was not a participant in such offering period as of July 30, 2025 (the date of the merger agreement) may become a participant in such offering period, and no participant may increase the percentage amount of his or her payroll deduction election from the percentage in effect as of July 30, 2025 (the date of the merger agreement) for such offering period; (ii) subject to the consummation of the merger, the CyberArk ESPP will terminate effective immediately prior to the effective time; (iii) no new offering or purchase period will be commenced under the CyberArk ESPP after July 30, 2025 (the date of the merger agreement) and prior to the termination of the merger agreement and, if the offering period in effect as of July 30, 2025 (the date of the merger agreement) terminates prior to the effective time, the CyberArk ESPP will then be suspended; and (iv) if such offering period is expected to still be in effect at the effective time, then the accumulated payroll deductions of each participant under such offering period will be used to purchase CyberArk ordinary shares on the earlier of (A) the scheduled purchase date for such offering period and (B) a date determined by CyberArk that is at least five business days prior to the expected effective time (with any payroll contributions not applied to purchase CyberArk ordinary shares returned to the participant at such time).

Registration of PANW Common Stock

Pursuant to the merger agreement, as soon as reasonably practicable after the first effective time, PANW will file one or more appropriate registration statements with the SEC (on Form S-3 or Form S-8, or any successor or other appropriate forms) relating to the shares of PANW common stock issuable with respect to the adjusted options and adjusted RSU awards. PANW will use commercially reasonable efforts to maintain the effectiveness of such registration statement or statements for so long as any adjusted options or adjusted RSU awards remain outstanding.

Indemnification and Insurance

For seven years from and after the effective time, PANW must, or must cause the surviving company to, indemnify and hold harmless all past and present Office Holders (as defined in the ICL) of CyberArk and its subsidiaries against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to each indemnified party to the fullest extent permitted under applicable law and the CyberArk articles of association, provided that such indemnified party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, non-appealable judgment that such indemnified party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the effective time (including acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the merger or any of the other transactions contemplated by the merger agreement), whether asserted or claimed prior to, at or after the effective time, in connection with such persons serving as an Office Holder of CyberArk or any of its subsidiaries or of any other person if such service was at the request or for the benefit of CyberArk or any of its subsidiaries, to the fullest extent permitted by applicable law and CyberArk’s articles of association or the organizational documents of the applicable subsidiary of CyberArk (as applicable) or any indemnification agreements with such persons in existence on the date of the merger agreement.

In addition, for a period of seven years following the effective time, the surviving company is required to maintain in effect the provisions in (i) the CyberArk articles of association and (ii) any indemnification agreements of CyberArk or its subsidiaries with any such indemnified party in existence as of July 30, 2025 (the date of the merger agreement), except to the extent such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of Office Holders and advancement of expenses that are in existence as of July 30, 2025 (the date of the merger agreement) and no such provision will be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such indemnified party in respect of acts or omissions occurring or alleged to have occurred at or prior to the effective time (including acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the merger or any of the other transactions).

At or prior to the effective time, CyberArk is required to purchase a seven-year prepaid directors’ and officers’ liability insurance and fiduciary liability insurance “tail” insurance policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by CyberArk and its subsidiaries with respect to matters arising at or prior to the effective time, with an aggregate cost not in excess of 300% of the last aggregate annual premium paid by CyberArk for its directors’ and officers’ liability insurance and fiduciary liability insurance prior to July 30, 2025 (the date of the merger agreement), and if the cost of such “tail” insurance policy would otherwise exceed such amount, CyberArk may purchase only as much coverage as reasonably practicable for such amount. After the effective time, PANW will, and will cause the surviving company to, use reasonable best efforts to maintain such D&O insurance in full force and effect for the seven-year term of such policy.

Listing of PANW Shares; Delisting and Deregistration of CyberArk Ordinary Shares

PANW will use its reasonable best efforts to cause the shares of PANW common stock to be issued in the merger to be approved for listing on Nasdaq, subject to the official notice of issuance, prior to the effective time. Each of the parties will cooperate in taking, or causing to be taken, all actions necessary to delist the CyberArk ordinary shares from Nasdaq and terminate its registration under the Exchange Act, provided that such delisting and termination will not be effective until at or after the effective time.

Accounting Treatment of the Merger

PANW and CyberArk prepare their respective financial statements in accordance with GAAP. The accounting guidance for business combinations requires the use of the acquisition method of accounting for the merger, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. PANW will be treated as the acquirer for accounting purposes.

Treatment of Indebtedness

For a description of PANW’s existing indebtedness, see PANW’s Annual Report on Form 10-K for the year ended July 31, 2025, filed on August 29, 2025, which is incorporated by reference into this proxy statement/prospectus. For a description of CyberArk’s existing indebtedness, see CyberArk’s Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 12, 2025, and Report of Foreign Private Issuer on Form 6-K, filed on June 10, 2025, each of which is incorporated by reference into this proxy statement/prospectus.

For more details on the treatment of CyberArk’s existing indebtedness under the merger agreement, see the section entitled “The Merger Agreement—Treatment of Indebtedness.”

This proxy statement/prospectus does not constitute an offer to sell or the solicitation of an offer to buy any debt securities of PANW or CyberArk. It does not constitute a prospectus or prospectus-equivalent document for any such securities. No offering of any debt securities of PANW will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Financing of the Merger

PANW anticipates that the funds needed to complete the transactions contemplated by the merger agreement will be derived from available cash on hand. PANW’s obligation to complete the merger is not conditioned upon the receipt of any financing.

Tax Treatment of the Merger

Israeli Tax Treatment

For Israeli tax purposes, the merger will generally be treated as a taxable transaction, unless otherwise provided with respect to certain shareholders in the tax rulings be sought. For a more detailed description of the Israeli tax consequences of the merger to holders of CyberArk ordinary shares, please see the section entitled “Material Israeli Income Tax Consequences of the Merger”.

Israeli Tax Rulings

CyberArk caused its Israeli counsels to prepare, in full coordination with PANW, applications for the options tax ruling, the interested public tax ruling, and the withholding tax ruling and expects them to be filed with the ITA as soon as practicable.

CyberArk and PANW have determined that, other than Israeli shareholders of the interested public, there are no CyberArk shareholders that require a ruling from the ITA for deferral of the Israeli tax liability to such dates set forth in Section 104H of the ordinance whose tax situation will not otherwise be addressed in the tax rulings be sought. For more information, see the section entitled “The Merger Agreement—Israeli Tax Rulings.”

There can be no assurance that such tax rulings will be granted before the closing of the merger, if at all, or that, if obtained, such tax rulings will be granted under the conditions requested by CyberArk. For further details concerning the substance of these rulings, please see the section entitled “The Merger Agreement—Israeli Tax Rulings.”

U.S. Federal Income Tax Treatment

For U.S. federal income tax purposes, the merger will generally be a taxable transaction under U.S. tax law. For a more detailed description of the U.S. federal income tax consequences of the merger to holders of CyberArk ordinary shares, please see the section entitled “Material United States Tax Income Consequences of the Merger”.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement entered into by PANW, Merger Sub and CyberArk, a copy of which is attached hereto as Annex A and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger. The description of the merger agreement in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement. The legal rights and obligations of the parties are governed by the specific language of the merger agreement and not this summary.

The Merger

Pursuant to the merger agreement, and upon the terms and subject to the conditions therein, and in accordance with the relevant provisions of the Companies Law, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the merger) will merge with and into CyberArk (as the absorbing company (HaChevra Ha’Koletet) in the merger), and the separate existence of Merger Sub will cease. CyberArk will become a wholly owned subsidiary of PANW and will continue as the surviving company in the merger.

Completion and Effectiveness of the Merger

Under the merger agreement, the closing of the merger will take place by means of a virtual closing through electronic exchange of documents and signatures at 12:01 a.m., Pacific Time, on the fifth business day after the satisfaction or, to the extent permitted by applicable law, waiver of the last of the conditions to the merger (other than any such conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the closing), unless another date, place or time is agreed to in writing by CyberArk and PANW. For more information on the conditions to the merger, please see the section entitled “ —Conditions to the Merger.” We refer to the date on which the completion of the merger occurs as the “closing date.”

As soon as practicable after the determination of the date on which the closing is to take place, each of CyberArk and Merger Sub will (and PANW will cause Merger Sub to), in coordination with each other, deliver to the Companies Registrar a notice of the proposed date on which the Companies Registrar is requested to issue a certificate evidencing the merger in accordance with the Companies Law (which we refer to as the “certificate of merger”) after notice that the closing has occurred is served to the Companies Registrar, which the parties will deliver promptly following the closing. The merger will become effective upon the issuance by the Companies Registrar of the certificate of merger in accordance with Section 323(5) of the Companies Law. It is the intention of the parties that the merger will be declared effective and that the issuance by the Companies Registrar of the certificate of merger in accordance with Section 323(5) of the Companies Law will both occur on the closing date.

At the effective time, by virtue of, and simultaneously with, the merger and without any further action on the part of PANW, Merger Sub, CyberArk or any CyberArk shareholder, (a) Merger Sub will be merged with and into CyberArk, the separate existence of Merger Sub will cease and CyberArk will continue as the surviving company, (b) all the properties, rights, privileges, powers and franchises of CyberArk and Merger Sub will vest in the surviving company, (c) all debts, liabilities and duties of CyberArk and Merger Sub will become the debts, liabilities and duties of the surviving company, and (d) all the rights, privileges, immunities, powers and franchises of CyberArk (as the surviving company) will continue unaffected by the merger in accordance with the Companies Law.

Merger Consideration

At the effective time, by virtue of the merger and without any action on the part of the holder thereof:

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each CyberArk ordinary share issued and outstanding immediately prior to the effective time (other than any converted shares (as defined below) or deemed cancelled shares (as defined below)) will be converted into the right to receive (a) 2.2005 fully paid and nonassessable shares of PANW common stock, with cash in lieu of any fractional shares of PANW common stock, and (b) $45.00 in cash, without interest;

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each CyberArk ordinary share issued and outstanding immediately prior to the effective time that is a deferred share (minyah redumah) or owned or held in treasury by CyberArk or is owned by PANW or Merger Sub (which we refer to as the “deemed cancelled shares”) will not entitle the holder thereof to any consideration pursuant to the merger agreement; and

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each CyberArk ordinary share issued and outstanding immediately prior to the effective time that is owned or held by any wholly owned subsidiary of CyberArk or PANW (other than Merger Sub) will be converted into such number of shares of the surviving company such that the ownership percentage of any such subsidiary in the surviving company will equal the ownership percentage of such subsidiary in CyberArk immediately prior to the effective time (which we refer to as the “converted shares” and, together with the deemed cancelled shares, the “excluded shares”).

If the aggregate stock consideration would exceed the maximum share number, (a) the exchange ratio of 2.2005 shares of PANW common stock will be reduced to the minimum extent necessary (rounded down to the nearest 4th decimal place) such that the aggregate stock consideration does not exceed the maximum share number and (b) the cash consideration of $45.00 per share will be increased on a per share basis by an amount in cash equal to the PANW trading price multiplied by the difference between the initial exchange ratio and the exchange ratio as determined in accordance with the merger agreement (rounded to the nearest whole cent).

From and after the effective time, all CyberArk ordinary shares (other than any deemed cancelled shares and converted shares) will be held by PANW as a result of the merger, and each holder of a valid certificate or certificates which immediately prior to the effective time represented any such CyberArk ordinary shares or evidenced by way of book-entry in the register of shareholders of CyberArk immediately prior to the effective time will thereafter cease to have any rights with respect to such CyberArk ordinary shares, except the right to receive the applicable merger consideration upon the surrender of such CyberArk ordinary shares in accordance with the merger agreement, including the right to receive cash in lieu of fractional shares of PANW common stock, if any, into which such CyberArk ordinary shares would have been converted pursuant to the merger agreement (after aggregating all shares represented by the certificates and CyberArk book-entry shares delivered by such holder), together with the amounts, if any, payable pursuant to the merger agreement with respect to dividends or other distributions with respect to PANW common stock.

Fractional Shares

No certificate or scrip representing fractional shares of PANW common stock will be issued upon the surrender for exchange of CyberArk ordinary share certificates or CyberArk book-entry shares, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of PANW. Instead, each holder of CyberArk ordinary shares converted pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of PANW common stock (after aggregating all shares represented by CyberArk ordinary share certificates and CyberArk book-entry shares delivered by such holder) will receive, in lieu thereof, cash, without interest, in an amount equal to such fraction of a share of PANW common stock multiplied by the PANW trading price, rounded to the nearest whole cent.

Exchange of CyberArk Ordinary Shares for the Merger Consideration

PANW anticipates retaining Computershare Trust Company, N.A., as the depositary and exchange agent for the merger to handle the exchange of CyberArk ordinary shares for the merger consideration (which we refer to as the “exchange agent”).

Certificates

Promptly after the effective time (and in any event within five business days after the effective time), PANW will cause the exchange agent to mail to each holder of record of a CyberArk ordinary share certificate and whose CyberArk ordinary shares were converted into the right to receive the merger consideration (a) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the CyberArk ordinary share certificates will pass, only upon delivery of the CyberArk ordinary share certificates (or affidavits of loss in lieu thereof and, if required by PANW, an indemnity bond) to the exchange agent and will be in such form and have such other provisions as PANW may reasonably specify and will be reasonably satisfactory to CyberArk and (b) instructions for effecting the surrender of the CyberArk ordinary share certificates (or affidavits of loss in lieu thereof and, if required by PANW, an indemnity bond) in exchange for payment of the merger consideration into which such CyberArk ordinary shares have been converted pursuant to the merger agreement, including any amount payable in respect of fractional share consideration, and the payment of any dividends or other distributions, without interest, which prior to proper exchange of such CyberArk ordinary shares had become payable with respect to the shares of PANW common stock issuable as merger consideration in respect of such CyberArk ordinary shares.

Promptly after the effective time (and in any event within five business days after the Effective Time), PANW will cause the exchange agent to mail to each holder of record of a CyberArk ordinary share certificate or CyberArk book-entry share and whose CyberArk ordinary shares were converted pursuant to the merger agreement to the right to receive the merger consideration a declaration and/or instructions regarding a valid tax certificate (or such other forms as are required under any applicable tax law) in which the beneficial owner (and, if the beneficial owner is not the registered owner, the owner) of CyberArk ordinary shares provides certain information necessary for PANW or the exchange agent or the Israeli withholding agent, as applicable, to determine whether any amounts need to be withheld from the consideration payable to such beneficial owner (and, if the beneficial owner is not the registered owner, the owner) under the merger agreement pursuant to the terms of the ordinance (in each case, subject to the terms of the withholding tax ruling (if obtained), the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), or any provision of applicable tax laws).

Subject to the withholding tax ruling, upon surrender of a CyberArk ordinary share certificate (or an affidavit of loss in lieu thereof and, if required by PANW, an indemnity bond) for cancellation to the exchange agent or to such other agent or agents as may be appointed by PANW, together with such letter of transmittal and declaration for tax withholding purposes and/or a valid tax certificate (or such other forms as are required under any applicable tax law), in each case duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such CyberArk ordinary share certificate will be entitled to receive in exchange therefor the applicable merger consideration, net of applicable withholding, pursuant to the provisions of the merger agreement, including any fractional share consideration that such holder has the right to receive pursuant to the provisions of the merger agreement, and the payment of any dividends or other distributions, without interest, which prior to proper exchange of such CyberArk ordinary shares had become payable with respect to the shares of PANW common stock issuable as merger consideration in respect of such CyberArk ordinary shares, for each CyberArk ordinary share formerly represented by such CyberArk ordinary share certificate and the CyberArk ordinary share certificate (or affidavit of loss in lieu thereof and, if required by PANW, an indemnity bond) so surrendered will be forthwith cancelled. The exchange agent will accept such CyberArk ordinary share certificates (or affidavits of loss in lieu thereof and, if required by PANW, an indemnity bond) upon compliance with such reasonable terms and conditions as the exchange agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

If payment of the merger consideration is to be made to a person other than the person in whose name the surrendered CyberArk ordinary share certificate is registered, it will be a condition precedent of payment that (a) the CyberArk ordinary share certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer and (b) the person requesting such payment will have paid any transfer and other similar taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the surrendered CyberArk ordinary share certificate or will have established to the satisfaction of PANW that such tax either has been paid or is not required to be paid.

Book-Entry Shares

No holder of record of a CyberArk book-entry share will be required to deliver a letter of transmittal or surrender such CyberArk book-entry shares to the exchange agent, and in lieu thereof, upon receipt of an “agent’s message” by the exchange agent (together with such other evidence, if any, of transfer and documentation as the exchange agent may reasonably request), the holder of such CyberArk book-entry share will be entitled to receive the applicable merger consideration pursuant to the provisions of the merger agreement, including any fractional share consideration that such holder has the right to receive pursuant to the provisions of the merger agreement, and the payment of any dividends or other distributions, without interest, which prior to proper exchange of such CyberArk ordinary shares had become payable with respect to the shares of PANW common stock issuable as merger consideration in respect of such CyberArk ordinary shares, as soon as reasonably practicable (in any event within five business days (subject to the withholding delay as contemplated by the merger agreement, see the section entitled “ —Withholding Taxes” for more information)) following the later to occur of (i) the effective time and (ii) the exchange agent’s receipt of a declaration for tax withholding purposes (including all required supporting documentation) and/or a valid tax certificate (or such other forms as are required under any applicable tax law), as and if applicable, or after withholding has been made from such merger consideration in accordance with the merger agreement.

Because holders of CyberArk book-entry shares must provide a declaration for tax withholding purposes (including all required supporting documentation) and/or a valid tax certificate (or such other forms as are required under any applicable tax law), the receipt of merger consideration by the holder of CyberArk book-entry shares will be delayed until such time as such holder has provided such declaration, tax certificate or other forms, except as provided in the merger agreement.

No Interest

No interest will be paid or will accrue on any portion of the merger consideration payable in respect of any CyberArk ordinary shares.

Termination of Rights

At the effective time, the stock transfer books or register of shareholders of CyberArk will be closed and thereafter there will be no further registration of transfers of CyberArk ordinary shares on the records of CyberArk. Until surrendered, each CyberArk ordinary share certificate and CyberArk book-entry share will be deemed at any time after the effective time to represent only the right to receive the applicable merger consideration. If, after the effective time, CyberArk ordinary share certificates or CyberArk book-entry shares are presented to PANW for any reason, they will be cancelled and exchanged as provided in the merger agreement.

Withholding Taxes

Each of PANW, Merger Sub, CyberArk, the surviving company, ESOP Management and Trust Company, whom CyberArk has appointed as trustee for equity awards to Israel employees in accordance with Section 102 of the ordinance (which we refer to as the “102 trustee”), the exchange agent and any other third-party paying agent will be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to the merger agreement, any amounts that are required to be withheld or deducted with respect to such amounts under the withholding tax ruling, the interested public tax ruling, and the options tax ruling (or the interim options tax ruling, if applicable), if obtained (in accordance with the terms and conditions of the applicable tax ruling), the Code, the ordinance or any other applicable law relating to taxes. PANW, Merger Sub and CyberArk will cooperate to reduce or eliminate any tax deduction or withholding pursuant to the merger agreement to any applicable payee, to the extent permissible in the circumstances, including without limitation, by creating procedures for the avoidance of Israeli tax withholding for applicable categories of payees and enabling payees to complete or remedy any deficiencies in documentation required to be produced to avoid withholding. To the extent that amounts are withheld in accordance with the merger agreement and remitted to the appropriate governmental entity, such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of whom such deduction and withholding was made.

If the options tax ruling (or the interim options tax ruling, if applicable) is not obtained prior to the 16th day of the calendar month following the month during which the closing occurs, the merger consideration payable with respect to the CyberArk ordinary shares that were issued upon exercise or vesting of Section 102 awards and at the effective time are issued and outstanding and held by the 102 trustee or otherwise subject to a “supervisory trust” arrangement (which we refer to as the “Section 102 shares”) will be subject to withholding of Israeli tax under applicable tax law when due (i.e., on the 16th day of the calendar month following the month during which the closing occurs) and the payors will take such actions as may be required to effect such withholding of Israeli tax in a timely manner.

In the event payment of the merger consideration to any person (other than a holder of Section 102 awards or Section 102 shares or CyberArk equity awards that are subject to section 3(i) of the ordinance) is not governed by the withholding tax ruling or the interested public tax ruling, whether by virtue of such ruling not having been issued as of the date of payment or such ruling not addressing the Israeli tax withholding requirements with respect to such person (which we refer to as a “non-ruling payee”), then any payment of the merger consideration to a non-ruling payee will be retained by the exchange agent for the benefit of each such non-ruling payee for a period of up to 180 days from closing (which we refer to as the “withholding drop date”), unless PANW or the exchange agent is otherwise instructed explicitly by the ITA, and until the withholding drop date, no payor will make any such payments, or withhold any amounts for Israeli taxes from any such payment, to any non-ruling payee, except as provided in the merger agreement, and during which time each non-ruling payee may seek to obtain a valid tax certificate. If a non-ruling payee delivers, no later than five business days prior to the withholding drop date a valid tax certificate to the applicable payor, then the merger consideration payable to such non-ruling payee will be paid to such non-ruling payee, subject to any non-Israeli tax withholding that is applicable to such payment, and any deduction and withholding of Israeli taxes will be made solely in accordance with the valid tax certificate. If any non-ruling payee (i) does not provide the applicable payor with a valid tax certificate by no later than five business days before the withholding drop date, or (ii) submits a written request to the applicable payor to release such non-ruling payee’s applicable consideration prior to the withholding drop date but fails to submit a valid tax certificate at or before such time, then the amount of Israeli tax to be withheld from such consideration will be calculated according to the applicable withholding rate as reasonably determined by PANW in accordance with applicable law. Any withholding made in new Israeli shekels with respect to payments made hereunder in U.S. dollars will be calculated based on a currency conversion rate on the date the payment is made to any recipient and any currency conversion commissions will be borne by the applicable recipient and deducted from payments to be made to such recipient. With respect to any payment to a holder of CyberArk options, CyberArk RSU awards or CyberArk PSU awards who is not an Israeli resident for Israeli tax purposes and did not receive such CyberArk options, CyberArk RSU awards or CyberArk PSU awards in consideration for services and/or work provided to the company, payment will be made without Israeli tax withholding, provided that the applicable non-Israeli resident holder of CyberArk options, CyberArk RSU awards and CyberArk PSU awards has provided PANW and the applicable payor with a validly executed declaration regarding their non-Israeli residence and confirmation that the company options were granted in consideration for work and/or services performed entirely outside of Israel and not to the company, not later than five business days before the withholding drop date. If such declaration is not provided five business days prior to the withholding drop date, then such payment will be subject to Israeli tax withholding at the applicable payor’s sole discretion.

In the event that any payment of the stock portion of the merger consideration is subject to withholding, then the amount required to be withheld from the stock portion of the merger consideration will be funded first through a reduction from any cash portion of the merger consideration payable to such person. To the extent the cash portion of the merger consideration is insufficient to permit such withholding, then, prior to making such payment, the applicable payor will be entitled to retain, sell or otherwise transfer such stock portion of the merger consideration, in part or in whole, after using commercially reasonable efforts to provide reasonable advance notice to the person entitled to such stock portion of merger consideration and at its sole discretion in order to satisfy all such withholding requirements pursuant to the merger agreement (which we refer to as the “stock withholding amount”). Any cash proceeds from any such sale in excess of the amount of taxes due with respect to a recipient, net of any reasonable out-of-pocket expenses, will be delivered to the applicable person entitled to such stock portion of the merger consideration and the taxes will be timely remitted to the appropriate governmental entity. Any reasonable out-of-pocket costs or expenses incurred by a payor in connection with a sale of the stock portion of the merger consideration will be borne by the payor. Any such stock withholding amount retained, sold or otherwise transferred by the payor in accordance with the merger agreement will be treated for all purposes of the merger agreement as having been delivered and paid to the person in respect of whom such withholding is required to be made.

If the withholding tax ruling or the interested public tax ruling is obtained, then the provisions of the withholding tax ruling or the interested public tax ruling, as applicable, will apply and all applicable withholding procedures with respect to any recipients will be made in accordance with the provisions of the applicable tax ruling. CyberArk and PANW have determined that, other than Israeli shareholders of the interested public, there are no CyberArk shareholders that require a ruling from the ITA for deferral of the Israeli tax liability to such dates set forth in Section 104H of the ordinance whose tax situation will not otherwise be addressed in the tax rulings be sought. For more information, please see the section entitled “ —Israeli Tax Rulings.”

Treatment of CyberArk Equity Awards

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Paid Out Options. At the effective time, each CyberArk option that is outstanding, unexercised and vested will, without any action on the part of PANW, CyberArk or the holder thereof, be cancelled, with the holder of such CyberArk option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the merger consideration in respect of each net share covered by such CyberArk option, less applicable tax withholdings, with such tax withholding to be withheld pro-rata from the cash consideration portion of such merger consideration payable in respect of such CyberArk option and the stock consideration portion of such merger consideration payable in respect of such CyberArk option. Any vested CyberArk option with a per share exercise price that is equal to or greater than the per share cash equivalent consideration will be cancelled upon the effective time for no consideration.

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Assumed Options. At the effective time, each CyberArk option that is outstanding, unexercised and unvested (other than the CyberArk options described in the immediately preceding section) will, without any action on the part of PANW, CyberArk or the holder thereof, be assumed and converted into an adjusted option to purchase a number of shares of PANW common stock equal to the product obtained by multiplying (i) the total number of CyberArk ordinary shares subject to the CyberArk option immediately prior to the effective time by (ii) the equity award conversion ratio, with any fractional shares rounded down to the nearest whole number of shares. Each adjusted option will have an exercise price per share equal to (x) the per share exercise price for CyberArk ordinary shares immediately prior to the effective time divided by (y) the equity award conversion ratio, rounded up to the nearest whole cent. Each adjusted option will otherwise be subject to the same terms and conditions and, with respect to any CyberArk equity awards that are Section 102 awards, will be issued under the same tax route (in accordance with the options tax ruling, if obtained), applicable to the corresponding CyberArk option, under the applicable CyberArk equity plan and the agreements evidencing grants thereunder.

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Paid Out RSU Awards and PSU Awards. At the effective time, each outstanding CyberArk RSU award that is held by a non-employee member of the CyberArk board of directors or certain employees set forth on the CyberArk disclosure letter and each CyberArk PSU award that contains a performance objective that is based on relative total shareholder return will, without any action on the part of PANW, CyberArk or the holder thereof, be cancelled in exchange for the right to receive the merger consideration in respect of each CyberArk ordinary share subject to such award immediately prior to the effective time, less applicable tax withholdings. The number of CyberArk ordinary shares subject to each CyberArk PSU award that contains a performance objective that is based on relative total shareholder return and for which any applicable performance measurement period has not been completed prior to the effective time will be determined by assuming that the applicable performance goals are achieved at the greater of the target level and the actual level of performance over the 90 calendar days ending on the day preceding the closing date. Any such applicable tax withholding will be withheld pro-rata from the cash consideration portion of such merger consideration payable in respect of such CyberArk RSU award or CyberArk PSU award, as applicable, and the stock consideration portion of such merger consideration payable in respect of such CyberArk RSU award or CyberArk PSU award, as applicable.

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Assumed RSU Awards and PSU Awards. At the effective time, each CyberArk RSU award and each CyberArk PSU award that is outstanding immediately prior to the effective time (other than awards described in “Paid Out RSU Awards and PSU Awards” above) will, without any action on the part of PANW, CyberArk or the holder thereof, be assumed and converted into an adjusted RSU award with respect to a number of shares of PANW common stock equal to the product obtained by multiplying (i) the total number of CyberArk ordinary shares subject to the CyberArk RSU award or CyberArk PSU award, as applicable, immediately prior to the effective time (determined by assuming achievement of the applicable performance objectives for such CyberArk PSU award at the target level in the case of a CyberArk PSU award for which the applicable performance measurement period has not been completed prior to the effective time) by (ii) the equity award conversion ratio, with any fractional shares rounded down to the nearest whole number of shares. Each adjusted RSU award will otherwise be subject to the same terms and conditions, including time-based vesting and acceleration terms (except that any performance-based vesting conditions will no longer apply) and, with respect to any CyberArk equity awards that are Section 102 awards, will be issued under the same tax route (in accordance with the options tax ruling, if obtained), applicable to the corresponding CyberArk RSU award or CyberArk PSU award, as applicable, under the applicable CyberArk equity plan and the agreements evidencing grants thereunder.

CyberArk Employee Share Purchase Plan

Pursuant to the merger agreement, as soon as practicable following July 30, 2025 (the date of the merger agreement), CyberArk will take all actions with respect to the CyberArk ESPP that are necessary or appropriate to provide that: (i) with respect to the offering period in effect as of July 30, 2025 (the date of the merger agreement), no employee who was not a participant in such offering period as of July 30, 2025 (the date of the merger agreement) may become a participant in such offering period, and no participant may increase the percentage amount of his or her payroll deduction election from the percentage in effect as of July 30, 2025 (the date of the merger agreement) for such offering period; (ii) subject to the consummation of the merger, the CyberArk ESPP will terminate effective immediately prior to the effective time; (iii) no new offering or purchase period will be commenced under the CyberArk ESPP after July 30, 2025 (the date of the merger agreement) and prior to the termination of the merger agreement and, if the offering period in effect as of July 30, 2025 (the date of the merger agreement) terminates prior to the effective time, the CyberArk ESPP will then be suspended; and

(iv) if such offering period is expected to still be in effect at the effective time, then the accumulated payroll deductions of each participant under such offering period will be used to purchase CyberArk ordinary shares on the earlier of (A) the scheduled purchase date for such offering period and (B) a date determined by CyberArk that is at least five business days prior to the expected effective time (with any payroll contributions not applied to purchase CyberArk ordinary shares returned to the participant at such time).

Registration of PANW Common Stock

PANW will file or have on file with the SEC, on the closing date, a registration statement on Form S-8 (or any successor form), to the extent such form is available, relating to the shares of PANW common stock issuable with respect to the adjusted options and adjusted RSU awards. PANW will use commercially reasonable efforts to maintain the effectiveness of such registration statement or statements for so long as adjusted options and adjusted RSU awards remain outstanding.

Representations and Warranties

The merger agreement contains customary representations and warranties of the parties. These include representations and warranties of CyberArk with respect to:

•	organization and qualification;

•	subsidiaries;

•	capitalization;

•	corporate authority relative to the merger agreement;

•	requisite shareholder approval;

•	due execution, delivery and enforceability of the merger agreement;

•	required consents and approvals;

•	no violations;

•	securities reports and filings;

•	financial statements;

•	internal controls and procedures;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events;

•	compliance with laws;

•	permits;

•	employee benefit plans;

•	labor matters;

•	tax matters;

•	litigation, orders;

•	intellectual property;

•	privacy and data protection;

•	real property, assets;

•	material contracts;

•	environmental matters;

•	customers, suppliers, resellers, government entities;

•	insurance;

•	information supplied for SEC filings;

•	opinion of financial advisor;

•	anti-takeover laws;

•	related party transactions; and

•	finders and brokers.

The merger agreement also contains customary representations and warranties of PANW and Merger Sub, including with respect to:

•	organization and qualification;

•	capitalization;

•	corporate authority relative to the merger agreement;

•	due execution, delivery and enforceability of the merger agreement;

•	required consents and approvals;

•	no violations;

•	securities reports and filings;

•	financial statements;

•	internal controls and procedures;

•	the absence of undisclosed liabilities;

•	absence of changes or events;

•	compliance with laws and permits;

•	litigation, orders;

•	information supplied for SEC filings;

•	sufficient funds and valid issuance of PANW common stock in the merger;

•	finders and brokers;

•	no CyberArk ordinary shares ownership; and

•	activity of Merger Sub.

Certain representations and warranties contained in the merger agreement are qualified by “material adverse effect,” as described below. None of the representations and warranties contained in the merger agreement will survive the effective time. The representations, warranties and covenants made by CyberArk in the merger agreement are qualified by information contained in CyberArk’s confidential disclosure letter delivered to PANW in connection with the execution of the merger agreement and by filings that CyberArk has made with the SEC since January 1, 2023 and publicly available before July 30, 2025 (the date of the merger agreement). The representations, warranties and covenants made by PANW and Merger Sub in the merger agreement are qualified by information contained in PANW’s confidential disclosure letter delivered to CyberArk in connection with the execution of the merger agreement and by filings that PANW has made with the SEC since January 1, 2023 and publicly available before July 30, 2025 (the date of the merger agreement). The representations, warranties and covenants of each party in the merger agreement were made only for the purposes of, and were and are solely for the benefit of the parties to, the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure letters made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to holders of CyberArk ordinary shares. Accordingly, the representations and warranties may not describe the actual state of affairs as of July 30, 2025 (the date of the merger agreement), or at any other time, and holders of CyberArk ordinary shares should not rely on them as statements of fact. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the merger agreement. Holders of CyberArk ordinary shares are not third-party beneficiaries of these representations, warranties and covenants under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CyberArk or any of its affiliates or of PANW or any of its affiliates.

Material Adverse Effect

A “material adverse effect” with respect to PANW or CyberArk means any change, effect, development, circumstance, condition, state of facts, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or operations of such party and its subsidiaries, taken as a whole, except that no such change, effect, development, circumstance, condition, state of facts, event or occurrence to the extent resulting or arising from any of the following will be deemed to constitute a material adverse effect or will be taken into account when determining whether a material adverse effect exists or has occurred:

(a)

any changes in U.S., Israel (in the case of CyberArk), regional, global or international economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions;

(b)	any changes in conditions in any of the industries or markets in which such party and its subsidiaries operate;

(c)	any changes in political, geopolitical, regulatory or legislative conditions in the United States, Israel (in the case of CyberArk) or any other country or region of the world;

(d)	any changes after July 30, 2025 (the date of the merger agreement) in GAAP or the interpretation thereof;

(e)	any changes after July 30, 2025 (the date of the merger agreement) in applicable law or the interpretation thereof;

(f)

any failure by such party to meet any internal or published projections, estimates or expectations of such party’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by such party to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account);

(g)	any acts of terrorism (including cyber terrorism) or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, or acts of armed hostility;

(h)

acts of God, earthquakes, hurricanes, tsunamis, tornados, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks, cyberattacks (other than those directed at such party or any its subsidiaries) or other force majeure events, including any material worsening of such conditions threatened or existing as of July 30, 2025 (the date of the merger agreement) (which, together with clause (g), we refer to as “emergency events”);

(i)	the execution and delivery of the merger agreement, the identity of the other party or any of its subsidiaries, the pendency or consummation of the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, or the public announcement of the merger agreement or the transactions contemplated by the merger agreement, including any litigation arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement, in each case only to the extent resulting from the execution and delivery of the merger agreement, the identity of the other party or any of its subsidiaries, the pendency or consummation of the merger agreement, the merger and the other transactions contemplated by the merger agreement, or the public announcement of the merger agreement or the transactions contemplated by the merger agreement, as applicable (except that this clause (i) will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the legal consequences resulting from the execution and delivery of the merger agreement or the pendency or consummation of the merger agreement, the merger and the other transactions contemplated by the merger agreement); and

(j)

any action or failure to take any action which action or failure to act is requested in writing by the other party or otherwise expressly required by the merger agreement (other than, in the case of CyberArk, pursuant to CyberArk’s covenant to use reasonable best efforts to conduct its business in all material respects in the ordinary course of business until the earlier of the effective time or the date (if any) the merger agreement is terminated); provided that, with respect to the exceptions in clauses (a), (b), (c), (d), (e), (g) and (h) above, if such change, effect, development, circumstance, condition, state of facts, event or occurrence has had a disproportionate adverse effect on such party or any of its subsidiaries relative to other companies operating in the industry and, to the extent reasonably relevant to such change, effect, development, circumstance, condition, state of facts, event or occurrence, geographic regions in which such party and its subsidiaries operate, then only the incremental disproportionate adverse effect of such change, effect, development, circumstance, condition, state of facts, event or occurrence will be taken into account for the purpose of determining whether a “material adverse effect” exists or has occurred.

Conduct of Business Before Completion of the Merger

Restrictions on CyberArk’s Operations

The merger agreement provides for certain restrictions on CyberArk’s and its subsidiaries’ activities between July 30, 2025 (the date of the merger agreement) and until the earlier of the effective time or the date (if any) the merger agreement is validly terminated pursuant to the merger agreement. In general, except as set forth in CyberArk’s confidential disclosure letter, as specifically permitted or required by the merger agreement, as required by applicable law, as consented to in writing by PANW, or as undertaken reasonably and in good faith by CyberArk or any of its subsidiaries in response to any emergency event to the extent such emergency event is directly impacting CyberArk or any of its subsidiaries (except that CyberArk will, to the extent reasonably practicable under the circumstances, consult with PANW in good faith and take into account its views prior to taking any such actions), CyberArk will, and will cause each of its subsidiaries to, use reasonable best efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice and use reasonable best efforts to (a) preserve intact its and their present business organizations, goodwill and ongoing businesses, (b) keep available the services of its and their present officers and other key employees (other than where termination of such services is for cause) and (c) preserve its and their relationships with customers, suppliers, vendors, resellers, licensors, licensees, governmental entities, employees and other persons with whom it and they have material business relations. In addition, except as set forth in CyberArk’s confidential disclosure letter, as specifically permitted or required by the merger agreement, as required by applicable law or as consented to in writing by PANW (which, in certain specified cases, may not be unreasonably withheld, conditioned or delayed), CyberArk must not, and must cause each of its subsidiaries not to, directly or indirectly:

•	amend, modify, waive, rescind, change or otherwise restate CyberArk’s or any of its subsidiaries’ articles of association, certificate of incorporation, bylaws or equivalent organizational documents;

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authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding share capital or other equity interests (whether in cash, assets, shares or other securities of CyberArk or any of its subsidiaries) (other than dividends or distributions made by any wholly owned subsidiary of CyberArk to CyberArk or any wholly owned subsidiary of CyberArk);

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enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC or ISA with respect to any of its capital stock or other equity interests or securities;

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split, combine, subdivide, reduce or reclassify any shares of its share capital or other equity interests, or redeem, purchase or otherwise acquire any of its share capital or other equity interests, or issue or authorize the issuance of any of its share capital or other equity interests or any other securities in respect of, in lieu of or in substitution for, shares of its share capital or other equity interests, except for (a) the acceptance of CyberArk ordinary shares as payment of the exercise price of CyberArk options or for withholding taxes in respect of CyberArk equity awards or (b) the acceptance of CyberArk ordinary shares (or cash equivalent thereof) upon exercise of any of CyberArk’s rights pursuant to certain capped call confirmations;

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issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any equity awards, shares in the share capital, voting securities or other equity interest in CyberArk or any of its subsidiaries or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” share, “phantom” share rights, share appreciation rights or share-based performance units;

•

take any action to cause to be exercisable or vested any otherwise unexercisable or unvested CyberArk equity award (except as otherwise required by the express terms of any CyberArk equity award as of July 30, 2025 (the date of the merger agreement)), other than (a) issuances of CyberArk ordinary shares in respect of any exercise of CyberArk options outstanding on July 30, 2025 (the date of the merger agreement) or the vesting or settlement of CyberArk equity awards outstanding on July 30, 2025 (the date of the merger agreement), in all cases in accordance with their respective terms as of July 30, 2025 (the date of the merger agreement), (b) issuances of CyberArk ordinary shares in respect of any awards outstanding under the ESPP in respect of the current ESPP offering periods, (c) sales of CyberArk ordinary shares pursuant to the exercise of CyberArk options if necessary to effectuate an optionee direction upon exercise or pursuant to the settlement of CyberArk equity awards in order to satisfy tax withholding obligations, in each case in accordance with the terms of such CyberArk equity awards as in effect on July 30, 2025 (the date of the merger agreement), (d) issuances of CyberArk ordinary shares upon conversion of the convertible notes pursuant to the Indenture, dated as of June 10, 2025, between CyberArk and U.S. Bank Trust Company, National Association, as trustee (which we refer to as “U.S. Bank”) (as in effect on July 30, 2025 (the date of the merger agreement)) (which we refer to as the “convertible notes indenture”) or (e) issuances of equity securities by any wholly owned subsidiary of CyberArk to any other wholly owned subsidiary of CyberArk;

•

except as required by any CyberArk benefit plan as in effect as of July 30, 2025 (the date of the merger agreement) or permitted by a following subclause in this clause, (a) increase the compensation or benefits payable or to become payable to any CyberArk director, employee or other individual service providers; (b) grant to any CyberArk director, employees or any other individual service providers any new rights to, or any increase in existing, severance or termination pay; (c) pay or award, or commit to pay or award, any bonuses, retention or incentive compensation to any of CyberArk’s directors, employees or other individual service providers; (d) enter into any employment, severance or retention agreement (excluding (i) offer letters in the ordinary course with employees in the United States that provide for at will employment, market compensation (that is consistent with the compensation of similarly situated current employees of CyberArk or subsidiaries of CyberArk) and do not include severance or change in control benefits (including without limitation acceleration terms) and

(ii) employment agreements in the ordinary course with employees outside the United States that provide market compensation (that is consistent with the compensation of similarly situated current employees of the CyberArk or subsidiaries of CyberArk) and do not provide termination pay or similar payments in excess of minimum statutory requirements and do not include change in control benefits (including without limitation acceleration terms)) with any of CyberArk’s directors, employees or other service providers; (e) establish, adopt, enter into, amend or terminate any collective bargaining agreement or CyberArk benefit plan, except for any amendments to health and welfare plans in the ordinary course of business consistent with past practice that do not contravene the other covenants set forth in this clause or materially increase the cost to CyberArk of maintaining such benefit plan or the benefits provided thereunder; (f) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any CyberArk benefit plan; (g) determine performance with respect to any CyberArk PSU award, cash incentive program, or other incentive compensation, other than with respect to performance periods that end after July 30, 2025 (the date of the merger agreement) and prior to the effective time and with such determination made in the ordinary course of business and consistent with past practice and in accordance with the applicable terms of the applicable CyberArk benefit plan; (h) terminate (other than for cause) the employment of any CyberArk employee, except for non-officer employees below the level of vice president in the ordinary course of business; (i) hire or promote any CyberArk employees, except for non-officer employees below the level of vice president in the ordinary course of business (for clarity, below such level after hiring or promotion); (j) provide any funding for any rabbi trust or similar arrangement; (k) enter into a contract or relationship with a professional employer organization; or (l) form or otherwise establish any employing entity in any country that does not currently have an employing entity;

•

acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for any acquisitions of, any equity interests in or assets of any person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations, except for (a) transactions solely between CyberArk and its wholly owned subsidiaries or solely between such wholly owned subsidiaries or (b) acquisitions of supplies or equipment in the ordinary course of business consistent with past practice;

•

liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization (including any restructuring, recapitalization or reorganization between or among any of CyberArk and/or its subsidiaries)or adopt any plan or resolution providing for any of the foregoing;

•

make or forgive any loans, advances or capital contributions to, or investments in, any other person, except for (a) loans solely among CyberArk and its wholly owned subsidiaries or solely among CyberArk’s wholly owned subsidiaries, (b) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice, (c) loans, advances, capital contributions or investments that are not in excess of $2,000,000 individually or $5,000,000 in the aggregate or (d) extensions of credit to customers and channel partners in the ordinary course of business consistent with past practice;

•

other than in accordance with certain contracts set forth in CyberArk’s confidential disclosure letter, sell, lease, license, encumber, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any lien (other than certain permitted liens), any of its material properties, rights or assets (including shares in the capital of CyberArk or its subsidiaries), except (a) dispositions of obsolete or worthless equipment, in the ordinary course of business consistent with past practice, (b) non-exclusive licenses of CyberArk’s intellectual property or products entered into in the ordinary course of business consistent with past practice with customers and resellers of CyberArk or its subsidiaries and (c) pursuant to sales, leases, licenses, transfers or exchanges of assets solely among CyberArk and its wholly owned subsidiaries or solely among such wholly owned subsidiaries;

•

terminate or materially amend or modify any written policies or procedures with respect to (a) the use or distribution by CyberArk or any subsidiary of CyberArk of any software subject to an open source license or (b) the use by or for CyberArk or any subsidiary of CyberArk of AI systems, except, in each case, as needed to comply with applicable law or in the ordinary course of business consistent with past practice;

•

(a) enter into certain specified types of material contracts or any other material contract outside of the ordinary course of business consistent with past practice, (b) except as set forth in CyberArk’s confidential disclosure letter, in respect of the convertible notes indenture, the convertible notes and certain capped call confirmations, (i) materially modify, materially amend, extend or terminate (for the avoidance of doubt, other than renewals or non-renewals occurring in the ordinary course of business consistent with past practice) any material contract or (ii) waive, or release any material rights or claims thereunder, or assign the same to a third party (other than CyberArk or any subsidiary of CyberArk), or (c) materially modify or amend or terminate, or waive or release or assign any rights under any material government bid;

•

except in accordance with CyberArk’s capital budget set forth in CyberArk’s confidential disclosure letter, make any capital expenditure or expenditures, enter into agreements or arrangements providing for any capital expenditure or expenditures or otherwise commit to do so;

•

commence (other than any collection action in the ordinary course of business consistent with past practice), waive, release, assign, compromise or settle any claim, litigation, investigation or proceeding (for the avoidance of doubt, including with respect to matters in which CyberArk or any of its subsidiaries is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of any claim, litigation or proceeding that is not brought by governmental entities and that (a) is for an amount not to exceed, for any such compromise or settlement individually, $2,000,000, or in the aggregate, $5,000,000, (b) does not impose any injunctive relief on CyberArk or its subsidiaries and does not involve the admission of wrongdoing by CyberArk, any of its subsidiaries or any of their respective officers or directors and (c) does not provide for the license of, or covenant not to sue or similar grant of rights with respect to, any intellectual property or the termination, modification or amendment of any license of CyberArk intellectual property;

•

make any material change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or applicable law;

•

amend or modify in any material respect any privacy statement of CyberArk or any of its subsidiaries except as required by applicable law or in the ordinary course of business consistent with past practice;

•

(a) make (other than in the ordinary course of business consistent with past practice), change or revoke any material tax election, (b) adopt or change any annual tax accounting period or material tax accounting method, (c) make any material amendment to any material tax return, (d) unless otherwise required by a change in applicable facts after July 30, 2025 (the date of the merger agreement), file any material tax return that is materially inconsistent with a previously filed tax return of the same type for a prior taxable period (taking into account any amendments prior to July 30, 2025 (the date of the merger agreement)), (e) settle or compromise any material liability for taxes or any tax audit, claim or other proceeding relating to a material amount of taxes, (f) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to material taxes, (g) surrender any right to claim a material refund of taxes, (h) request, negotiate or consent to any ruling related to material taxes from any governmental entity or (i) agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes (other than any automatic extensions received in the ordinary course of business);

•

redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any indebtedness or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for the incurrence and repayment of any indebtedness solely among CyberArk and its wholly owned subsidiaries or solely among such wholly owned subsidiaries;

•	enter into any transactions or contracts with any affiliate or other person that would be required to be disclosed under Item 7.B. of Form 20-F;

•

fail to use commercially reasonable efforts to maintain CyberArk’s material insurance policies or comparable replacement policies with respect to the material assets, operations and activities of CyberArk and its subsidiaries;

•

(a) acquire any real property or enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), (b) grant or otherwise knowingly create or consent to the creation of any material easement, covenant, restriction, assessment or charge affecting any real property leased by CyberArk, or any interest therein or part thereof, (c) knowingly commit any waste or nuisance on any such property or (d) make any material changes in the construction or condition of any such property, in each case of clauses (b) through (d) above, other than in the ordinary course of business consistent with past practice;

•	other than the CyberArk special general meeting, convene any special general meeting (or any adjournment or postponement thereof) of the holders of CyberArk ordinary shares;

•	terminate, abandon, withdraw or modify or waive in any material respect any right under any material permit;

•	adopt or otherwise implement any shareholder rights plan, “poison pill” or other comparable agreement;

•

amend, modify, supplement or terminate the convertible notes indenture or certain capped call confirmations or take any action that would result in a change to the conversion rate (as defined in the convertible notes indenture, as in effect on July 30, 2025) or the strike price or cap price (each as defined in the applicable capped call confirmation as in effect on July 30, 2025) from that set forth in the merger agreement or to the option entitlement or number of options (each as defined in the applicable capped call confirmation as in effect on July 30, 2025) or any other variable relevant to the exercise, settlement or payment for the transaction (as defined in the applicable capped call confirmation as in effect on July 30, 2025), other than (a) as contemplated pursuant to the merger agreement, and (b) in respect of any such transaction (as defined in the applicable capped call confirmation as in effect on July 30, 2025), upon exercise of any of CyberArk’s rights pursuant to such capped call confirmation as in effect on July 30, 2025;

•

apply for, negotiate or accept (i) any government grant from the Israel Innovation Authority (which we refer to as the “IIA”) or any other Israeli governmental entity, which government grant is extended to support CyberArk’s or any of its subsidiaries’ research and development operations, or (ii) any material government grant from any governmental entity other than the IIA or any other Israeli governmental entity;

•

use or make available any high-risk AI systems or engage in activities that are “unacceptable” or “prohibited” under the European Union Artificial Intelligence Act (or that are subject to a similar designation under applicable law in other jurisdictions), in each case, in violation of applicable law in any material respect; or

•	agree or authorize, in writing or otherwise, to take any of the foregoing actions.

Restrictions on PANW’s Operations

The merger agreement provides for certain restrictions on PANW’s and its subsidiaries’ activities between July 30, 2025 (the date of the merger agreement) and until the earlier of the effective time or the date (if any) on which the merger agreement is validly terminated pursuant to the merger agreement. In general, except as set forth in PANW’s confidential disclosure letter, as specifically permitted or required by the merger agreement, as required by applicable law, as consented to in writing by CyberArk (which consent may not be unreasonably withheld, conditioned or delayed) or, with respect to the following clause (a) only, as undertaken reasonably and in good faith by PANW or any of its subsidiaries in response to any emergency event to the extent such emergency event is directly impacting PANW or any of its subsidiaries (provided, that PANW will, to the extent reasonably practicable under the circumstances, consult with CyberArk in good faith and take into account its views prior to taking any such actions), PANW (a) will, and will cause each of its subsidiaries to, use reasonable best efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice and (b) must not, and must cause its subsidiaries not to, directly or indirectly:

•

amend, modify, waive, rescind, change or otherwise restate the organizational documents of PANW (whether by merger, consolidation, operation of law or otherwise) in a manner that would materially and adversely affect CyberArk shareholders, or adversely affect CyberArk shareholders relative to other holders of PANW common stock;

•

authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, stock or other securities of PANW or any of its subsidiaries), except (i) dividends and distributions paid or made in the ordinary course of business consistent with past practice by PANW or its subsidiaries to PANW or any other wholly owned subsidiary of PANW and (ii) for transactions that would require an adjustment to the merger consideration pursuant to the terms of the merger agreement and for which the proper adjustment is made;

•

split, combine, subdivide, reduce or reclassify any of its capital stock or other equity interests, except for (i) any such transaction involving only wholly owned subsidiaries of PANW and (ii) any transaction that would require an adjustment to the merger consideration pursuant to the terms of the merger agreement and for which the proper adjustment is made;

•	liquidate (completely or partially), dissolve or adopt any plan or resolution providing for any of the foregoing, with respect to PANW or Merger Sub; or

•	agree or authorize, in writing or otherwise, to take any of the foregoing actions.

CyberArk Special General Meeting and Board Recommendation

The merger agreement requires CyberArk to (a) duly call, give notice of, convene and hold a special general meeting of its shareholders for the purpose of seeking approval of the merger proposal and approval of the CyberArk 2024 share incentive plan proposal as soon as reasonably practicable after July 30, 2025 (the date of the merger agreement) (but, other than with respect to any adjournment or postponement permitted under the merger agreement, in no event later than 45 days following the effectiveness of the registration statement of which this proxy statement/prospectus forms a part), (b) submit such proposals to its shareholders at such meeting and (c) not submit any other proposal in connection with such meeting (other than any proposals submitted by CyberArk shareholders which CyberArk is required to add to the agenda of the CyberArk special general meeting under the Companies Law and the regulations promulgated thereunder and the CyberArk articles of association) without the prior written consent of PANW, except that in the event CyberArk receives a proposal submitted by a CyberArk shareholder (whether or not required to be added to the agenda of the CyberArk special general meeting under the Companies Law and the regulations promulgated thereunder and the CyberArk articles of association), then CyberArk will promptly (and in any event within one business day after its receipt) provide written notice, together with a copy of such proposal, to PANW and consult with PANW in good faith regarding such proposal. CyberArk will comply with the notice requirements applicable to CyberArk in respect of the CyberArk shareholders meeting pursuant to the Companies Law and the regulations promulgated thereunder and the CyberArk articles of association. CyberArk is only entitled to adjourn or postpone the CyberArk special general meeting without PANW’s consent (x) after consultation with PANW (to the extent practicable under the circumstances), to the extent necessary to ensure any supplement or amendment to this proxy statement/prospectus or the registration statement of which this proxy statement/prospectus forms a part required by applicable law is provided to CyberArk shareholders within a reasonable amount of time in advance of the CyberArk special general meeting, or (y) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain approval of the merger proposal, to allow additional time for solicitation of proxies for purposes of obtaining a quorum or the approval of the merger proposal, provided that any such adjournment or postponement pursuant to clause (y) will be for a period of no more than 10 business days, CyberArk will only be permitted to effect no more than two such adjournments or postponements, and no such postponement will be permitted if it would require a change to the record date for the CyberArk special general meeting. In addition, PANW has the right to require CyberArk to effect one adjournment or postponement for a period up to 10 business days under the circumstances described in the foregoing clause (y) so long as no resulting change in the record date would be required.

The CyberArk board unanimously recommends a vote (1) “FOR” the merger proposal and (2) “FOR” the 2024 share incentive plan proposal.

Unless a change of recommendation, as defined below under the section entitled “—No Solicitation of Other Offers by CyberArk”, has been made in accordance with the merger agreement, CyberArk will use its reasonable best efforts to (i) solicit from the CyberArk shareholders proxies in favor of the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and the approval of the CyberArk 2024 share incentive plan proposal, and (ii) take all other action necessary or advisable to secure the CyberArk shareholder approval and the approval of the CyberArk 2024 share incentive plan proposal, including by including the CyberArk board recommendation in this proxy statement/prospectus.

Even if a change of recommendation has been made pursuant to the terms of the merger agreement, unless the merger agreement has been terminated in accordance with its terms, the CyberArk special general meeting will be convened and the merger agreement and the CyberArk 2024 share incentive plan will be submitted to the CyberArk shareholders for approval at the CyberArk special general meeting, and all other obligations of the parties under the merger agreement will continue in full force and effect and will not be affected by the commencement, public proposal, public disclosure or communication to CyberArk of any acquisition proposal, as defined below under the section entitled “—No Solicitation of Other Offers by CyberArk.”

No Solicitation of Other Offers by CyberArk

Under the terms of the merger agreement, subject to certain exceptions described below, CyberArk has agreed that, from July 30, 2025 (the date of the merger agreement) until the earlier of the effective time or the date (if any) on which the merger agreement is validly terminated pursuant to the merger agreement, CyberArk will not and will cause its subsidiaries, and its and their respective officers and directors not to, and CyberArk will use reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly:

(a)

solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or would reasonably be expected to lead to an acquisition proposal (as defined below);

(b)	participate in any negotiations regarding, or furnish to any person any information relating to CyberArk or any of its subsidiaries in connection with, an actual or potential acquisition proposal;

(c)	adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any acquisition proposal;

(d)

withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to PANW, the CyberArk board recommendation, or resolve or agree to take any such action;

(e)

if an acquisition proposal has been publicly disclosed, fail to publicly and without qualification recommend against any such acquisition proposal within 10 business days after the public disclosure of such acquisition proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to PANW, such rejection of such acquisition proposal) and reaffirm the CyberArk board recommendation within such 10-business-day period (or, if earlier, by the second business day prior to the CyberArk special general meeting);

(f)	fail to include the CyberArk board recommendation in this proxy statement/prospectus;

(g)

approve, or authorize, or cause or permit CyberArk or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document with respect to, or any other agreement or commitment providing for, any acquisition proposal (other than certain confidentiality agreements);

(h)

call or convene a meeting of CyberArk shareholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the transactions contemplated by the merger agreement; or

(i)	resolve, publicly propose or agree to do any of the foregoing.

We refer to each action set forth in clauses (c), (d), (e), (f), (g), (h) and (i) (to the extent clause (i) is related to the foregoing clauses (c), (d), (e), (f), (g) or (h)) above as a “change of recommendation.” Any material amendment, revision or change to any acquisition proposal will be deemed to be a new acquisition proposal for purposes of CyberArk’s non-solicitation obligations under the merger agreement. For purposes of CyberArk’s non-solicitation obligations under the merger agreement, the term “person” means any person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to CyberArk, PANW or any of PANW’s subsidiaries or any of their representatives.

In addition, under the merger agreement, CyberArk has agreed that:

•

it will and will cause its subsidiaries, and its and their respective officers and directors to, and CyberArk will use its reasonable best efforts to cause its and its subsidiaries’ other representatives to, immediately cease any and all solicitations, encouragements, discussions or negotiations with any persons, or provision of any information to any persons, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal; and

•

it will promptly after July 30, 2025 (the date of the merger agreement) (and in any event within two business days) (i) request in writing that each person that previously executed a confidentiality agreement in connection with its consideration of an acquisition proposal or a potential acquisition proposal promptly destroy or return to CyberArk all nonpublic information furnished by CyberArk or any of its representatives to such person or any of its representatives in accordance with the terms of such confidentiality agreement; and (ii) terminate access to any physical or electronic data rooms relating to a possible acquisition proposal by such person and its representatives.

Under the merger agreement, CyberArk must enforce, and not waive, terminate or modify without PANW’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement; provided that, if the CyberArk board determines in good faith after consultation with CyberArk’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to violate the directors’ fiduciary duties under applicable law, CyberArk may, with prior written notice to PANW, waive such standstill solely to the extent necessary to permit the applicable person (if it has not been solicited in violation of the merger agreement) to make, on a confidential basis to the CyberArk board, an acquisition proposal, conditioned upon such person agreeing to disclosure of such acquisition proposal to PANW, in each case as contemplated by the merger agreement.

Notwithstanding the limitations described above, if CyberArk receives, prior to the CyberArk shareholder approval being obtained, a bona fide written acquisition proposal that did not result from a breach of CyberArk’s non-solicitation obligations under the merger agreement, then CyberArk, its subsidiaries and its representatives are permitted to contact the person or any of its representatives who has made such acquisition proposal solely to (x) clarify (and not to negotiate or engage in any discussions regarding or relating to) the material terms and conditions of such acquisition proposal so that CyberArk may inform itself about such acquisition proposal and (y) inform such person that has made such acquisition proposal of CyberArk’s non-solicitation obligations under the merger agreement. Further, CyberArk, its subsidiaries and its representatives are permitted to furnish nonpublic information to such person and engage in discussions or negotiations with such person with respect to the acquisition proposal, as long as:

•

the CyberArk board determines in good faith, after consulting with CyberArk’s outside legal counsel and financial advisors, that such proposal constitutes, or would reasonably be expected to result in, a superior proposal;

•

the CyberArk board determines in good faith, after consulting with CyberArk’s outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law; and

•

(x) prior to providing any such information, the person making the acquisition proposal enters into a confidentiality agreement that contains terms that are no less favorable in the aggregate to CyberArk than those contained in the confidentiality agreement between PANW and CyberArk (provided that the confidentiality agreement is not required to include a “standstill” or similar provision) and that does not in any way restrict CyberArk or its representatives from complying with its disclosure obligations under the merger agreement, and (y) CyberArk also provides PANW, prior to or substantially concurrently with the time such information is provided or made available to such person, any nonpublic information furnished to such other person that was not previously furnished to PANW.

Under the merger agreement, CyberArk will notify PANW promptly (and in any event within 24 hours) of CyberArk’s or any of CyberArk’s controlled affiliates’ or its or their respective representatives’ receipt of any acquisition proposal, any proposals or inquiries that would reasonably be expected to lead to an acquisition proposal, or any inquiry or request for nonpublic information relating to CyberArk or any of its subsidiaries by any person who has made or would reasonably be expected to make any acquisition proposal. The notice must include the identity of the person making the acquisition proposal, inquiry or request, and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to any such inquiry or request, including unredacted copies of all written requests, proposals, correspondence or offers (including any proposed agreements received by CyberArk or its representatives relating to such acquisition proposal) or, if such acquisition proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. CyberArk will keep PANW reasonably informed on a prompt and timely basis of the status and material terms (including any amendments or proposed amendments to such material terms) of any such acquisition proposal or potential acquisition proposal, and keep PANW reasonably informed on a prompt and timely basis as to the nature of any information requested of CyberArk with respect thereto and promptly (and in any event within 24 hours), provide to PANW copies of all proposals, offers and proposed agreements relating to an acquisition proposal received by CyberArk or its representatives or, if such information or communication is not in writing, a reasonably detailed written description of the material contents thereof. CyberArk also must promptly provide (and in any event within 24 hours) PANW with any material nonpublic information concerning CyberArk provided to any other person in connection with any acquisition proposal that was not previously provided to PANW. Without limiting the foregoing, CyberArk will promptly (and in any event within 24 hours after such determination) inform PANW in writing if CyberArk determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal to the extent otherwise permitted by the merger agreement.

An “acquisition proposal” for purposes of the merger agreement means any offer, proposal or indication of interest from any person or entity, other than a proposal or offer by PANW or a subsidiary of PANW, at any time relating to any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving:

•	any acquisition or purchase by any person, directly or indirectly, of more than 15% of any class of outstanding CyberArk voting or equity securities (whether by voting power or number of shares);

•

any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning more than 15% of any class of outstanding CyberArk voting or equity securities (whether by voting power or number of shares);

•

any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving CyberArk and any other person pursuant to which the CyberArk shareholders immediately preceding such transaction hold less than 85% of the equity interests in the surviving, resulting or ultimate parent entity of such transaction (whether by voting power or number of shares); or

•	any sale, lease, exchange, transfer or other disposition to any person of more than 15% of the consolidated assets of CyberArk and its subsidiaries (measured by fair market value).

A “superior proposal” for purposes of the merger agreement means a bona fide, written acquisition proposal by a third party which the CyberArk board determines in good faith after consultation with CyberArk’s outside legal counsel and financial advisors to be more favorable to CyberArk shareholders from a financial point of view than the merger, taking into account all relevant factors as the CyberArk board deems to be appropriate, including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing and/or regulatory approvals and likelihood of consummation) and the merger agreement (and, if applicable, any changes to the terms of the merger agreement proposed by PANW in response to any acquisition proposal). When determining whether an offer constitutes a superior proposal, references in the definition of the term “acquisition proposal” to “15%” or “85%” will be replaced with references to “80%” and “20%,” respectively.

Change of Recommendation; Match Rights

At any time prior to CyberArk shareholder approval being obtained:

•

the CyberArk board may make a change of recommendation in response to an intervening event (as defined below) if the CyberArk board has determined in good faith after consultation with CyberArk’s outside legal counsel and financial advisors that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law; or

•

the CyberArk board may (A) make a change of recommendation in response to, or (B) cause CyberArk to terminate the merger agreement in order to enter into a definitive agreement providing for, in each case of (A) and (B), an unsolicited acquisition proposal received after July 30, 2025 (the date of the merger agreement) that did not result from a breach of CyberArk’s non-solicitation obligations under the merger agreement and such acquisition proposal is not withdrawn (subject to payment by CyberArk to PANW of the termination fee described under the section entitled “—Termination Fee”), provided, in each case of (A) and (B), (1) CyberArk has complied with its non-solicitation obligations under the merger agreement and (2) the CyberArk board has determined in good faith after consultation with CyberArk’s outside legal counsel and financial advisors that such acquisition proposal constitutes a superior proposal, but only if the CyberArk board has determined in good faith after consultation with CyberArk’s outside legal counsel and financial advisors that failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law.

Prior to making a change of recommendation for any reason set forth above, CyberArk must provide PANW with four business days’ prior written notice advising PANW that the CyberArk board intends to effect a change of recommendation. The notice must specify in reasonable detail the reasons for such change of recommendation due to an intervening event, or the material terms and conditions of the acquisition proposal (including a copy of any proposed definitive agreement) for any change of recommendation due to a superior proposal. In each case, CyberArk must cause its representatives to negotiate in good faith (to the extent PANW desires to negotiate) any proposal by PANW to amend the merger agreement in a manner that would eliminate the need for the CyberArk board to make such change of recommendation, and the CyberArk board must make the required determination regarding its fiduciary duties again at the end of such four-business-day negotiation period (after taking into account in good faith the amendments to the merger agreement proposed by PANW). With respect to any change of recommendation in response to a superior proposal, if there is any material amendment, revision or change to the terms of the then-existing superior proposal (including any revision to the amount, form or mix of consideration proposed to be received by CyberArk shareholders as a result of such superior proposal), CyberArk must notify PANW of each such amendment, revision or change and the applicable four-day business period will be extended until at least three business days after the time that PANW receives notification of such revision.

An “intervening event” for purposes of the merger agreement means any change, effect, development, circumstance, condition, state of facts, event or occurrence that is material to CyberArk and its subsidiaries, taken as a whole, and was not known by or reasonably foreseeable to CyberArk or the CyberArk board as of or prior to July 30, 2025 (the date of the merger agreement), except that in no event will the following events, changes or developments constitute an “intervening event”: (a) the receipt, existence or terms of an acquisition proposal or any inquiry or communication relating thereto or any matter relating thereto or consequence thereof, (b) changes in the market price or trading volume of CyberArk ordinary shares, PANW common stock or any other securities of CyberArk, PANW or their respective subsidiaries, or any change in credit rating or the fact that CyberArk meets or exceeds (or that PANW fails to meet or exceed) internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account to the extent it would otherwise qualify under this definition), (c) changes in general industry, economic, political or financial conditions or markets (including changes in interest rates, exchange rates, stock, bond and/or debt prices), (d) changes in GAAP, other applicable accounting rules or applicable law or, in any such case, changes in the interpretation thereof or (e) natural disasters, epidemics or pandemics.

Nothing in the merger agreement prohibits CyberArk or the CyberArk board from (a) disclosing to CyberArk shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (b) making any “stop, look and listen” communication to CyberArk shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided that, in each case, any such disclosure or communication will not be deemed to be a change of recommendation so long as such disclosure or communication (x) includes an express reaffirmation of the CyberArk board recommendation and (y) does not include any statement that constitutes, and does not otherwise constitute, a change of recommendation under the merger agreement.

Access

From July 30, 2025 (the date of the merger agreement) until the earlier of the effective time or the date (if any) on which the merger agreement is validly terminated pursuant to the merger agreement, to the extent permitted by applicable law, CyberArk will give, and will cause each of its subsidiaries to, afford to PANW and its representatives reasonable access during normal business hours and upon reasonable advance notice to CyberArk’s and its subsidiaries’ offices, properties, contracts, personnel, books and records (so long as any such access does not unreasonably interfere with CyberArk’s business), and CyberArk will, and will cause each of its subsidiaries to, furnish as promptly as practicable to PANW all information (financial or otherwise) concerning CyberArk’s business, properties, offices, contracts and personnel as PANW may reasonably request (for purposes that are, in good faith, related to, the consummation of the transactions contemplated by the merger agreement, transition and integration planning or the post-closing operation of the surviving company and its subsidiaries). However, CyberArk is not required to provide PANW or its representatives with access to or to disclose information (i) that is prohibited from being disclosed pursuant to of a confidentiality agreement with a third party entered into prior to July 30, 2025 (the date of the merger agreement) or after July 30, 2025 in the ordinary course of business consistent with past practice, (ii) the disclosure of which, in the reasonable good-faith judgment of CyberArk after consultation with legal counsel, would violate applicable law or (iii) the disclosure of which, in the reasonable good-faith judgment of CyberArk after consultation with legal counsel, would cause the loss of any attorney-client, attorney work product or other legal privilege; provided in each case that, in accordance with the merger agreement, CyberArk will use commercially reasonable efforts to make substitute arrangements for disclosure that do not violate such consent requirement, law, or privileges. Furthermore, CyberArk is not required to provide access to or disclose information that is actually pertinent to a pending or threatened litigation, where PANW or any of its affiliates, on the one hand, and CyberArk or any of its affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties.

Financing Cooperation

Under the merger agreement, prior to the effective time (or the earlier termination of the merger agreement), CyberArk will, and will cause its subsidiaries to, use its and their reasonable best efforts to, and will use its reasonable best efforts to cause their representatives to, provide customary cooperation and customary financial information, in each case that is reasonably requested by PANW in connection with any financing obtained or to be obtained by PANW for the purpose of financing the transactions contemplated by the merger agreement or any transaction undertaken in connection therewith, if any, including by using reasonable best efforts to (i) furnish, or cause to be furnished, to PANW audited consolidated and limited unaudited balance sheets and related consolidated statements of operations and cash flows for CyberArk for certain periods before the closing date, (ii) cause CyberArk’s and its subsidiaries’ independent accountants, as reasonably requested by PANW, to consent to the use of their audit reports on the financial statements of CyberArk and its subsidiaries in any materials relating to any such financing or in connection with any filings made with the SEC or pursuant to the Securities Act or Exchange Act in connection with any such financing and to provide any “comfort letters” necessary and reasonably requested by PANW in connection with any debt capital markets transaction comprising a part of any such financing and to participate in reasonable and customary due diligence sessions, (iii) assist PANW with the preparation of pro forma financial information and pro forma financial statements necessary or customary to be prepared or delivered in connection with financings of the same type as such financing and (iv) cooperate with providers of such financing in performing due diligence. However, (a) no such cooperation will be required to the extent it would (i) unreasonably disrupt the conduct of CyberArk’s business, (ii) require CyberArk or its subsidiaries to incur any fees, expenses or other liability prior to the effective time for which it is not promptly reimbursed or simultaneously indemnified, (iii) be reasonably expected to cause any director, officer or employee of CyberArk or any of its subsidiaries to incur any personal liability, (iv) require CyberArk or any of its subsidiaries to waive or amend any terms of the merger agreement or (v) require CyberArk to provide any information that would conflict with any confidentiality obligations applicable to CyberArk or any of its subsidiaries, is prohibited or restricted by applicable law or is legally privileged (provided that CyberArk will notify PANW if it is withholding any information on reliance on this clause (v) and will use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such confidentiality obligations or law or to allow for such access or disclosure to the maximum extent that does not result in a loss of such legal privilege), and (b) CyberArk and its subsidiaries will not be required to execute any credit or security documentation or any other definitive agreement (other than customary authorization or management representation letters) or provide any indemnity prior to the effective time (and in no event will CyberArk’s breach of its obligations described in this paragraph be considered in determining the satisfaction of certain conditions to closing the merger unless such breach is the primary cause of PANW being unable to obtain the proceeds of such financing at the effective time).

The merger agreement requires PANW to indemnify and hold harmless CyberArk, its subsidiaries, and their respective representatives from and against any and all liabilities or losses suffered or incurred by them in connection with any such financing and any information utilized in connection therewith, subject to certain exceptions set forth in the merger agreement. If the merger agreement is validly terminated pursuant to the merger agreement, PANW will, promptly upon request by CyberArk, reimburse CyberArk and its subsidiaries for all reasonable and documented out-of-pocket costs actually incurred by CyberArk and its subsidiaries (including those of its representatives) in connection with such financing cooperation, subject to certain exceptions set forth in the merger agreement.

Treatment of Indebtedness

The merger agreement requires that within the time periods required by the terms of the convertible notes indenture, CyberArk will, and will cause its subsidiaries to, take all actions required by, or reasonably requested by PANW pursuant to, the convertible notes indenture and applicable law to be performed by CyberArk or any of its subsidiaries at or prior to the effective time as a result of the execution and delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the giving of any notices that may be required or reasonably requested by PANW and delivery to any trustee, holders or other applicable person, as applicable, of any documents or instruments required or reasonably requested by PANW to be delivered at or prior to the effective time to such trustee, holders or other applicable person, in each case in connection with the execution and delivery of the merger agreement, the transactions contemplated by the merger agreement or as otherwise required by, or reasonably requested by PANW pursuant to, the convertible notes indenture; provided that CyberArk (or its applicable subsidiary) will deliver a copy of any such notice or other document to PANW at least three business days prior to delivering or entering into such notice or other document in accordance with the terms of the convertible notes indenture. Prior to the effective time, CyberArk agrees to cooperate with PANW, at PANW’s written request, by (i) executing and delivering (or causing to be executed and delivered, as applicable) at the effective time a supplemental indenture, to be dated as of or about the closing date, among CyberArk, PANW and U.S. Bank, compliant with the requirements of the convertible notes indenture (which we refer to as the “convertible notes supplemental indenture”) and officer’s certificates, in each case, in form and substance reasonably acceptable to PANW, pursuant to the convertible notes indenture, (ii) subject to PANW’s execution of the convertible notes supplemental indenture, using its reasonable best efforts to cause the trustee under the convertible notes indenture to execute at the effective time the convertible notes supplemental indenture and (iii) cooperating with PANW with respect to delivery by counsel to PANW or CyberArk of an opinion of counsel in respect of such convertible notes supplemental indenture.

The merger agreement requires that prior to the effective time, at PANW’s request, CyberArk will (i) facilitate the settlement of all or a portion (as PANW may request) of the hedging transactions entered into in connection with CyberArk’s convertible notes evidenced by certain base and additional capped call confirmations entered into between CyberArk on one hand and one of Barclays Bank PLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, UBS AG, London Branch, and Wells Fargo Bank, National Association, on the other hand (which we refer to as the “capped call confirmations” and the “convertible notes hedge obligations”) substantially concurrently with the effective time as reasonably requested by PANW (and any such settlement, including the timing thereof, will be subject to the terms of such capped call confirmations, unless otherwise agreed by the relevant dealer thereunder) and (ii) cooperate with PANW with respect to its efforts to settle all or a portion (as PANW may request) of the convertible notes hedge obligations and the negotiation of any termination or settlement payment or valuation related thereto. CyberArk will not (x) exercise any right that it may have to terminate any convertible notes hedge obligations (other than any exercise or termination contemplated pursuant to the capped call confirmations upon any conversion of the convertible notes prior to the effective time (which we refer to as a “specified exercise”), provided CyberArk will notify PANW in writing as promptly as practicable prior to any such exercise or termination) or (y) agree to amend, modify or supplement the terms relating to, or agree to any amount due upon, the termination or settlement thereof, in each case of clauses (x) and (y), without the prior written consent of PANW. The obligations described in this paragraph will not require CyberArk to (A) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with any convertible notes hedge obligations prior to the occurrence of the effective time, (B) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, that is effective prior to the occurrence of the effective time or (C) refrain from delivering, or delay the delivery of, any notice required by the terms of any of the convertible notes hedge obligations or a notice contemplated by the capped call confirmations in connection with a specified exercise (and CyberArk will provide PANW with prior notice of any such delivery with an opportunity to comment on the relevant notice).

CyberArk will, and will cause its subsidiaries to, deliver all notices and take all other actions that are required to facilitate in accordance with the terms thereof the termination of all commitments outstanding under the Loan Agreement, dated as of June 25, 2024, by and between CyberArk and Bank Leumi Le-Israel B.M. (which we refer to as the “CyberArk credit agreement”), the repayment in full of all obligations, if any, outstanding thereunder, the release of all liens, if any, securing such obligations, and the release of guarantees, if any, in connection therewith, in each case, on the closing date as of the effective time. In furtherance and not in limitation of the foregoing, CyberArk will, and will cause its subsidiaries to, use reasonable best efforts to deliver to PANW at least two business days prior to the closing date, an executed payoff letter with respect to the CyberArk credit agreement in form and substance customary for transactions of this type (and drafts reasonably in advance thereof), from the applicable agent on behalf of the persons to whom such indebtedness is owed, which payoff letter together with any related release documentation shall, among other things, include the payoff amount and provide that all liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of CyberArk and its subsidiaries securing such indebtedness and any other obligations secured thereby, will, upon the payment of the amount set forth in the payoff letter on the closing date, be released and terminated. The obligations described in this paragraph will not require CyberArk or any of its subsidiaries to cause such CyberArk credit agreement termination to be effective unless and until the effective time has occurred and PANW has provided or caused to be provided to CyberArk or its subsidiaries funds (or PANW has directed CyberArk or any of its subsidiaries to use funds on their balance sheet) to pay in full the then-outstanding principal amount of and accrued and unpaid interest and fees under the CyberArk credit agreement.

As promptly as possible, following “Resale Restriction Termination Date” (as defined in the convertible notes indenture), and in any event prior to the “De-Legending Deadline Date” (as defined in the convertible notes indenture), CyberArk will cause the restrictive legend, referenced in the convertible notes indenture, on the convertible notes to be removed and will cause the convertible notes to be assigned unrestricted CUSIP and ISIN numbers as a result thereof, in each case, in accordance with the terms of the convertible notes indenture.

HSR and Other Regulatory Approvals

Under the merger agreement, PANW and CyberArk are required to use reasonable best efforts to take, or cause to be taken (or not take, or cause to be not taken, as applicable), all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including the merger, as soon as practicable, including:

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preparing and filing or otherwise providing, in consultation with the other party and as promptly as practicable and advisable, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and using reasonable best efforts to obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the transactions contemplated by the merger agreement, including the merger (including the tax rulings (as defined below), as and if applicable); and

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using reasonable best efforts to take all actions as may be necessary, subject to the limitations in the merger agreement, to obtain (and cooperating with each other in obtaining) all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals.

Further, PANW and CyberArk each agree to:

•	make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable, and in any event within 25 business days after July 30, 2025 (the date of the merger agreement) (unless a later date is mutually agreed between the parties), and supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to use reasonable best efforts to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable; and

•

make all other necessary or advisable filings as promptly as reasonably practicable, and supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any other applicable regulatory laws.

Notwithstanding the foregoing, none of PANW, Merger Sub or any of their respective subsidiaries is required to, and CyberArk may not and may not permit any of its subsidiaries to, without the prior written consent of PANW, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (1) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of any business of PANW, Merger Sub, CyberArk or any subsidiary of PANW or CyberArk, or otherwise agree to any structural remedy required by any governmental entity in connection with seeking any waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits or authorizations necessary or advisable to be obtained in order to consummate the transactions contemplated by the merger agreement, including the merger, or (2) otherwise conduct, restrict or operate the business or any portion of the business of PANW, Merger Sub, CyberArk or any subsidiary of PANW or CyberArk or impose any restriction, requirement or limitation on the operation of the business or any portion of the business of PANW, Merger Sub, CyberArk or any subsidiary of PANW or CyberArk, or otherwise agree to any behavioral remedy required by any governmental entity in connection with seeking any waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits or authorizations necessary or advisable to be obtained in order to consummate the transactions contemplated by the merger agreement, including the merger, solely if, in the case of clause (2) only (and for the avoidance of doubt, not clause (1)), any such action would reasonably be expected to, individually or in the aggregate, (x) materially reduce the reasonably anticipated benefits to PANW of the transactions contemplated by the merger agreement or (y) impact PANW, CyberArk or their respective subsidiaries in a manner or amount that is material relative to the value of CyberArk and its subsidiaries, taken as a whole. However, if and only if requested by PANW, CyberArk or its subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on CyberArk or its subsidiaries in the event the merger is completed.

Under the merger agreement, in connection with and without limiting the efforts referenced above to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the transactions under the HSR Act or any other applicable regulatory laws, PANW and CyberArk also agree to:

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to the extent not prohibited by applicable law, cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good-faith comments of the other party and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such governmental entity;

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promptly inform the other party of any communication with the DOJ, the FTC or any other governmental entity, by promptly providing copies to the other party of any such written communications (or, in the case of oral communications, advise the other party of such communications), and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the merger agreement; and

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to the extent permitted by applicable antitrust laws governing information sharing, permit the other party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other governmental entity, or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ, the FTC or other applicable governmental entity or other person, give the other party the opportunity to attend and participate in any in-person meetings, substantive telephone calls or conferences with the DOJ, the FTC or any other governmental entity or other person.

Materials required to be provided pursuant to the provision described above may be redacted (A) to remove references concerning the valuation of PANW, CyberArk or any of their respective subsidiaries, (B) as necessary to comply with contractual arrangements and (C) as reasonably necessary to address preserving an applicable privilege or complying with a confidentiality obligation. Each of PANW and CyberArk may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other as “Antitrust Counsel Only Material” which such material and the information contained therein will be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (PANW on the one hand or CyberArk on the other hand) or its legal counsel.

PANW will, on behalf of the parties, control and direct all communications and strategy in dealing with any governmental entity under the HSR Act and other applicable regulatory laws, provided that PANW will consider in good faith the views and comments of CyberArk and its outside counsel with respect to such communications and strategies.

Israeli Securities Authority Approval

PANW has caused its Israeli counsel to prepare and file with the ISA an application, in form and substance acceptable to CyberArk, for, and will use reasonable best efforts to obtain, the ISA No-Action Letter.

Israeli Innovations Law

Due to the funding that CyberArk received from the IIA and pursuant to the Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984, as amended (which we refer to as the “Innovation Law”), promptly following the closing, PANW will cause the surviving company to deliver to the IIA a written notice regarding the change in ownership of CyberArk as a result of the merger. Additionally, PANW will submit to the IIA a completed and executed undertaking (as required under the Innovation Law) of PANW to the IIA in customary form, pursuant to which PANW agrees to be bound and to comply with the provisions of the Innovation Law. PANW agreed under the merger agreement to cause the surviving company to deliver the notice and to execute and submit the undertaking to the IIA promptly following the closing date.

Israeli Tax Rulings

The Options Tax Ruling

CyberArk instructed its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for a ruling (which we refer to as the “options tax ruling”) and which may be subject to customary conditions regularly associated with such a ruling) confirming that:

•	the cancellation and exchange of equity awards granted under Section 102 and conversion of the Section 102 shares in accordance with the merger agreement will not be regarded as a violation of the

“requisite holding period” (as such term is defined in Section 102 of the ordinance) so long as the merger consideration is deposited with the 102 trustee until the end of the respective holding period;

•	the deposit of the merger consideration with the exchange agent and the 102 trustee will not be subject to any withholding obligation; and

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the assumption of CyberArk equity awards that are Section 102 awards pursuant to the merger agreement will not constitute a taxable event and that tax continuity will apply with respect to the CyberArk equity awards.

In addition, CyberArk will include in the request for the options tax ruling a request to exempt PANW, the surviving company, the exchange agent and their respective agents from any Israeli withholding obligation. If the options tax ruling is not granted prior to the closing or in accordance with the instructions of the ITA, CyberArk will seek to obtain prior to the closing an interim tax ruling (which we refer to as the “interim options tax ruling”) confirming, among other things, that (a) the cancellation and exchange of the Section 102 awards and conversion of the Section 102 shares in accordance with the merger agreement will not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102 of the ordinance) so long as the merger consideration is deposited with the 102 trustee until the end of the respective holding period and (b) PANW and any person acting on its behalf (including the exchange agent) will be exempt from Israeli withholding tax in relation to any payments made with respect to CyberArk equity awards that are subject to Section 3(i) of the ordinance, Section 102 awards, or Section 102 shares to the exchange agent, the 102 trustee or CyberArk in connection with the merger.

The 104H Tax Ruling

CyberArk and PANW have determined that, other than Israeli shareholders of the interested public, there are no CyberArk shareholders that require a ruling from the ITA for deferral of the Israeli tax liability to such dates set forth in Section 104H of the ordinance whose tax situation will not otherwise be addressed in the tax rulings being sought.

The Interested Public Tax Ruling

CyberArk instructed its Israeli counsel to prepare and file with the ITA an application for a ruling (to which we refer as the “interested public tax ruling”), with respect to deferral of the taxable event arising from the stock portion of the merger consideration for CyberArk Israeli shareholders who are part of the “interested public”, who are generally holders that (i) acquired their CyberArk ordinary shares on or after the date on which CyberArk was first registered for trading on Nasdaq (i.e., September 24, 2014), (ii) hold less than 5% (fully diluted or undiluted) of CyberArk’s issued and outstanding shares, (iii) are not registered shareholders of CyberArk, (iv) are not officers (as such term is defined in the ISL) or directors in CyberArk, and (v) are not subject to a previous tax ruling issued by the ITA which provides for any other arrangement with respect to the taxation of the sale of their CyberArk shares. The definition of “interested public” may be subject to certain changes, as shall be determined by the ITA if and when it issues the applicable tax rulings.

Generally, the interested public tax ruling is expected to provide that the exchange of CyberArk ordinary shares held by CyberArk interested public shareholders for shares of PANW common stock, will not be taxed upon the exchange. Instead, such shareholders will be taxed on selling their applicable CyberArk ordinary shares only on the date of the actual sale of their shares of PANW common stock. Shareholders that are taxable in Israel on the date of the exchange of shares, will be liable for reporting the sale and for the payment of Israeli taxes upon the sale of their shares of PANW common stock in the future, in accordance with the provisions of the ordinance and the regulations promulgated thereunder. Additionally, Israel-resident shareholders or foreign residents with a permanent establishment in Israel, who sell shares other than through banks and/or Israeli stock exchange members, will be required to report the sale of the shares of PANW common stock issued to such shareholder pursuant to the merger agreement. Certain additional conditions and limitations, including with respect to the calculation of the consideration, tax basis and eligibility to claim any deduction, credit or exemption of any kind, are expected to apply. The interested public tax arrangement based on the arrangement of section 104H of the Israeli Tax Ordinance with certain modifications.

The Withholding Tax Ruling

CyberArk instructed its Israeli counsel to prepare and file with the ITA an application for a ruling (which we refer to as the “withholding tax ruling”) that is expected to apply to the merger consideration payable to CyberArk’s Israeli-resident shareholders, non-Israeli resident shareholders, and non-Israeli resident holders of equity awards of CyberArk, in each case, as defined in the Israeli Tax Ordinance or as will be determined by the ITA (other than recipients covered under the options tax ruling or the interested public tax ruling, if any), including instructions on how to identify any non-Israeli resident holders. With respect to such holders, the withholding tax ruling is expected to provide for an exemption from withholding of Israeli Tax at the source from the merger consideration, or clarifying that no such obligation exists, or provide for instructions on how such withholding at the source is to be implemented, and in particular, with respect to the classes or categories of holders of CyberArk’s shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied.

For more information, see the section entitled “Material Israeli Income Tax Consequences of the Merger.”

Employee Matters

Under the merger agreement, PANW will assume, honor and fulfill all of CyberArk’s benefit plans in accordance with their terms as in effect immediately prior to July 30, 2025 (the date of the merger agreement) or as subsequently amended or terminated as permitted pursuant to the terms of such CyberArk benefit plans and the merger agreement.

For a period of 12 months following the effective time, PANW has agreed to provide, to each employee of CyberArk who continues to be employed by PANW or any subsidiary of PANW after the effective time (which we refer to as the “continuing employees”), (i) base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate, as applicable, provided to such continuing employee immediately prior to the closing, (ii) target incentive cash compensation opportunity (excluding equity incentive compensation) that is no less favorable than the target incentive cash compensation opportunity provided to such continuing employee immediately prior to the closing, (iii) severance benefits that are no less favorable than the severance benefits set forth in CyberArk’s confidential disclosure letter, and (iv) other employee benefits (excluding equity incentive compensation, defined benefit pension, retiree medical or welfare benefits, change in control or retention arrangements, incentive cash compensation opportunities and severance benefits) that are substantially comparable in the aggregate to those in effect for such continuing employee immediately prior to the closing (provided that, from the date of the first annual enrollment period of PANW’s employee benefit programs until the end of the 12-month period following the effective time, PANW may satisfy its obligation under this clause (iv) by providing employee benefits (subject to the aforementioned exclusions) that are substantially comparable in the aggregate to those provided to similarly situated employees of PANW and its affiliates).

PANW also has agreed under the merger agreement that for purposes of vesting, eligibility to participate and level of benefits under the employee benefit plans of PANW and its subsidiaries providing benefits to any continuing employees after the effective time, each continuing employee will, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with CyberArk or its subsidiaries before the effective time, to the same extent as such continuing employee was entitled, before the effective time, to credit for such service and actually afforded credit for such service by CyberArk or its applicable subsidiary under a similar CyberArk benefit plan in which such continuing employee participated or was eligible to participate immediately prior to the effective time, except that the foregoing will not apply for purposes of any equity incentive, defined benefit pension, post-retirement welfare or grandfathered or frozen plan or any plan for which employees of PANW or its subsidiaries do not receive credit for prior service or to the extent that its application would result in a duplication of benefits. PANW has also agreed under the merger agreement to use commercially reasonable efforts to cause all preexisting condition exclusions and actively-at-work requirements to be waived for each continuing employee and his or her covered dependents who become eligible to participate in PANW employee benefit plans, unless such conditions would not have been waived under the CyberArk employee benefit plan in which such continuing employee participated immediately prior to the effective time. CyberArk will terminate its 401(k) plan(s) as of the day immediately preceding the effective time if PANW provides written notice at least ten business days prior to the effective time directing such termination in accordance with the merger agreement.

Other Covenants and Agreements

The merger agreement contains additional covenants and agreements relating to, among other matters:

•	directors’ and officers’ indemnification and insurance;

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submission of the ICA merger proposal to the Companies Registrar, delivery of such ICA merger proposal to CyberArk’s secured creditors, publication of such ICA merger proposal and certain other requirements under the Companies Law;

•	approval of the merger agreement and the transactions contemplated thereby by the sole shareholder of Merger Sub;

•

consultation and consent rights regarding any press releases or other public statements with respect to the merger agreement, the merger, or the other transactions contemplated by the merger agreement;

•	certain additional employee and employee benefit matters;

•	certain reporting requirements under Section 16(a) of the Exchange Act;

•	the approval for the listing of the PANW common stock to be issued in connection with the merger on Nasdaq;

•	the delisting of CyberArk ordinary shares;

•	eliminating any applicability of takeover laws;

•	PANW’s obligation to cause Merger Sub to perform its obligations under the merger agreement;

•	notice, cooperation and coordination relating to transaction-related litigation, if any;

•	resignations of CyberArk directors; and

•	the acknowledgement that the receipt of the merger consideration is intended to be treated as a taxable transaction for U.S. federal income tax purposes.

Conditions to the Merger

The respective obligations of PANW, Merger Sub and CyberArk to effect the merger will be subject to the satisfaction of each of the following conditions, any and all of which may be waived in whole or in part by PANW, Merger Sub and CyberArk, as the case may be, to the extent permitted by applicable law:

•

CyberArk Shareholder Approval — The approval of the merger agreement and the merger by the affirmative vote of the holders of a simple majority of the voting power of CyberArk ordinary shares represented at the CyberArk special general meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes);

•	Nasdaq Listing — The approval of the shares of PANW common stock to be issued in the merger for listing on Nasdaq (or any successor inter-dealer quotation system or stock exchange thereto), subject to official notice of issuance; however, PANW will not be entitled to invoke this condition if it has not complied in all material respects with its obligations to use its reasonable best efforts to cause such shares to be approved for listing on Nasdaq;

•

Registration Statement — The effectiveness under the Securities Act of the registration statement of which this proxy statement/prospectus forms a part and the absence of any stop order or proceeding seeking a stop order;

•

Regulatory Approvals — (i) The expiration or termination of any waiting period (or extensions thereof) under the HSR Act relating to the transactions contemplated by the merger agreement and any commitments not to close the merger before a certain date under a timing agreement entered into with any governmental entity and (ii) the approval, expiration, termination or receipt of, as applicable, all applicable filing, registrations, waiting periods (or extensions thereof) and approvals under certain specified antitrust and foreign investment laws relating to the transactions contemplated by the merger agreement;

•

No Legal Prohibition — No governmental entity of competent jurisdiction has (i) enacted, issued or promulgated any law that is in effect as of immediately prior to the effective time or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the effective time, which, in each case, has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger; and

•

Statutory Waiting Period — At least 50 days have elapsed after the filing of the ICA merger proposal with the Companies Registrar and at least 30 days have elapsed after the CyberArk shareholder approval has been obtained.

The obligations of PANW and Merger Sub to consummate the merger will be further subject to the satisfaction on or prior to the closing date of each of the following additional conditions, any and all of which may be waived in whole or in part by PANW and Merger Sub, as the case may be, to the extent permitted by applicable law:

•

Accuracy of Representations and Warranties — The representations and warranties of CyberArk in the merger agreement (without giving effect to any qualification as to materiality or material adverse effect) being true and correct as of July 30, 2025 (the date of the merger agreement) and as of the closing as though made as of the closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where any failures of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or material adverse effect) have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on CyberArk (with such term as described under the section entitled “ —Material Adverse Effect”), except that (1) certain representations and warranties related to its qualification, organization and subsidiaries, its capitalization, its authority to enter into the merger agreement, the opinion of CyberArk’s financial advisor, anti-takeover laws and finders’ and brokers’ fees must be true and correct in all material respects, if not qualified by materiality or material adverse effect, and in all respects, if qualified by materiality or material adverse effect; (2) certain representations and warranties related to its capitalization must be true and correct in all respects, except for any de minimis inaccuracies; and (3) CyberArk’s representation and warranty with respect to no material adverse effect on CyberArk (with such term as described under the section entitled “ —Material Adverse Effect”), must be true and correct in all respects, in each case, as of July 30, 2025 (the date of the merger agreement), and as of the closing as though made as of the closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

•

Compliance with Covenants — Performance and compliance in all material respects by CyberArk with the obligations, covenants and agreements required to be performed and complied with by it under the merger agreement at or prior to the closing;

•

No Material Adverse Effect — There not having occurred any material adverse effect (with such term as described under the section entitled “ —Material Adverse Effect”) with respect to CyberArk on or after July 30, 2025 (the date of the merger agreement) and that is continuing as of immediately prior to the closing; and

•

Officer Certificate — The receipt by PANW of a certificate, dated as of the closing date, signed by the chief executive officer or chief financial officer of CyberArk, certifying that the conditions set forth in the three bullet points immediately above have been satisfied.

The obligations of CyberArk to consummate the merger will be further subject to the satisfaction on or prior to the closing date of each of the following conditions, any and all of which may be waived in whole or in part by CyberArk to the extent permitted by applicable law:

•

Accuracy of Representations and Warranties — The representations and warranties of PANW and Merger Sub in the merger agreement (without giving effect to any qualification as to materiality or material adverse effect) being true and correct as of July 30, 2025 (the date of the merger agreement) and as of the closing as though made as of the closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where any failures of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or material adverse effect) have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on PANW (with such term as described under the section entitled “ —Material Adverse Effect”), except that (1) certain representations and warranties related to its qualification and organization, their respective authority to enter into the merger agreement, finders and brokers fees, and absence of Merger Sub activity must be true and correct in all material respects, if not qualified by materiality or material adverse effect, and in all respects, if qualified by materiality or material adverse effect; (2) certain representations and warranties related to their respective capitalization must be true and correct in all respects, except for any de minimis inaccuracies; and (3) PANW’s representation and warranty with respect to no material adverse effect on PANW (with such term as defined in the merger agreement and described under “ —Material Adverse Effect”) must be true and correct in all respects, in each case, as of July 30, 2025 (the date of the merger agreement) and as of the closing as though made as of the closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

•

Compliance with Covenants — Performance and compliance in all material respects by PANW and Merger Sub with the obligations, covenants and agreements required to be performed and complied with by it under the merger agreement at or prior to the closing;

•

No Material Adverse Effect — There not having occurred any material adverse effect (with such term as described under the section entitled “ —Material Adverse Effect”) with respect to PANW on or after July 30, 2025 and that is continuing as of immediately prior to the closing; and

•

Officer Certificate — The receipt by CyberArk of a certificate, dated as of the closing date, signed by the chief executive officer or chief financial officer of PANW certifying that the conditions set forth in the three bullet points immediately above have been satisfied.

Termination of the Merger Agreement

Termination by PANW or CyberArk

The merger agreement may be terminated at any time before the closing:

•	by mutual written consent of PANW and CyberArk; or

•	by either PANW or CyberArk, if:

•

any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement;

•

the closing has not occurred on or before July 30, 2026, except that (a) if on such date all of the conditions to closing, other than certain conditions related to the approval, expiration, termination or receipt of, as applicable, all applicable filings, registrations, waiting periods (or extensions thereof) and approvals under the HSR Act and certain specified antitrust and foreign investment laws, the absence of any order or injunction on the consummation of the merger (to the extent any such injunction or order is in respect of, or any such law is, the HSR Act or any other regulatory law) and those conditions that by their nature are to be satisfied at closing (but provided that such conditions will then be capable of being satisfied if the closing were to take place on such date), have been satisfied or waived, then the outside date will automatically be extended one time until October 30, 2026 and (b) if all the conditions to closing are satisfied (or in the case of conditions that by their nature are to be satisfied on the closing date, are then capable of being satisfied as if the closing were to take place on such date) on a date that occurs on or prior to the outside date but the closing would thereafter occur pursuant to the merger agreement on a date (which we refer to as the “specified date”) that occurs after such outside date, then the outside date will automatically be extended to such specified date. This right to terminate the merger agreement will not be available to any party whose action or failure to fulfill any obligation under the merger agreement has been a proximate cause of the failure of the transactions to be consummated by the outside date, and such action or failure to act constitutes a material breach of the merger agreement; or

•

if the CyberArk special general meeting, including any adjournment or postponement thereof, at which the merger proposal has been voted upon has concluded and the CyberArk shareholder approval has not been obtained.

Termination by CyberArk

The merger agreement may be terminated at any time before the closing by CyberArk if:

•

at any time prior to obtaining the CyberArk shareholder approval, CyberArk substantially concurrently enters into a definitive agreement providing for a superior proposal in accordance with the merger agreement, as long as (1) CyberArk has complied with its obligations as described under the sections entitled “ —No Solicitation of Other Offers by CyberArk” and “—Change of Recommendation; Match Rights” and (2) substantially concurrently with or prior to (and as a condition to) the termination of the merger agreement, CyberArk pays to PANW the CyberArk termination fee described below; or

•

at any time before the closing, (1) (a) PANW or Merger Sub has breached, failed to perform or violated their respective obligations, covenants or agreements under the merger agreement, or (b) any of the representations and warranties of PANW or Merger Sub in the merger agreement have been breached or become inaccurate, in either case in a manner that if continuing on the closing date would give rise to a failure of a condition in the merger agreement related to the representations and warranties of PANW and Merger Sub or the performance by PANW and Merger Sub of their respective obligations prior to closing; (2) such breach, failure to perform, violation or inaccuracy is not capable of being cured by the outside date or, if capable of being cured by the outside date, is not cured by PANW or Merger Sub, as applicable, before the earlier of (i) the business day immediately prior to the outside date and (ii) the 30th calendar day following receipt of written notice from CyberArk of such breach, failure to perform, violation or inaccuracy; and (3) CyberArk is not then in breach of any of its representations, warranties, covenants or agreements under the merger agreement, which breach if continuing on the closing date would give rise to the failure of a condition in the merger agreement related to the representations and warranties of CyberArk, the performance by CyberArk of its obligations prior to closing, or the absence of a material adverse effect on CyberArk (which we refer to as a “PANW breach termination event”).

Termination by PANW

The merger agreement may be terminated at any time before the closing by PANW if:

•

at any time prior to obtaining the CyberArk shareholder approval, if the CyberArk board has effected a change of recommendation or CyberArk has materially breached its obligations described under the section entitled “—No Solicitation of Other Offers by CyberArk” or “—Change of Recommendation; Match Rights”; or

•

at any time before the closing, (1) (a) CyberArk has breached, failed to perform or violated its obligations, covenants or agreements under the merger agreement, or (b) any of the representations and warranties of CyberArk in the merger agreement have been breached or become inaccurate, in either case in a manner that if continuing on the closing date would give rise to the failure of a condition in the merger agreement related to the representations and warranties of CyberArk, the performance by CyberArk of its obligations prior to closing, or the absence of a material adverse effect on CyberArk; (2) such breach, failure to perform, violation or inaccuracy is not capable of being cured by the outside date or, if capable of being cured by the outside date, is not cured before the earlier of (i) the business day immediately prior to the outside date and (ii) the 30th calendar day following receipt of written notice from PANW of such breach, failure to perform, violation or inaccuracy; and (3) neither PANW nor Merger Sub is then in breach of any of its representations, warranties, covenants or agreements under the merger agreement, which breach if continuing on the closing date would give rise to the failure of a condition in the merger agreement related to the representations and warranties of PANW and Merger Sub or the performance by PANW and Merger Sub of their respective obligations prior to closing (which we refer to as a “CyberArk breach termination event”).

Termination Fee

CyberArk Termination Fee

The merger agreement provides that CyberArk will pay or cause to be paid to PANW a termination fee of $750 million if:

•

(1) (a) PANW or CyberArk terminates the merger agreement as a result of the closing having not occurred on or before the outside date or the CyberArk shareholder approval having not been obtained, or (b) PANW terminates the merger agreement as a result of a breach, failure to perform or violation of the merger agreement by CyberArk that (except for a breach of CyberArk’s non-solicitation obligations under the merger agreement) first occurred following the making of an acquisition proposal of the type described in (2); (2) after July 30, 2025 (the date of the merger agreement) and prior to the date of the termination (or prior to the CyberArk special general meeting in the case of a termination as a result of CyberArk shareholder approval having not been obtained), a bona fide acquisition proposal has been publicly disclosed or otherwise made known to the CyberArk board or management and in each case is not withdrawn (publicly, if publicly disclosed) at least three business days prior to the earlier of the date of the CyberArk special general meeting (in the case of termination as a result of CyberArk shareholder approval having not been obtained), the date of such termination (in the case of termination as a result of the closing having not occurred on or before the outside date) or the date of the applicable breach (in the case of termination as a result of a CyberArk breach termination event); and (3) within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement providing for an acquisition proposal is entered into. For purposes of this paragraph, all references in the definition of the term “acquisition proposal” to “15%” or “85%” will be replaced with references to “50%”;

•

(1) PANW terminates the merger agreement because the CyberArk board has effected a change of recommendation or CyberArk has materially breached its obligations described under the section entitled “—No Solicitation of Other Offers by CyberArk” or “—Change of Recommendation; Match Rights” or (2) CyberArk terminates the merger agreement because the closing has not occurred on or before the outside date, at a time when PANW would be permitted to terminate the merger agreement because the CyberArk board has effected a change of recommendation or CyberArk has materially breached its obligations described under the section entitled “—No Solicitation of Other Offers by CyberArk” or “—Change of Recommendation; Match Rights”; or

•	CyberArk terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal.

In no event will CyberArk be obligated to pay the CyberArk termination fee on more than one occasion. In the event that the full CyberArk termination fee is received by PANW, none of CyberArk, any of its subsidiaries, any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents will have any further liability or obligation relating to or arising out of the merger agreement, the transactions contemplated by the merger agreement or the termination of the merger agreement, without limiting PANW’s right to specific performance in accordance with the merger agreement.

PANW Termination Fee

The merger agreement provides that PANW will pay or cause to be paid to CyberArk a termination fee of $1 billion if PANW or CyberArk terminates the merger agreement as result of (A) the closing having not occurred on or before the outside date or (B) any governmental entity of competent jurisdiction having issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, in respect of a regulatory law, and in each case, at the time of such termination, all of PANW’s conditions to the closing, other than the regulatory conditions, have been satisfied or waived (except for those conditions which by their nature are to be satisfied at the closing, provided that such conditions would be satisfied if the closing were to take place on such date).

In no event will PANW be obligated to pay the PANW termination fee on more than one occasion. In the event that the full PANW termination fee is received by CyberArk, none of PANW, any of its subsidiaries, any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents will have any further liability or obligation relating to or arising out of the merger agreement, the transactions contemplated by the merger agreement or the termination of the merger agreement, without limiting CyberArk’s right to specific performance in accordance with the merger agreement.

Effect of Termination

In the event of the valid termination of the merger agreement as provided for therein, the merger agreement will become null and void (except that provisions relating to the effect of termination, payment of the termination fee and certain other miscellaneous provisions, together with the confidentiality agreement between CyberArk and PANW, will survive any such termination), and there will be no liability on the part of any of the parties; provided that no party will be relieved of liability for fraud or willful breach of the merger agreement prior to such termination, except as provided in, and subject in all respects to, the termination fees provision of the merger agreement (as described above). For purposes of the merger agreement, “willful breach” means an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of the merger agreement, and “fraud” means common law fraud under Delaware law that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.

Expenses

Except as otherwise expressly provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except that PANW will pay (a) all filing fees under the HSR Act and any other applicable regulatory laws relating to such transactions and (b) all fees and expenses of the exchange agent and the Israeli withholding agent.

Governing Law

The merger agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the law of any other state. However, the provisions of the merger agreement related to the internal affairs of CyberArk, the fiduciary and other duties of its directors, the procedures for implementing, and effects of, the merger, and all other provisions of, or transactions contemplated by, the merger agreement that are expressly or otherwise required to be governed by the laws of the State of Israel will be governed by the laws of the State of Israel.

Amendments, Enforcements and Remedies, Extensions and Waivers

Amendments

The merger agreement may be amended, modified and supplemented by written agreement of each of the parties at any time.

Enforcements and Remedies

Under the merger agreement, the parties have agreed that each party will be entitled to:

•	an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the merger agreement by any other party;

•	a decree or order of specific performance specifically enforcing the terms and provisions of the merger agreement; and

•

any further equitable relief, in each case, in accordance with the merger agreement and in addition to any other remedy to which a party is entitled to under the terms of the merger agreement at law or in equity.

Extensions and Waivers

Under the merger agreement, at any time prior to the effective time, to the extent legally allowed and except as otherwise set forth in the merger agreement, any party may:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties made by the other parties; and

•	waive compliance by the other parties with any of the agreements or conditions of the merger agreement for the benefit of such party.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) that exchange their CyberArk ordinary shares for shares of PANW common stock and cash in the merger. The following summary is based upon the provisions of the Code, U.S. Treasury Regulations promulgated thereunder and rulings and other administrative pronouncements issued by the Internal Revenue Service (which we refer to as the “IRS”) and judicial decisions, all as in effect as of the date of this proxy statement/prospectus, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No ruling has been requested, or will be requested, from the IRS with respect to the merger. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained.

This discussion addresses only holders who hold CyberArk ordinary shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of CyberArk ordinary shares in light of such holder’s individual circumstances or to a holder subject to special rules, including, for example:

•	banks or other financial institutions;

•

partnerships (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entities (including S corporations) or investors in such partnerships or pass-through entities;

•	mutual funds;

•	insurance companies;

•	tax-exempt organizations or governmental organizations;

•	dealers or brokers in securities, stocks, commodities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons that own, directly, indirectly, or constructively, 5% or more of CyberArk stock (by vote or value);

•	regulated investment companies and real estate investment trusts;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that hold CyberArk ordinary shares through retirement plans, individual retirement accounts or other tax-deferred accounts;

•	persons that hold CyberArk ordinary shares as part of a straddle, hedge, constructive sale, integrated transaction or conversion transaction;

•	persons that are liable for any alternative minimum tax;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons who acquired their CyberArk ordinary shares through the exercise of an employee stock option, in connection with a restricted stock unit or restricted share award, or otherwise as compensation;

•	holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”; and

•	U.S. holders that have a functional currency other than the U.S. dollar.

In addition, this discussion does not address any state, local or non-U.S. income or non-income tax consequences, nor does it address the Medicare contribution tax on net investment income or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith) or any U.S. federal laws other than those pertaining to the U.S. federal income tax.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of CyberArk ordinary shares who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust that (i) is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of the Code) or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. holder” is a beneficial owner of CyberArk ordinary shares that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds CyberArk ordinary shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors regarding the particular tax consequences of the merger to them.

Each holder of CyberArk ordinary shares should consult his, her or its tax advisor with respect to the particular tax considerations of the merger to such holder. In light of the potential application of Section 304 of the Code to the cash consideration received in the merger (as described below), non-U.S. holders of CyberArk ordinary shares should consult their own tax advisor regarding the possibility that, in the event that an applicable withholding agent is unable to determine whether the cash consideration paid to them in the merger should be treated as a dividend for applicable U.S. federal income tax purposes, such withholding agent may withhold U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of any cash consideration payable to such holder in the merger, regardless of whether such cash consideration is properly treated as a dividend for U.S. federal income tax purposes.

U.S. Holders

In general

The receipt of the merger consideration by a U.S. holder pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, subject to the discussion below under “—Passive Foreign Investment Company Considerations” and “—Potential Application of Section 304 of the Code,” for U.S. federal income tax purposes, a U.S. holder who receives the merger consideration in exchange for its CyberArk ordinary shares pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the cash (including cash received in lieu of any fractional share of PANW common stock) and the fair market value of the PANW common stock received in the merger and (ii) such U.S. holder’s adjusted tax basis in its CyberArk ordinary shares exchanged therefor.

Such gain or loss generally will be capital gain or loss. If a U.S. holder’s holding period in the CyberArk ordinary shares surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized in connection with the merger is subject to limitations. If a U.S. holder acquired different blocks of CyberArk ordinary shares at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of CyberArk ordinary shares that it holds.

A U.S. holder’s aggregate tax basis in PANW common stock received in the merger generally will equal the fair market value of the PANW common stock as of the effective time. The holding period of the PANW common stock received in the merger will begin on the day after the merger.

Passive Foreign Investment Company Considerations

If CyberArk currently is or was classified as a “passive foreign investment company” (a “PFIC”), in any taxable year in which a U.S. holder held an equity interest in CyberArk, the U.S. federal income tax consequences of the merger to a U.S. holder could differ materially from those described above. A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either: at least 75% of its gross income is “passive income,” or at least 50% of the average quarterly value of its total gross assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Based on CyberArk’s market capitalization and the nature of its income, assets and business, CyberArk believes that it should not be classified as a PFIC for the taxable year that ended December 31, 2024, or any prior taxable year, and does not expect to be classified as a PFIC for its taxable year that includes the merger. However, PFIC status is determined annually and requires a factual determination that depends on, among other things, the composition of CyberArk’s income, assets and activities in each taxable year, and can only be made after the close of a taxable year. If CyberArk were determined to be a PFIC in its current taxable year or any prior taxable year, the U.S. federal income tax consequences to U.S. holders exchanging CyberArk ordinary shares in the merger may be different from those set forth above. U.S. holders should consult their tax advisor regarding the consequences of the merger to them if CyberArk were determined to be a PFIC for its current taxable year or any prior taxable year in which such U.S. holder held CyberArk ordinary shares.

Potential Application of Section 304 of the Code

Notwithstanding the above, in certain circumstances, the receipt of the cash consideration by U.S. holders that also actually or constructively own PANW common stock may be subject to Section 304 of the Code if holders who own (including by attribution) 50% or more of the CyberArk ordinary shares before the merger own (including by attribution) 50% or more of the PANW common stock immediately after the merger. If Section 304 of the Code applies to the cash consideration received in the merger, to the extent a U.S. holder would otherwise be treated for U.S. federal income tax purposes as selling CyberArk ordinary shares to PANW for the cash portion of the merger consideration, such holder will instead be treated as receiving the cash from PANW in a deemed redemption of shares of PANW common stock deemed issued to such holder. If such deemed redemption is treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code (discussed below under “ —Non-U.S. Holders—Potential Application of Section 304 of the Code”), then a U.S. holder generally would recognize dividend income up to the amount of the cash received. For U.S. holders, dividends are generally taxable as ordinary income. Non-corporate U.S. holders may be eligible for a reduced rate of taxation on dividends, including dividends arising by operation of Section 304 of the Code, provided certain holding periods are met. Corporate U.S. holders may be eligible for a dividends-received deduction and may be subject to the “extraordinary dividend” provisions of the Code.

It is not certain whether Section 304 of the Code will apply to the merger, because it will not be known at closing, and may not be known following the closing, whether shareholders who own (including by attribution)

50% or more of the CyberArk ordinary shares before the merger will own (including by attribution) 50% or more of the PANW common stock immediately after the merger. If Section 304 of the Code applies to the merger, because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of the constructive ownership rules described below under “ —Non-U.S. Holders,” U.S. holders that also actually or constructively own PANW common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

Non-U.S. Holders

In General

In general, subject to the discussion below regarding potential withholding under “—Potential Application of Section 304,” the receipt of the merger consideration by a non-U.S. holder in exchange for CyberArk ordinary shares pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain, if any, recognized by the non-U.S. holder is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in substantially the same manner as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise), and if the non-U.S. holder is a corporation, it may also be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be provided by an applicable income tax treaty). A non-U.S. holder described in the second bullet point above will be subject to tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on any gain recognized, which may be offset by U.S.-source capital losses recognized in the same taxable year (if any).

Potential Application of Section 304 of the Code

As discussed above under “ —U.S. Holders—Potential Application of Section 304 of the Code,” if Section 304 of the Code applies to the cash consideration received in the merger, to the extent a holder would otherwise be treated for U.S. federal income tax purposes as selling CyberArk ordinary shares to PANW for the cash portion of the merger consideration, such holder will instead be treated as receiving the cash consideration in a deemed redemption of shares of PANW common stock deemed issued. Such deemed redemption generally would be treated as having the effect of a distribution of a dividend unless the receipt of the cash by a holder is “substantially disproportionate” with respect to such holder or is “not essentially equivalent to a dividend” with respect to such holder, in each case under the tests set forth in Section 302 of the Code. The determination of whether a holder’s receipt of the cash consideration meets the “substantially disproportionate” test generally requires a comparison of (x) the percentage of the outstanding stock of CyberArk that the holder is deemed actually and constructively to have owned immediately before the merger and (y) the percentage of the outstanding stock of CyberArk that is actually and constructively owned by such holder immediately after the merger (including indirectly as a result of owning stock in PANW and taking into account any shares of PANW actually and constructively owned by such holder prior to the merger, or acquired in connection with the transaction). The deemed redemption will generally result in a “substantially disproportionate” exchange with respect to a holder if the percentage described in clause (y) above is less than 80% of the percentage described in clause (x) above. Whether the deemed redemption results in an exchange that is “not essentially equivalent to a dividend” with respect to a holder will depend on such holder’s particular circumstances. Generally, if such deemed redemption results in a “meaningful reduction” in the holder’s percentage stock ownership of CyberArk, as determined by comparing the percentage described in clause (y) above to the percentage described in clause (x) above, such deemed redemption will be considered “not essentially equivalent to a dividend.” The IRS has indicated in a revenue ruling that a redemption of a minority shareholder in a publicly traded corporation whose relative stock interest is minimal, who exercises no control over corporate affairs, and who experiences at least a de minimis reduction in its percentage stock interest will be treated as “not essentially equivalent to a dividend.” In applying the above tests, a holder may, under constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder’s option to purchase stock, in addition to the stock actually owned by the holder. In addition, as noted above, in applying the tests set forth in Section 302 of the Code to a holder, sales (or purchases) of PANW common stock made by such holder (or by persons whose shares are attributed to such holder) in connection with the transaction will be taken into account.

Any amount of cash consideration treated under these rules as a dividend paid to a non-U.S. holder generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) unless such dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States). Because it will not be possible to establish with certainty at the time of closing whether Section 304 of the Code applies to the merger, and because the application of Section 304 of the Code depends on a non-U.S. holder’s particular circumstances, withholding agents may not be able to determine whether (or to what extent) a non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, withholding agents may withhold tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on the gross amount of any cash consideration payable to a non-U.S. holder, unless (i) the withholding agent has established special procedures allowing non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such non-U.S. holder is able to certify that they meet the requirements of such exemption (e.g., because such non-U.S. holder is not treated as receiving a dividend under the Section 302 tests described above). However, there can be no assurance that any withholding agent will establish such special certification procedures. In order to claim a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to deliver a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to the applicable withholding agent. If a withholding agent withholds excess amounts from the cash consideration payable to a non-U.S. holder, such non-U.S. holder may obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS.

Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, including the procedures for claiming a reduced rate of U.S. federal income tax withholding under an applicable income tax treaty, the procedures for claiming a refund of U.S. federal income tax withheld, and the desirability of selling their CyberArk ordinary shares or PANW common stock (and considerations relating to the timing of any such sales).

Backup Withholding and Information Reporting

Payments of cash to U.S. holders pursuant to the merger will be subject to information reporting and may be subject to backup withholding (currently, at a rate of 24%). To avoid backup withholding, a U.S. holder should timely complete and return an IRS Form W-9, certifying that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding. Certain types of U.S. holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding.

Payments of cash to non-U.S. holders pursuant to the merger effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W8-BEN (or other applicable IRS Form W-8) certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Payments of cash pursuant to the merger effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently, at a rate of 24%), unless such non-U.S. holder provides a properly executed IRS Form W8-BEN (or other applicable IRS Form W-8) certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the U.S. federal income tax liability of a CyberArk shareholder, provided such shareholder timely furnishes any required information to the IRS.

THIS SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS OF CYBERARK ORDINARY SHARES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSIDERATIONS TO THEM OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

MATERIAL ISRAELI INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary discussion of certain material Israeli tax considerations in connection with the merger. This summary is provided for general informational purposes only and is not intended as tax advice to any particular holder of CyberArk ordinary shares. This summary is based on current Israeli tax law, regulations, and interpretations, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. No assurance can be given that new or future legislation, regulations, or interpretations will not significantly change the tax considerations described below, or that the Israel Tax Authority or the courts will agree with the views expressed in this summary. This summary does not discuss all material aspects of Israeli tax consequences that may apply to particular holders of CyberArk ordinary shares in light of their individual circumstances, such as investors subject to special tax rules or other investors referred to below.

The Israeli tax consequences of the merger to CyberArk shareholders will depend on their individual circumstances. You are encouraged to consult your own tax advisors regarding the specific Israeli tax consequences of the merger applicable to you, including tax return reporting requirements, the applicability of federal, state, local, and foreign tax laws, and the effect of any proposed or future changes in tax laws. This summary is not intended to be a complete analysis or description of all potential tax consequences of the merger.

In general, under the Israeli income tax law the disposition of shares of an Israeli company is deemed to be a sale of a capital asset. The Israeli income tax law generally imposes a capital gains tax on the sale of capital assets by an Israeli resident, and on the sale of such assets by a non-Israel resident if those assets are either (a) located in Israel, (b) are shares or a right to a share in an Israeli resident company, or (c) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available under the Israeli tax rules or a treaty for the prevention of double taxation between Israel and the transferor’s country of residence provides otherwise (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for an exemption).

Under the Israeli income tax law and regulations promulgated thereunder, the tax rate applicable to real capital gains (after adjustment for inflation surplus) derived from the disposition of CyberArk ordinary shares in the merger is 25% for individuals, unless such shareholder claims a deduction for certain financing expenses in connection with such shares, in which case the gain will generally be taxed at a rate of 30%. Additionally, if such individual is considered a “significant shareholder” at any time during the 12-month period preceding such disposition, i.e., such shareholder holds directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, at least 10% of any means of control (including the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director, or the right to instruct any other person to do any of the foregoing) in the company, the tax rate will be 30%. Certain attribution rules apply in determining a status of a “significant shareholder” including with respect to holders of CyberArk ordinary shares who are relatives, or holders who are not relatives but who have an agreement regarding regular direct or indirect cooperation on substantive matters relating to CyberArk. Israeli law distinguishes between real capital gain and inflationary surplus. Please consult with your own tax advisor as to the method you should use to determine the inflationary surplus. The real capital gain is the excess of the total capital gain over the inflationary surplus. Real capital gains derived by companies are generally taxed at the ordinary corporate tax rate (the ordinary corporate tax rate in Israel is 23%). Individual and corporate shareholders dealing in securities in Israel or for whom such income is otherwise taxable as ordinary business income, are taxed at the tax rates applicable to business income, which currently are 23% for companies and a marginal tax rate of up to 47% for individuals. An additional tax of 3% is imposed on individuals whose annual taxable income from all sources, regardless of classification, exceeds a certain threshold (NIS 721,560 for 2025). The additional 3% tax is imposed on any amount which exceeds that threshold. In addition, a further 2% surtax is imposed on taxable capital income (such as dividends, interest, and capital gains) exceeding the same threshold, resulting in a total additional tax rate of 5% on such income above NIS 721,560.

Under the tax treaty between the United States and Israel, Israeli capital gains tax generally does not apply when a person who qualifies as a U.S. resident within the meaning of the treaty sells shares of an Israeli company, as long as the shares were held as a capital asset and the person is entitled to claim the benefits afforded to such person by the treaty. To benefit from the exemption, the seller must provide a valid certificate from the Israeli tax authority before payment is made for the shares. However, this exemption does not apply if the seller held 10% or more of the company’s voting power at any time in the 12 months before the sale, subject to certain conditions, if the gain may be attributed to a permanent establishment of the U.S. resident that is maintained in Israel, under certain terms, if the seller is an individual who was physically present in Israel for a period or periods aggregating to 183 days or more during the tax year, or other terms and conditions set forth in the tax treaty. In these cases, Israeli tax may apply. U.S. shareholders should consult their tax advisors regarding the circumstances under which they may be able to claim a foreign tax credit for Israeli capital gains tax.

In addition, Israeli law generally exempts non-residents of Israel (whether an individual or a corporation) from Israeli capital gains tax on the sale of shares of Israeli companies, provided, among other things, that such gains were not attributable to a permanent establishment of the non-Israeli in Israel. These provisions dealing with capital gains are not applicable to a person whose gains from selling or otherwise disposing of shares are deemed to be business income. Nevertheless, a non-Israeli corporation will not be entitled to the foregoing exemptions if Israeli residents (x) have a controlling interest of more than 25% in such non-Israeli corporation or (y) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

PANW and CyberArk have agreed to apply for certain pre-rulings from the Israel Tax Authority, providing, among other things, as follows:

•	The first application will request that:

•

the cancellation and exchange of equity awards granted under Section 102 of the Israeli income tax ordinance, and conversion of Section 102 shares in accordance with the merger agreement will not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102 of the ordinance) so long as the merger consideration is deposited with the 102 trustee until the end of the respective holding period;

•	the deposit of the merger consideration with the exchange agent and the 102 trustee will not be subject to any withholding obligation; and

•

the assumption of CyberArk equity awards that are Section 102 awards pursuant to the merger agreement will not constitute a taxable event and that tax continuity will apply with respect to the CyberArk equity awards.

•

If the options tax ruling is not obtained before the closing of the merger, the parties have undertaken to seek to obtain an interim ruling confirming that PANW and anyone acting on its behalf will be exempt from withholding tax on any payment made to the exchange agent and the 102 trustee in respect of employee equity awards and, if applicable, shares issued upon exercise or vesting of such awards.

•

The second application will request that the exchange of CyberArk shares for PANW common stock, by certain CyberArk Israeli shareholders from the public that comply with certain conditions as defined in the ruling, will not be regarded as a sale for Israeli tax purposes, and that such shareholders will be viewed as selling their applicable CyberArk ordinary shares only on the date of the sale of the PANW common stock.

•

The third application will request that the Israel Tax Authority exempt, clarify that no obligation exists, or provide instructions regarding Israeli tax withholding on payments to Israeli-resident shareholders, non-Israeli resident shareholders and non-Israeli resident holders of equity awards. The application may also seek guidance on the applicable withholding rates, the identification of relevant holders, and the classes or categories of holders subject to withholding.

There is no assurance that the tax rulings will be issued, and if issued, on what terms and conditions. Whether or not a particular CyberArk shareholder is actually subject to Israeli capital gains tax in connection with the merger, unless a tax ruling or valid certificate issued by the Israel Tax Authority is provided granting an exemption or reduction of Israeli tax withholding requirements, as detailed below, all CyberArk shareholders will be subject to Israeli withholding tax at the rate of 25% and corporate tax for corporations (currently 23%) on the merger consideration. The Israeli tax withholding consequences of the merger to CyberArk shareholders may vary depending upon the particular circumstances of each shareholder and the final tax rulings issued by the ITA.

If the withholding tax ruling is not granted, PANW, its affiliates, the 102 trustee, the exchange agent, and any other third-party exchange agent may deduct and withhold from any merger consideration any amounts that are required to be withheld under Israeli tax law. For merger consideration that would be subject to Israeli tax withholding, the amount otherwise payable to each shareholder (other than those whose shares are held under a trustee arrangement for employee awards or awards subject to special Israeli tax rules) will, unless otherwise instructed by the ITA, be retained by the exchange agent for up to 180 days from the closing of the merger. During this period, no payments or Israeli tax withholding will be made to such shareholders, except: (i) if a shareholder provides, no later than five business days before the end of this period, a valid certificate or other written instructions from the ITA regarding withholding, then the merger consideration will be paid to that shareholder subject to any applicable non-Israeli withholding, and Israeli tax will be withheld only as specified in the certificate or instructions; and (ii) if a shareholder does not provide such documentation by the deadline, or requests early release of the consideration but fails to provide the required documentation, the amount to be withheld will be calculated according to the applicable withholding rate as reasonably determined by PANW in accordance with applicable law.

If any stock consideration to a shareholder is subject to withholding, the required amount will be funded first through a reduction from any cash consideration payable to such shareholder. If the cash consideration is insufficient to permit such withholding, the applicable payor will be entitled to retain, sell or otherwise transfer the necessary amount of stock consideration to satisfy all such withholding requirements, in its discretion, after making commercially reasonable efforts to notify the shareholder. Any additional cash proceeds from any such sale in excess of the amount of taxes due, net of any reasonable out-of-pocket expenses, shall be delivered to the applicable shareholder. Reasonable out-of-pocket costs or expenses incurred by a payor in connection with a sale of stock consideration shall be borne by the payor.

THIS SUMMARY OF THE MATERIAL ISRAELI INCOME TAX CONSEQUENCES OF THE MERGER IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS OF CYBERARK ORDINARY SHARES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSIDERATIONS TO THEM OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY ISRAELI TAX LAWS.

DESCRIPTION OF PANW CAPITAL STOCK

PANW’s authorized capital stock consists of 2,000,000,000 shares of common stock, $0.0001 par value, and 100,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description of PANW’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the PANW charter and the PANW bylaws, which are exhibits to the registration statement of which this prospectus forms a part.

Common Stock

As of September 24, 2025, approximately 676,870,933 shares of PANW common stock were outstanding.

The holders of PANW common stock are entitled to one vote per share in any election of directors and on all matters submitted to a vote of PANW stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of PANW common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of PANW common stock are entitled to receive ratably any dividends declared by the PANW board out of assets legally available. Upon PANW’s liquidation, dissolution, or winding up, holders of PANW common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of PANW preferred stock. Holders of PANW common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the PANW common stock.

Preferred Stock

The PANW board is authorized, without further action by PANW stockholders except as required by the listing standards of Nasdaq, to issue from time to time up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of PANW common stock. The issuance of preferred stock could have the effect of restricting dividends on PANW common stock, diluting the voting power of PANW common stock, impairing the liquidation rights of PANW common stock, or delaying or preventing a change in control. The ability to issue preferred stock could delay or impede a change in control.

Anti-Takeover Provisions of the PANW Charter, PANW Bylaws and Delaware Law

The PANW charter and PANW bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of PANW. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with the PANW board. PANW believes that the benefits of increased protection of PANW’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire PANW.

Undesignated preferred stock. As discussed above, the PANW board has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in PANW’s control or management.

Limits on the ability of stockholders to act by written consent or call a special meeting. The PANW charter provides that PANW stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of PANW capital stock would not be able to amend the PANW charter or PANW bylaws or remove directors without holding a meeting of stockholders called in accordance with the PANW bylaws.

In addition, the PANW charter and PANW bylaws provide that special meetings of the stockholders may be called only by the chairman of the PANW board, the chief executive officer, the president (in the absence of a chief executive officer), or the PANW board. A stockholder may not call a special meeting, which may delay the ability of PANW stockholders to force consideration of a proposal or of holders controlling a majority of PANW’s capital stock to take any action, including the removal of directors. The PANW board may, at any time prior to the holding of a meeting of stockholders and for any reasonable reason, postpone or cancel such meeting.

Requirements for advance notification of stockholder nominations and proposals. The PANW charter and PANW bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the PANW board or a committee of the PANW board. Under the PANW bylaws, eligible stockholders may nominate persons for the PANW board for inclusion in PANW’s proxy statement. To be eligible, a single stockholder, or group of up to 20 stockholders, must own 3% of the outstanding PANW stock continuously from at least three years prior to such nomination through the date of PANW’s relevant annual meeting. The individual stockholder, or group of stockholders, may submit that number of director nominations not exceeding the greater of (a) two or (b) 20% of the number of directors in office. Any such nomination must comply with the requirements set forth in the PANW bylaws. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempt to obtain control of PANW.

Board classification. The PANW board is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by PANW stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Election and removal of directors. The PANW charter and PANW bylaws contain provisions that establish specific procedures for appointing and removing members of the PANW board. Under the PANW charter and PANW bylaws, vacancies and newly created directorships on the PANW board may be filled only by a majority of the directors then serving on the PANW board. Under the PANW charter and PANW bylaws, directors may be removed only for cause by the affirmative vote of the holders of a majority of the PANW shares then entitled to vote at an election of directors.

No cumulative voting. The General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. The PANW charter and PANW bylaws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on the PANW board as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on the PANW board to influence the PANW board’s decision regarding a takeover.

Delaware anti-takeover statute. PANW is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the PANW board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the PANW board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. PANW expects the existence of this provision to have an anti-takeover effect with respect to transactions the PANW board does not approve in advance. PANW also anticipates that Section 203 of the DGCL may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for PANW common stock is ComputerShare Trust Company, N.A. The transfer agent’s address is P.O. Box 43006, Providence, Rhode Island 02940-3006, and its telephone number is (781) 575-2879.

Exchange Listing

PANW common stock is listed on Nasdaq under the symbol “PANW.”

COMPARISON OF STOCKHOLDERS’ RIGHTS

This section describes the material differences between the rights of holders of CyberArk ordinary shares and the rights of holders of shares of PANW common stock. CyberArk is a company organized under the laws of the State of Israel and PANW is incorporated under the laws of the State of Delaware. The rights of CyberArk shareholders who receive shares of PANW common stock as a result of the merger will be governed by the DGCL, the PANW charter and the PANW bylaws. The following discussion summarizes certain material differences between the rights of holders of CyberArk ordinary shares and PANW common stock resulting from the differences in their governing documents and in the Companies Law and the DGCL.

This section does not include a complete description of all differences between the rights of CyberArk shareholders and PANW stockholders, nor does it include a complete description of the specific rights referred to below. Furthermore, the description of some of the differences in these rights in this section is not intended to indicate that other differences that may be equally important do not exist. All CyberArk shareholders and PANW stockholders are urged to read carefully the relevant provisions of the Companies Law and the DGCL, as well as each company’s organizational documents. This summary is qualified in its entirety by reference to the full text of each of the PANW charter, the PANW bylaws, the PANW corporate governance guidelines and the CyberArk articles of association. For information on how to obtain a copy of these documents, see the section entitled “Where You Can Find More Information.”

PANW Stockholders	CyberArk Shareholders

Capitalization

The authorized capital stock of PANW currently consists of (1) 2,000,000,000 shares of PANW common stock, par value $0.0001 per share, and (2) 100,000,000 shares of PANW preferred stock, par value $0.0001 per share.

As of September 24, 2025, there were approximately 676,870,933 shares of PANW common stock outstanding and no preferred shares of PANW outstanding.

CyberArk’s authorized share capital consists of NIS 2,500,000, divided into 250,000,000 ordinary shares, of a nominal value of NIS 0.01 each.

As of September 24, 2025, there were approximately 50,476,952 CyberArk ordinary shares outstanding and no preferred shares of CyberArk outstanding.

Voting Rights

The PANW charter and the PANW bylaws provide that each holder of PANW common stock is entitled to one vote for each such share.	Each CyberArk ordinary share is entitled to one vote per share.

Quorum

The PANW bylaws provide that the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at any meeting of stockholders.	The quorum required for either an annual (regular) or a special general meeting of CyberArk’s shareholders consists of at least two CyberArk shareholders present in person or by proxy holding shares conferring in the aggregate at least one-third (33 1∕3%) of the voting power of CyberArk; provided, however, that with respect to any general meeting that was initiated by and convened pursuant to a resolution adopted by the CyberArk board and, at the time of such general meeting, CyberArk is qualified to use the forms of a “foreign private issuer” under the U.S. securities laws, the requisite quorum will be two or more shareholders present in person or by proxy and holding shares conferring in the aggregate at least 25% of the voting power of CyberArk.

PANW Stockholders	CyberArk Shareholders

Number of Directors and Size of Board

The PANW charter and the PANW bylaws provide that the number of directors that constitutes the entire PANW board will be fixed solely by resolution of the PANW board. There are currently 11 positions authorized and 11 directors serving on the PANW board.

CyberArk’s articles of association provide that the CyberArk board will consist of no less than four but no more than nine members, including any external directors required (if so required) to be appointed in accordance with the Companies Law (as discussed below). The CyberArk board currently consists of nine directors.

Under the Companies Law, a public company must have at least two external directors who meet certain independence and non-affiliation criteria. In addition, although not required by Israeli law, CyberArk may classify directors as “independent directors” pursuant to the Companies Law if they meet certain conditions provided in the Companies Law. However, pursuant to regulations promulgated under the Companies Law, companies whose shares are traded on certain stock exchanges outside Israel, including Nasdaq, may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors. In accordance with these regulations, CyberArk has elected to “opt out” from the Companies Law requirement to appoint external directors.

Election of Directors

The PANW bylaws provide that except as otherwise required by law, the PANW charter or the PANW bylaws, directors will be elected by the vote of the majority of the votes cast, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election, at any meeting for the election of directors at which a quorum is present; provided, however, that at any annual or special meeting with respect to which PANW’s secretary receives a notice that a PANW stockholder has nominated or intends to nominate a person for election to the PANW board in compliance with the applicable provisions of the PANW bylaws, directors will be elected by a plurality of the votes cast on the election of directors.

Holders of PANW common stock do not have cumulative voting rights in the election of directors or otherwise.

Under CyberArk’s articles of association, the vote required to appoint a director to the CyberArk board is a simple majority vote of holders of CyberArk’s voting shares, participating and voting at the relevant meeting.

The CyberArk ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all CyberArk directors.

Term of Directors

The PANW charter provides that the board is divided into three classes as nearly equal in size as is practicable, designated as Class I, Class II and Class III.	CyberArk’s articles of association provide that the directors of CyberArk (except for any external director that may be elected under the Companies

PANW Stockholders	CyberArk Shareholders
Each of the successors elected to replace the directors of a class whose term will have expired at such annual meeting will hold office until the third annual meeting next succeeding his or her election and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.	Law, whose term is determined in accordance with the Companies Law as discussed below) are divided into three classes, as nearly equal in number as practicable, designated as Class I, Class II and Class III. A director’s term of office expires at the third succeeding annual general meeting of CyberArk shareholders after such director’s election and until his or her successor is duly elected and qualified or until (i) his or her earlier death, resignation or removal, (ii) he or she is prevented by applicable law from serving as a director on the CyberArk board, or (iii) the CyberArk board determines that due to his or her mental or physical state, he or she is unable to serve as a director on the CyberArk board.

Removal of Directors

The PANW charter allows for removal of any director by the stockholders of PANW only for cause.	CyberArk’s articles of association provide that CyberArk shareholders may, by a vote of 65% or more of the total voting power of CyberArk voting in the applicable general meeting of CyberArk’s shareholders in person or by proxy (excluding abstentions), remove any director from office; provided, however, that any external director may only be removed in accordance with applicable law.

Filling Vacancies on the Board of Directors

The PANW charter and PANW bylaws provide that vacancies occurring on the PANW board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the PANW board, although less than a quorum, or by a sole remaining director, at any meeting of the PANW board. A person so elected by the PANW board will hold office until the next election of the class for which such director has been assigned by the PANW board and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole PANW board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder(s) holding at least 10% of the outstanding voting stock at such time entitled to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, which election will be governed by Section 211 of the DGCL as far as applicable.

In the event that one or more vacancies are created on the CyberArk board, including a situation in which the number of directors is less than the maximum number permitted under CyberArk’s articles of association, the continuing directors may continue to act in every matter permitted and the CyberArk board may appoint directors to temporarily fill any such vacancy. The office of a director that was appointed by the CyberArk board to fill any vacancy will only be for the remaining period of time during which the director whose service has ended was filled would have held office, or, in case of a vacancy due to the number of directors serving being less than the maximum number stated above, the CyberArk board will determine at the time of appointment the class pursuant to which the additional director will be assigned. If determined by the CyberArk board, any vacancy may instead be filled by shareholder resolution.

Notwithstanding the foregoing, in the event that the vacancy creates a situation where the number of directors is less than four, the continuing directors may only act (i) in an emergency, (ii) to fill the offices of any directors which have become vacant up

PANW Stockholders	CyberArk Shareholders
to a number equal to the minimum number stated above, or (iii) in order to call a general meeting of the CyberArk shareholders for the purpose of electing directors to fill any and all vacancies.

Special Stockholders Meetings

The PANW charter provide that special meetings of stockholders may be called only by the PANW board, the chairperson of the PANW board, the chief executive officer of PANW or the president of PANW (in the absence of a chief executive officer) and the ability of the PANW stockholders to call a special meeting is specifically denied. The PANW board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.	Pursuant to the Companies Law, the CyberArk board may, whenever it sees fit, convene a special general meeting, and, as provided in the Companies Law, it will be obliged to do so upon the demand of two directors or one-quarter of the serving directors or, as a company whose shares are listed on Nasdaq, the demand of one or more shareholders holding at least (i) ten percent of CyberArk’s issued and outstanding share capital and one percent or more of CyberArk’s voting rights or (ii) ten percent or more of CyberArk’s voting rights.

Delivery and Notice Requirements of Stockholder Nominations and Proposals

Under the PANW bylaws, for business to be properly brought before an annual meeting, business must be brought: (i) pursuant to PANW’s proxy materials with respect to such meeting, (ii) by or at the direction of the PANW board or (iii) by a stockholder of PANW who (1) is a stockholder of record at the time of the giving of the notice required by the PANW bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting through the time of the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in the PANW bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the PANW bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the PANW board, the requirements set forth in the PANW bylaws are the exclusive means for a PANW stockholder to bring business before an annual meeting of stockholders. To be timely, a stockholder’s notice must be received by PANW’s secretary during business hours at the principal executive offices of the PANW not later than 5:00 p.m. Pacific Time on the 90th day and not earlier than 5:00 p.m. Pacific Time on the 120th day before the one-year anniversary of the date of the preceding year’s annual meeting, provided that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the	Pursuant to the Companies Law and the regulations thereunder, the holder(s) of at least one percent of CyberArk’s voting rights may propose any matter appropriate for deliberation at a general shareholder meeting to be included on the agenda of a general shareholder meeting, generally by submitting a proposal within seven days of publicizing the convening of a CyberArk special general meeting, or, if CyberArk publishes a preliminary notice at least 21 days prior to publicizing the convening of a general shareholder meeting stating its intention to convene such meeting and the agenda thereof, within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and the CyberArk articles of association. Notwithstanding the foregoing, as a company whose shares are listed on Nasdaq, a matter relating to the appointment or removal of a director may only be requested by one or more shareholders holding at least five percent of CyberArk’s voting rights.

PANW Stockholders	CyberArk Shareholders

date of the previous year’s annual meeting, then notice must be so received by PANW’s secretary during business hours not earlier than 5:00 p.m. Pacific Time on the 120th day prior to such annual meeting and not later than 5:00 p.m. Pacific Time on the later of (a) the 90th day prior to such annual meeting and (b) the tenth day following the day on which public announcement of the date of such annual meeting is first made by PANW.

For director nominations to be properly brought at a special meeting at which directors are to be elected or re-elected, nominations must be brought (i) by or at the direction of the PANW board or (ii) provided that the PANW board has determined that directors will be elected at such special meeting, by any stockholder of PANW who (1) is a stockholder of record at the time of the giving of the notice required by the PANW bylaws, on the record date for the determination of stockholders entitled to vote at the special meeting and at the time of the special meeting and (2) has timely complied in proper written form with the notice procedures set forth in the PANW bylaws. To be timely, such notice must be received by PANW’s secretary during business hours at PANW’s principal executive offices not later than 5:00 p.m. Pacific Time on the later of (a) the 90th day prior to such special meeting or (b) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the PANW board to be elected or re-elected at such meeting.

In addition, the PANW bylaws permit any stockholder or group of no more than 20 stockholders that have owned 3% or more of the outstanding PANW common stock continuously throughout the three-year period preceding and including the date that the nomination notice is received (and continue to own such shares through the date of the annual meeting) to include up to a specified number of director nominees in PANW’s proxy materials for an annual meeting, subject to satisfying notice requirements and other conditions set forth in the PANW bylaws. The number of stockholder nominees permitted under such proxy access provisions of the PANW bylaws may not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a nomination notice may be delivered, or if the number of directors calculated in this sentence is not a whole number, the closest whole number (rounding down) below 20%. To be timely under such proxy access provisions of the PANW bylaws, a nomination notice must be delivered to or

PANW Stockholders	CyberArk Shareholders
mailed and received by PANW’s secretary at PANW’s principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date that PANW issued its proxy statement to stockholders in connection with the preceding year’s annual meeting; provided that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then such notice must be so received by PANW’s secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Stockholder Action by Written Consent

The PANW charter and the PANW bylaws provide that no action may be taken by the stockholders by written consent.	The Companies Law prohibits shareholder action by written consent in lieu of a meeting in public companies such as CyberArk.

Amendment of Charter or Articles of Association

As provided under the DGCL, any amendment to the PANW charter requires (i) the approval of the PANW board, (ii) the approval of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, if any; provided that the PANW charter requires that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of PANW entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter or repeal, or adopt the following provisions of the PANW charter: Article V (General Powers; Number of Directors; Election; Term; Removal; Vacancies and Newly Created Directorships), Article VI (Bylaw Amendments), Article VII (No Action by Written Consent of Stockholders; Special Meetings; Advanced Notice) or Article IX (Charter Amendments).	According to the CyberArk articles of association, all CyberArk shareholder resolutions, including, without limitation, amendments to CyberArk’s articles of association, generally require a majority of the voting power represented at the meeting and voting thereon. In addition, the affirmative vote of the holders of 65% or more of the total voting power in CyberArk, represented at the applicable general meeting of CyberArk’s shareholders in person or by proxy and voting thereon, will be required for the amendment of the provisions of CyberArk’s articles of association relating to the election and removal of directors or to the number of directors on the CyberArk board.

Amendment of Bylaws

The PANW charter provides that the PANW board is expressly authorized to adopt, amend or repeal the PANW bylaws. In addition, the PANW bylaws provide that the PANW bylaws may be adopted, amended or repealed by the PANW stockholders entitled to vote; provided that the affirmative vote of the holders of at	N/A

PANW Stockholders	CyberArk Shareholders
least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, is required to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of the PANW bylaws: Article II (Meetings of Stockholders); Sections 3.1 (Powers of Directors), 3.2 (Number of Directors), 3.4 (Resignation and Vacancies of Directors) and 3.11 (Removal of Directors) of Article III (Directors), Article VIII (Indemnification) and Article X (Bylaw Amendments).

Exculpation of Directors and Officers

The DGCL provides that a corporation may limit or eliminate a director’s or officer’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director or officer, except for liability for: (i) any breach of the director’s or officer’s duty of loyalty to such corporation or its stockholders, (ii) acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) willful or negligent violation by a director of provisions of Delaware law governing payment of dividends and stock purchases or redemptions, (iv) any transaction from which the director or officer derived an improper personal benefit or (v) any action against any officer by or in the right of the corporation.

The PANW charter provides that, to the fullest extent permitted by the DGCL, a director of PANW will not be personally liable to PANW or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of PANW will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The PANW’s charter does not contain a provision exculpating officers from such liability.

The Companies Law provides that a company may not exempt an officer from liability for breach of the duty of loyalty to the company. However, a company may exempt an officer from liability, in whole or in part, for damage resulting from breach of the duty of care to the company, if a provision to that effect is included in the company’s articles of association. Notwithstanding the foregoing, a company may not exempt a director in advance from liability for breach of the duty of care in connection with a distribution.

The CyberArk articles of association provide that, subject to the provisions of the Companies Law, CyberArk may exempt and release, in advance, any office holder from any liability for damages arising out of a breach of a duty of care towards CyberArk.

Indemnification of Directors, Officers and Employees

The PANW charter provides that PANW will indemnify, to the fullest extent permitted by applicable law, any director or officer of PANW who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of PANW or is or was serving at the request of PANW as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,	The CyberArk articles of association provide that CyberArk may, subject and pursuant to the provisions of the Companies Law, the ISL, the Israeli Economic Competition Law, 5748-1988, or any other additionally applicable law, indemnify and insure a director or officer of CyberArk for all liabilities and expenses incurred by him or her arising from or as a result of any act (or omission) carried out by him or her as a director or officer of CyberArk and which is indemnifiable pursuant to applicable law, to the fullest extent permitted by law. The Companies Law

PANW Stockholders	CyberArk Shareholders

including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding. The PANW bylaws provide that, subject to certain limitations, PANW will indemnify, to the fullest extent permitted by the DGCL or other applicable law, any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of PANW, or while a director or officer of PANW is or was serving at the request of PANW as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of PANW, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The PANW charter provides that PANW will be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the PANW board.

The PANW bylaws provide that PANW will pay expenses (including attorneys’ fees) incurred by an officer or director of PANW in defending any proceeding in advance of the final disposition of such proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified.

The PANW charter and bylaws also provide that PANW has the power to indemnify its employees and its agents to the extent permitted by the DGCL or other applicable law. The PANW board has the power to delegate the determination of whether employees or agents will be indemnified to such person(s) as the PANW board so determines.

provides that undertakings to indemnify a director or officer for such liabilities (but not for such legal expenses) be limited to specified foreseeable events and to reasonable maximum amounts. An undertaking in relation to exemption, indemnification and insurance of a director or officer as aforesaid will continue following the director or officer ceasing to act as such.

Exclusive Forum

The PANW bylaws provide that unless a majority of the PANW board consents in writing to the selection of an alternative forum, the Delaware Court of Chancery (or,	The CyberArk articles of association provide that unless CyberArk consents in writing to the selection of an alternative forum: (a) the federal district courts

PANW Stockholders	CyberArk Shareholders

if the Delaware Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of PANW; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of PANW to PANW or its stockholders; (iii) any action asserting a claim against PANW or any of its current or former directors, officers or other employees arising pursuant to any provision of the DGCL, the PANW bylaws or the PANW charter; (iv) any action asserting a claim against PANW or any of its current or former directors, officers or other employees governed by the Delaware internal affairs doctrine or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL.

The PANW bylaws provide that unless a majority of the PANW board consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.

of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint (but not, for avoidance of doubt, a cause of action arising under the Exchange Act) and (b) the competent courts in Tel Aviv will be the exclusive forum for (A) any derivative action or proceeding brought on behalf of CyberArk, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of CyberArk to CyberArk or CyberArk’s shareholders, and (C) any action asserting a claim arising pursuant to any provision of the Companies Law or the ISL. The CyberArk articles of association provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of CyberArk will be deemed to have notice of and consented to the foregoing clauses (a) and (b).

NO APPRAISAL RIGHTS IN THE MERGER

Appraisal rights, which are also sometimes known as dissenters’ rights, are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the company pay the fair value for their shares as determined immediately prior to the effective time of the merger in cash, instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

Under Israeli law, holders of CyberArk ordinary shares are not entitled to statutory appraisal rights in connection with the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF CYBERARK

The table below sets forth information with respect to the beneficial ownership of CyberArk ordinary shares as of September 1, 2025 by:

•	each person or entity known by CyberArk to own beneficially 5% or more of the CyberArk outstanding ordinary shares;

•	each of CyberArk’s directors and senior management individually; and

•	all of CyberArk’s senior management and directors as a group.

The beneficial ownership of ordinary shares is determined in accordance with the rules of the SEC and generally includes any ordinary shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, CyberArk deems shares subject to equity-based awards that are currently exercisable or exercisable within 60 days of September 1, 2025, to be outstanding and to be beneficially owned by the person holding the equity-based awards for the purposes of computing the percentage ownership of that person, but CyberArk does not treat them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 50,437,436 CyberArk ordinary shares outstanding as of September 1, 2025.

As of September 1, 2025, CyberArk had five holders of record of CyberArk ordinary shares in the United States, including Cede & Co., the nominee of The Depository Trust Company. These shareholders held in the aggregate 50,437,436 of CyberArk’s outstanding ordinary shares, or 100% of CyberArk’s outstanding ordinary shares as of September 1, 2025. The number of record holders in the United States is not representative of the number of beneficial holders nor is it representative of where such beneficial holders are resident since many of these ordinary shares were held by brokers or other nominees.

All of CyberArk’s shareholders, including the shareholders listed above, have the same voting rights attached to their ordinary shares. None of CyberArk’s principal shareholders, if any, or CyberArk’s directors and senior management have different or special voting rights with respect to their ordinary shares. Unless otherwise noted below, each shareholder’s address is CyberArk Software Ltd., 9 Hapsagot St., Park Ofer B, P.O. Box 3143, Petach-Tikva, 4951040, Israel.

Shares Beneficially Owned
Name of Beneficial Owner	Number	%
Principal Shareholders
FMR LLC (1)	2,556,858.88	5.1
Senior Management and Directors
Ehud (Udi) Mokady (2)	*		*
Matthew Cohen	*		*
Erica Smith	*		*
Eduarda Camacho	*		*
Donna Rahav	*		*
Peretz Regev	*		*
Omer Grossman	*		*
Gadi Tirosh	*		*
François Auque	*		*
Avril England	*		*
Ron Gutler	*		*
Kim Perdikou	*		*
Amnon Shoshani	*		*

Shares Beneficially Owned
Name of Beneficial Owner	Number	%
Mary Yang	*		*
All senior management and directors as a group (14 persons)	*		*

*	Less than 1%
(1)

Based solely on a Schedule 13G filed with the SEC on August 6, 2025, FMR LLC has sole voting power over 2,542,945 ordinary shares and sole dispositive power over 2,556,858.88 ordinary shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The business address for each person and entity named in this footnote is 245 Summer Street, Boston, Massachusetts 02110.

(2)	Mr. Mokady’s shares include 11,100 shares held in trust for family members over which Mr. Mokady is the beneficial owner.

Significant Changes in Ownership

To CyberArk’s knowledge, other than as disclosed in the table above, in CyberArk’s other filings with the SEC and in this proxy statement/prospectus, there has been no significant change in the percentage ownership held by any major shareholder of CyberArk during the past three years.

Change in Control Arrangements

Other than as a result of the merger, CyberArk is not aware of any arrangement that may, at a subsequent date, result in a change of control of CyberArk.

LEGAL MATTERS

The validity of the shares of PANW common stock offered hereby will be passed upon for PANW by Wachtell, Lipton, Rosen & Katz.

EXPERTS

Palo Alto Networks, Inc.

The consolidated financial statements of Palo Alto Networks, Inc. appearing in Palo Alto Networks, Inc.’s Annual Report (Form 10-K) for the year ended July 31, 2025, and the effectiveness of Palo Alto Networks, Inc.’s internal control over financial reporting as of July 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

CyberArk Software Ltd.

The consolidated financial statements of CyberArk Software Ltd. appearing in CyberArk Software Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2024 , and the effectiveness of CyberArk Software Ltd.’s internal control over financial reporting as of December 31, 2024 have been audited by Kost Forer Gabbay & Kasierer, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

146

HOUSEHOLDING OF PROXY MATERIALS

CyberArk follows a procedure called “householding,” which the SEC has approved. Under this procedure, CyberArk may deliver a single copy of the notice and, if applicable, proxy materials to multiple shareholders who share the same address, unless CyberArk has received contrary instructions from one or more of such shareholders. This procedure reduces CyberArk’s printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, CyberArk will deliver promptly a separate copy of the notice and, if applicable, proxy materials to any shareholder at a shared address to which CyberArk delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that CyberArk only send a single copy of the notice and, if applicable, proxy materials, such shareholder may contact us at:

CyberArk Software Ltd.

9 Hapsagot St.

Park Ofer B, P.O. Box 3143

Petach-Tikva, 4951040 Israel

Attention: Investor Relations

(617) 558-2132

“Street name” shareholders may contact their broker, bank, or other nominee to request information about householding.

WHERE YOU CAN FIND MORE INFORMATION

PANW files annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. CyberArk files or furnishes annual and current reports and other business and financial information with the SEC. PANW’s and CyberArk’s SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by PANW will be available free of charge on PANW’s website at www.paloaltonetworks.com. Copies of the documents filed with or furnished to the SEC by CyberArk will be available free of charge on CyberArk’s website at www.cyberark.com.

PANW has filed a registration statement on Form S-4, of which this proxy statement/prospectus forms a part. As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. Statements contained in this proxy statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to or incorporated by reference into the registration statement. These documents contain important information about the companies and their financial condition.

The SEC allows PANW and CyberArk to incorporate certain information into this proxy statement/prospectus by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information that is superseded by information in this proxy statement/prospectus or by more recent information incorporated by reference into this proxy statement/prospectus. The documents that are incorporated by reference contain important information about the companies, and you should read this proxy statement/prospectus together with any other documents incorporated by reference in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that PANW and CyberArk have, respectively, previously filed with the SEC and any additional documents that PANW or CyberArk may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and until the date that the offering is terminated; provided, however, that (i) this proxy statement/prospectus will not incorporate by reference any information furnished (but not filed) by PANW, except as otherwise specified herein, and (ii) this proxy statement/prospectus will incorporate by reference any information furnished by CyberArk, except if and to the extent such filing expressly provides that such furnished information will not be incorporated by reference into this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the following documents that have previously been filed with the SEC by PANW:

•	Annual Report on Form 10-K for the year ended July 31, 2025 (filed with the SEC on August 29, 2025);

•	Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on December 10, 2024 (filed with the SEC on October 29, 2024);

•

Current Reports on Form 8-K filed with the SEC on July 31, 2025, August  18, 2025 and September 25, 2025 (in each case excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act); and

•	Any description of shares of PANW common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

This proxy statement/prospectus also incorporates by reference the following documents that have previously been filed with the SEC by CyberArk:

•	Annual Report on Form 20-F for the year ended December 31, 2024 (filed with the SEC on March 12, 2025);

•

Reports of Foreign Private Issuer on Form 6-K or Form 6-K/A filed with the SEC on May 20, 2025, June  3, 2025, June 4, 2025, June  6, 2025, June 10, 2025, June  11, 2025, June 25, 2025, July  30, 2025 and July 31, 2025; and

•	Any description of CyberArk ordinary shares contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference herein or certain other information concerning PANW or CyberArk, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are listed below:

PANW	CyberArk

Palo Alto Networks, Inc. 3000 Tannery Way Santa Clara, California 95054 Attention: Corporate Secretary (408) 753-4000	CyberArk Software Ltd. 9 Hapsagot St. Park Ofer B, P.O. Box 3143 Petach-Tikva, 4951040 Israel Attention: Investor Relations +972 (3) 918-0000

To obtain timely delivery of these documents before the CyberArk special general meeting, CyberArk shareholders must request the information no later than November 6, 2025 (which is five business days before the date of the CyberArk special general meeting).

Neither PANW nor CyberArk has authorized anyone to give any information or make any representation about the merger or its companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

PALO ALTO NETWORKS, INC.,

ATHENS STRATEGIES LTD.

and

CYBERARK SOFTWARE LTD.

dated as of

July 30, 2025

A-i

A-ii

Annex A  Certain Definitions

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 30, 2025, is by and among Palo Alto Networks, Inc., a Delaware corporation (“Parent”), Athens Strategies Ltd., a company organized under the laws of the State of Israel and wholly owned Subsidiary of Parent (“Merger Sub”), and CyberArk Software Ltd., a company organized under the laws of the State of Israel (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement, unless the context clearly provides otherwise. Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, it is proposed that Merger Sub shall merge with and into the Company, with the Company surviving the merger as a wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel (together with the rules and regulations promulgated thereunder, the “ICL”), pursuant to which each ordinary share, par value NIS 0.01 per share, of the Company (a “Company Share”) issued and outstanding immediately prior to the Effective Time, other than Converted Shares and Deemed Cancelled Shares, will be converted into the right to receive a combination of cash and shares of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”);

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) unanimously (i) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger (the “Transactions”), are fair to, and in the best interests of, the Company and its shareholders (the “Company Shareholders”) and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors, (ii) determined that it is in the best interests of the Company, and the Company Shareholders, and declared it advisable to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that the Company Shareholders approve this Agreement and the Transactions, including the Merger (the “Company Board Recommendation”);

WHEREAS, the board of directors of Parent has unanimously (i) approved this Agreement and the issuance of Parent Common Stock in connection herewith and (ii) determined that this Agreement and the Transactions, including the Merger and the issuance of Parent Common Stock in connection therewith, are advisable and fair to, and in the best interests of, Parent and the stockholders of Parent;

WHEREAS, the board of directors of Merger Sub has unanimously (i) determined that the terms of this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole shareholder and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors (if any), (ii) determined that it is in the best interests of Merger Sub, and its sole shareholder, and declared it advisable to enter into this Agreement, and (iii) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the ICL, at the Effective Time, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the Merger) shall be merged with and into the Company (as the absorbing company (HaChevra Ha’Koletet) in the Merger), and the separate existence of Merger Sub shall cease. The Company will become a wholly owned Subsidiary of Parent and will continue as the surviving company in the Merger (the “Surviving Company”).

Section 1.2. Effect of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the ICL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Shareholder, (a) Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company, (b) all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, (c) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, and (d) all the rights, privileges, immunities, powers and franchises of the Company (as the Surviving Company) shall continue unaffected by the Merger in accordance with the ICL.

Section 1.3. The Closing. The closing of the Merger (the “Closing”) shall take place by means of a virtual closing through electronic exchange of documents and signatures at 12:01 a.m., Pacific Time, on the fifth (5th) Business Day after the satisfaction or, to the extent permitted by applicable Law, waiver of the last of the conditions set forth in Article VII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), unless another date, place or time is agreed to in writing by the Company and Parent. The date on which the Closing takes place is referred to as the “Closing Date.”

Section 1.4. Effective Time. As soon as practicable after the determination of the date on which the Closing is to take place, each of the Company and Merger Sub shall (and Parent shall cause Merger Sub to), in coordination with each other, deliver to the Companies Registrar of the Israeli Corporations Authority (the “Companies Registrar”) a notice (the “Merger Notice”) of the proposed date on which the Companies Registrar is requested to issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the “Certificate of Merger”) after notice that the Closing has occurred is served to the Companies Registrar, which the Parties shall deliver promptly following the Closing. The Merger will become effective upon the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL (the time at which the Merger becomes effective is referred to herein as the “Effective Time”). For the avoidance of doubt, it is the intention of the Parties that the Merger shall be declared effective and that the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL shall both occur on the Closing Date.

ARTICLE II

TREATMENT OF SECURITIES

Section 2.1. Treatment of Capital Stock.

(a) The Merger. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

(i) Each Company Share issued and outstanding immediately prior to the Effective Time (other than any Deemed Cancelled Shares and Converted Shares) shall be converted into (A) 2.2005 (the “Exchange Ratio”) fully paid and nonassessable shares of Parent Common Stock, subject to Section 2.5 with respect to fractional shares (the “Stock Consideration”), and (B) the right to receive $45.00 in cash, without interest (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”). From and after the Effective Time, all Company Shares (other than any Deemed Cancelled Shares and Converted Shares) shall be held by Parent as a result of the Merger, and each holder of a valid certificate or certificates which immediately prior to the Effective Time represented any such Company Share (each, a “Certificate”) or evidenced by way of book-entry in the register of shareholders of the Company immediately prior to the Effective Time (each, a “Book-Entry Share”) shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the applicable Merger Consideration upon the surrender of such Company Shares in accordance with Section 2.2, including the right to receive, pursuant to Section 2.5, cash in lieu of fractional shares of Parent Common Stock, if any, into which such Company Shares would have been converted pursuant to this Section 2.1(a)(i) (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) (the “Fractional Share Consideration”), together with the amounts, if any, payable pursuant to Section 2.2(g).

(ii) Each Company Share issued and outstanding immediately prior to the Effective Time that is a deferred share (minyah redumah) or owned or held in treasury by the Company or is owned by Parent or Merger Sub shall not entitle the holder thereof to any consideration pursuant to this Agreement (collectively, the “Deemed Cancelled Shares”). Each Company Share issued and outstanding immediately prior to the Effective Time that is owned or held by any wholly owned Subsidiary of the Company or Parent (other than Merger Sub) shall be converted into such number of shares of the Surviving Company such that the ownership percentage of any such Subsidiary in the Surviving Company shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time (“Converted Shares”).

Section 2.2. Payment for Securities; Surrender of Certificates.

(a) Payments with Respect to Company Shares (other than Section 102 Shares). Prior to the Effective Time (but in no event later than five (5) Business Days prior to the Closing Date), Parent or Merger Sub shall (i) designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the Merger (the “Exchange Agent”) and (ii) to the extent necessary in light of the provisions of the Withholding Tax Ruling, an Israeli information and withholding agent reasonably acceptable to the Company (the “Israeli Withholding Agent”) to assist in obtaining and reviewing any requisite residency certificates and/or other declarations or supporting documents for Israeli Tax withholding purposes and/or Valid Tax Certificates, as applicable, and, in connection therewith, shall enter into agreements with the Exchange Agent and the Israeli Withholding Agent in forms reasonably satisfactory to the Company. The Exchange Agent shall also act as the agent for the Company Shareholders for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. At the Effective Time, Parent shall initiate, or cause to be initiated (i) a deposit with the Exchange Agent of evidence of Parent Common Stock issuable pursuant to Section 2.1(a) in book-entry form equal to the Stock Consideration (excluding any Fractional Share Consideration) and (ii) a wire transfer to the Exchange Agent of cash in immediately available funds in an amount sufficient to pay the Cash Consideration in accordance with Section 2.1(a) and the Fractional Share Consideration in accordance with Section 2.5, and any dividends or other distributions under Section 2.2(g), in each case other than consideration to be paid with respect to Section 102 Shares (such evidence of book-entry shares of Parent Common Stock and cash amounts, together with any dividends or other distributions with respect thereto, the “Exchange Fund”), in each case, for the sole benefit of the holders of Company Shares (other than the holders of Section 102 Shares). In the event the Exchange Fund shall be insufficient to pay the Merger Consideration in accordance with Section 2.1, the Fractional Share Consideration in accordance with Section 2.5 and any dividends or other distributions under Section 2.2(g) (in each case other than to the holders of Section 102 Shares), Parent shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount that is equal to the shortfall that is required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration, including payment of the Fractional Share Consideration in accordance with Section 2.5, and any amounts payable in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(g), out of the Exchange Fund (in each case other than to the holders of Section 102 Shares) in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to Parent.

(b) Payments with Respect to Section 102 Shares. At the Effective Time, Parent or Merger Sub shall initiate, or cause to be initiated, (i) a deposit with the Exchange Agent for further distribution to the 102 Trustee of evidence of Parent Common Stock issuable pursuant to Section 2.1(a) in book-entry form equal to the Stock Consideration (excluding any Fractional Share Consideration) and (ii) a wire transfer to the Exchange Agent for further distribution to the 102 Trustee of cash in immediately available funds in an amount sufficient to pay the Cash Consideration in accordance with Section 2.1(a) and the Fractional Share Consideration in accordance with Section 2.5, and any dividends or other distributions under Section 2.2(g), in each case payable with respect to the Section 102 Shares, in accordance with Section 102 and the Options Tax Ruling, if obtained (or the Interim Options Tax Ruling, if applicable) (the “Section 102 Share Consideration”). The Section 102 Share Consideration shall be held in trust by the 102 Trustee pursuant to the applicable provisions of Section 102 and the Options Tax Ruling (or the Interim Options Tax Ruling, if applicable), if obtained, and shall be released by the 102 Trustee, together with any interest earned thereon by virtue of the investment of such amounts by the 102 Trustee, in accordance with the terms and conditions of Section 102 and the Options Tax Ruling (or the Interim Options Tax Ruling, if applicable), if obtained.

(c) Procedures for Surrender.

(i) Company Shares. Promptly after the Effective Time (and in any event within five (5) Business Days after the Effective Time), Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate and whose Company Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and shall be reasonably satisfactory to the Company and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) in exchange for payment of the Merger Consideration into which such Company Shares have been converted pursuant to Section 2.1, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.5, and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(g). Promptly after the Effective Time (and in any event within five (5) Business Days after the Effective Time), Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Book-Entry Share and whose Company Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration a declaration and/or instructions regarding a Valid Tax Certificate (or such other forms as are required under any applicable Tax Law) in which the beneficial owner (and, if the beneficial owner is not the registered owner, the owner) of a Company Share provides certain information necessary for Parent or the Exchange Agent or the Israeli Withholding Agent, as applicable, to determine whether any amounts need to be withheld from the consideration payable to such beneficial owner (and, if the beneficial owner is not the registered owner, the owner) hereunder pursuant to the terms of the Ordinance (in each case, subject to the terms of the Withholding Tax Ruling (if obtained) the Code, or any provision of applicable Law). Subject to the Withholding Tax Ruling, upon surrender of a Certificate (or an affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and declaration for Tax withholding purposes and/or a Valid Tax Certificate (or such other forms as are required under any applicable Tax Law), in each case duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to the provisions of this Article II, including any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 2.5, and any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(g) for each Company Share formerly represented by such Certificate and the Certificate (or affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not required to be paid. No holder of record of a Book-Entry Share will be required to deliver a letter of transmittal or surrender such Book-Entry Shares to the Exchange Agent, and in lieu thereof, upon receipt of an “agent’s message” by the Exchange Agent (together with such other evidence, if any, of transfer and documentation as the Exchange Agent may reasonably request), the holder of such Book-Entry Share shall be entitled to receive the applicable Merger Consideration pursuant to the provisions of this Article II, including any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 2.5, and any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(g) for each Company Share formerly represented by such Book-Entry Share, as soon as reasonably practicable, and in any event within five (5) Business Days (subject to the delay contemplated by Section 2.4) following the later to occur of (x) the Effective Time and (y) the Exchange Agent’s receipt of a declaration for Tax withholding purposes (including all required supporting documentation) and/or a Valid Tax Certificate (or such other forms as are required under any applicable Tax Law), as and if applicable, or after withholding has been made from such Merger Consideration in accordance with Section 2.4. Payment of the applicable Merger Consideration with respect to a Book-Entry Share will only be made to the Person in whose name such Book-Entry Share is registered.

(ii) No Interest. No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.2(f)) or in respect of any Book-Entry Share.

(d) Transfer Books; No Further Ownership Rights in Company Shares. At the Effective Time, the share transfer books or register of shareholders of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Shares on the records of the Company. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by this Article II. If, after the Effective Time, Certificates or Book-Entry Shares are presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(e) Termination of Exchange Fund; No Liability. Unless otherwise specified in the Withholding Tax Ruling, at any time following the first (1st) anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or similar Laws) as general creditors thereof with respect to the applicable Merger Consideration, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.5, and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(g), payable upon due surrender of their Certificates (or affidavit of loss in lieu thereof in accordance with Section 2.2(f)) or Book-Entry Shares and compliance with the procedures in Section 2.2(b), without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, Merger Sub, the Surviving Company or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent, an indemnity bond, the applicable Merger Consideration payable in respect thereof pursuant to Section 2.1, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.5, and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.2(g).

(g) Dividends or Distributions with Respect to Parent Common Stock. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Parent Common Stock issuable hereunder, and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case, until the surrender of such Certificate (or affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) or Book-Entry Share in accordance with this Agreement. Subject to applicable Law, following surrender of any such Certificate (or affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) or Book-Entry Share, there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

Section 2.3. Treatment of Company Equity Awards.

(a) Paid-Out Company Options. At the Effective Time, each Company Option that is outstanding, unexercised and vested (each, a “Paid Out Company Option”) shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Paid Out Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration in respect of each Net Share covered by such Paid Out Company Option, less applicable Tax withholdings, with such Tax withholding to be withheld pro-rata from the Cash Consideration portion of such Merger Consideration payable in respect of such Paid Out Company Option and the Stock Consideration portion of such Merger Consideration payable in respect of such Paid Out Company Option (notwithstanding Section 2.4(e)). Notwithstanding the foregoing, any Paid Out Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than the Per Share Cash Equivalent Consideration shall, without any action on the part of Parent, the Company or the holder thereof, be canceled upon the Effective Time for no consideration.

(b) Assumed Company Options. At the Effective Time, each Company Option that is outstanding, unexercised and unvested immediately prior to the Effective Time (other than a Company Option covered by

Section 2.3(a)) shall, without any action on the part of Parent, the Company or the holder thereof, cease to represent a right to acquire Company Shares and shall be assumed and converted into an option to purchase a number of shares of Parent Common Stock (each, an “Adjusted Option”) equal to the product obtained by multiplying (i) the number of Company Shares subject to the Company Option immediately prior to the Effective Time by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded down to the nearest whole number of shares. Each Adjusted Option shall have an exercise price per share of Parent Common Stock equal to (x) the per share exercise price for Company Shares subject to the corresponding Company Option immediately prior to the Effective Time divided by (y) the Equity Award Conversion Ratio, rounded up to the nearest whole cent. Each Adjusted Option shall otherwise be subject to the same terms and conditions, including time-based vesting and acceleration terms and, with respect to Section 102 Awards, shall be issued under the same Tax route (in accordance with the Options Tax Ruling, if obtained), applicable to the corresponding Company Option under the applicable Company Equity Plan and the agreements evidencing grants thereunder.

(c) Paid Out Company RSU Awards and Company PSU Awards. At the Effective Time, each outstanding Company RSU Award held by a non-employee member of the Company Board of Directors, each Company PSU Award that contains a performance objective that is based on relative total shareholder return and each Company RSU Award set forth on Section 2.3(c) of the Company Disclosure Letter (each, a “Paid Out Company RSU Award”) shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Paid Out Company RSU Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration in respect of each Company Share subject to the Paid Out Company RSU Award immediately prior to the Effective Time (which number of Company Shares shall be determined, in the case of a Paid Out Company RSU Award that contains a performance objective that is based on relative total shareholder return and for which any applicable performance measurement period has not been completed prior to the Effective Time, by assuming that the applicable performance goals are achieved at the greater of (x) the target level and (y) the actual level of performance measured over the 90 calendar days ending on the day preceding the Closing Date), less applicable Tax withholdings, with any such applicable Tax withholding to be withheld pro-rata from the Cash Consideration portion of such Merger Consideration payable in respect of such Paid Out Company RSU Award and the Stock Consideration portion of such Merger Consideration payable in respect of such Paid Out Company RSU Award (notwithstanding Section 2.4(e)).

(d) Assumed Company RSU Awards and Company PSU Awards. At the Effective Time, each Company RSU Award and each Company PSU Award that is outstanding immediately prior to the Effective Time (other than a Company RSU Award or Company PSU Award covered by Section 2.3(c)) shall, without any action on the part of Parent, the Company or the holder thereof, be assumed and converted into a restricted stock unit award with respect to a number of shares of Parent Common Stock (each, an “Adjusted RSU Award”) equal to the product obtained by multiplying (i) the total number of Company Shares subject to the Company RSU Award or Company PSU Award, as applicable, immediately prior to the Effective Time (which number of Company Shares shall be determined, in the case of a Company PSU Award for which the applicable performance measurement period has not been completed prior to the Effective Time, by assuming that the applicable performance objectives for such Company PSU Award are achieved at the target level) by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded down to the nearest whole number of shares. Each Adjusted RSU Award shall otherwise be subject to the same terms and conditions, including time-based vesting and acceleration terms (except that any performance-based vesting conditions shall no longer apply) and, with respect to Section 102 Awards, shall be issued under the same Tax route (in accordance with the Options Tax Ruling, if obtained), applicable to the corresponding Company RSU Award or Company PSU Award, as applicable, under the applicable Company Equity Plan and the agreements evidencing grants thereunder.

(e) Company ESPP. As soon as practicable following the date hereof, the Company shall take all actions with respect to the Company ESPP that are necessary or appropriate to provide that: (i) with respect to the offering period in effect as of the date hereof (the “Current ESPP Offering Periods”), no employee who is not a participant in a Current ESPP Offering Period as of the date hereof may become a participant in the Current

ESPP Offering Period, and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for such Current ESPP Offering Period; (ii) subject to the consummation of the Merger, the Company ESPP shall terminate effective immediately prior to the Effective Time; (iii) no new offering or purchase period shall be commenced under the Company ESPP after the date hereof and prior to the termination of this Agreement and, if the Current ESPP Offering Period terminates prior to the Effective Time, the Company ESPP shall then be suspended; and (iv) if the Current ESPP Offering Period is expected to still be in effect at the Effective Time, then the accumulated payroll deductions of each participant under the Current ESPP Offering Period will be used to purchase Company Shares on the earlier of (A) the scheduled purchase date for such Current ESPP Offering Period and (B) a date determined by the Company that is at least five (5) Business Days prior to the expected Effective Time (with any payroll contributions not applied to purchase Company Shares returned to the participant at such time).

(f) Company Actions. Prior to the Effective Time, the Company shall pass such resolutions and take such other actions as are necessary or appropriate so as to cause the treatment of the Company Equity Awards and the Company ESPP as contemplated by this Section 2.3.

(g) Parent Actions.

(i) At the Effective Time, Parent or Merger Sub shall initiate, or cause to be initiated (A) a deposit with the Exchange Agent of evidence of Parent Common Stock issuable to holders of Paid Out Company Options pursuant to Section 2.3(a) and Paid Out Company RSU Awards in accordance with Section 2.3(c) in book-entry form equal to the Stock Consideration (excluding any Fractional Share Consideration), (B) a wire transfer to the Exchange Agent of cash in immediately available funds in an amount sufficient to pay the Cash Consideration payable to holders of Paid Out Company Options in accordance with Section 2.3(a) and the Cash Consideration payable to the holders of the Paid Out Company RSU Awards in accordance with Section 2.3(c) and, in each case, the corresponding Fractional Share Consideration in accordance with Section 2.5, and (C) a confirmation of Adjusted Options and Adjusted RSU Awards granted upon the conversion of Company Options, Company RSU Awards and Company PSU Awards, respectively, pursuant to Section 2.3(b) and Section 2.3(d), in each case payable with respect to the applicable Company Equity Awards that are Section 102 Awards or that are subject to Section 3(i) of the Ordinance, for further distribution to the 102 Trustee, on behalf of holders of Section 102 Awards or Company Equity Awards that are subject to Section 3(i) of the Ordinance, in accordance with Section 102 and the Options Tax Ruling (or the Interim Options Tax Ruling, if applicable), if obtained (the “Section 102 Award Consideration”). The Section 102 Award Consideration shall be held in trust by the 102 Trustee pursuant to the applicable provisions of Section 102 and the Options Tax Ruling (or the Interim Options Tax Ruling, if applicable), if obtained, and shall be released by the 102 Trustee, together with any interest earned thereon by virtue of the investment of any such amounts by the 102 Trustee, in accordance with the terms and conditions of Section 102, the Ordinance and the Options Tax Ruling (or the Interim Options Tax Ruling, if applicable), if obtained.

(ii) Parent shall file or have on file with the SEC, on the Closing Date, a registration statement on Form S-8 (or any successor form), to the extent such form is available, relating to the shares of Parent Common Stock issuable with respect to the Adjusted Options and Adjusted RSU Awards. Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or statements for so long as Adjusted Options and Adjusted RSU Awards remain outstanding.

Section 2.4. Withholding.

(a) Parent, Merger Sub, the Company, the Surviving Company, the 102 Trustee, the Exchange Agent and any other third-party paying agent (each a “Payor”) shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such amounts under the Withholding Tax Ruling and the Options Tax Ruling (or the Interim Options Tax Ruling, if applicable), if obtained (in accordance with the terms and conditions of the applicable Tax Ruling), the Code, the Ordinance or any other applicable Law relating to Taxes. Without derogation from the foregoing, and the provisions set forth in Sections 2.4(b) and 2.4(c) with respect to Israeli Tax withholding, the Parties to this Agreement shall cooperate to reduce or eliminate any Tax deduction or withholding pursuant to this Agreement to any applicable payee, to the extent permissible in the circumstances, including without limitation, by creating procedures for the avoidance of Israeli Tax Withholding for applicable categories of payees and enabling payees to complete or remedy any deficiencies in documentation required to be produced to avoid withholding.

(b) If the Options Tax Ruling (or the Interim Options Tax Ruling, if applicable) is not obtained prior to the 16th day of the calendar month following the month during which the Closing occurs, the Section 102 Share Consideration and the Section 102 Award Consideration shall be subject to withholding of Israeli Tax under applicable Tax Law when due (i.e., on the 16th day of the calendar month following the month during which the Closing occurs) and the Payors shall take such actions as may be required to effect such withholding of Israeli Tax in a timely manner.

(c) In the event payment of the Merger Consideration to any Person (other than a holder of Section 102 Awards or Section 102 Shares or Company Equity Awards that are subject to Section 3(i) of the Ordinance) is not governed by the Withholding Tax Ruling or 104H Tax Ruling, whether by virtue of such ruling not having been issued as of the date of payment or such ruling not addressing the Israeli Tax withholding requirements with respect to such Person (each, a “Non-Ruling Payee”), then, notwithstanding the provisions of this Agreement relating to the timing of the payment of the Merger Consideration, any payment of the Merger Consideration to a Non-Ruling Payee shall be retained by the Exchange Agent for the benefit of each such Non-Ruling Payee for a period of up to one hundred and eighty (180) days from Closing (the “Withholding Drop Date”), unless Parent or the Exchange Agent is otherwise instructed explicitly by the ITA, and until the Withholding Drop Date no Payor shall make any such payments, or withhold any amounts for Israeli Taxes from any such payment, to any Non-Ruling Payee, except as provided below and during which time each Non-Ruling Payee may seek to obtain a Valid Tax Certificate. If a Non-Ruling Payee delivers, no later than five (5) Business Days prior to the Withholding Drop Date a Valid Tax Certificate to the applicable Payor, then the Merger Consideration payable to such Non-Ruling Payee shall be paid to such Non-Ruling Payee, subject to any non-Israeli Tax withholding that is applicable to such payment, and any deduction and withholding of Israeli Taxes shall be made solely in accordance with the Valid Tax Certificate. If any Non-Ruling Payee (i) does not provide the applicable Payor with a Valid Tax Certificate by no later than five (5) Business Days before the Withholding Drop Date, or (ii) submits a written request to the applicable Payor to release such Non-Ruling Payee’s applicable consideration prior to the Withholding Drop Date but fails to submit a Valid Tax Certificate at or before such time, then the amount of Israeli Tax to be withheld from such consideration shall be calculated according to the applicable withholding rate as reasonably determined by Parent in accordance with applicable Law. Any withholding made in New Israeli Shekels with respect to payments made hereunder in U.S. dollars shall be calculated based on a currency conversion rate on the date the payment is made to any recipient and any currency conversion commissions shall be borne by the applicable recipient and deducted from payments to be made to such recipient. Notwithstanding anything to the contrary contained in this Section 2.4(c), with respect to any payment to a holder of Company Options, Company RSU Awards or Company PSU Awards who is not an Israeli resident for Israeli tax purposes and did not receive such Company Options, Company RSU Awards or Company PSU Awards in consideration for services and/or work provided to the Company, payment shall be made without Israeli Tax withholding, provided that the applicable non-Israeli resident holder of Company Options, Company RSU Awards and Company PSU Awards has provided Parent and the applicable Payor with a validly executed declaration regarding their non-Israeli residence and confirmation that the Company Options were granted in consideration for work and/or services performed entirely outside of Israel and not to the Company, not later than five (5) Business Days before the Withholding Drop Date. If such declaration is not provided five (5) Business Days prior to the Withholding Drop Date, then such payment shall be subject to Israeli Tax withholding at the applicable Payor’s sole discretion.

(d) To the extent that amounts are withheld in accordance with the foregoing subsections of this Section 2.4 and remitted to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

(e) For the avoidance of doubt, subject to the subsections of this Section 2.4, in the event that any payment of Stock Consideration under this Agreement is subject to withholding, then the amount required to be withheld from the Stock Consideration shall be funded first through a reduction from any Cash Consideration payable to such Person. To the extent the Cash Consideration is insufficient to permit such withholding, then, prior to making such payment, the applicable Payor will be entitled to retain, sell or otherwise transfer such Stock Consideration, in part or in whole, after using commercially reasonable efforts to provide reasonable advance notice to the Person entitled to such Stock Consideration and at its sole discretion in order to satisfy all such withholding requirements pursuant to this Agreement (the “Stock Withholding Amount”). Any cash proceeds from any such sale in excess of the amount of Taxes due with respect to a recipient, net of any reasonable out-of-pocket expenses, shall be delivered to the applicable Person entitled to such Stock Consideration and the Taxes shall be timely remitted to the appropriate Governmental Entity. Any reasonable out-of-pocket costs or expenses incurred by a Payor in connection with a sale of Stock Consideration pursuant to this Section 2.4(e) shall be borne by the Payor. Any such Stock Withholding Amount retained, sold or otherwise transferred by the Payor under this Section 2.4(e) and in accordance with the foregoing subsections of this Section 2.4 will be treated for all purposes of this Agreement as having been delivered and paid to the Person in respect of whom such withholding is required to be made.

(f) Notwithstanding anything to the contrary in this Agreement, if any of the Withholding Tax Ruling or the 104H Tax Ruling shall be obtained, then the provisions of the Withholding Tax Ruling or the 104H Tax Ruling, as the case may be, shall apply and all applicable withholding procedures with respect to any recipients shall be made in accordance with the provisions of such rulings as the case may be.

Section 2.5. Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu thereof, cash, without interest, in an amount equal to such fraction of a share of Parent Common Stock multiplied by the Parent Trading Price, rounded to the nearest whole cent.

Section 2.6. Adjustments to Merger Consideration.

(a) The Merger Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Shares or Parent Common Stock, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar extraordinary change with respect to the number of Company Shares or shares of Parent Common Stock outstanding after the date hereof and prior to the Effective Time.

(b) If the aggregate number of shares of Parent Common Stock to be issued in connection with this Agreement (including (i) all shares of Parent Common Stock which may be issued after the Effective Time pursuant to Adjusted Options, Adjusted RSU Awards and the Convertible Notes and (ii) the number of shares of Parent Common Stock issuable in respect of the amount of the unallocated share reserve under the Company Equity Plans that Parent determines to assume) (the “Aggregate Stock Consideration”) would exceed 19.9% of the issued and outstanding shares of Parent Common Stock immediately prior to the Effective Time (the “Maximum Share Number”), (A) the Exchange Ratio shall be reduced to the minimum extent necessary (rounded down to the nearest 4th decimal place) such that the Aggregate Stock Consideration does not exceed the Maximum Share Number and (B) the Cash Consideration shall be increased on a per share basis by an amount in cash equal to the Parent Trading Price multiplied by the difference between the initial Exchange Ratio and the Exchange Ratio as determined in accordance with this Section 2.6(b) (rounded to the nearest whole cent).

(c) Nothing in this Section 2.6 shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement or to modify or limit the effect of any breach of this Agreement by any Party or the remedies available to any other Party under this Agreement in respect of such breach or any failure of a condition set forth in Article VII.

ARTICLE III

REPRESENTATIONS AND

WARRANTIES OF THE COMPANY

Except as disclosed in (x) any Company Securities Filings filed or furnished by the Company with the SEC since January 1, 2023, and publicly available prior to the date of this Agreement (including any exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature) or (y) the applicable section of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article III for which it is reasonably apparent on its face that such information is relevant to such other section), the Company represents and warrants to Parent and Merger Sub as set forth below.

Section 3.1. Qualification, Organization, Subsidiaries, etc.

(a) The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Israel. Except as would not be material to the Company and the Company Subsidiaries, taken as a whole, each Company Subsidiary is a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and the Company Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, (1) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (2) has not had and would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the Transactions, including the Merger. The Company has made available to Parent a complete and accurate copy of the Company Articles, the IRA and the Registration Rights Agreement, in each case as amended to the date hereof. The Company Articles are in full force and effect and the Company is not in violation of the Company Articles, the IRA or the Registration Rights Agreement. The Company has made available to Parent prior to the date hereof complete and accurate copies of the articles of association, the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each of the Company’s “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the SEC, each as currently in effect, and no such significant subsidiary is in violation thereof. Except as provided in

Section 9(o) of each Capped Call Confirmation, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.

(b) All the issued and outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are wholly owned, directly or indirectly, by the Company free and clear of all Liens, other than Permitted Liens or Liens arising under any applicable securities Law. Section 3.1(b) of the Company Disclosure Letter sets forth an accurate and complete list of each Company Subsidiary and each Person in which the Company or any Company Subsidiary owns an equity or other economic interest, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary or such other Person, (ii) the type and percentage of interests held, directly or indirectly, by the Company in each Company Subsidiary or in each such other Person, and (iii) in the case of a Company Subsidiary, the names and the type of and percentage of interests held by any Person other than the Company or a Company Subsidiary in such Company Subsidiary.

Section 3.2. Capitalization.

(a) The authorized share capital of the Company is NIS 2,500,000 divided into 250,000,000 Company Shares. As of July 25, 2025 (the “Company Capitalization Date”), (i) (A) 50,407,204 Company Shares were issued and outstanding, (B) there are no dormant shares (menayot redumot) and no Company Shares were held in the Company’s treasury, (C) Company Options covering 64,939 Company Shares were outstanding, with a weighted average exercise price per share of $101.27, (D) Company RSU Awards covering 2,164,090 Company Shares were outstanding; and (E) there were outstanding Company PSU Awards covering (1) 361,864 Company Shares based on actual performance to the extent that the applicable performance measurement period has been completed prior to the Company Capitalization Date or target performance to the extent that the applicable performance measurement period has not been completed prior to the Company Capitalization Date, as applicable or (2) 541,254 Company Shares based on actual performance to the extent that the applicable performance measurement period has been completed prior to the Company Capitalization Date or maximum performance to the extent that the applicable performance measurement period has not been completed prior to the Company Capitalization Date, as applicable; (ii) 2,222,464 Company Shares were reserved for issuance pursuant to the Company Equity Plans; (iii) 118,394 Company Shares were reserved for issuance pursuant to the Company ESPP; and (iv) 3,187,250 Company Shares were reserved for issuance pursuant to the Convertible Notes Indenture. All the outstanding Company Shares are, and all Company Shares reserved for issuance as described above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. No Company Subsidiary owns any Company capital stock.

(b) From and after June 10, 2025, no event or circumstance has occurred (other than, as of Closing, as a result of this Agreement or the Transactions) that has resulted in an adjustment to the Conversion Rate (as defined in the Convertible Notes Indenture as in effect on the date hereof) from 1.9614 Ordinary Shares (as defined in the Convertible Notes Indenture as in effect on the date hereof) per $1,000 principal amount of Convertible Notes. Except for an amendment following the date hereof in compliance with Section 6.14(a), the Convertible Notes Indenture has not been amended, restated, amended and restated, supplemented or otherwise modified from the date of their original effectiveness.

(c) The Company has made available prior to the date hereof a true and complete list, as of the Company Capitalization Date, of (i) each Company Equity Award, (ii) the anonymized employee number of the Company Equity Award holder, (iii) the number of Company Shares underlying each Company Equity Award, (iv) the date on which the Company Equity Award was granted, (v) the Company Equity Plan under which the Company Equity Award was granted, (vi) the vesting schedule with respect to the Company Equity Award, including any right of acceleration of such vesting schedule, (vii) the exercise price of each Company Equity Award, if applicable, (viii) the expiration date of each Company Equity Award, if applicable and (ix) whether each such Company Equity Award is a Section 102 Award. All Company Equity Awards intended to qualify under the capital gains track set forth in Section 102(b)(2) of the Ordinance and/or presented to the recipient of such Company Equity Awards as intending to so qualify, or were issued under any 102 Plan, have been made in accordance with and comply with the requirements of Section 102 of the Ordinance (including the relevant sub-section of Section 102) and the rules and regulations promulgated thereunder (and the written requirements and guidance of the ITA) in all material respects and qualify for treatment under the capital gains track thereunder and applicable Laws in order to so qualify, including having been deposited with the 102 Trustee in a timely manner, in compliance with the provisions of Section 102 of the Ordinance and the guidance of the ITA published by the ITA on July 24, 2012, and clarification dated November 6, 2012, with the 102 Trustee, and will be entitled to capital gains treatment upon sale of cancellation thereof as part of the Transactions.

(d) Except as set forth in Section 3.2(a), Section 3.2(b) and Section 3.2(c), and other than the Company Shares that have become outstanding after the Company Capitalization Date that were reserved for issuance as set forth in Section 3.2(a)(ii) and issued in accordance with the terms of the applicable Company Equity Plan and Company Equity Award, in each case as of the date hereof: (i) the Company does not have any share capital, restricted shares or other equity interests issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, restricted share awards, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which the Company or any Company Subsidiary is a party or is otherwise bound obligating the Company or any Company Subsidiary to (A) issue, transfer or sell, or make any payment with respect to, any share capital or other equity interests of the Company or any Company Subsidiary or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment, (C) redeem or otherwise acquire any such share capital or other equity interests or (D) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned or in any other Person. Other than as set forth in the Company Articles, there are no outstanding obligations of the Company or any Company Subsidiary (1) restricting the transfer of, (2) affecting the voting rights of, (3) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, (4) requiring the registration for sale of or (5) granting any preemptive or anti-dilutive rights with respect to, any share capital or other equity interests of the Company or any Company Subsidiary.

(e) Other than the Convertible Notes, neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or, other than the Convertible Notes, which are convertible into or exercisable for cash and/or securities having the right to vote) with the Company Shareholders on any matter.

(f) There are no voting trusts or other agreements, commitments or understandings to which the Company or any Company Subsidiary (or to the Company’s Knowledge, a Company Shareholder) is a party with respect to the voting of the share capital or other equity interests of the Company or any Company Subsidiary.

(g) From and after the effective date of each Capped Call Confirmation, no event or circumstance has occurred that has resulted in an adjustment (other than as a result of or in connection with this Agreement or the Transactions or any Acquisition Proposal made after the date hereof (each, an “Excepted Adjustment”)) to the Number of Options (as defined in such Capped Call Confirmation as in effect on the date hereof) set forth in such Capped Call Confirmation as of the date of original effectiveness thereof, the applicable Option Entitlement (as defined in such Capped Call Confirmation as in effect on the date hereof) set forth in such Capped Call Confirmation as of the date of original effectiveness thereof, the Strike Price (as defined in such Capped Call Confirmation as in effect on the date hereof) from $509.8399, the Cap Price (as defined in such Capped Call Confirmation as in effect on the date hereof) from $686.3150, or any other variable relevant to the exercise, settlement or payment for the Transaction (as defined in such Capped Call Confirmation as in effect on the date hereof). Except for an amendment following the date hereof in compliance with Section 6.14(b) and/or to give effect to any Excepted Adjustment, none of the Capped Call Confirmations have been amended, restated, amended and restated, supplemented or otherwise modified from the date of their original effectiveness.

Section 3.3. Corporate Authority.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of the Company’s obligations under this Agreement, and the consummation of the Transactions have been duly and validly authorized by the Company Board of Directors and no other corporate proceedings (pursuant to the Company Articles or otherwise) on the part of the Company are necessary to authorize the performance of the Company’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, the receipt of the Company Shareholder Approval and for the filing of the Merger Proposal and the Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger.

(b) The affirmative vote of the holders of a simple majority of the voting power of Company Shares represented at the Company Shareholders Meeting in person or by proxy and voting thereon to approve this Agreement and the Merger (such approval, the “Company Shareholder Approval”) is the only vote of the holders of any class or series of the Company’s share capital necessary to approve this Agreement and to consummate the Transactions, including the Merger.

(c) On or prior to the date hereof, the Company Board of Directors has unanimously (i) determined that the terms of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Company Shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors, (ii) determined that it is in the best interests of the Company and the Company Shareholders, and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that the Company Shareholders approve this Agreement and the Transactions, including the Merger. None of the foregoing actions by the Company Board of Directors has been rescinded or modified in any way (unless a Change of Recommendation has been effected after the date hereof in accordance with the terms of Section 5.3).

(d) This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Limitations”).

Section 3.4. Governmental Consents; No Violation.

(a) Other than in connection with or in compliance with (i) the ICL, including the filing of the Merger Proposal and the Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger, (ii) the filing of the Proxy Statement/Prospectus and the Registration Statement with the SEC, and any amendments or supplements thereto and declaration of effectiveness of the Registration Statement and the mailing of the Proxy Statement/Prospectus, (iii) the Securities Act, (iv) the Exchange Act, (v) applicable state securities, takeover and “blue sky” laws, (vi) the HSR Act and any other requisite clearances or approvals under any other applicable requirements of other Regulatory Laws of the jurisdictions set forth on Section 3.4(a) of the Company Disclosure Letter, (vii) the application for and receipt of the ISA No-Action Letter, (viii) any applicable requirements of Nasdaq, (ix) the receipt of the Options Tax Ruling, the 104H Tax Ruling, and the Withholding Tax Ruling and (x) the IIA Notice and IIA Undertaking, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by the Company of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, (1) a Company Material Adverse Effect or (2) a material adverse effect on the ability of the Company to consummate the Transactions, including the Merger.

(b) The execution and delivery by the Company of this Agreement do not, and, subject to (x) the receipt of the Company Shareholder Approval, (y) the execution of the Convertible Notes Supplemental Indenture by the Company, Parent and the Trustee as set forth in Section 6.14(a), and (z) the filing of the IIA Notice and the IIA Undertaking, and except as described in Section 3.4(a), the consummation of the Transactions and performance and compliance with the provisions hereof will not (i) conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Material Contract binding upon the Company or any Company Subsidiary or to which any of them are a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any Company Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Company Articles, the IRA, the Registration Rights Agreement or the organizational or governing documents of any Company Subsidiary or (iii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or any of their respective properties, rights or assets, other than in the case of clauses (i) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, (1) a Company Material Adverse Effect or (2) a material adverse effect on the ability of the Company to consummate the Transactions, including the Merger.

Section 3.5. Securities Filings and Financial Statements.

(a) Since January 1, 2023, the Company has timely filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished by it with the SEC or the ISA (such forms, statements, schedules, documents and reports, the “Company Securities Filings”). As of their respective filing dates or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, the Company Securities Filings complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the Securities Act, the Exchange Act and the Israeli Securities Law, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of Nasdaq, and none of the Company Securities Filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. As of June 30, 2025, the Company was a “foreign private issuer” as such term is defined under the Exchange Act. Since January 1, 2023, neither the Company nor any Company Subsidiary has received from the SEC, the ISA or any other Governmental Entity any written comments or questions with respect to any of the Company Securities Filings (including the financial statements included therein) that are not resolved, or, as of the date hereof, has received any written notice from the SEC, the ISA or other Governmental Entity that such Company Securities Filings (including the financial statements included therein) are being reviewed or investigated, and, to the Company’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC, the ISA or any other Governmental Entity of any Company Securities Filings (including the financial statements included therein). No Company Subsidiary is required to file any forms, reports or other documents with the SEC or the ISA, as applicable.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included or incorporated by reference in the Company Securities Filings when filed or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC or the ISA, as applicable, with respect thereto, in each case in effect at the time of such filing, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC, ISA and the Israeli Securities Law and to the absence of notes) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and the ISA and to the absence of notes).

(c) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Israeli Securities Law. Neither the Company nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d) Neither the Company nor any Company Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K under the Exchange Act), in any such case, where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company Securities Filings.

Section 3.6. Internal Controls and Procedures. The Company has established and maintains, and at all times since January 1, 2022, has maintained, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has adopted a code of ethics, as defined by Item 16B of Form 20-F of the SEC, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Item 16B of Form 20-F. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2022, the Company’s management has disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (the material circumstances of which disclosure (if any) and significant facts learned during the preparation of such disclosure have been made available to Parent prior to the date hereof) (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting and (iii) any written claim or allegation regarding clause (i) or (ii). Since January 1, 2022, neither the Company nor any Company Subsidiary has received any material, unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls.

Section 3.7. No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, except (a) as and to the extent specifically disclosed, reflected or reserved against in the Company’s consolidated balance sheet (or the notes thereto) as of December 31, 2024, included in the Company Securities Filings filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case, in the ordinary course of business consistent with past practice since December 31, 2024 (other than any liability for any material breaches of Contracts to which the Company or any Company Subsidiary is a party), (c) as expressly required or expressly contemplated by this Agreement and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8. Absence of Certain Changes or Events.

(a) Since January 1, 2025 through the date hereof, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since January 1, 2025 through the date hereof, except to the extent it relates to the events giving rise to and the discussion and negotiation of this Agreement and the Transactions, the businesses of the Company and the Company Subsidiaries have been conducted in all material respects in the ordinary course of business.

Section 3.9. Compliance with Law; Permits.

(a) The Company and each Company Subsidiary are and have been since January 1, 2022 in compliance with, and not in default under or in violation of, any Laws (including Environmental Laws and employee benefits and labor Laws) applicable to the Company or such Company Subsidiary or any of their respective properties or assets, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and the Company Subsidiaries are and have been since January 1, 2022 in possession of all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, clearances and orders of any Governmental Entity or pursuant to any applicable Law necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Company Permit and none of the Company or any Company Subsidiary has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, for the past five (5) years, none of the Company or any Company Subsidiary, in connection with the business of the Company or any Company Subsidiary or, to the Company’s Knowledge, any other third party (including the Company’s or the Company Subsidiaries’ respective Representatives) acting on behalf of the Company or any Company Subsidiary has (i) violated any applicable Anti-Corruption Law or (ii) offered, authorized, provided or given (or made attempts at doing any of the foregoing) any payment or thing of value to any Person, including a “foreign official” (as defined by the FCPA) in their official capacity, for the purpose of influencing any act or decision of such Person to unlawfully obtain or retain business or other advantage.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, for the past five (5) years, none of the Company nor any Company Subsidiaries have been subject to any actual, pending, or, to the Company’s Knowledge, threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Company or any Company Subsidiary in any way relating to violations or alleged violations of applicable Anti-Corruption Laws. The Company has established and maintains a compliance program and internal controls and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws in all material respects.

(e) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2022, the Company and the Company Subsidiaries conducted their businesses in accordance with United States economic sanctions Laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and all other applicable Export Controls. Since January 1, 2022, the Company and the Company Subsidiaries have maintained in all material respects all records required to be maintained in the Company’s and the Company Subsidiaries’ possession as required under applicable Export Controls.

(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2022, none of the Company or any Company Subsidiary has sold, exported, re-exported, transferred, diverted, or otherwise disposed of any products, Software, or technology (including products derived from or based on such technology) to any destination, entity, or Person prohibited by applicable Export Controls, without obtaining prior authorization from the competent Governmental Entities as required by those Laws. The Company and the Company Subsidiaries have complied in all material respects with all terms and conditions of any license issued or approved by the U.S. State Department’s Directorate of Defense Trade Controls, the U.S. Commerce Department’s Bureau of Industry and Security, or OFAC that is or has been in force since January 1, 2022. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2022, except, to the extent required, pursuant to valid licenses, license exceptions or exemptions, the Company and the Company Subsidiaries have not released or disclosed technical data or technology that is subject to U.S. Export Controls to any “foreign person” (as that term is defined in 15 C.F.R. 772.1) whether in the United States or abroad.

(g) None of the Company or any Company Subsidiary, nor, to the Company’s Knowledge, any director, officer, agent, or employee of the Company or any Company Subsidiary: (x) is, or is controlled or 50% or more owned by, one or more Persons or entities targeted by sanctions administered by Israel, OFAC, the U.S. Department of Commerce Bureau of Industry or Security (BIS) or included on any sanctioned party list administered by OFAC (including the List of Specially Designated Nationals and Blocked Persons or Foreign Sanctions Evaders List, the U.S. Department of State Debarred Parties List, Excluded Parties List, Terrorist Exclusion List, the United Nations Security Council Consolidated List, or any other lists of known or suspected terrorists, terrorist organizations or other prohibited Persons made publicly available or provided to the Company or any Company Subsidiary by any Governmental Entity) (such entities, Persons or organizations collectively, the “Restricted Parties”) or (y) has, since January 1, 2022, conducted any business with or engaged in any transaction or arrangement with or involving, directly or indirectly, any Restricted Parties or countries subject to comprehensive economic or trade sanctions (in each case, when acting for or on behalf of the Company or a Company Subsidiary) in violation of applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, none of the Company or any Company Subsidiary is subject to any pending or, to the Company’s Knowledge, threatened action by any Governmental Entity that would restrict its ability to engage in export transactions, bar it from exporting or otherwise limit its exporting activities or sales to any Governmental Entity. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, none of the Company or any Company Subsidiary has, since January 1, 2022, received any written notice of deficiencies in connection with any export controls, trade embargoes or economic sanctions matter from OFAC or any other Governmental Entity or made any voluntary disclosures to OFAC or any other Governmental Entity of facts that could result in any action being taken or any penalty being imposed by a Governmental Entity against the Company or any Company Subsidiary. The Company has in place policies and procedures reasonably designed to promote and achieve compliance with all applicable Export Controls in all material respects.

(h) The Company is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq.

Section 3.10. Employee Benefit Plans.

(a) Section 3.10(a) of the Company Disclosure Letter sets forth each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each bonus, share, share option or other equity-based compensation arrangement or plan or policy, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, policy, program, agreement or arrangement, in each case, for the benefit of current or former employees, directors, consultants or other individual service providers (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary or any of their ERISA Affiliates or with respect to which the Company or any Company Subsidiary has or may have any obligation or liability (whether actual or contingent), but excluding any such arrangement maintained solely by a Governmental Entity or any Multiemployer Plan. With respect to each material Company Benefit Plan, the Company has made available to Parent prior to the date hereof correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) all plan documents (or a summary of material terms in the case of unwritten plans), summary plan descriptions, summaries of material modifications, and amendments related to such plans and any related trust agreement, (ii) the most recent Form 5500 Annual Report or equivalent or similar report in the applicable jurisdiction, (iii) the most recent audited financial statement and actuarial valuation, (iv) all material filings and material, non-routine correspondence with any Governmental Entity during the past three (3) years and (v) all material related agreements, insurance contracts and other agreements which implement each such Company Benefit Plan.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company Benefit Plans has been operated and administered in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder. No liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and to the Company’s Knowledge no condition exists that is likely to cause the Company, the Company Subsidiaries or any of their ERISA Affiliates to incur any such liability. All material contributions or other material amounts payable by the Company or the Company Subsidiaries pursuant to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards. There are no pending, or to the Company’s Knowledge, threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that would result in a material liability.

(c) Within the last six (6) years, no Company Benefit Plan has been an employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code. None of the Company, its

Subsidiaries or any of their respective ERISA Affiliates has incurred or is reasonably expected to incur any Controlled Group Liability that has not been satisfied in full, except, with respect to clause (iv) of the definition of Controlled Group Liability only, as would not result in a liability that is material to the Company and the Company Subsidiaries, taken as a whole.

(d) None of the Company, the Company Subsidiaries or any of their respective ERISA Affiliates has, at any time during the preceding six (6) years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any Multiemployer Plan or any plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA.

(e) No Company Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees, directors or other individual service providers of the Company or the Company Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable U.S. state Law, except for continued premium payments by the Company or a Company Subsidiary during an individual’s severance period.

(f) (i) Each of the Company Benefit Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification and (ii) to the Company’s Knowledge, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan. Each such favorable determination letter has been provided or made available to Parent prior to the date hereof.

(g) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will, except as required by the terms of this Agreement, (i) result in any payment (including severance and unemployment compensation, forgiveness of Indebtedness or otherwise) becoming due to any current or former director, employee or other individual service provider of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any benefits under any Company Benefit Plan, (iv) result in any breach or violation of, or default under or limit the Company’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan that is maintained outside of the United States (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meet all requirements for such treatment and (iii) that is intended to be funded or book-reserved is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions. No Company Benefit Plan that is maintained outside of the United States is a defined benefit pension plan (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities.

(i) Each Company Benefit Plan has been maintained and operated in documentary and operational compliance in all material respects with Section 409A of the Code or an available exemption therefrom.

(j) The Company and the Company Subsidiaries are not obligated, and no Company Benefit Plan includes a commitment, to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(k) Each of the Company share incentive plans that are intended to qualify as a capital gains route plan under Section 102(b)(2) or 102(b)(3) of the Ordinance (a “102 Plan”) has received a favorable determination or approval letter from, or is otherwise approved by, or deemed approved by passage of time without objection by, the ITA. All Tax rulings, opinions, and filings by the Company with the ITA relating to a 102 Plan and any award thereunder have been made available to Parent.

Section 3.11. Labor Matters.

(a) Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union, works council, employee representative body or other labor organization, other than as required by applicable Law. Neither the Company nor any Company Subsidiary is (or has during the past two (2) years been) subject to a material labor dispute, strike or work stoppage. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to the Company’s Knowledge, threatened involving employees of the Company or any Company Subsidiary.

(b) The Company and each Company Subsidiary are and have been since January 1, 2022 in compliance with all applicable Law respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, sexual harassment, discrimination, exempt and non-exempt status, compensation and benefits, wages and hours and the Worker Adjustment and Retraining Notification Act of 1988, as amended, except where such non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) To the Company’s Knowledge, since January 1, 2022, (i) no material allegations of sexual harassment, discrimination or misconduct have been made against any employee of the Company or any Company Subsidiary at the level of Vice President or above, and (ii) neither the Company nor any of the Company Subsidiaries have entered into any settlement agreements related to material allegations of sexual harassment, discrimination or misconduct by any employee of the Company or any Company Subsidiary at the level of Vice President or above.

(d) Solely with respect to employees who reside or work in Israel or to whom Israeli Law applies (“Israeli Employees”) and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) neither the Company nor any Company Subsidiary has or is subject to, and no Israeli Employee of the Company or any Company Subsidiary benefits from, any extension order (tzavei harchava) (other than extension orders applicable to all employees in Israel); (ii) the Company’s or any applicable Company Subsidiary’s obligations to provide statutory severance pay to its Israeli Employees pursuant to the Severance Pay Law-1963 (with respect to the period from commencement date of employment to the present and on the basis of “entire salary,” as defined under such Law), vacation pursuant to the Israeli Annual Leave Law-1951, and contributions to any funds, including all pension arrangements and any personal employment agreement or any other binding source, have been satisfied in all respects or have been fully funded by contributions to appropriate funds or if not required to be fully funded under any source are fully accrued on the relevant consolidated financial statements in accordance with GAAP; and (iii) the Company and the Company Subsidiaries are in compliance with all applicable Law, regulations, permits and Contracts to which the Company or any Company Subsidiary is a party relating to employment, wages and other compensation matters and terms and conditions of employment related to its Israeli Employees, including The Advance Notice of Discharge and Resignation Law, (5761-2001), The Notice to Employee (Terms of Employment) Law (5762-2002), The Prevention of Sexual Harassment Law (5758-1998), the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, Law for Increased Enforcement of Labor Laws, 2011, Foreign Employees Law-1991, and The Employment of Employee by Manpower Contractors Law (5756-1996). To the Knowledge of the Company, the Company and the Company Subsidiaries have not engaged any Israeli Employees whose employment would require special licenses, permits or approvals from any Governmental Entity. Except as would not reasonably be expected to have, individually or in the aggregate, a

Company Material Adverse Effect, (A) all amounts that the Company and the Company Subsidiaries are legally or contractually required either (x) to deduct from their Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Governmental Entity as required by the Ordinance and Israeli National Insurance Law, 1953, or otherwise have, in each case, been duly deducted, transferred, withheld and paid (other than routine payments, deductions or withholdings to be timely made in the normal course of business consistent with past practice); and (B) the Company and the Company Subsidiaries do not have any outstanding obligations to make any such deduction, transfer, withholding or payment (other than such that has not yet become due). Except as set forth in the Company Benefit Plans and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no unwritten policies, practices or customs of the Company that entitle any Israeli Employee to benefits in addition to what such Israeli Employee is entitled to by applicable Law or under the terms of such Israeli Employee’s employment agreement, including without limitation unwritten customs or practices concerning bonuses, extra time off, or other payments, benefits or entitlements, whether during the course of employment or upon termination of employment or otherwise, that are not otherwise required under applicable Law or by written contract or written policy.

Section 3.12. Tax Matters.

(a) The Company and the Company Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns that are required to be filed by or with respect to any of them and all such Tax Returns are true, correct and complete in all material respects.

(b) The Company and the Company Subsidiaries have timely paid in full to the appropriate Governmental Entity all material Taxes required to be paid by any of them (whether or not shown on any Tax Returns).

(c) The Company and the Company Subsidiaries have (i) duly and timely paid, deducted, withheld and collected all material amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, creditors, shareholders, independent contractors, customers and other third parties (and have duly and timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity) and (ii) have otherwise complied in all material respects with all applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements).

(d) There is no (i) claim, litigation, audit, examination, investigation, dispute, action or other proceeding pending or threatened in writing with respect to any material Taxes or material Tax Returns of the Company or any Company Subsidiary, or (ii) material deficiency for Taxes that has been assessed by any Governmental Entity against the Company or any Company Subsidiary and that has not been fully satisfied by payment.

(e) Neither the Company nor any Company Subsidiary (i) has waived any statute of limitations with respect to any material Taxes or is the beneficiary of any extension of time with respect to a material amount of Tax assessment or deficiency (other than automatic extensions of time to file Tax Returns obtained in the ordinary course), which waiver or extension would remain in effect following the Closing, or (ii) is the beneficiary of any material Tax exemption, Tax holiday, or other Tax reduction agreement or order.

(f) None of the Company or any Company Subsidiary (i) is a party to or is bound by, or has any obligation under, any material Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than (x) any customary Tax indemnification provisions contained in commercial agreements entered into in the ordinary course and not primarily related to Taxes and (y) any agreement or arrangement solely among the Company and the Company Subsidiaries), (ii) has been a member of an affiliated group filing a consolidated federal income Tax Return or any other affiliated, consolidated, combined or unitary group for any Tax purposes (other than a group the common parent of which is the Company or any Company Subsidiary), or (iii) has any material liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor, by contract or otherwise.

(g) There are no Liens in respect of or on account of material Taxes upon any property or assets of the Company or any Company Subsidiary, other than Permitted Liens.

(h) To the Company’s Knowledge, neither the Company nor any Company Subsidiary is, or has been, subject to material Tax in any country other than its country of incorporation by virtue of being managed and controlled in, or having a permanent establishment or other taxable presence, in that country. No claim has been made in writing by any Governmental Entity in a jurisdiction where the Company or any Company Subsidiary has not filed Tax Returns of a particular type that the Company or any Company Subsidiary is or may be subject to Tax by, or required to file Tax Returns with respect to Taxes in, such jurisdiction. To the Company’s Knowledge, the Company and each of the Company Subsidiaries is, and at all times has been, managed and controlled (within the meaning of applicable Tax Laws) in its country of incorporation.

(i) Neither the Company nor any Company Subsidiary is bound with respect to the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code or any similar or analogous provision of state, local or non-U.S. Law) or other ruling or written agreement with a Governmental Entity, in each case, with respect to material Taxes.

(j) Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(k) Neither the Company nor any Company Subsidiary will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of (A) a change in or use of an incorrect method of accounting occurring prior to the Closing, (B) a prepaid amount received (or deferred revenue recognized) or paid, prior to the Closing outside the ordinary course of business, or (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law). Neither the Company nor any Company Subsidiary has made an election pursuant to Section 965(h) of the Code.

(l) The Company and each Company Subsidiary is and has been in compliance in all material respects with all applicable transfer pricing laws, including with respect to the preparation and maintenance of any documentation required to be prepared or maintained under such laws. The Company and the Israeli Company Subsidiaries comply, and have always been compliant in all material respects with the requirements of Section 85A of the Ordinance.

(m) Neither the Company nor any Company Subsidiary has performed or was part of any action or transaction that requires special reporting in accordance with Section 131(g), 131D or 131E of the Ordinance or the regulations promulgated thereunder or Sections 67C and 6D of the Israeli Value Added Tax Law, 1975, as amended, Section 231(e) of the Customers Ordinance [New Version] 5717-1957 and Section 21(c) of Fuel Excise Law, 5718-1958.

(n) The Company or any of the Israeli Company Subsidiaries has not been a real property corporation (Igud Mekarke’in) within the meaning of such term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963 at any time since their incorporation.

(o) Neither the Company nor any of the Company Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of such Part E2.

(p) The Company and its Israeli Company Subsidiaries are duly registered for the purposes of Israeli value added tax (“VAT”), and the Company and each of the Israeli Company Subsidiaries has complied in all material respects with all requirements concerning VAT. The Company and its Israeli Company Subsidiaries (i) have not made any exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies and other transactions and imports made by them, (ii) have collected and timely remitted to the relevant Governmental Entity all output VAT which are required to collect and remit under any applicable Law and (iii) have not received a refund for input VAT for which they are not entitled under any Law. No other non-Israeli Company Subsidiaries are required to effect Israeli VAT registration.

(q) The Company has made available to Parent any Tax exemption, Tax holiday, or other Tax reduction agreement or Order, applied for or received by the Company or any Company Subsidiary in connection with Israeli Taxes, including any confirmation by the Investment Center of “Approved Enterprise” or “Benefitted Enterprise” status, and has been in compliance in all material respects with requirements under applicable Law and, if applicable, any ruling with respect to such exemption, holiday or other reduction agreement or Order. Section 3.12(q) of the Company Disclosure Letter sets forth the list of grants received by the Company and its Israeli Company Subsidiaries from the IIA or otherwise under the Law for the Encouragement of Industrial Research and Development, 1984; and there are no royalties, fees, repayments or other amounts due or payable by the Company or its Israeli Company Subsidiaries to any Governmental Entity with respect to any of the foregoing.

(r) None of the non-Israeli Company Subsidiaries is a controlled foreign corporation within the meaning of Section 75B of the Ordinance, nor has the Company ever held any interest in such corporation.

(s) Within the last two (2) years, neither the Company nor any Company Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355(a) of the Code.

(t) Neither the Company nor any Company Subsidiary organized outside the United States is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is or was treated as a U.S. corporation under Section 7874(b) of the Code. The Company is not, to the Company’s Knowledge, (A) a “controlled foreign corporation” within the meaning of Section 957(a) of the Code, or (B) a “passive foreign investment company” within the meaning of Section 1297(a) of the Code.

(u) No Company Subsidiary organized under the laws of the United States has been a “United States real property holding corporation” (within the meaning of Section 897(c)(2)) during the 5-year period ending on the date on which the Effective Time occurs.

(v) Section 3.12(v) of the Company Disclosure Letter sets forth and the classification for U.S. federal income Tax purposes of each Company Subsidiary.

Section 3.13. Litigation; Orders. There are no, and since January 1, 2022 there has not been any, Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary or any of their respective properties, rights or assets by or before, and there are no orders, judgments or decrees of or settlement agreements with, any Governmental Entity, in each case that are or would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

Section 3.14. Intellectual Property.

(a) Each material item of Registered Intellectual Property is subsisting and has not expired, been cancelled, or been abandoned, and to the Knowledge of the Company, each material item of Company Intellectual Property (other than applications for registrations) is valid and enforceable.

(b) The Company exclusively owns each item of material Company Intellectual Property free and clear of all Liens, other than Permitted Liens. As of the date hereof, no Proceeding (other than office actions in connection with the prosecution of applications) is pending or, to the Knowledge of the Company, threatened by or before any Governmental Entity, that challenges the legality, validity, enforceability, registration, use or ownership of any Company Intellectual Property, except as would not reasonably be expected to be, either individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(c) Neither the Company nor any Company Subsidiary has granted or transferred (or is obligated to grant or transfer) to any Person or has permitted (or is obligated to permit) any Person (other than the licensor of exclusively licensed Company Intellectual Property) to retain any ownership interest, including any joint ownership interest, or any exclusive rights, in any Company Intellectual Property that is material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole. Except as would not reasonably be expected to be, either individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, no funding, facilities, resources or personnel (including employees and founders of the Company or any Company Subsidiary) of or engaged with any Governmental Entity, medical institution, military organization, university, college or other educational institution or research center, including any Government Grant, were used in the authorship, invention, creation, conception, development or discovery of any Company Intellectual Property or Company Products in a manner that has provided or could reasonably be expected to provide any such Person with any claim or right in or to any Company Intellectual Property or Company Products.

(d) The Company and the Company Subsidiaries own or otherwise possess legally enforceable and sufficient rights to use and practice all Intellectual Property used in, practiced by, or necessary for the conduct of the business of the Company and the Company Subsidiaries as currently conducted, and to the Knowledge of the Company, will continue to have all such rights immediately after Closing, without termination, modification, or acceleration of any obligation with respect to any such rights, and without giving rise to any right of any third party to terminate, modify or accelerate obligations with respect to any such rights, except, in each case, as would not reasonably be expected to be, either individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(e) No Proceedings are pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary, alleging that the Company or any Company Subsidiary is infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any Person. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, neither the Company and the Company Subsidiaries, nor their business or any Company Product, has at any time since January 1, 2022 infringed, misappropriated, diluted or otherwise violated any Intellectual Property of any Person, constituted unfair competition or unfair trade practices, or violated the Digital Millennium Copyright Act or similar Law relating to the use or exploitation of Intellectual Property.

(f) Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, to the Company’s Knowledge, no Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating any Company Intellectual Property. Since January 1, 2022, neither the Company nor any Company Subsidiary has instituted or threatened to institute any Proceeding against any Person alleging that such Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating any Company Intellectual Property, which Proceeding, infringement, misappropriation, dilution, use or violation could reasonably be expected to be material to the Company or any Company Subsidiaries.

(g) Except as would not reasonably be expected to, either individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole: (i) in each case in which the Company or any Company Subsidiary has engaged or hired an employee, consultant or contractor (whether current or former) for the purpose of developing or creating any Intellectual Property for the Company or any Company Subsidiary, the Company or such Company Subsidiary has obtained, either by operation of Law or by valid assignment or transfer, exclusive ownership of all such Intellectual Property; (ii) the Company and each Company Subsidiary has taken commercially reasonable actions to maintain and protect all Trade Secrets included in the Company Intellectual Property or otherwise held by or on behalf of the Company or any Company Subsidiaries, and to the Knowledge of the Company, all such Trade Secrets have been maintained in confidence in accordance with procedures that are customarily used in the industry to protect rights of like importance; and (iii) to the Company’s Knowledge, since January 1, 2022, there has been no unauthorized disclosure or misuse of Trade Secrets constituting Company Intellectual Property or otherwise held by or on behalf of the Company or any Company Subsidiaries. Without limiting the generality of the foregoing, the Company and the Company Subsidiaries have, and take reasonable efforts to enforce, a policy requiring each employee, consultant and independent contractor that has access to any such Intellectual Property to execute a confidentiality agreement that obligates such Person to maintain the confidentiality thereof, except where the failure to enforce such policy has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Except as would not reasonably be expected to, either individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, all Persons who have contributed to the creation, invention, modification or improvement of any Intellectual Property for the Company or the Company Subsidiaries have waived any and all moral rights, including all rights of an author under Section 45 of the Israeli Copyright Law 2007 (Moral Rights), with respect to such Intellectual Property, and all current and former employees of the Company or the Company Subsidiaries have expressly and irrevocably waived the right to receive compensation in connection with “Service Inventions” under Section 134 of the Israeli Patent Law 1967 or any other similar provision under any Law of any applicable jurisdiction.

(h) Neither the Company nor any Company Subsidiary has used, modified, distributed, or made available any Software or other technology that is subject to an Open Source License in a manner that would require any material Company Intellectual Property or material proprietary Software or technology of the Company or any Company Subsidiaries to be (i) disclosed, distributed, or made available in Source Code form, (ii) licensed for the purposes of preparing derivative works, (iii) licensed under terms that allow Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of applicable Law), or (iv) redistributed at no or minimal charge. The Company and the Company Subsidiaries are and have been in compliance in all material respects with all Open Source Licenses to which they are subject. Except as would not reasonably be expected to, either individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary makes or is required to make any Company Intellectual Property available under an Open Source License.

(i) Section 3.14(i) of the Company Disclosure Letter contains a complete and accurate list of, and the Company has made available to Parent prior to the date hereof true and complete copies of, all Contracts in effect (or with respect to Contracts no longer in effect, to the extent of any surviving terms) pursuant to which the Company or any Company Subsidiary (i) grants any license, covenant not to assert, release, agreement not to enforce or prosecute, or other immunity to any Person under or to any Company Intellectual Property, except Ordinary Course Licenses, or (ii) other than the Ordinary Course Licenses and Open Source Licenses, is granted a license, covenant not to assert, release, agreement not to enforce or prosecute, or immunity to or under any Person’s Intellectual Property, in the case of clauses (i) and (ii), that is material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole (the foregoing in clause (i) and this clause (ii), together with the Ordinary Course Licenses and Open Source Licenses, the “IP Contracts”).

(j) Except as would not reasonably be expected to, either individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, neither the execution and delivery of this

Agreement nor the consummation of the Transactions will result in (i) a breach, violation, modification, cancellation, termination, or suspension of any IP Contract, (ii) the release of any Source Code that is Company Intellectual Property or other proprietary or confidential Intellectual Property of the Company or any Company Subsidiary, (iii) the grant of (or requirement to grant) any license, covenant not to assert, release, agreement not to enforce or prosecute, or other immunity to or under any Company Intellectual Property to any Person, or (iv) the Company or any Company Subsidiary being subject to any non-compete or other restriction on the operation or scope of their respective business. All IP Contracts shall remain in full force and effect following the Closing in accordance with their terms, and, as of immediately after the Closing, the Company and the Company Subsidiaries will be entitled to exercise all of their respective rights under all IP Contracts to the same extent as prior to the Closing, in each case, except has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(k) Except as would not reasonably be expected to, either individually or in the aggregate, be material and adverse to the Company and the Company Subsidiaries, taken as a whole, no Proceeding by any Person is pending against the Company or any Company Subsidiary, nor has any of them received any written claim or notice since January 1, 2022, with respect to any warranty or indemnity claim relating to any Company Products or with respect to the breach of any material agreement (including any IP Contract) under which such Company Products have been made available, in each case, which remains unresolved.

(l) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Products are free from defects and substantially conform to the applicable specifications and documentation.

(m) Since January 1, 2022, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company and each Company Subsidiary has complied with applicable Law governing the development, training, fine-tuning, validation, testing, improvement, use and deployment (each as applicable) of AI Systems by or on behalf of the Company and each Company Subsidiary, and (ii) for each AI System trained, fine-tuned or otherwise created, developed or improved by or on behalf of the Company or any Company Subsidiary, the Company or the applicable Company Subsidiary had sufficient rights to collect, use and process all data in the manner collected, used or processed for such training, fine-tuning, creation, development or improvement. Since January 1, 2022, neither the Company nor any Company Subsidiary is or has been the subject of any claim, action, investigation or audit (or a request for information or testimony from any Governmental Entity) regarding any AI System that has been or would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as whole. To the Knowledge of the Company, neither the Company nor any Company Subsidiary develops, uses, deploys or makes available any High-Risk AI Systems in violation of applicable Law, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

Section 3.15. Privacy and Data Protection.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, the Company’s and each Company Subsidiary’s Processing of Protected Information, and, to the Company’s Knowledge, any such Processing performed or handled by authorized third parties on the Company’s or a Company Subsidiary’s behalf, have complied with, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in the Company, any Company Subsidiary or the Surviving Company being in breach or violation of (i) any Contracts to which the Company or any Company Subsidiary is a party, (ii) applicable Information Privacy and Security Laws, (iii) PCI DSS, as applicable to the Company or a Company Subsidiary, (iv) any Privacy Statements, or (v) any consents or authorizations that apply to the Protected Information that have been obtained by the Company or a Company Subsidiary. The Company and each Company Subsidiary have all necessary rights, authority, consents and authorizations necessary under applicable Information Privacy and Security Laws to Process the Protected Information in their possession or under their control in connection with the operation of their business.

(b) To the Knowledge of the Company, except as would not reasonably be expected to, either individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, there has, since January 1, 2022, been no (i) failure or breakdown of the Company Systems that has interrupted the business operations of the Company or Company Subsidiaries or the functionality of the Company Products, (ii) data security breach of or unauthorized access to any Company Systems, Company Products, or any Protected Information transmitted or stored on the foregoing, (iii) incident involving the loss, damage or unauthorized access, acquisition, modification, use or disclosure of any Protected Information owned, hosted, maintained or controlled by the Company or the Company Subsidiaries or (iv) security breach resulting in the loss, damage or unauthorized Processing of any Protected Information hosted or maintained on behalf of the Company or the Company Subsidiaries by the Company or the Company’s Subsidiaries’ vendors or third party service providers. Since January 1, 2022, neither the Company nor any Company Subsidiary has made or, to the Knowledge of the Company, been required under applicable Information Privacy and Security Laws to make any notification to any Governmental Entities or other Persons as a result of any unauthorized disclosure or Processing of Protected Information held or Processed by or on behalf of the Company or any Company Subsidiaries.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company Systems are in good working order and sufficient for the current conduct of the business of the Company and the Company Subsidiaries, (ii) since January 1, 2022, to the Company’s Knowledge, the Company Systems and Company Products (including any updates thereto) have not contained or made available (as of the time of their delivery by the Company), any disabling codes or instructions, spyware, “time bombs,” “back doors,” “trap doors,” keylogger software, Trojan horses, worms, viruses or other Software routines, faults, malicious code, damaging devices or hardware components that are designed to cause unauthorized access to, or disruption, impairment, disablement or destruction of, Software, data or other materials, and (iii) the Company and its Subsidiaries have, to the Company’s Knowledge, purchased a sufficient number of license seats for all third-party Software used by the Company and the Company Subsidiaries for their respective businesses as currently conducted, and are in compliance with, and not under actual or threatened audit or dispute regarding compliance with, the terms of the corresponding agreements.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, the Company and each Company Subsidiary have implemented and maintained in a commercially reasonable manner an information security program to the extent required by applicable Information Privacy and Security Laws, covering the Company and each Company Subsidiary, designed to (i) identify and address internal and external risks to the security or privacy of any proprietary or confidential information in their possession, including Protected Information, (ii) implement and maintain reasonable administrative, technical and physical safeguards to control these risks, and (iii) maintain notification procedures in compliance with applicable Information Privacy and Security Laws in the case of any breach of security or privacy compromising Protected Information.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, no Person has (i) made any written claim against the Company or a Company Subsidiary, or (ii) to the Company’s Knowledge, commenced any Proceeding, in each case, with respect to (A) any alleged violation of applicable Information Privacy and Security Laws by the Company, any Company Subsidiary or (with respect to services provided to or on behalf of the Company) any third party with whom the Company or any Company Subsidiary has entered into a Contract in connection with the Processing of Protected Information or (B) any of the Company’s or a Company Subsidiary’s privacy or data security practices related to Protected Information, including any unlawful or accidental loss, damage or unauthorized Processing or other misuse of any Protected Information maintained by or on behalf of the Company or the Company Subsidiaries.

(f) The Company and the Company Subsidiaries have instituted and maintain commercially reasonable business continuity and disaster recovery measures with respect to their material Company Systems and Protected Information, in compliance in all material respects with applicable Information Privacy and Security Laws.

Section 3.16. Real Property; Assets. Neither the Company nor any Company Subsidiary owns any real property. Section 3.16 of the Company Disclosure Letter sets forth a list, as of the date hereof, of any Contract pursuant to which the Company or any Company Subsidiary leases, subleases or occupies any real property that is material to the Company or its Subsidiaries, in each case, other than Contracts for ordinary course arrangements at “shared workspace” or “coworking space” facilities that are not material (such Contracts, “Company Leases”). Neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy any real property subject to a Company Lease or any portion thereof. Each Company Lease is valid, binding and in full force and effect, subject to the Enforceability Limitations, and no uncured default of a material nature on the part of the Company or, if applicable, any Company Subsidiary or, to the Company’s Knowledge, the landlord thereunder exists with respect to any Company Lease. The Company or a Company Subsidiary has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Company Lease, each real property subject to the Company Leases necessary for the conduct of the business of the Company and the Company Subsidiaries as currently conducted, free and clear of all Liens, other than Permitted Liens. The Company or a Company Subsidiary has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens, other than Permitted Liens.

Section 3.17. Material Contracts.

(a) Except for this Agreement, Section 3.17(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of each Contract described below in this Section 3.17(a) under which the Company or any Company Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which the Company or any Company Subsidiary is a party or to which any of their respective properties or assets is subject, in each case as of the date hereof other than Company Benefit Plans listed on Section 3.10(a) of the Company Disclosure Letter (all Contracts of the type described in this Section 3.17(a), excluding non-disclosure agreements entered into in the ordinary course of business consistent with past practice for commercial arrangements, purchase or service orders, statements of work, quotations and sales acknowledgements and other similar documents, and whether or not set forth on Section 3.17(a) of the Company Disclosure Letter, being referred to herein as the “Material Contracts”):

(i) each Contract that limits in any material respect the freedom of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time) to compete or engage in any line of business or geographic region or with any Person or sell, supply or distribute any product or service or that otherwise has the effect of restricting the Company, the Company Subsidiaries or any of their respective affiliates (including Parent and its affiliates after the Effective Time) from the development, marketing or distribution of products and services, in each case, in any geographic area;

(ii) each Contract that limits in any material respect the freedom of the Company, any Company Subsidiary or any of their respective affiliates to negotiate or, except for provisions requiring notice or consent to assignment or change of control by the counterparty thereto, consummate any of the Transactions;

(iii) any material partnership, joint venture, limited liability company agreement (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries) or similar material Contract;

(iv) each acquisition or divestiture Contract that contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by the Company or any Company Subsidiary of future payments in excess of $5,000,000;

(v) each Contract that gives any Person the right to acquire any assets of the Company or any Company Subsidiary (excluding ordinary course commitments to purchase Company Products) after the date hereof with consideration of more than $5,000,000;

(vi) each Contract of the type described in clauses (i) and (ii) of Section 3.14(i);

(vii) any Contract to put Source Code for any Company Product in escrow with a third Person on behalf of a licensee or contracting party, and any other Contract to provide Source Code for any Company Product to any third Person (other than an employee, contractor, agent or representative of the Company or a Company Subsidiary in the ordinary course of business consistent with past practice);

(viii) any settlement agreement or similar Contract restricting in any respect the operations or conduct of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time);

(ix) each Contract not otherwise described in any other subsection of this Section 3.17(a) pursuant to which the Company or any Company Subsidiary is obligated to pay, or entitled to receive, payments in excess of $10,000,000 in the twelve (12)-month period following the date hereof;

(x) any Contract that obligates the Company or any Company Subsidiary to make any capital investment or capital expenditure outside the ordinary course of business and in excess of $10,000,000;

(xi) each Contract that is a Material Customer Agreement, a Material Supplier Agreement or a Material Reseller Agreement;

(xii) each Contract that grants any right of first refusal or right of first offer or that limits in any material respect the ability of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time) to own, operate, sell, transfer, pledge or otherwise dispose of any businesses or material assets;

(xiii) each Contract that contains any exclusivity rights or material “most favored nations” provisions or minimum use, supply or display requirements that are binding on the Company or its affiliates (including Parent and its affiliates after the Effective Time);

(xiv) each Contract that contains any material indemnification obligations by the Company or any Company Subsidiary, other than those Contracts entered into in the ordinary course of business consistent with past practice;

(xv) each Company Government Contract not otherwise described in any other subsection of this Section 3.17(a) pursuant to which the Company receives annual revenue in excess of $3,000,000;

(xvi) each Company Lease;

(xvii) each Contract relating to outstanding or potential Indebtedness (or commitments in respect thereof) of the Company or any Company Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $2,500,000 or relating to any Liens on the assets of the Company or any Company Subsidiary;

(xviii) each Contract governing or amending, modifying, supplementing or otherwise relating to any of the Convertible Notes, any Convertible Notes Indenture or any of the Convertible Notes Hedge Obligations;

(xix) each Contract not otherwise described in any other subsection of this Section 3.17(a) involving other derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements) for which the aggregate exposure (or aggregate value) to the Company and the Company Subsidiaries is reasonably expected to be in excess of $10,000,000 or with a notional value in excess of $10,000,000; and

(xx) each Contract not otherwise described in any other subsection of this Section 3.17(a) that would be required to be filed as an exhibit on the Company’s Form 20-F as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) with respect to the Company.

(b) True and complete copies of each Material Contract in effect as of the date hereof have been made available to Parent or publicly filed with the SEC prior to the date hereof. None of the Company or any Company Subsidiary is in breach of or default under the terms of any Material Contract, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, no other party to any Material Contract is in breach of or default under the terms of any Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Material Contract is a valid, binding and enforceable obligation of the Company or the Company Subsidiary which is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, subject to the Enforceability Limitations.

(c) True and complete copies of each Government Contract Bid that, if accepted, would be a Material Contract of the type specified in Section 3.17(a)(xv) (a “Material Government Bid”) have been made available to Parent prior to the date hereof.

(d) The Company and the Company Subsidiaries have not delivered or granted, agreed to deliver or grant, or entered into any Company Government Contract that requires the delivery or granting to any Governmental Entity, prime contractor or subcontractor of (i) any Source Code for any Company Product, (ii) unlimited or government purpose rights (as defined in FAR Section 52.227-14, DFARS Section 252.227-7013 or 252.227-7014 or similar clauses in the Company Products or material Company Intellectual Property or any portion thereof in which the Company could have legally asserted more restrictive rights under applicable Laws or Contract clauses, or (iii) ownership of or exclusive rights to any portion of Company Products or material Company Intellectual Property. The Company and each Company Subsidiary has taken reasonable steps under Company Government Contracts and applicable Law to assert, protect and support its ownership of and rights in Company Products and material Company Intellectual Property, so that no more than the minimum rights or licenses required under applicable Laws and the terms of such Company Government Contracts have been provided to the applicable Governmental Entity and/or counterparty to such Company Government Contract. To the Knowledge of the Company, the terms of the Company Government Contracts do not restrict the Company’s or any Company Subsidiary’s use, licensing, transfer or export, of any Company Products or technology or Intellectual Property developed or otherwise created by or on behalf of the Company or any Company Subsidiary pursuant to any Company Government Contract, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(e) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) each Company Government Contract is binding on the Company or the Company Subsidiary party thereto and is in full force and effect, subject to the Enforceability Limitations, (ii) no Company Government Contract or offer, quotation, bid or proposal to sell products or services made by the Company or any Company Subsidiary to any Governmental Entity or any prime contractor (a “Government Contract Bid”) is the subject of bid or award protest proceedings resulting from the conduct of the Company or any of its Subsidiaries, and (iii) neither the

Company nor any Company Subsidiary is in breach of or default under the terms of any Company Government Contract. The Company and the Company Subsidiaries are in compliance, and have been in compliance since January 1, 2022, in all material respects with the terms and conditions of each Company Government Contract and Government Contract Bid, including clauses, provisions and requirements incorporated expressly by reference or by operation of Law therein. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2022, neither any Governmental Entity nor any prime contractor or subcontractor has notified the Company or any Company Subsidiary in writing that the Company or any Company Subsidiary has, or is alleged to have, breached or violated in any material respect any Law, representation, certification, disclosure, clause, provision or requirement pertaining to any Company Government Contract or Government Contract Bid. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2022, no material payment due to the Company or any Company Subsidiary pertaining to any Company Government Contract has been withheld or set off, nor has any claim been made to withhold or set off any such payment, and to the Company’s Knowledge, there is no basis for a price adjustment, refund or demand for payment under any such Company Government Contract. To the Knowledge of the Company, neither the Company nor any Company Subsidiary holds any facility security clearance, nor do any employees of the Company or any of the Company Subsidiaries hold any personnel security clearances obtained in connection with the operations of the Company and the Company Subsidiaries. None of the Company Government Contracts require a facility security clearance or personnel clearances.

(f) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2022, (i) none of the Company, any Company Subsidiary or any of their respective Principals (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended or excluded, or to the Company’s Knowledge, proposed for debarment, suspension or exclusion, from participation in or the award of Contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity, (ii) none of the Company or any Company Subsidiary has received any request to show cause (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements), (iii) none of the Company or any Company Subsidiary, to the Company’s Knowledge, is the subject of a finding of nonresponsibility or ineligibility for government contracting, (iv) none of the Company or any Company Subsidiary is for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs, (v) neither the Company nor any Company Subsidiary, nor to the Company’s Knowledge any of their respective Principals (as defined in Federal Acquisition Regulation 52.209-5) is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity with respect to the award or performance of any Company Government Contract, the subject of any actual or, to the Company’s Knowledge, threatened in writing, “whistleblower” or “qui tam” lawsuit, or audit (other than a routine contract audit) or investigation of the Company or any Company Subsidiary with respect to any Company Government Contract, including any alleged material irregularity, misstatement or omission arising thereunder or relating thereto, and to the Company’s Knowledge, there is no basis for any such investigation, indictment, lawsuit or audit and (vi) neither the Company nor any Company Subsidiary has made any disclosure (A) to any Governmental Entity with respect to any alleged material irregularity, misstatement, omission, fraud or price mischarging, or other violation of Law, arising under or relating to a Company Government Contract or (B) under the Federal Acquisition Regulation mandatory disclosure provisions to any Governmental Entity and, to the Company’s Knowledge, there are no facts that would require mandatory disclosure thereunder.

Section 3.18. Environmental Matters. Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) neither the Company nor any Company Subsidiary is in violation of any Environmental Law, (b) none of the properties occupied by the Company or any Company Subsidiary is contaminated with any Hazardous Substance and (c) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law and the Company and the Company Subsidiaries are in compliance with such permits, licenses and other authorizations.

No Proceeding is pending, or to the Company’s Knowledge, threatened, concerning or relating to the operations of the Company or any Company Subsidiary that seeks to impose, or that is reasonably likely to result in the imposition of, any material liability arising under any Environmental Law upon the Company or any Company Subsidiary.

Section 3.19. Customers; Suppliers; Resellers; Government Entities.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a list of the top twenty (20) customers of the Company and the Company Subsidiaries based on annual recurring revenue as of March 31, 2025 (each, a “Material Customer” and each such Contract with a top ten (10) Material Customer to which the Company or any Company Subsidiary is a party, a “Material Customer Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Customer that such Material Customer shall not continue as a customer of the Company or that such Material Customer intends to terminate or materially and adversely modify existing Contracts with the Company or the Company Subsidiaries.

(b) Section 3.19(b) of the Company Disclosure Letter sets forth a list of the top twenty (20) suppliers and vendors of the Company and the Company Subsidiaries during the twelve (12) month-period ended June 30, 2025 (each, a “Material Supplier” and each Contract pursuant to which the Company or a Company Subsidiary paid those amounts to a top ten (10) applicable Material Supplier, a “Material Supplier Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Supplier that such supplier shall not continue as a supplier to the Company or that such supplier intends to terminate or materially and adversely modify existing Contracts with the Company or the Company Subsidiaries.

(c) Section 3.19(c) of the Company Disclosure Letter sets forth a list of the top ten (10) resellers or distributors, in each case, of Company Products during the twelve (12)-month-period ended March 31, 2025 (each, a “Material Reseller” and each Contract with each Material Reseller to which the Company or any Company Subsidiary is a party, a “Material Reseller Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Reseller that such Material Reseller shall not continue as a reseller or distributor, in each case, of Company Products, as applicable, to the Company or that such Material Reseller intends to terminate or materially and adversely modify existing Contracts with the Company or the Company Subsidiaries.

(d) Section 3.19(d) of the Company Disclosure Letter sets forth a list of each (i) Governmental Entity of any jurisdiction in the United States (or any prime contractor or subcontractor of any Governmental Entity of any jurisdiction in the United States in its capacity as such) from which the Company and the Company Subsidiaries had had billings in excess of $3,000,000 during twelve (12) month-period ended June 30, 2025, and (ii) Governmental Entity of any jurisdiction outside the United States (or any prime contractor or subcontractor of any Governmental Entity of any jurisdiction outside the United States in its capacity as such) from which the Company or any Company Subsidiary has had billings in excess of $3,000,000 during the twelve (12) month-period ended June 30, 2025.

Section 3.20. Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all current insurance policies and insurance Contracts of the Company and the Company Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. Neither the Company nor any Company Subsidiary has received notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts of the Company and the Company Subsidiaries (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

Section 3.21. Information Supplied. The information relating to the Company and the Company Subsidiaries to the extent supplied by or on behalf of the Company and the Company Subsidiaries to be contained in, or incorporated by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the Parent Share Issuance (including any amendments or supplements, the “Registration Statement”) will not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading and (b) the proxy statement/prospectus to be sent to the Company Shareholders in connection with the Merger and the Transactions (including any amendments or supplements, the “Proxy Statement/Prospectus”) will not, at the date the Proxy Statement/Prospectus is first mailed to the Company Shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement/Prospectus will comply in all material respects with the requirements of the ICL, as applicable. Notwithstanding the foregoing provisions of this Section 3.21, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus, which information or statements were not supplied by or on behalf of the Company.

Section 3.22. Opinion of Financial Advisor. The Company Board of Directors has received an opinion letter of Qatalyst Partners LP (“Qatalyst Partners”), to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of Company Shares pursuant to, and in accordance with, the terms of this Agreement, is fair, from a financial point of view, to such holders (other than Parent or any affiliate of Parent) of Company Shares. The Company shall, following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of the aforementioned opinion letter to Parent or its legal advisor in connection with the Transactions solely for informational purposes on a non-reliance basis (it being understood and agreed that such opinion letter is for the benefit of the Company Board of Directors only).

Section 3.23. Anti-Takeover Laws. Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 4.14, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the Transactions any Takeover Statute or any similar provisions in the Company Articles. The Company has no rights plan, “poison-pill” or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

Section 3.24. Related Party Transactions. Except as set forth in the Company Securities Filings, there are no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed under Item 7.B. of Form 20-F.

Section 3.25. Finders and Brokers. Other than Qatalyst Partners, neither the Company nor any Company Subsidiary has employed or engaged any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission in connection with this Agreement or upon or as a result of the consummation of the Merger. A true and complete copy of the engagement letter with Qatalyst Partners has been made available to Parent prior to the date hereof.

Section 3.26. No Other Representations. Except for the representations and warranties contained in Article IV and the certificate delivered pursuant to Section 7.3(d), the Company acknowledges that none of Parent, Merger Sub or any of their respective Representatives makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries or with respect to any other information provided or made available to the Company or its Representatives in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to the Company or to the Company’s Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article IV and the certificate delivered pursuant to Section 7.3(d). Without limiting the generality of the foregoing, the Company acknowledges that, except as may be expressly provided in Article IV and the certificate delivered pursuant to Section 7.3(d), no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to the Company, any of its Representatives or any other Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Except as disclosed in (x) any Parent SEC Document filed or furnished by Parent with the SEC since January 1, 2023, and publicly available prior to the date of this Agreement (including any exhibits and other information incorporated by reference therein but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature) or (y) the applicable section of the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article IV for which it is reasonably apparent on its face that such information is relevant to such other section), Parent and Merger Sub represent and warrant to the Company as set forth below.

Section 4.1. Qualification, Organization, etc. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Except as would not be material to Parent and the Parent Subsidiaries, taken as a whole, each Parent Subsidiary is a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and the Parent Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent, Merger Sub and the other Parent Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, (1) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (2) has not had and would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger. Parent has filed with the SEC, prior to the date hereof, complete and accurate copies of the certificate of incorporation and bylaws of Parent as amended to the date hereof (the “Parent Governing Documents”). The Parent Governing Documents are in full force and effect and Parent is not in violation of the Parent Governing Documents.

Section 4.2. Capitalization.

(a) The authorized capital stock of Parent consists of 2,000,000,000 shares of Parent Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”). As of July 25, 2025 (the “Parent Capitalization Date”): (i) (A) 667,935,742 shares of Parent Common Stock were issued and outstanding (of which 462,753 are restricted shares of Parent Common Stock), (B) no shares of Parent Common Stock were held in Parent’s treasury, (C) options granted under Parent Equity Plans to purchase 1,398,468 shares of Parent Common Stock were outstanding with a weighted average exercise price per share of $32.755, (D) restricted stock unit awards granted under Parent Equity Plans covering 17,348,537 shares of Parent Common Stock (assuming any applicable performance goals are deemed satisfied at target or actual performance for performance measurement periods that have been completed and certified prior to the Parent Capitalization Date) were outstanding and (E) warrants to purchase 40,322,412 shares of Parent Common Stock at a strike price of $68.08 per share were outstanding; (ii) 56,349,448 shares of Parent Common Stock were reserved for future issuance pursuant to the Parent Equity Plans; (iii) 35,287,505 shares of Parent Common Stock were reserved for future issuance pursuant to Parent’s 2012 Employee Stock Purchase Plan; and (iv) no shares of Parent Preferred Stock were issued and outstanding. All of the outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock reserved for issuance as described above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b) Except as set forth in Section 4.2(a), and other than the shares of Parent Common Stock or Parent equity awards that have become outstanding after the Parent Capitalization Date that were reserved for issuance as set forth in Section 4.2(a), as of the date hereof: (i) Parent does not have any shares of capital stock, restricted stock, or other equity interests issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, restricted stock awards, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which Parent or any Parent Subsidiary is a party or is otherwise bound obligating Parent or any Parent Subsidiary to (A) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of Parent or any Parent Subsidiary or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment or (C) redeem or otherwise acquire any such shares of capital stock or other equity interests.

(c) Neither Parent nor any Parent Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

(d) There are no voting trusts or other agreements, commitments or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of the capital stock or other equity interests of Parent or any Parent Subsidiary.

(e) The authorized capital stock of Merger Sub consists solely of 1,000 ordinary shares, no nominal value per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and as of the Effective Time shall be, owned directly or indirectly by Parent.

Section 4.3. Corporate Authority.

(a) Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of Parent’s and Merger Sub’s obligations under this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate proceedings (pursuant to the Parent Governing Documents or otherwise) on the part of Parent or Merger Sub are necessary to authorize the performance of Parent’s or Merger Sub’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, for the filing of the Merger Proposal and the Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger.

(b) No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement, or to approve the Merger or the other Transactions. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement and the Merger.

(c) This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, is enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

(d) On or prior to the date hereof, the board of directors of Parent has unanimously (i) approved this Agreement and the issuance of Parent Common Stock in connection herewith and (ii) determined that this Agreement and the Transactions, including the Merger and the issuance of Parent Common Stock in connection therewith, are advisable and fair to, and in the best interests of, Parent and the stockholders of Parent. None of the foregoing actions by the board of directors of Parent has been rescinded or modified in any way.

(e) On or prior to the date hereof, the board of directors of Merger Sub has unanimously (i) determined that the terms of the Transactions, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole shareholder and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors (if any), (ii) determined that it is in the best interests of Merger Sub and its sole shareholder, and declared it advisable, to enter into this Agreement, and (iii) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein. None of the foregoing actions by the board of directors of Merger Sub has been rescinded or modified in any way.

Section 4.4. Governmental Consents; No Violation.

(a) Other than in connection with or in compliance with (i) the DGCL, (ii) the ICL, including the filing of the Merger Proposal and the Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger, (iii) the filing of the Proxy Statement/Prospectus and the Registration Statement with the SEC and any amendments or supplements thereto and declaration of effectiveness of the Registration Statement and the mailing of the Proxy Statement/Prospectus, (iv) the Securities Act, (v) the Exchange Act, (vi) applicable state securities, takeover and “blue sky” laws, (vii) the application for and receipt of the ISA No-Action Letter, (viii) the HSR Act and any other requisite clearances or approvals under any other applicable requirements of other Regulatory Laws of the jurisdictions set forth on Section 3.4(a) of the Company Disclosure Letter, (ix) any applicable requirements of Nasdaq, (x) the IIA Notice and IIA Undertaking, and (xi) the receipt of the Options Tax Ruling, the 104H Tax Ruling, and the Withholding Tax Ruling, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by Parent and Merger Sub of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, (1) a Parent Material Adverse Effect or (2) a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger.

(b) The execution and delivery by Parent and Merger Sub of this Agreement do not, and, except as described in Section 4.4(a), the performance and the consummation of the Transactions and compliance with the provisions hereof will not (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Contract binding upon Parent or any Parent Subsidiary or to which any of them are a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of Parent or any Parent Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Parent Governing Documents or the organizational or governing documents of any Parent Subsidiary or (iii) conflict with or violate any Laws applicable to Parent or any Parent Subsidiary or any of their respective properties, rights or assets, other than in the case of clauses (i) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, (1) a Parent Material Adverse Effect or (2) a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger.

Section 4.5. SEC Reports and Financial Statements.

(a) Since January 1, 2023, Parent has timely filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, statements, schedules, documents and reports, the “Parent Securities Filings”). As of their respective filing dates, or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, the Parent Securities Filings complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of Nasdaq, and none of the Parent Securities Filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Since January 1, 2023, neither Parent nor any Parent Subsidiary has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Parent Securities Filings (including the financial statements included therein) that are not resolved, or, as of the date hereof, has received any written notice from the SEC or other Governmental Entity that such Parent Securities Filings (including the financial statements included therein) are being reviewed or investigated, and, to Parent’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Entity of any Parent Securities Filings (including the financial statements included therein).

(b) The consolidated financial statements (including all related notes and schedules) of Parent included or incorporated by reference in the Parent Securities Filings when filed or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case in effect at the time of such filing, and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and the absence of notes) in conformity with GAAP applied on a consistent basis during the periods involved (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and the absence of notes).

(c) Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by Parent’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither Parent nor, to the Knowledge of Parent, any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d) Neither Parent nor any Parent Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among Parent or any Parent Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K under the Exchange Act), in any such case, where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in Parent’s published financial statements or any Parent SEC Document.

Section 4.6. Internal Controls and Procedures. Parent has established and maintains, and at all times since January 1, 2022 has maintained, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2022, Parent’s principal executive officer and its principal financial officer have disclosed to Parent’s auditors and the audit committee of Parent’s board of directors (the material circumstances of which (if any) and significant facts learned during the preparation of such disclosure have been made available to the Company prior to the date hereof) (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting and (c) any written claim or allegation regarding clause (a) or (b). Since January 1, 2022, neither Parent nor any Parent Subsidiary has received any material, unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any Parent Subsidiary or their respective internal accounting controls.

Section 4.7. No Undisclosed Liabilities. Neither Parent nor any Parent Subsidiary has any liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, except (a) as and to the extent specifically disclosed, reflected or reserved against in Parent’s consolidated balance sheet (or the notes thereto) as of April 30, 2025 included in the Parent Securities Filings filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case, in the ordinary course of business consistent with past practice since April 30, 2025 (other than any liability for any material breaches of Contracts to which Parent or any Parent Subsidiary is a party), (c) as expressly required or expressly contemplated by this Agreement and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.8. Absence of Certain Changes or Events. Since January 1, 2025 through the date hereof, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.9. Compliance with Law.

(a) Parent and each Parent Subsidiary are and have been since January 1, 2022 in compliance with, and not in default under or in violation of, any Laws (including Environmental Laws and employee benefits and labor Laws) applicable to Parent, such Subsidiary or any of their respective properties or assets, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and the Parent Subsidiaries are, and since have been January 1, 2022, in possession of all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, clearances and orders of any Governmental Entity or pursuant to any applicable Law necessary for Parent and the Parent Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of the Parent Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all Parent Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Parent Permit and none of Parent or any Parent Subsidiary has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Parent Permit.

(c) Parent is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent and Parent Subsidiaries, taken as a whole, for the past five (5) years, none of Parent or any Parent Subsidiary, in connection with the business of Parent or any Parent Subsidiary or, to Parent’s Knowledge, any other third party (including Parent’s or Parent Subsidiaries’ respective Representatives) acting on behalf of Parent or any Parent Subsidiary has (i) violated any applicable Anti-Corruption Law or (ii) offered, authorized, provided or given (or made attempts at doing any of the foregoing) any payment or thing of value to any Person, including a “foreign official” (as defined by the FCPA) in their official capacity, for the purpose of influencing any act or decision of such Person to unlawfully obtain or retain business or other advantage.

(e) Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent and each Parent Subsidiary, taken as a whole, since January 1, 2022, Parent and each Parent Subsidiary conducted their businesses in accordance with United States economic sanctions Laws administered by OFAC and all other applicable Export Controls.

Section 4.10. Litigation; Orders. There are no, and since January 1, 2022 there has not been any, Proceedings pending or, to Parent’s Knowledge, threatened against Parent or any Parent Subsidiary or any of their respective properties, rights or assets by or before, and there are no orders, judgments or decrees of or settlement agreements with, any Governmental Entity, in each case that are or would reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole.

Section 4.11. Information Supplied. The information relating to Parent and the Parent Subsidiaries to the extent supplied by or on behalf of Parent and the Parent Subsidiaries to be contained in, or incorporated by reference in (a) the Registration Statement will not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading and (b) the Proxy Statement/Prospectus will not, at the date the Proxy Statement/Prospectus is first mailed to the Company Shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Registration Statement will comply in all material respects with the requirements of both the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 4.11, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus, which information or statements were not supplied by or on behalf of Parent or Merger Sub.

Section 4.12. Sufficient Funds; Valid Issuance. Parent will have at the Closing access to all of the funds that are necessary for it to pay the Cash Consideration and consummate the Transactions, and to perform its obligations under this Agreement and the Convertible Notes Supplemental Indenture (in the latter case, as if such obligations were due at Closing). Parent does not know of any circumstance or condition that would reasonably be expected to prevent or substantially delay the availability of such Cash Consideration or otherwise impair such performance at the Closing. The Parent Common Stock to be issued as Stock Consideration pursuant to the terms hereof, when issued as provided in and pursuant to the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and (other than restrictions under applicable securities laws, or restrictions created by any Company Shareholder) will be free of restrictions on transfer. Parent understands and acknowledges that its obligations under this Agreement are not in any way contingent upon or otherwise subject to or conditional upon Parent’s obtaining of any financing or the availability, grant, provision or extension of any financing to Parent.

Section 4.13. Finders and Brokers. Other than J.P. Morgan Securities LLC, neither Parent nor any Parent Subsidiary has employed or engaged any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission in connection with this Agreement or upon or as a result of the consummation of the Merger.

Section 4.14. Stock Ownership. To the Knowledge of Parent, neither Parent nor any Parent Subsidiary (or any Person referred to in Section 320(c) of the ICL with respect to Parent or any Parent Subsidiary) directly or indirectly owns as of the date hereof any Company Shares.

Section 4.15. No Merger Sub Activity. Since its date of formation, Merger Sub has not engaged in any activities other than those incident to its formation or in connection with this Agreement and the Transactions. Without limiting the generality of the foregoing, Merger Sub has no, and as of the Effective Date will not have any, outstanding Indebtedness of any kind. At the Effective Time, Merger Sub will be disregarded as an entity separate from Parent for U.S. federal income tax purposes.

Section 4.16. No Other Representations. Except for the representations and warranties contained in Article III and the certificate delivered pursuant to Section 7.2(d), each of Parent and Merger Sub acknowledges that none of the Company, any of its Representatives or any other Person makes, and each of Parent and Merger Sub acknowledges that it has not relied upon or otherwise been induced by, any express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided or made available to Parent Merger Sub or their respective Representatives in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article III and the certificate delivered pursuant to Section 7.2(d). Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that, except as may be expressly provided in Article III and the certificate delivered pursuant to Section 7.2(d), no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to Parent, Merger Sub, any of their respective Representatives or any other Person.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

PENDING THE MERGER

Section 5.1. Conduct of Business by the Company Pending the Closing. The Company agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, except (v) as set forth in Section 5.1 of the Company Disclosure Letter, (w) as specifically permitted or required by this Agreement, (x) as required by applicable Law, (y) as consented to in writing by Parent (with respect to clauses (i), (iv), (v), (viii), (ix), (x), (xi), (xii), (xiii), (xv), (xvi), (xvii), (xviii), (xx), (xxii) and (xxvi) (or (xxvii) with respect to any of the foregoing) of Section 5.1(b) only, such consent not to be unreasonably withheld, conditioned or delayed or (z) with respect to Section 5.1(a) only, as undertaken reasonably and in good faith by the Company or any Company Subsidiary in response to any Emergency Event to the extent such Emergency Event is directly impacting the Company or any Company Subsidiary (provided, that the Company shall, to the extent reasonably practicable under the circumstances, consult with Parent in good faith and take into account its views prior to taking any such actions pursuant to this clause (z)), the Company (a) shall, and shall cause each Company Subsidiary to, use reasonable best efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice and use reasonable best efforts to (i) preserve intact its and their present business organizations, goodwill and ongoing businesses, (ii) keep available the services of its and their present officers and other key employees (other than where termination of such services is for cause) and (iii) preserve its and their relationships with customers, suppliers, vendors, resellers, licensors, licensees, Governmental Entities, employees and other Persons with whom it and they have material business relations; and (b) shall not, and shall cause each Company Subsidiary not to, directly or indirectly:

(i) amend, modify, waive, rescind, change or otherwise restate the Company’s or any Company Subsidiary’s articles of association, certificate of incorporation, bylaws or equivalent organizational documents;

(ii) authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding share capital or other equity interests (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary) (other than dividends or distributions made by any wholly owned Company Subsidiary to the Company or any wholly owned Company Subsidiary) or enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC or the ISA with respect to any of its capital stock or other equity interests or securities;

(iii) split, combine, subdivide, reduce or reclassify any shares of its share capital or other equity interests, or redeem, purchase or otherwise acquire any of its share capital or other equity interests, or issue or authorize the issuance of any of its share capital or other equity interests or any other securities in respect of, in lieu of or in substitution for, shares of its share capital or other equity interests, except for (A) the acceptance of Company Shares as payment of the exercise price of Company Options or for withholding Taxes in respect of Company Equity Awards or (B) the acceptance of Company Shares (or cash equivalent thereof) upon exercise any of the Company’s rights pursuant to any Capped Call Confirmation;

(iv) issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any equity awards, shares in the share capital, voting securities or other equity interest in the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” share, “phantom” share rights, share appreciation rights or share based performance units or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested Company Equity Award (except as otherwise required by the express terms of any Company Equity Award as of the date hereof), other than (A) issuances of Company Shares in respect of any exercise of Company Options outstanding on the date hereof or the vesting or settlement of Company Equity Awards outstanding on the date hereof, in all cases in accordance with their respective terms as of the date hereof, (B) issuances of Company Shares in respect of any awards outstanding under the Company ESPP in respect of the Current ESPP Offering Period, (C) sales of Company Shares pursuant to the exercise of Company Options if necessary to effectuate an optionee direction upon exercise or pursuant to the settlement of Company Equity Awards in order to satisfy Tax withholding obligations, in each case in accordance with the terms of such Company Equity Awards as in effect on the date hereof, (D) issuances of Company Shares upon conversion of the Convertible Notes pursuant to the Convertible Notes Indenture or (E) issuances of equity securities by any wholly owned Company Subsidiary to any other wholly owned Company Subsidiary;

(v) except as required by any Company Benefit Plan as in effect as of the date hereof or permitted by a subclause in this clause (v), (A) increase the compensation or benefits payable or to become payable to any of its directors, employees or other individual service providers, (B) grant to any of its directors, employees or other individual service providers any new rights to, or any increase in existing, severance or termination pay, (C) pay or award, or commit to pay or award, any bonuses, retention or incentive compensation to any of its directors, employees or other individual service providers, (D) enter into any employment, severance, or retention agreement (excluding (i) offer letters in the ordinary course with employees in the United States that provide for at will employment, market compensation (that is consistent with the compensation of similarly situated current employees of the Company or Company Subsidiaries) and do not include severance or change in control benefits (including without limitation acceleration terms) and (ii) employment agreements in the ordinary course with employees outside the United States that provide market compensation (that is consistent with the compensation of similarly situated current employees of the Company or Company Subsidiaries) and do not provide termination pay or similar payments in excess of minimum statutory requirements and do not include change in control benefits (including without limitation acceleration terms)) with any of its directors, employees or other service providers, (E) establish, adopt, enter into, amend or terminate any collective bargaining agreement or Company Benefit Plan except for any amendments to health and welfare plans in the ordinary course of business consistent with past practice that do not contravene the other covenants set forth in this clause (v) or materially increase the cost to the Company of maintaining such Company Benefit Plan or the benefits provided thereunder, (F) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan, (G) determine performance with respect to any Company PSU Award, cash incentive program, or other incentive compensation, other than with respect to performance periods that end after the date of this Agreement and prior to the Effective Time and with such determination made in the ordinary course of business and consistent with past practice and in accordance with the applicable terms of the applicable Company Benefit Plan, (H) terminate (other than for cause) the employment of any employee, except for non-officer employees below the level of Vice President in the ordinary course of business, (I) hire or promote any employees, except for non-officer employees below the level of Vice President in the ordinary course of business (for clarity, below such level after hiring or promotion), (J) provide any funding for any rabbi trust or similar arrangement, (K) enter into a Contract or relationship with a professional employer organization, or (L) form or otherwise establish any employing entity in any country that does not currently have an employing entity;

(vi) acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for any acquisitions of, any equity interests in or assets of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations, except for (A) transactions solely between the Company and a wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries or (B) acquisitions of supplies or equipment in the ordinary course of business consistent with past practice;

(vii) liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization (including any restructuring, recapitalization or reorganization between or among any of the Company and/or the Company Subsidiaries) or adopt any plan or resolution providing for any of the foregoing;

(viii) make or forgive any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans solely among the Company and its wholly owned Company Subsidiaries or solely among the Company’s wholly owned Company Subsidiaries, (B) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice, (C) loans, advances, capital contributions or investments that are not in excess of $2,000,000 individually or $5,000,000 in the aggregate or (D) extensions of credit to customers and channel partners in the ordinary course of business consistent with past practice;

(ix) other than in accordance with Contracts set forth on Section 5.1(b)(ix) of the Company Disclosure Letter, sell, lease, license, encumber, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its material properties, rights or assets (including shares in the capital of the Company or the Company Subsidiaries), except (A) dispositions of obsolete or worthless equipment, in the ordinary course of business consistent with past practice, (B) non-exclusive licenses of Company Intellectual Property or Company Products entered into in the ordinary course of business consistent with past practice with customers and resellers of the Company or the Company Subsidiaries and (C) pursuant to sales, leases, licenses, transfers or exchanges of assets solely among the Company and its wholly owned Company Subsidiaries or solely among wholly owned Company Subsidiaries;

(x) terminate or materially amend or modify any written policies or procedures with respect to (A) the use or distribution by the Company or any Company Subsidiary of any Software subject to an Open Source License or (B) the use by or for the Company or any Company Subsidiary of AI Systems, except, in each case, as needed to comply with applicable Law or in the ordinary course of business consistent with past practice;

(xi) (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract of the types referred to in clause (i), (ii), (iii), (v), (viii), (xii), (xiii), (xiv) or (xvii) of Section 3.17(a) or any other Material Contract outside of the ordinary course of business consistent with past practice, (B) except as set forth in Section 5.1(b)(xxiv) in respect of the Convertible Notes Indenture, the Convertible Notes and the Capped Call Confirmation, (1) materially modify, materially amend, extend or terminate (for the avoidance of doubt, other than renewals or non-renewals occurring in the ordinary course of business consistent with past practice) any Material Contract or (2) waive, or release any material rights or claims thereunder, or assign the same to a third party (other than the Company or any Company Subsidiary), or (C) materially modify or amend or terminate, or waive or release or assign any rights under any Material Government Bid;

(xii) except in accordance with the Company’s capital budget set forth on Section 5.1(b)(xiii) of the Company Disclosure Letter, make any capital expenditure or expenditures, enter into agreements or arrangements providing for capital expenditure or expenditures or otherwise commit to do so;

(xiii) commence (other than any collection action in the ordinary course of business consistent with past practice), waive, release, assign, compromise or settle any Proceeding (for the avoidance of doubt, including with respect to matters in which the Company or any Company Subsidiary is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of any claim, litigation or proceeding that is not brought by Governmental Entities and that: (A) is for an amount not to exceed, for any such compromise or settlement individually, $2,000,000, or in the aggregate, $5,000,000, (B) does not impose any injunctive relief on the Company and the Company Subsidiaries and does not involve the admission of wrongdoing by the Company, any Company Subsidiary or any of their respective officers or directors and (C) does not provide for the license of, or covenant not to sue or similar grant of rights with respect to, any Intellectual Property or the termination, modification or amendment of any license of Company Intellectual Property;

(xiv) make any material change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or applicable Law;

(xv) amend or modify in any material respect any Privacy Statement of the Company or any Company Subsidiary except as required by applicable Law or in the ordinary course of business consistent with past practice;

(xvi) (A) make (other than in the ordinary course of business consistent with past practice), change or revoke any material Tax election, (B) adopt or change any annual Tax accounting period or material Tax accounting method, (C) make any material amendment to any material Tax Return, (D) unless otherwise required by a change in applicable facts after the date of this Agreement, file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior taxable period (taking into account any amendments prior to the date hereof), (E) settle or compromise any material liability for Taxes or any Tax audit, claim or other proceeding relating to a material amount of Taxes, (F) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to material Taxes, (G) surrender any right to claim a material refund of Taxes, (H) request, negotiate or consent to any ruling related to material Taxes from any Governmental Entity or (I) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes (other than any automatic extensions received in the ordinary course of business);

(xvii) redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for the incurrence and repayment of any Indebtedness solely among the Company and its wholly owned Company Subsidiaries or solely among wholly owned Company Subsidiaries;

(xviii) enter into any transactions or Contracts with any affiliate or other Person that would be required to be disclosed under Item 7.B. of Form 20-F;

(xix) fail to use commercially reasonable efforts to maintain the Company’s material insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and the Company Subsidiaries;

(xx) (A) acquire any real property or enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), (B) grant or otherwise knowingly create or consent to the creation of any material easement, covenant, restriction, assessment or charge affecting any real property leased by the Company, or any interest therein or part thereof, (C) knowingly commit any waste or nuisance on any such property or (D) make any material changes in the construction or condition of any such property, in the case of each of clauses (B) through (D), other than in the ordinary course of business consistent with past practice;

(xxi) other than the Company Shareholders Meeting, convene any extraordinary general meeting (or any adjournment or postponement thereof) of the Company Shareholders;

(xxii) terminate, abandon, withdraw or modify or waive in any material respect any right under any Company Permit;

(xxiii) adopt or otherwise implement any shareholder rights plan, “poison-pill” or other comparable agreement;

(xxiv) amend, modify, supplement or terminate the Convertible Notes Indenture or the Capped Call Confirmations or take any action that would result in a change to the Conversion Rate (as defined in the Convertible Notes Indenture, as in effect on the date hereof) or the Strike Price or Cap Price (each as defined in each Capped Call Confirmation as in effect on the date hereof) from that set forth in Section 3.2 or to the Option Entitlement or Number of Options (each as defined in each Capped Call Confirmation as in effect on the date hereof) or any other variable relevant to the exercise, settlement or payment for the “Transaction” (as defined in such Capped Call Confirmation as in effect on the date hereof), other than (x) as contemplated pursuant to Section 6.14, and (y) in respect of any Capped Call Confirmation Transaction, upon exercise any of the Company’s rights pursuant to such Capped Call Confirmation as in effect on the date hereof (it being understood than nothing in this clause (xxiv) shall be interpreted as a restriction upon any action of the Company that is otherwise permitted by Section 5.3;

(xxv) apply for, negotiate or accept (i) any Government Grant from the IIA or any other Israeli Governmental Entity, which Government Grant is extended to support the Company’s or any Company Subsidiary’s research and development operations, or (ii) any material Government Grant from any Governmental Entity other than the IIA or any other Israeli Governmental Entity;

(xxvi) use or make available any High-Risk AI Systems or engage in activities that are “unacceptable” or “prohibited” under the European Union Artificial Intelligence Act (or that are subject to a similar designation under applicable Law in other jurisdictions), in each case, in violation of applicable Law in any material respect; or

(xxvii) agree or authorize, in writing or otherwise, to take any of the foregoing actions.

Section 5.2. Conduct of Business by Parent Pending the Closing. Parent agrees that between the date hereof and the earlier of the date of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, except (v) as set forth in Section 5.2 of the Parent Disclosure Letter, (w) as specifically permitted or required by this Agreement, (x) as required by applicable Law, (y) as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed) or (z) with respect to Section 5.2(a) only, as undertaken reasonably and in good faith by Parent or any Parent Subsidiary in response to any Emergency Event (substituting Parent with the Company in the definition thereof) to the extent such Emergency Event is directly impacting Parent or any Parent Subsidiary (provided, that Parent shall, to the extent reasonably practicable under the circumstances, consult with the Company in good faith and take into account its views prior to taking any such actions pursuant to this clause (z)), Parent (a) shall, and shall cause each Parent Subsidiary to, use reasonable best efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice; and (b) shall not, and shall cause each Parent Subsidiary not to, directly or indirectly:

(i) amend, modify, waive, rescind, change or otherwise restate the Parent Governing Documents (whether by merger, consolidation, operation of law or otherwise) in a manner that would materially and adversely affect the Company Shareholders, or adversely affect the Company Shareholders relative to other holders of Parent Common Stock;

(ii) authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, stock or other securities of Parent or any Parent Subsidiary), except (i) dividends and distributions paid or made in the ordinary course of business consistent with past practice by the Parent Subsidiaries to Parent or any other wholly owned Parent Subsidiary and (ii) for transactions that would require an adjustment to the Merger Consideration pursuant to Section 2.6(a) and for which the proper adjustment is made;

(iii) split, combine, subdivide, reduce or reclassify any of its capital stock or other equity interests, except for (i) any such transaction involving only wholly owned Parent Subsidiaries, and (ii) any transactions that would require an adjustment to the Merger Consideration pursuant to Section 2.6(a) and for which the proper adjustment is made;

(iv) liquidate (completely or partially), dissolve, or adopt any plan or resolution providing for any of the foregoing, with respect to Parent or Merger Sub; or

(v) agree or authorize, in writing or otherwise, to take any of the foregoing actions.

Section 5.3. No Solicitation by the Company.

(a) From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, the Company agrees that it shall not, and shall cause the Company Subsidiaries, and its and their respective officers and directors not to, and shall use its reasonable best efforts to cause its and the Company Subsidiaries’ other Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would reasonably be expected to lead to an Acquisition Proposal;

(ii) participate in any negotiations regarding, or furnish to any person any information relating to the Company or any Company Subsidiary in connection with an actual or potential Acquisition Proposal; (iii) adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal; (iv) withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, or resolve or agree to take any such action; (v) if an Acquisition Proposal has been publicly disclosed, fail to publicly and without qualification recommend against any such Acquisition Proposal within ten (10) Business Days after the public disclosure of such Acquisition Proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Parent, such rejection of such Acquisition Proposal) and reaffirm the Company Board Recommendation within such ten (10) Business Day period (or, if earlier, by the second (2nd) Business Day prior to the Company Shareholders Meeting); (vi) fail to include the Company Board Recommendation in the Proxy Statement/Prospectus; (vii) approve, or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document with respect to, or any other agreement or commitment providing for, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.3) (a “Company Acquisition Agreement”); (viii) call or convene a meeting of the Company Shareholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the Transactions; or (ix) resolve, publicly propose or agree to do any of the foregoing (any act described in clauses (iii), (iv), (v), (vi), (vii), (viii) and/or (ix) (to the extent related to the foregoing clauses (iii), (iv), (v), (vi), (vii) or (viii)), a “Change of Recommendation”). Any material amendment, revision or change to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 5.3. The Company shall, and shall cause the Company Subsidiaries and its and their respective officers and directors to, and shall use its reasonable best efforts to cause its and the Company Subsidiaries’ other Representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any persons (or provision of any information to any persons) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Promptly after the date hereof (and in any event within two (2) Business Days following the date hereof), the Company shall (A) request in writing that each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or potential Acquisition Proposal promptly destroy or return to the Company all nonpublic information furnished by the Company or any of its Representatives to such person or any of its Representatives in accordance with the terms of such confidentiality agreement and (B) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal by such person and its Representatives. The Company shall enforce, and not waive, terminate or modify without Parent’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement; provided that, if the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to violate the directors’ fiduciary duties under applicable Law, the Company may, with prior written notice to Parent, waive such standstill solely to the extent necessary to permit the applicable person (if it has not been solicited in violation of this Section 5.3) to make, on a confidential basis to the Company Board of Directors, an Acquisition Proposal, conditioned upon such person agreeing to disclosure of such Acquisition Proposal to Parent, in each case as contemplated by this Section 5.3. For purposes of this Section 5.3, the term “person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Parent Subsidiary or any of their Representatives. Notwithstanding the limitations set forth in this Section 5.3(a), if the Company receives, prior to the Company Shareholder Approval being obtained, a bona fide written Acquisition Proposal that did not result from a breach of this Section 5.3, the Company and the Company Subsidiaries and the Company’s Representatives may contact the person or any of its Representatives who has made such Acquisition Proposal solely to (x) clarify (and not to negotiate or engage in any discussions regarding or relating to) the material terms and conditions of such Acquisition Proposal so that the Company may inform itself about such Acquisition Proposal and (y) inform such person that has made such Acquisition Proposal of the provisions of this Section 5.3(a). For the avoidance of doubt, any violation of the restrictions set forth in this Section 5.3 by (x) a Company Subsidiary, (y) a director or officer of the Company or any Company Subsidiary or

(z) any other Representatives acting on behalf or at the direction of the Company or any Company Subsidiary shall be a breach of this Section 5.3 by the Company.

(b) Notwithstanding the limitations set forth in Section 5.3(a), if the Company receives, prior to the Company Shareholder Approval being obtained, an unsolicited, bona fide, written Acquisition Proposal that did not result from a breach of this Section 5.3, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and, in each case, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable Law, then in either event the Company, the Company Subsidiaries and its and their respective Representatives may take the following actions: (x) furnish nonpublic information with respect to the Company and the Company Subsidiaries to the person making such Acquisition Proposal and its Representatives if, and only if, prior to so furnishing such information, the Company receives from such person an executed Acceptable Confidentiality Agreement and the Company also provides Parent, prior to or substantially concurrently with the time such information is provided or made available to such person any nonpublic information furnished to such other person that was not previously furnished to Parent, and (y) engage in discussions or negotiations with such person with respect to such Acquisition Proposal.

(c) The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent of the Company’s or any of its controlled affiliates’ or its or their respective Representatives’ receipt of any Acquisition Proposal, any proposals or inquiries that would reasonably be expected to lead to an Acquisition Proposal, or any inquiry or request for nonpublic information relating to the Company or any Company Subsidiary by any person who has made or would reasonably be expected to make any Acquisition Proposal. Such notice shall indicate the identity of the person making the Acquisition Proposal, inquiry or request, and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request, including unredacted copies of all written requests, proposals, correspondence or offers, including proposed agreements received by the Company or its Representatives relating to such Acquisition Proposal or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting the Company’s other obligations under this Section 5.3, the Company shall keep Parent reasonably informed on a prompt and timely basis of the status and material terms (including any amendments or proposed amendments to such material terms) of any such Acquisition Proposal or potential Acquisition Proposal and keep Parent reasonably informed on a prompt and timely basis as to the nature of any information requested of the Company with respect thereto and promptly (and in any event within twenty-four (24) hours) provide to Parent copies of all proposals, offers and proposed agreements relating to an Acquisition Proposal received by the Company or its Representatives or, if such information or communication is not in writing, a reasonably detailed written description of the material contents thereof. Without limiting the Company’s other obligations under this Section 5.3, the Company shall promptly (and in any event within twenty-four (24) hours) provide to Parent any material nonpublic information concerning the Company provided to any other person in connection with any Acquisition Proposal that was not previously provided to Parent. Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours after such determination) inform Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.3(b). Unless this Agreement has been validly terminated pursuant to Section 8.1, the Company shall not take any action to exempt any person other than Parent or Merger Sub from the restrictions on “business combinations” contained in any applicable Takeover Statute or in the Company Articles, or otherwise cause such restrictions not to apply. The Company agrees that it will not, directly or indirectly, enter into any agreement with any person which directly or indirectly prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.3.

(d) Notwithstanding anything in this Section 5.3 to the contrary, but subject to Section 5.3(e), at any time prior to the Company Shareholder Approval being obtained, the Company Board of Directors may (i) make a Change of Recommendation (only of the type contemplated by Section 5.3(a)(iv) or Section 5.3(a)(vi)) in response to an Intervening Event if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable Law or (ii) (A) make a Change of Recommendation in response to, or (B) cause the Company to terminate this Agreement pursuant to and in accordance with Section 8.1(h) in order to enter into a definitive agreement providing for, in each case of (A) and (B) an unsolicited Acquisition Proposal received after the date of this Agreement (which, for the avoidance of doubt, did not result from a breach of this Section 5.3 and such Acquisition Proposal is not withdrawn) if, in each case of (A) and (B), (1) the Company has complied with the terms of Section 5.3 and (2) the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors that such Acquisition Proposal constitutes a Superior Proposal, but only if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisors, that failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable Law; provided that notwithstanding anything to the contrary herein, neither the Company nor any Company Subsidiary shall enter into any Company Acquisition Agreement unless this Agreement has been validly terminated in accordance with Section 8.1.

(e) Prior to the Company taking any action permitted (i) under Section 5.3(d)(i), the Company shall provide Parent with four (4)-Business Days’ prior written notice advising Parent that the Company Board of Directors intends to effect a Change of Recommendation and specifying, in reasonable detail, the reasons therefor, and during such four (4)-Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day), the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect a Change of Recommendation and at the end of such four (4)-Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day) the Company Board of Directors again makes the determination required under Section 5.3(d)(i) (after in good faith taking into account any amendments proposed by Parent), or (ii) under Section 5.3(d)(ii), the Company shall provide Parent with four (4) Business Days’ prior written notice advising Parent that the Company Board of Directors intends to take such action and specifying the material terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, and during such four (4)-Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day), the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and at the end of such four (4) Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day) the Company Board of Directors again makes the determination required under Section 5.3(d)(ii) (after in good faith taking into account the amendments proposed by Parent). With respect to Section 5.3(e)(ii), if there are any material amendments, revisions or changes to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration the Company Shareholders would receive as a result of the Superior Proposal), the Company shall notify Parent of each such amendment, revision or change in compliance with Section 5.3(c) and the applicable four (4)-Business Day period described in Section 5.3(e)(ii) shall be extended until at least three (3) Business Days after the time that Parent receives notification from the Company of each such revision, and the Company Board of Directors shall not take any such action permitted under Section 5.3(d)(ii) prior to the end of any such period (which period shall expire at 11:59 p.m., Pacific Time, on the applicable day) as so extended in accordance with the terms of this Section 5.3(e).

(f) Nothing in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company Shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the Company Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided that, in the case of each of clauses (i) and (ii), any such disclosure or communication shall not be deemed to be a Change of Recommendation so long as such disclosure (x) includes an express reaffirmation of the Company Board Recommendation, without any amendment, withdrawal, alteration, modification or qualification thereof and (y) does not include any statement that constitutes, and does not otherwise constitute, a Change of Recommendation. For the avoidance of doubt, this Section 5.3(f) shall not permit the Company Board of Directors to make (or otherwise modify the definition of) a Change of Recommendation except to the extent expressly permitted by Section 5.3(d) and Section 5.3(e).

Section 5.4. Preparation of the Registration Statement and the Proxy Statement/Prospectus; Company Shareholders Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement, the Company (with Parent’s reasonable cooperation) shall use reasonable best efforts to prepare and furnish to the SEC on Form 6-K (which shall be furnished as promptly as practicable after the Registration Statement shall have become effective) a Proxy Statement/Prospectus (as part of the Registration Statement), including a proxy card, and Parent (with the Company’s reasonable cooperation) shall use reasonable best efforts to prepare and file as promptly as practicable following the execution of this Agreement with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the Merger. The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to conform in form and substance with the requirements of the ICL and the applicable rules and regulations promulgated by the SEC, in each case as applicable, and Parent shall use its reasonable best efforts to (A) cause the Registration Statement to conform in form and substance with the applicable rules and regulations promulgated by the SEC, (B) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments from the SEC), and, prior to the effective date of the Registration Statement, take all action reasonably required to be taken under any applicable state securities Laws in connection with the issuance of Parent Common Stock in connection with the Merger and (C) keep the Registration Statement effective through the Closing in order to permit the consummation of the Merger. Each of Parent and the Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Registration Statement and the Proxy Statement/Prospectus, in each case, sufficiently in advance of the filing and distribution of the Registration Statement or the Proxy Statement/Prospectus, as applicable. As promptly as practicable after the Registration Statement shall have become effective, the Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be filed and mailed to its shareholders. No filing of, or amendment or supplement to, the Registration Statement will be made by Parent, and no filing of, or amendment or supplement to, the Proxy Statement/Prospectus will be made by the Company, in each case without providing the other Party with a reasonable opportunity to review and comment (which comments shall be considered by the applicable Party in good faith) thereon if reasonably practicable; provided that, without limiting the generality of this Section 5.4, with respect to documents filed by a Party which are incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus, this right to review and comment shall apply only with respect to information relating to the other Party or such other Party’s business, financial condition or results of operations. If, at any time prior to the Effective Time, any information relating to Parent or the Company or any of their respective affiliates, directors or officers, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, at the time and in light of the circumstances under which they are made, not false or misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other Party to review and comment on such amendment or supplement, promptly filed (in the case of Parent) or furnished (in the case of the Company) with the SEC and, to the extent required by applicable Law, disseminated to the Company Shareholders. The foregoing obligation of the Company in the previous sentence shall not apply in connection with and to the extent relating to any disclosure regarding a Company Change of Recommendation made in compliance with the terms of Section 5.3. Subject to applicable Law, and as applicable, each Party shall notify the other promptly of the time when the Registration Statement has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement/Prospectus or the Registration Statement or for additional information and shall supply each other with copies of all correspondence between either Party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement/Prospectus, the Registration Statement or the Merger and shall provide the other Party and its legal counsel a reasonable opportunity to review and comment on any substantive correspondence with the SEC.

(b) Subject to the earlier termination of this Agreement in accordance with Section 8.1, the Company shall duly call, give notice of, convene and hold an extraordinary general meeting of the Company Shareholders for the purpose of seeking the Company Shareholder Approval and approval of the Company’s 2024 Share Incentive Plan (as such general meeting may be adjourned or postponed under Section 5.4(c), the “Company Shareholders Meeting”) as soon as reasonably practicable after the date hereof (but, other than with respect to any such adjournment or postponement, in no event later than forty-five (45) days following the effectiveness of the Registration Statement), and the Company shall submit such proposals to the Company Shareholders at the Company Shareholders Meeting and shall not submit any other proposal to the Company Shareholders in connection with the Company Shareholders Meeting (other than any proposals submitted by Company Shareholders which the Company is required to add to the agenda of the Company Shareholders Meeting under the ICL and the regulations promulgated thereunder and the Company Articles) without the prior written consent of Parent; provided that, in the event the Company receives a proposal submitted by a Company Shareholder (whether or not required to be added to the agenda of the Company Shareholders Meeting in accordance with this clause), then the Company shall promptly (and in any event within one (1) Business Day after its receipt) provide written notice to Parent, together provide a copy of such proposal to Parent and consult with Parent in good faith regarding such proposal. The Company shall comply with the notice requirements applicable to the Company in respect of the Company Shareholders Meeting pursuant to the ICL and the regulations promulgated thereunder and the Company Articles. The Company agrees to provide Parent with reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports in the last seven (7) days prior to the Company Shareholders Meeting) and to give written notice (which, for the avoidance of doubt, may be given via email) to Parent one (1) day prior to, and on the date of, the Company Shareholders Meeting, indicating whether, as of such date, sufficient proxies representing the Company Shareholder Approval have been obtained.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not adjourn or postpone the Company Shareholders Meeting without Parent’s prior written consent; provided that without Parent’s prior written consent, the Company may adjourn or postpone the Company Shareholders Meeting (i) after consultation with Parent (to the extent practicable under the circumstances), to the extent necessary to ensure that any supplement or amendment to the Proxy Statement/Prospectus or Registration Statement required by applicable Law is provided to the Company Shareholders within a reasonable amount of time in advance of the Company Shareholders Meeting or (ii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the Company Shareholders Meeting or to obtain the Company Shareholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Company Shareholder Approval; provided that unless agreed to in writing by Parent, (x) any such adjournment or postponement pursuant to this clause (ii) shall be for a period of no more than ten (10) Business Days and (y) the Company shall only be permitted to effect no more than two (2) such adjournments or postponements; provided, further, that (A) no postponement contemplated by clause (ii) shall be permitted if it would require a change to the record date for the Company Shareholders Meeting, and (B) if requested by Parent, the Company shall effect an adjournment or postponement of the Company Shareholders Meeting under the circumstances contemplated by clause (ii) for a period of up to ten (10) Business Days each (provided that Parent shall only make up to one (1) such request, and no such request for a postponement shall be permitted if it would require a change in the record date for the Company Shareholders Meeting). Unless a Change of Recommendation has been made in accordance with Section 5.3, the Company shall use its reasonable best efforts to (A) solicit from the Company Shareholders proxies in favor of the approval of this Agreement and the Transactions, including the Merger, and the approval of the Company’s 2024 Share Incentive Plan and (B) take all other action necessary or advisable to secure the Company Shareholder Approval and the approval of the Company’s 2024 Share Incentive Plan, including by including the Company Board Recommendation in the Proxy Statement/Prospectus. Notwithstanding any Change of Recommendation, unless this Agreement is terminated in accordance with its terms, (x) the Company Shareholders Meeting shall be convened and this Agreement and the Company’s 2024 Share Incentive Plan shall be submitted to the Company Shareholders for approval at the Company Shareholders Meeting, and nothing contained herein shall be deemed to relieve the Company of such obligation and (y) all other obligations of the Parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal).

Section 5.5. Merger Proposal; Certificate of Merger.

(a) Subject to the ICL, the Company and Merger Sub shall (and Parent shall cause Merger Sub to), as applicable, take the following actions within the timeframes set forth herein; provided, however, that any such actions or the timeframe for taking such action shall be subject to any amendment in the applicable provisions of the ICL (and in case of an amendment thereto, such amendment shall automatically apply so as to amend this Section 5.5(a) accordingly): (i) the Company and Merger Sub shall, as promptly as practicable following the date hereof, cause a merger proposal (in the Hebrew language) in a form reasonably satisfactory to Parent and the Company (the “Merger Proposal”) to be prepared and executed in accordance with Section 316 of the ICL and shall further cause all documents required to be submitted to the Companies Registrar in connection with the Merger to be prepared and filed within the timeframes prescribed by, and in full compliance with, the ICL; (ii) the Company and Merger Sub shall deliver and file the executed Merger Proposal with the Companies Registrar within three (3) days after the calling of the Company Shareholders Meeting in accordance with the terms of this Agreement and Section 317(a) of the ICL; (iii) the Company and Merger Sub, as applicable, shall cause a copy of the Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar; (iv) promptly after the Company and Merger Sub, as applicable, shall have complied with Section 5.5(a)(iii) and with clauses (v)(A) and (v)(B) of this Section 5.5(a), but in any event no more than three (3) Business Days following the date on which such notice was sent to the creditors, the Company and Merger Sub, as applicable, shall inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to their respective creditors, if any, under Section 318 of the ICL; (v) each of the Company and, if applicable, Merger Sub, shall: (A) publish a notice to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company’s registered office or Merger Sub’s registered offices, as applicable, and at such other locations as the Company and Merger Sub may mutually agree, in (x) two (2) daily Hebrew newspapers, on the day that the Merger Proposal is submitted to the Companies Registrar, and (y) a popular newspaper in New York as may be required by applicable Law, within three (3) Business Days from the date of submitting the Merger Proposal to the Companies Registrar; (B) if applicable, within four (4) Business Days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the Israeli Companies Regulations (Merger) 5760-2000 promulgated under the ICL) that the Company or Merger Sub (or, with respect to Merger Sub, Parent), as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in the immediately preceding clause (A); and (C) send to the Company’s “employees committee” (Va’ad Ovdim), if any, or display in a prominent place at the Company’s or Merger Sub’s premises, as applicable, a copy of the notice published in a daily Hebrew newspaper (as referred to in clause (v)(A)(x) of this Section 5.5(a)), no later than three (3) Business Days following the day on which the Merger Proposal was submitted to the Companies Registrar; (vi) not later than three (3) days after the date on which the Company Shareholder Approval is received, the Company shall (in accordance with Section 317(b) of ICL and the regulations thereunder) inform the Companies Registrar of such approval; and (vii) subject to, and as promptly as practicable after, the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or (to the extent permitted) waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted) waiver of such conditions at the Closing), in accordance with the customary practice of the Companies Registrar, the Company and Merger Sub shall (and Parent shall cause Merger Sub to), in coordination with each other, (A) request that the Companies Registrar declare the Merger effective and issue the Certificate of Merger upon such date as the Company and Merger Sub shall advise the Companies Registrar and (B) deliver to the Companies Registrar the subsequent notice of the occurrence of the Closing, including a final affidavit signed by an authorized officer of Company and Merger Sub, as applicable, stating that no shareholder or creditor of the Company or Merger Sub, as applicable, nor any antitrust Governmental Entity has objected to the Merger. Notwithstanding any provision of this Agreement to the contrary, it is the intention of the Parties that the Merger shall be declared effective and the Certificate of Merger shall be issued on the Closing Date, as a condition to the Closing taking place. For purposes of this Section 5.5(a), “Business Day” shall have the meaning set forth in the Israeli Companies Regulations (Merger) 5760-2000 promulgated under the ICL.

(b) The sole shareholder of Merger Sub undertakes to approve the Merger as set forth in Section 5.6. No later than three (3) days after the date of such approval, Merger Sub shall (in accordance with Section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of such approval.

Section 5.6. Merger Sub Shareholder Approval. At least at least thirty (30) days prior to the Closing Date, the sole shareholder of Merger Sub shall (i) determine that the terms of the Transactions, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole shareholder and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors (if any), (ii) determine that it is in the best interests of Merger Sub and its sole shareholder and (iii) approve the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1. Access; Confidentiality; Notice of Certain Events.

(a) From the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, to the extent permitted by applicable Law, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and Parent’s Representatives reasonable access during normal business hours and upon reasonable advance notice to the Company’s and the Company Subsidiaries’ offices, properties, Contracts, personnel, books and records (so long as any such access does not unreasonably interfere with the Company’s business), and during such period, the Company shall, and shall cause each Company Subsidiary to, furnish as promptly as practicable to Parent all information (financial or otherwise) concerning its business, properties, offices, Contracts and personnel as Parent may reasonably request (for purposes that are, in good faith, related to, the consummation of the Transactions, transition and integration planning or the post-Closing operation of the Surviving Company and its Subsidiaries). Notwithstanding the foregoing, the Company shall not be required by this Section 6.1 to provide Parent or Parent’s Representatives with access to or to disclose information (i) that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with a third party entered into prior to the date hereof or after the date hereof in the ordinary course of business consistent with past practice (provided, however, that, at Parent’s written request, the Company shall use its commercially reasonable efforts (x) to obtain the required consent of such third party to such access or disclosure or (y) to make appropriate substitute arrangements to permit reasonable access or disclosure not in violation of such consent requirement), (ii) the disclosure of which, in the reasonable good-faith judgment of the Company after consultation with legal counsel, would violate applicable Law (provided, however, that the Company shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Law) or (iii) the disclosure of which, in the reasonable good-faith judgment of the Company after consultation with legal counsel, would cause the loss of any attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall use its commercially reasonable efforts to allow for such access or disclosure to the maximum extent that such access or disclosure would not result in the loss of such attorney-client, attorney work product or other legal privilege). Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to the other pursuant to this Section 6.1(a) to the extent such access or information is actually pertinent to a pending or threatened litigation where Parent or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties.

(b) Each of the Company and Parent will hold, and will cause its Representatives and affiliates to hold, any nonpublic information exchanged pursuant to this Section 6.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

(c) The Company shall give prompt notice to Parent, and Parent shall give prompt written notice to the Company (in each case subject to Section 6.2(b)) (i) of any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement or the Transactions, including the Merger, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, (ii) of any legal proceeding commenced or, to such Party’s Knowledge, threatened against such Party or any of its Subsidiaries, affiliates, directors or officers or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, affiliates, directors or officers, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, and (iii) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any Company Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or which would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.1(c) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date hereof or otherwise limit or affect the remedies available hereunder to Parent and Merger Sub; provided, further, that either Party’s obligations, actions or inactions pursuant to this Section 6.1(c), in each case in and of themselves, shall be deemed excluded for purposes of determining whether the condition set forth in Section 7.2(b) or Section 7.3(b), as applicable, has been satisfied.

Section 6.2. Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, including this Section 6.2, each Party will use its reasonable best efforts to take, or cause to be taken (or not take, or cause to be not taken, as applicable), all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, including the Merger, as soon as practicable after the date hereof, including (i) preparing and filing or otherwise providing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings and other documents and using reasonable best efforts to obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transactions, including the Merger (including the Options Tax Ruling, the Withholding Tax Ruling and/or the 104H Tax Ruling, as and if applicable), and (ii) using reasonable best efforts to take all actions as may be necessary, subject to the limitations in this Section 6.2, to obtain (and cooperating with each other in obtaining) all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. In furtherance and not in limitation of the foregoing, each Party agrees to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within twenty five (25) Business Days after the execution of this Agreement (unless a later date is mutually agreed between the Parties), and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to use reasonable best efforts, subject to the terms and conditions of this Section 6.2, to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable and (y) make all other necessary or advisable filings as promptly as reasonably practicable after the date hereof, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any Regulatory Laws. Notwithstanding anything to the contrary in this Agreement, none of Parent, Merger Sub or any of their respective Subsidiaries shall be required to, and the Company may not and may not permit any Subsidiary to, without the prior written consent of Parent, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of any business of Parent, Merger Sub, the Company or any Subsidiary of Parent or the Company or otherwise agree to any structural remedy required by any Governmental Entity in connection with seeking any waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits or authorizations necessary or advisable to be obtained in order to consummate the Transactions, including the Merger or (B) otherwise conduct, restrict or operate the business or any portion of the business of Parent, Merger Sub, the Company or any Subsidiary of Parent or the Company or impose any restriction, requirement or limitation on the operation of the business or any portion of the business of Parent, Merger Sub, the Company or any Subsidiary of Parent or the Company, or otherwise agree to any behavioral remedy required by any Governmental Entity in connection with seeking any waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits or authorizations necessary or advisable to be obtained in order to consummate the Transactions, including the Merger, solely if, in the case of this clause (B) only (and, for the avoidance doubt, not the foregoing clause (A)), any such action would reasonably be expected to, individually or in the aggregate, (x) materially reduce the reasonably anticipated benefits to Parent of the transactions contemplated by this Agreement or (y) impact Parent, the Company or their respective Subsidiaries in a manner or amount that is material relative to the value of the Company and the Company Subsidiaries, taken as a whole; provided that if and only if requested by Parent, the Company or its Subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company or its Subsidiaries in the event the Closing occurs.

(b) Each of Parent and the Company shall, in connection with and without limiting Section 6.2(a) and the Parties’ efforts to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the Transactions under the HSR Act or any other Regulatory Law, (i) to the extent not prohibited by applicable Law, cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith comments of the other Party and furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity, by promptly providing copies to the other Party of any such written communications (or, in the case of oral communications, advise the other Party of such communications), and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or other applicable Governmental Entity or other Person, give the other Party the opportunity to attend and participate in any in-person meetings, substantive telephone calls or conferences with the DOJ, the FTC or other Governmental Entity or other Person; provided, however, that materials required to be provided pursuant to the foregoing clauses (i)-(iii) may be redacted (A) to remove references concerning the valuation of Parent, the Company or any of their respective Subsidiaries, (B) as necessary to comply with contractual arrangements and (C) as reasonably necessary to address preserving an applicable privilege or complying with a confidentiality obligation; provided, further, that each of Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.2(b) as “Antitrust Counsel Only Material” which such material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent on the one hand or the Company on the other) or its legal counsel. Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the Parties, control and direct all communications and strategy in dealing with any Governmental Entity under the HSR Act and other Regulatory Laws; provided that, Parent shall consider in good faith the views and comments of the Company and its outside counsel with respect to such communications and strategies.

(c) In connection with and without limiting the foregoing, in the event that Parent requests the Company to do so, the Company shall give any notices to third parties required under Contracts to which the Company or any Company Subsidiary is a party, and the Company shall use, and cause each of the Company Subsidiaries to use, its reasonable best efforts to obtain any third party consents to any Contracts to which the Company or any Company Subsidiary is a party that are necessary, proper or advisable to consummate the Transactions, including the Merger. Notwithstanding anything to the contrary herein, none of Parent, the Company or any of their respective Subsidiaries shall be required to pay any consent or other similar fee, payment or consideration, make any other concession or provide any additional security (including a guaranty), to obtain such third party consents (except, in the case of the Company, if requested by Parent and either (i) reimbursed or indemnified for by Parent or (ii) subject to the occurrence of the Closing).

Section 6.3. Publicity. From and after the date hereof until the earlier of the Closing or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of such press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party and its Representatives to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by such other Party and its Representatives; provided, however, that (i) the Parties shall not be required by this Section 6.3 to provide any such review or opportunity to comment to the other Party relating to any dispute between the Parties relating to this Agreement; (ii) each Party may make statements that are consistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 6.3 or make statements regarding the actual or expected financial impact (including earnings guidance) of the Transactions on such Party; and (iii) the obligations set forth in this Section 6.3 shall not apply to any communication with respect to any Acquisition Proposal or Superior Proposal or a Change of Recommendation made in accordance with Section 5.3.

Section 6.4. D&O Insurance and Indemnification.

(a) For seven (7) years from and after the Effective Time, Parent shall, or shall cause the Surviving Company to, indemnify and hold harmless all past and present Office Holders (as defined in the ICL) of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law and the Company Articles; provided that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Persons serving as an Office Holder of the Company or any Company Subsidiary or of any other Person if such service was at the request or for the benefit of the Company or any Company Subsidiary, to the fullest extent permitted by applicable Law and the Company Articles or the organizational documents of the applicable Company Subsidiary (as applicable) or any indemnification agreements with such Persons in existence on the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in the Company’s or the Company Subsidiaries’ respective articles of association, certificate of incorporation or bylaws (or comparable organizational documents) or in any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party in existence on the date of this Agreement shall survive the Transactions, including the Merger, and shall continue in full force and effect in accordance with the terms thereof; provided that, for the avoidance of doubt, such indemnification agreements shall survive the Closing only with respect to acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) and shall not apply to any acts or omissions occurring or alleged to have occurred after the Effective Time. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies the Surviving Company on or prior to the seventh (7th) anniversary of the Effective Time of a matter in respect of which such Person intends in good faith to seek indemnification pursuant to this Section 6.4, the provisions of this Section 6.4 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.

(b) For seven (7) years after the Effective Time, the Surviving Company shall cause to be maintained in effect the provisions in (i) the Company Articles and (ii) any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party in existence on the date of this Agreement, except to the extent that such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of Office Holders and advancement of expenses that are in existence on the date hereof, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions).

(c) At or prior to the Effective Time, the Company shall purchase a seven (7)-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and the Company Subsidiaries with respect to matters arising at or prior to the Effective Time (the “D&O Insurance”); provided, however, that the Company shall not commit or spend on such “tail” policy, in the aggregate, more than three hundred percent (300%) of the last aggregate annual premium paid by the Company prior to the date hereof for the Company’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, the Company shall be permitted to purchase only as much coverage as reasonably practicable for the Base Amount. The Company shall in good faith cooperate with Parent prior to the Closing with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options. After the Effective Time, Parent shall, and shall cause the Surviving Company to, use reasonable best efforts to maintain such D&O Insurance in full force and effect for the seven (7)-year term of such policy.

(d) In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.4. The rights and obligations under this Section 6.4 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be third party beneficiaries of this Section 6.4, each of whom may enforce the provisions thereof.

Section 6.5. Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions. No Change of Recommendation shall change, or be deemed to change, or permit the Company or the Company Board of Directors to change, in any manner or respect, the approval of the Company Board of Directors for purposes of causing any Takeover Statute to be inapplicable to the Merger or any of the other Transactions.

Section 6.6. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, any violation of the obligations of Merger Sub under this Agreement shall also be deemed to be a breach of this Agreement by Parent.

Section 6.7. Employee Matters.

(a) Parent shall assume, honor and fulfill all of the Company Benefit Plans in accordance with their terms as in effect immediately prior to the date hereof or as subsequently amended or terminated as permitted pursuant to the terms of such Company Benefit Plans and this Agreement. Effective as of the Effective Time and for a period of twelve (12) months thereafter, Parent shall, or cause its Subsidiaries (including the Surviving Company and the Company Subsidiaries) to, provide to each employee of the Company and Company Subsidiary as of immediately prior to the Effective Time who continues to be employed by Parent or any Subsidiary thereof after the Effective Time (the “Continuing Employees”), (i) base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate, as applicable, provided to such Continuing Employee immediately prior to the Closing, (ii) target incentive cash compensation opportunity (excluding equity incentive compensation) that is no less favorable than the target incentive cash compensation opportunity provided to such Continuing Employee immediately prior to the Closing, (iii) severance benefits that are no less favorable than the severance benefits set forth on Section 6.7(a) of the Company Disclosure Letter, and (iv) other employee benefits (excluding equity incentive compensation, defined benefit pension, retiree medical or welfare benefits, change in control or retention arrangements, incentive cash compensation opportunities and severance benefits) that are substantially comparable in the aggregate to those in effect for such Continuing Employee immediately prior to the Closing (provided that, from the date of the first annual enrollment period of Parent’s employee benefit programs until the end of the 12-month period following the Effective Time, Parent may satisfy its obligation under this clause (iii) by providing employee benefits (subject to the aforementioned exclusions)

that are substantially comparable in the aggregate to those provided to similarly situated employees of Parent and its Affiliates). For purposes of this Section 6.7(a), compensation and benefits in effect for a Continuing Employee as of immediately prior to the Closing will be determined by Parent without regard to any compensation or benefits increases, amendments or additions that are made by the Company or any Company Subsidiaries between the date of this Agreement and the Closing without complying with Section 5.1 of this Agreement.

(b) For purposes of vesting, eligibility to participate and level of benefits under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and the Company Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service (and actually afforded credit for such service by the Company or the applicable Company Subsidiary) under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply (x) for any purpose with respect to any equity incentive plan, defined benefit pension plan, postretirement welfare plan or any plan under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or that is grandfathered or frozen or (y) to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) Parent or its applicable Subsidiary shall use its commercially reasonable efforts to ensure that each Continuing Employee shall be immediately eligible to participate, without any waiting time (other than any administrative delays in connection with any transition to Parent’s tax qualified defined contribution plan), in any and all New Plans to the extent coverage under such New Plan is of the same type as the Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (A) Parent or its applicable Subsidiary shall use its commercially reasonable efforts to cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Continuing Employee participated immediately prior to the Effective Time, and (B) Parent and its applicable Subsidiary shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) If, at least ten (10) Business Days prior to the Effective Time, Parent provides written notice to the Company directing the Company to terminate its 401(k) plan(s), the Company shall terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Effective Time occurs (the “401(k) Termination Date”). In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors at least two (2) Business Days prior to the day on which the Effective Time occurs; provided that, reasonably in advance of amending or terminating the Company’s 401(k) plan, the Company shall provide Parent with the form and substance of any applicable resolutions or amendments for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed). If the Company 401(k) plan is terminated pursuant to this Section 6.7(c), then as soon as reasonably practicable following the 401(k) Termination Date, Parent shall permit all Continuing Employees who were eligible to participate in the Company 401(k) plan immediately prior to the 401(k) Termination Date to participate in Parent’s 401(k) plan and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated Company 401(k) plan (and shall use commercially reasonable efforts to permit the rollover of any outstanding participant loans) to Parent’s 401(k) plan, except to the extent accepting such transfers would adversely affect the tax-qualified status of Parent’s 401(k) plan or as may be prohibited by Parent’s 401(k) plan.

(d) Between the date hereof and the Effective Time, any broad-based written notices or communication materials (including website postings) from the Company or its affiliates, or Parent or its affiliates, to their respective employees with respect to the Transactions or employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the Transactions or employment thereafter, shall be subject to the prior review and approval of Parent or the Company, as applicable (not to be unreasonably withheld or delayed), except to the extent that the information contained in such materials are consistent with materials previously agreed with Parent, previous press releases, public disclosures or public statements made by the Company in compliance with Section 6.3 of this Agreement.

(e) Without limiting the generality of this Section 6.7, Parent shall honor all obligations under any Company Benefit Plan that is a short-term cash incentive compensation plan or arrangement (a “Cash Bonus Plan”) with respect to the Company’s fiscal year 2025 and shall make all payments and determinations thereunder in accordance with the terms of such Cash Bonus Plan and consistent with past practice solely to the extent such payments have not been made by the Company or the Company Subsidiaries prior to the Effective Time, provided that the amounts payable thereunder shall not be less than the amount accrued with respect to the applicable Cash Bonus Plan in accordance with the terms and conditions of such Cash Bonus Plan with respect to the Company’s fiscal year 2025 as of the Closing Date.

(f) Parent hereby acknowledges that a “change in control” or “change of control” of the Company or other term with similar import, within the meaning of the Company Benefit Plans that contain such terms, will occur upon the Effective Time.

(g) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall (i) confer upon any Continuing Employee any right to continue in the employ or service of Parent or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee, (ii) be deemed or construed to create, or be an amendment or other modification of, any Company Benefit Plan or employee benefit plan of Parent or Merger Sub or (ii) create any third party rights in any current or former service provider of the Company or its affiliates (or any beneficiaries or dependents thereof).

Section 6.8. Rule 16b-3. Prior to the Effective Time, Parent shall take all such steps as may be reasonably necessary or advisable hereto to cause any acquisitions of Parent equity securities pursuant to the Transactions by each individual, if any, who will become a director or officer of Parent subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.9. Stockholder Litigation. Each of the Company and Parent shall provide Parent or the Company, as applicable, prompt notice (and in any event within forty-eight (48) hours) of any litigation brought by any stockholder of such Party or purported stockholder of such Party against such Party, any of its Subsidiaries and/or any of their respective directors or officers relating to the Merger or any of the other Transactions or this Agreement, and shall keep Parent or the Company, as applicable, informed on a prompt and timely basis with respect to the status thereof. The Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation, and no such settlement shall be agreed without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed, except that Parent may, in its sole discretion, withhold such consent to any settlement which does not include a full release of Parent and its affiliates (including the Surviving Company and its Subsidiaries) or which imposes an injunction or other equitable relief on the Company, Parent or any of their affiliates (including, after the Effective Time, the Surviving Company and its Subsidiaries). In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.9 and Section 5.1 or Section 6.2, the provisions of this Section 6.9 shall control.

Section 6.10. Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Company Shares from Nasdaq and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until at or after the Effective Time.

Section 6.11. Director Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.

Section 6.12. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

Section 6.13. Financing Cooperation. (a) Prior to the Effective Time (or the earlier termination of this Agreement pursuant to Section 8.1), the Company shall, and shall cause the Company Subsidiaries to, use its and their reasonable best efforts to, and shall use its reasonable best efforts to cause its and their respective Representatives to, provide customary cooperation and customary financial information, in each case that is reasonably requested by Parent in connection with any financing (the “Financing”) obtained or to be obtained by Parent for the purpose of financing the Transactions or any transaction undertaken in connection therewith (it being understood that the receipt of any such financing is not a condition to Parent’s obligation to consummate the Merger), including by using reasonable best efforts to (i) furnish, or cause to be furnished, to Parent (x) audited consolidated balance sheets and related consolidated statements of operations and cash flows for the Company for each of the three most recently completed fiscal years of the Company ended at least one hundred eighty (180) days prior to the Closing Date prepared in accordance with GAAP applied on a basis consistent with that of the most recent fiscal year and (y) limited unaudited consolidated balance sheets and related consolidated statements of operations and cash flows (in each case, subject to normal year-end adjustments and absence of footnotes and in a manner consistent with past practice) for each subsequent fiscal quarter ended on a date that is at least sixty (60) days before the Closing Date, (ii) cause the Company’s and the Company Subsidiaries’ independent accountants, as reasonably requested by Parent, to consent to the use of their audit reports on the financial statements of the Company and the Company Subsidiaries in any materials relating to the Financing or in connection with any filings made with the SEC or pursuant to the Securities Act or Exchange Act in connection with the Financing and to provide any “comfort letters” (including drafts thereof which such accountants are prepared to issue at the time of pricing and at closing of any offering or placement of the Financing) necessary and reasonably requested by Parent in connection with any debt capital markets transaction comprising a part of the Financing and to participate in reasonable and customary due diligence sessions, which sessions shall be telephonic or held by videoconference and held at reasonable times, (iii) assist Parent with the preparation of pro forma financial information and pro forma financial statements necessary or customary to be prepared or delivered in connection with financings of the same type as the Financing and (iv) cooperate with providers of the Financing in performing due diligence; provided, however, that (A) no such cooperation shall be required to the extent it would (i) unreasonably disrupt the conduct of the Company’s business, (ii) require the Company or the Company Subsidiaries to incur any fees, expenses or other liability prior to the Effective Time for which it is not promptly reimbursed or simultaneously indemnified, (iii) be reasonably expected to cause any director, officer or employee of the Company or any Company Subsidiary to incur any personal liability, (iv) require the Company or any Company Subsidiary to waive or amend any terms of this Agreement or (v) require the Company to provide any information that would conflict with any confidentiality obligations applicable to the Company or any Company Subsidiary, is prohibited or restricted by applicable Law or is legally privileged (provided, however, that the Company shall notify Parent if it is withholding any information in reliance on this clause (v) and use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such confidentiality obligations or Law or to allow for such access or disclosure to the maximum extent that does not result in a loss of such legal privilege); and (B) the Company and the Company Subsidiaries shall not be required to execute any credit or security documentation or any other definitive agreement (other than customary authorization or management representation letters) or provide any indemnity, in each case of this clause (B), prior to the Effective Time; provided, further, that in no event shall the Company’s breach of any obligations in this Section 6.13(a) be considered in determining the satisfaction of the condition set forth in Section 7.2(b) unless such breach is the primary cause of Parent being unable to obtain the proceeds of the Financing at the Effective Time.

(b) Parent shall indemnify and hold harmless the Company, the Company Subsidiaries, and their respective Representatives from and against any and all liabilities or losses suffered or incurred by them in connection with the Financing and any information utilized in connection therewith, except in the event such liabilities or losses arose out of or result from (i) the willful misconduct, gross negligence, bad faith or fraud of the Company and the Company Subsidiaries or any of their respective Representatives, (ii) the material breach by the Company of its obligations under this Agreement or (iii) any material misstatement or omission in information provided in writing hereunder by or on behalf of the Company, the Company Subsidiaries or any of their respective Representatives for use in connection with the Financing (clauses (i) through (iii) collectively, the “Indemnity Exceptions”). If this Agreement is terminated pursuant to Article VIII, Parent shall, promptly upon request by the Company, reimburse the Company and the Company Subsidiaries for all reasonable and documented out-of-pocket costs actually incurred by the Company and the Company Subsidiaries (including those of its Representatives) in connection with taking action required or requested by Parent pursuant to this Section 6.13, other than those arising out of or resulting from the Indemnity Exceptions. For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 6.13 represent the sole obligation of the Company, the Company Subsidiaries and their respective affiliates and Representatives with respect to cooperation in connection with the arrangement of the Financing and no other provision of this Agreement (including the Exhibits and the Company Disclosure Letter) shall be deemed to expand or modify such obligations.

Section 6.14. Treatment of Company Indebtedness.

(a) Within the time periods required by the terms of the Convertible Notes Indenture, the Company shall, and shall cause the Company Subsidiaries to, take all actions required by, or reasonably requested by Parent pursuant to, the Convertible Notes Indenture and applicable Law to be performed by the Company or any Company Subsidiary at or prior to the Effective Time as a result of the execution and delivery of this Agreement or the consummation of the Transactions, including the giving of any notices that may be required or reasonably requested by Parent and delivery to any trustee, holders or other applicable Person, as applicable, of any documents or instruments required or reasonably requested by Parent to be delivered at or prior to the Effective Time to such trustee, holders or other applicable Person, in each case in connection with the execution and delivery of this Agreement, the Transactions or as otherwise required by, or reasonably requested by Parent pursuant to, the Convertible Notes Indenture; provided that the Company (or the applicable Company Subsidiary) shall deliver a copy of any such notice or other document to Parent at least three (3) Business Days prior to delivering or entering into such notice or other document in accordance with the terms of the Convertible Notes Indenture. Without limiting the generality of the foregoing, prior to the Effective Time, the Company agrees to cooperate with Parent, at Parent’s written request, by (i) executing and delivering (or causing to be executed and delivered, as applicable) at the Effective Time the Convertible Notes Supplemental Indenture and officer’s certificates, in each case, in form and substance reasonably acceptable to Parent, pursuant to the Convertible Notes Indenture, (ii) subject to Parent’s execution of the Convertible Notes Supplemental Indenture, using its reasonable best efforts to cause the trustee under the Convertible Notes Indenture to execute at the Effective Time the Convertible Notes Supplemental Indenture and (iii) cooperating with Parent with respect to delivery by counsel to Parent or Company of an opinion of counsel in respect of such Convertible Notes Supplemental Indenture.

(b) Prior to the Effective Time, at Parent’s request, the Company shall (i) facilitate the settlement of all or a portion (as Parent may request) of the Convertible Notes Hedge Obligations substantially concurrently with the Effective Time as reasonably requested by Parent (it being understood that any such settlement, including the timing thereof, will be subject to the terms of the Capped Call Confirmations, unless otherwise agreed by the relevant dealer thereunder) and (ii) cooperate with Parent with respect to its efforts to settle all or a portion (as Parent may request) of the Convertible Notes Hedge Obligations and the negotiation of any termination or settlement payment or valuation related thereto; provided that the Company shall not (x) exercise any right that it may have to terminate any Convertible Notes Hedge Obligations (other than any exercise or termination contemplated pursuant to Section 9(j)(i) of the Capped Call Confirmations upon any conversion of Convertible Notes prior to the Effective Time (a “Specified Exercise”)); it being agreed that the Company shall notify Parent in writing as promptly as practicable prior to any such exercise or termination) or (y) agree to amend, modify or supplement the terms relating to, or agree to any amount due upon, the termination or settlement thereof, in each case of clauses (x) and (y), without the prior written consent of Parent; provided, further, that nothing in this Section 6.14(b) shall require the Company to (A) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with any Convertible Notes Hedge Obligations prior to the occurrence of the Effective Time, (B) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, that is effective prior to the occurrence of the Effective Time or (C) refrain from delivering, or delay the delivery of, any notice required by the terms of any of the Convertible Notes Hedge Obligations or a notice contemplated by Section 9(j)(i) of the Capped Call Confirmations in connection with a Specified Exercise (it being understood that the Company will provide Parent with prior notice of any such delivery with an opportunity to comment on the relevant notice).

(c) The Company shall, and shall cause the Company Subsidiaries to, deliver all notices and take all other actions that are required to facilitate in accordance with the terms thereof the termination of all commitments outstanding under the Company Credit Agreement, the repayment in full of all obligations, if any, outstanding thereunder, the release of all Liens, if any, securing such obligations, and the release of guarantees, if any, in connection therewith, in each case, on the Closing Date as of the Effective Time (such termination, repayment and releases, the “Credit Facility Termination”). In furtherance and not in limitation of the foregoing, the Company shall, and shall cause the Company Subsidiaries to, use reasonable best efforts to deliver to Parent at least two business days prior to the Closing Date, an executed payoff letter with respect to the Company Credit Agreement (the “Payoff Letter”) in form and substance customary for transactions of this type (and drafts reasonably in advance thereof), from the applicable agent on behalf of the Persons to whom such Indebtedness is owed, which Payoff Letter together with any related release documentation shall, among other things, include the payoff amount and provide that all Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Company and the Company Subsidiaries securing such Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the Payoff Letter on the Closing Date, be released and terminated. Notwithstanding anything herein to the contrary, in no event shall this Section 6.14(c) require the Company or any of the Company Subsidiaries to cause the Credit Facility Termination to be effective unless and until the Effective Time has occurred and Parent has provided or caused to be provided to the Company or the Company Subsidiaries funds (or Parent has directed the Company or any of the Company Subsidiaries to use funds on their balance sheet) to pay in full the then-outstanding principal amount of and accrued and unpaid interest and fees under the Company Credit Agreement.

(d) As promptly as possible, following “Resale Restriction Termination Date” (as defined in the Convertible Notes Indenture), and in any event prior to the “De-Legending Deadline Date” (as defined in the Convertible Notes Indenture), the Company shall cause the restrictive legend, referenced in Section 2.05(c) of the Convertible Notes Indenture, on the Convertible Notes to be removed and shall cause the Convertible Notes to be assigned unrestricted CUSIP and ISIN numbers as a result thereof, in each case, in accordance with the terms of the Convertible Notes Indenture.

Section 6.15. Tax Rulings.

(a) As soon as practicable after the date of this Agreement, subject to Section 6.15(d), the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for a ruling confirming that (i) the cancellation and exchange of the Section 102 Awards in accordance with

Section 2.3(a), Section 2.3(b) and Section 2.3(d) and conversion of the Section 102 Shares in accordance with Section 2.1(a) shall not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102 of the Ordinance) so long as the Merger Consideration is deposited with the 102 Trustee until the end of the respective holding period, (ii) the deposit of the Merger Consideration with the Exchange Agent and the 102 Trustee shall not be subject to any withholding obligation and (iii) the assumption of Company Equity Awards that are Section 102 Awards pursuant to Section 2.3(b) and Section 2.3(d) shall not constitute a taxable event and that tax continuity shall apply with respect to the Company Equity Awards (which ruling may be subject to customary conditions regularly associated with such a ruling) (the “Options Tax Ruling”). The Company shall include in the request for the Options Tax Ruling a request to exempt Parent, the Surviving Company, the Exchange Agent and their respective agents from any Israeli withholding obligation. If the Options Tax Ruling is not granted prior to the Closing or in accordance with the instructions of the ITA, the Company shall seek to obtain prior to the Closing an interim tax ruling confirming, among other things, that (x) the cancellation and exchange of the Section 102 Awards in accordance with Section 2.3(a), Section 2.3(b) and Section 2.3(d) and conversion of the Section 102 Shares in accordance Section 2.1(a) shall not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102 of the Ordinance) so long as the Merger Consideration is deposited with the 102 Trustee until the end of the respective holding period and (y) Parent and any Person acting on its behalf (including the Exchange Agent) shall be exempt from Israeli withholding Tax in relation to any payments made with respect to Company Equity Awards that are subject to Section 3(i) of the Ordinance, Section 102 Awards, or Section 102 Shares to the Exchange Agent, the 102 Trustee or the Company in connection with the Merger (the “Interim Options Tax Ruling”). To the extent that prior to the Closing an Interim Options Tax Ruling shall have been obtained, then all references in this Agreement to the Options Tax Ruling shall be deemed to refer to such Interim Options Tax Ruling, until such time that a final definitive Options Tax Ruling is obtained.

(b) As soon as practicable following the date of this Agreement but in no event later than fifteen (15) Business Days after the date hereof, subject to Section 6.15(d), the Company shall instruct its Israeli counsel to prepare and file with the ITA an application for a ruling that deferral of the Israeli Tax liability of Company Shareholders, as applicable, to such dates set forth in Section 104H of the Ordinance (the “104H Tax Ruling”).

(c) With respect to Company Shareholders other than recipients covered under the Options Tax Ruling or 104H Tax Ruling, if any, as soon as practicable following the date of this Agreement but in no event later than fifteen (15) Business Days after the date hereof, subject to Section 6.15(d), the Company shall instruct its Israeli counsel to prepare and file with the ITA an application for a ruling that: (i) with respect to holders of Company Shares that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempts Parent, the Exchange Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) instructs Parent, the Exchange Agent, the Surviving Company and their respective agents on how such withholding at the source is to be implemented, and in particular, with respect to the classes or categories of holders of the Company Shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any such non-Israeli residents; (ii) with respect to holders of Company Shares that are Israeli residents (as defined in the Ordinance or as will be determined by the ITA) (other than the Company Shares or Company Equity Awards subject to Section 102 of the Ordinance and Company Equity Awards for which such Tax ruling shall explicitly and in writing defer to the Options Tax Ruling and the Interim Options Tax Ruling) (x) exempts Parent, the Exchange Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifies that no such obligation exists, or (y) instructs Parent, the Exchange Agent, the Surviving Company and their respective agents on how such withholding at the source is to be executed, and in particular, with respect to the classes or categories of holders of the Company Shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied; and (iii) and with respect to holders of Company Equity Awards which are not subject to Section 102 or Section 3(i) of the Ordinance, that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempts Parent, the Exchange Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) instructs Parent, the Exchange Agent, the Surviving Company and their respective agents on how such withholding at the source is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents (the “Withholding Tax Ruling”, and, together with the Options Tax Ruling the Interim Options Tax Ruling, and the 104H Tax Ruling, the “Tax Rulings”). Parent and its advisors and the Company and its advisors shall cooperate fully, and take such actions as may be necessary or helpful for the preparation of such Withholding Tax Ruling.

(d) The text of the applications for, submissions relating to and the final text of the Tax Rulings shall be subject to the prior written confirmation of Parent or its counsel, not to be unreasonably withheld, conditioned or delayed; provided that in the event that the 104H Tax Ruling would contain provisions required or requested by the ITA that would impose conditions or restrictions upon Parent or its Affiliates that are determined by Parent to be reasonably unacceptable or burdensome to Parent (the “Conditions”), the Parties agree to cooperate in good faith in order to use commercially reasonable efforts to negotiate with the ITA in order to preserve the benefits intended to be obtained through the 104H Tax Ruling without imposing or including such Conditions on Parent or any of its Affiliates, or to otherwise find a reasonably satisfactory resolution with the ITA that will not entail such Conditions or otherwise result in a material liability, cost or loss to Parent or any of its Affiliates. The Company and its counsel and advisors shall not make any application to, or conduct any negotiation with, the ITA with respect to matters relating to the subject matter of the Interim Options Tax Ruling and the Options Tax Ruling without prior coordination with Parent or its Representatives, and will enable Parent’s Representatives to participate in all discussions and meetings relating thereto. To the extent that the Parent’s Representatives elect not to participate in any meeting or discussion, the Company’s Representatives shall provide a full report of the discussions held. Parent hereby undertakes, at all times following the Closing, to use commercially reasonable efforts (i) to comply with the terms and conditions of the 104H Tax Ruling, and (ii) to refrain from taking or failing to take such actions, which actions or omissions would breach, jeopardize or adversely change the effectiveness of the favorable Tax treatment for the Company Shareholders prescribed under, such Tax Rulings.

Section 6.16. Israeli Securities Authority Approval.

(a) As soon as practicable after the execution of this Agreement, Parent shall cause its Israeli counsel to prepare and file with the ISA an application, in form and substance acceptable to the Company, for, and shall use reasonable best efforts to obtain a No-Action Letter from the ISA.

(b) The Company and Parent shall cooperate in connection with the preparation and filing of the application for the ISA No-Action Letter. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the ISA or any request from the ISA, including with respect to amendments or supplements to the request for the ISA No-Action Letter, and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the ISA, on the other hand, with respect thereto. Each of the Company and Parent shall use its reasonable best efforts to respond as soon as reasonably practicable to any comments from the ISA, including with respect to the request for the ISA No-Action Letter. Notwithstanding the foregoing, prior to final approval of the ISA No-Action Letter, Parent shall provide the Company with an opportunity to review and comment on such document or response (including the proposed final version of such document or response), which shall not be unreasonably withheld, conditioned or delayed, and reasonably consider all comments reasonably proposed by the Company. Parent shall advise the Company promptly after receipt of the ISA No-Action Letter.

Section 6.17. IIA. Promptly following the Closing, Parent will cause the Surviving Company to deliver to the IIA the IIA Notice and IIA Undertaking executed by Parent and/or its affiliates.

Section 6.18. Certain U.S. Tax Matters.

(a) For U.S. federal income tax purposes (and any applicable corresponding state or local income tax purposes), the Parties intend that the exchange of Company Shares for Merger Consideration pursuant to the Merger constitute a taxable transaction and the Merger not constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended U.S. Tax Treatment”). Each of the Parties shall use commercially reasonable efforts to support the Intended U.S. Tax Treatment.

(b) The Parties shall, and shall cause their respective Subsidiaries to, cooperate fully, as and to the extent reasonably requested by the other Parties, to furnish such information and assistance relating to Taxes as is reasonably necessary in connection with the making of any election under Section 338(g) of the Code, including providing any certifications with respect to applicable U.S. Company Subsidiaries under Treasury Regulations Section  1.1445-2(c)).

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Company Shareholder Approval. The Company shall have obtained the Company Shareholder Approval.

(b) Nasdaq Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance; provided that Parent shall not be entitled to invoke this condition if it has not complied in all material respects with Section 6.12.

(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

(d) Government Consents. (i) The waiting period (or extensions thereof) under the HSR Act relating to the Transactions and any commitments not to close the Merger before a certain date under a timing agreement entered into with any Governmental Entity shall have expired or been terminated and (ii) all applicable filings, registrations, waiting periods (or extensions thereof) and approvals under each other applicable Regulatory Law relating to the Transactions that is set forth on Section 7.1(d) of the Company Disclosure Letter shall have been made, expired, terminated and obtained, as the case may be, and remain in effect.

(e) No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect as of immediately prior to the Effective Time or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the Effective Time, in each case which has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger.

(f) Statutory Waiting Period. At least fifty (50) days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and at least thirty (30)  days shall have elapsed after the Company Shareholder Approval has been obtained.

Section 7.2. Conditions to Obligations of Parent. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

(a) Representations and Warranties. (A) The representations and warranties of the Company set forth in Section 3.1(a) (other than the last sentence thereof) (Qualification, Organization, Subsidiaries, etc.), the first sentence of Section 3.1(b) (Qualification, Organization, Subsidiaries, etc.), clauses (i) through (iii), (v) and (vii) of the first sentence of Section 3.2(c) (Capitalization), Section 3.3 (Corporate Authority), Section 3.22 (Opinion of Financial Advisor), Section 3.23 (Anti-Takeover Laws) and Section 3.25 (Finders and Brokers) (x) that are qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (y) that are not qualified by materiality or Company Material Adverse Effect shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (B) the representations and warranties of the Company set forth in Section 3.2 (other than clauses (i) through (iii), (v) and (vii) of the first sentence of Section 3.2(c)) (Capitalization) shall be true and correct other than for de minimis inaccuracies as of the date hereof and shall be true and correct other than for de minimis inaccuracies as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (C) the representations and warranties of the Company set forth in Section 3.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing; and (D) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (D), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with the obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing.

(c) No Company Material Adverse Effect. A Company Material Adverse Effect shall not have occurred on or after the date of the Agreement and be continuing as of immediately prior to the Closing.

(d) Company Officer’s Certificate. Parent shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer or chief financial officer of the Company certifying that each of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) has been satisfied.

Section 7.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

(a) Representations and Warranties. (A) The representations and warranties of Parent and Merger Sub set forth in Section 4.1 (Qualification, Organization, etc.), Section 4.3 (Corporate Authority), Section 4.13 (Finders and Brokers) and Section 4.15 (No Merger Sub Activity) (x) that are qualified by materiality or Parent Material Adverse Effect shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (y) that are not qualified by materiality or Parent Material Adverse Effect shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (B) the representations and warranties of Parent and Merger Sub set forth in Section 4.2(a) (Capitalization), Section 4.2(c) (Capitalization) and Section 4.2(d) (Capitalization) shall be true and correct other than for de minimis inaccuracies as of the date hereof and shall be true and correct other than for de minimis inaccuracies as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (C) the representations and warranties of Parent and Merger Sub set forth in Section 4.8 (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing; and (D) the other representations and warranties of Parent and Merger Sub set forth in this Agreement (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made as of the Closing (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (D), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Each of Parent and Merger Sub shall have performed and complied in all material respects with the obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing.

(c) No Parent Material Adverse Effect. A Parent Material Adverse Effect shall not have occurred on or after the date of the Agreement and be continuing as of immediately prior to the Closing.

(d) Parent Officer’s Certificate. The Company shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer or chief financial officer of Parent certifying that each of the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) has been satisfied.

ARTICLE VIII

TERMINATION

Section 8.1. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time before the Closing, as follows (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by the Company, in the event that (i) Parent and/or Merger Sub shall have breached, failed to perform or violated their respective obligations, covenants or agreements under this Agreement or (ii) any of the representations and warranties of Parent or Merger Sub set forth in this Agreement shall have been breached or become inaccurate, in either case of clause (i) or (ii) in a manner that if continuing on the Closing Date would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Parent or Merger Sub, as applicable, before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the thirtieth (30th) calendar day following receipt of written notice from the Company of such breach, failure to perform, violation or inaccuracy; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(b) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach if continuing on the Closing Date would give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c);

(c) by Parent, in the event that (i) the Company shall have breached, failed to perform or violated its obligations, covenants or agreements under this Agreement or (ii) any of the representations and warranties of the Company set forth in this Agreement shall have been breached or become inaccurate, in either case of clause (i) or (ii) in a manner that if continuing on the Closing Date would give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the Company before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the thirtieth (30th) calendar day following receipt of written notice from Parent of such breach, failure to perform, violation or inaccuracy; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach if continuing on the Closing Date would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b);

(d) by either Parent or the Company if the Closing has not occurred on or before July 30, 2026 (the “Outside Date”); provided that (i) if, on the Outside Date, all of the conditions to Closing, other than the conditions set forth in Section 7.1(d) and Section 7.1(e) (to the extent any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Regulatory Law) and those conditions that by their nature are to be satisfied at Closing (but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), shall have been satisfied or waived, then the Outside Date shall automatically by extended one (1) time for all purposes hereunder until October 30, 2026, which date shall thereafter be deemed to be the Outside Date; provided, further, that if all the conditions set forth in Article VII are satisfied (or in the case of conditions that by their nature are to be satisfied on the Closing Date, are then capable of being satisfied if the Closing were to take place on such date) on a date that occurs on or prior to the Outside Date but the Closing would thereafter occur in accordance with Section 1.3 on a date (the “Specified Date”) that occurs after such Outside Date, then the Outside Date shall automatically be extended to such Specified Date and the Specified Date shall become the Outside Date for purposes of this Agreement; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been a proximate cause of the failure of the Transactions to be consummated by the Outside Date and such action or failure to act constitutes a material breach of this Agreement;

(e) by Parent, if, prior to obtaining the Company Shareholder Approval,(i) the Company Board of Directors shall have effected a Change of Recommendation (whether or not in compliance with this Agreement) or (ii) the Company has materially breached Section 5.3;

(f) by either the Company or Parent if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(g) by either the Company or Parent, if the Company Shareholders Meeting, including any adjournment or postponement thereof, at which the proposal to approve this Agreement and the Merger has been voted upon shall have concluded and the Company Shareholder Approval shall not have been obtained; or

(h) prior to obtaining the Company Shareholder Approval, by the Company in order to substantially concurrently enter into a definitive agreement providing for a Superior Proposal in accordance with Section 5.3(d)(ii); provided that (i) the Company has complied with the terms of Section 5.3 and (ii) substantially concurrently with or prior to (and as a condition to) the termination of this Agreement, the Company pays to Parent the Company Termination Fee.

Section 8.2. Effect of Termination.

(a) In the event of the valid termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, this Section 8.2 and Section 9.3 through Section 9.12 shall survive such termination; provided that nothing herein shall relieve any Party from liability for fraud or willful breach of this Agreement prior to such termination, except as provided in, and subject in all respects to, Section 8.2(d). For purposes of this Agreement, (i) “willful breach” shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement; and (ii) “fraud” shall mean common law fraud under Delaware law that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.

(b) Termination Fees.

(i) If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(d) (Outside Date) or Section 8.1(g) (Company Shareholder Approval), or Parent terminates this Agreement pursuant to Section 8.1(c) (Company Breach) as a result of a breach, failure to perform or violation described in such Section that (except with respect to a breach of Section 5.3) first occurred following the making of an Acquisition Proposal of the type referenced in the following clause (B), (B) after the date hereof and prior to the date of such termination (or prior to the Company Shareholders Meeting in the case of termination pursuant to Section 8.1(g)) a bona fide Acquisition Proposal is publicly disclosed (whether by the Company or a third party), or otherwise made known to the Company Board of Directors or the Company’s management, and in each case, is not withdrawn (publicly, if publicly disclosed) at least three (3) Business Days prior to the earlier of the date of the Company Shareholders Meeting (in the case of a termination pursuant to Section 8.1(g)), the date of such termination (in the case of a termination pursuant to Section 8.1(d)), or the date of the applicable breach (in the case of a termination pursuant to Section 8.1(c)), and (C) within twelve (12) months of such termination, an Acquisition Proposal is consummated or a definitive agreement with respect to an Acquisition Proposal is entered into, then on or prior to the date that is the earlier of (x) the date any such Acquisition Proposal is consummated and (y) the date of entry into any such definitive agreement, the Company shall pay or cause to be paid to Parent an aggregate fee equal to seven hundred fifty million dollars ($750,000,000) in cash (the “Company Termination Fee”). Solely for purposes of this Section 8.2(b)(i), the term “Acquisition Proposal” shall have the meaning assigned to such term in Annex A, except that all references to “fifteen percent (15%)” and “eighty five percent (85%)” therein shall be deemed to be references to “fifty percent (50%).”

(ii) If (x) Parent terminates this Agreement pursuant to Section 8.1(e) (Change of Recommendation) or (y) the Company terminates this Agreement pursuant to Section 8.1(d) (Outside Date) at a time when Parent would be permitted to terminate this Agreement pursuant to Section 8.1(e) (Change of Recommendation), within two (2) Business Days after such termination, the Company shall pay or cause to be paid to Parent the Company Termination Fee.

(iii) If the Company terminates this Agreement pursuant to Section 8.1(h) (Superior Proposal), substantially concurrently with or prior to (and as a condition to) such termination, the Company shall pay to Parent the Company Termination Fee.

(iv) If Parent or the Company terminates this Agreement pursuant to Section 8.1(d) (Outside Date) or Section 8.1(f) (Legal Prohibition) (only if the order, injunction, decree or ruling is, or is in respect of, a Regulatory Law) and, in each case, at the time of such termination, one or both of the conditions set forth in Section 7.1(d) (Government Consents) or Section 7.1(e) (Legal Prohibition) (but only if the Law, order or injunction is, or is in respect of, a Regulatory Law) shall not have been satisfied but all other conditions to Closing set forth in Section 7.1 and Section 7.2 shall have been satisfied or waived, as applicable (except for those conditions which by their nature are to be satisfied at the Closing, provided that such conditions would be satisfied if the Closing were to take place on such date), within two (2) Business Days after such termination, Parent shall pay or cause to be paid to the Company an aggregate fee equal to one billion dollars ($1,000,000,000) in cash (the “Parent Termination Fee”).

(v) In the event any amount is payable by the Company pursuant to the preceding clauses (i) through (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent (which account shall be designated by Parent upon request by the Company to allow the Company to pay or cause to be paid to Parent any amounts payable hereunder within the time periods required by this Section 8.2). In the event any amount is payable by Parent pursuant to the preceding clause (iv), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company (which account shall be designated by the Company upon request by Parent to allow Parent to pay or cause to be paid to the Company any amounts payable hereunder within the time periods required by this Section 8.2). For the avoidance of doubt, (x) in no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion and (y) in no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion.

(c) In the event that the Company or Parent reasonably determines it is required to withhold amounts on account of Taxes from or in connection with the Company Termination Fee or the Parent Termination Fee (each, a “Termination Fee”), the paying Party shall notify the other Party of such determination as promptly as reasonably practicable after making such determination and provide such other Party with reasonable time (but in any event no less than twenty (20) Business Days), and shall reasonably cooperate with such other Party, to obtain an exemption from tax withholding allowing the paying Party to pay the applicable Termination Fee with no withholding, or at a reduced rate of withholding, on account of Taxes. To the extent that amounts are required to be withheld, any withheld amounts that are remitted to the appropriate Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made. In the event the paying Party withholds Taxes, it shall promptly provide the other Party with a receipt or other evidence reasonably satisfactory to such other Party evidencing such payment. In the event that the other Party requests an extension of the time period set forth above, then all references in this Agreement to payment of the applicable Termination Fee shall be deemed to provide for a deferral of the time upon which payment of the applicable Termination Fee is due until the extended date requested by such other Party.

(d) Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that, without these agreements, the Parties hereto would not enter into this Agreement. Each Party further acknowledges that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Company Termination Fee is payable or the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. In addition, if the Company or Parent fails to pay in a timely manner any amount due pursuant to Section 8.2(b), then (i) such paying Party shall reimburse the other Party for all reasonable and documented out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts, including in connection with any related claims, actions or proceedings commenced and (ii) such paying Party shall pay to the other Party interest on the amounts payable pursuant to Section 8.2(b) from and including the date payment of such amounts were due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made or a lesser rate that is the maximum then-permitted by applicable Law. Notwithstanding anything to the contrary in this Agreement, (i) without limiting Parent’s or Merger Sub’s right to specific performance in accordance with Section 9.12, in any circumstance in which the Company Termination Fee becomes due and payable and is paid by the Company in accordance with this Agreement (A) the Company Termination Fee (and any other amounts expressly contemplated by this Section 8.2(d), if any) shall be the sole and exclusive remedy available to Parent and Merger Sub and their affiliates and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents in connection with this Agreement and the Transactions and the termination thereof and for any losses, liabilities, damages, judgments, fees, costs and expenses suffered or incurred by Parent, its affiliates or any of the foregoing or any other Person in connection therewith, and (B) upon Parent’s receipt of the full Company Termination Fee (and any other amounts contemplated by this Section 8.2(d)) pursuant to this Section 8.2, none of the Company, any Company

Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions or the termination thereof, whether for breach or willful breach of this Agreement or otherwise, and (ii) without limiting the Company’s right to specific performance in accordance with Section 9.12, in any circumstance in which the Parent Termination Fee becomes due and payable and is paid by Parent in accordance with this Agreement (A) the Parent Termination Fee (and any other amounts expressly contemplated by this Section 8.2(d), if any) shall be the sole and exclusive remedy available to the Company and its affiliates and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents in connection with this Agreement and the Transactions and the termination thereof and for any losses, liabilities, damages, judgments, fees, costs and expenses suffered or incurred by the Company, its affiliates or any of the foregoing or any other Person in connection therewith, and (B) upon the Company’s receipt of the full Parent Termination Fee (and any other amounts contemplated by this Section 8.2(d)) pursuant to this Section 8.2, none of Parent, any Parent Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions or the termination thereof, whether for breach or willful breach of this Agreement or otherwise. For the avoidance of doubt, (x) Parent may seek specific performance to cause the Company to consummate the Transactions in accordance with Section 9.12 and the payment of the Company Termination Fee pursuant to Section 8.2(b), but in no event shall Parent be entitled to both (i) specific performance to cause the Company to consummate the Transactions in accordance with Section 9.12 and (ii) the payment of all or any portion of the Company Termination Fee pursuant to Section 8.2(b) and (y) the Company may seek specific performance to cause Parent to consummate the Transactions in accordance with Section 9.12 and the payment of the Parent Termination Fee pursuant to Section 8.2(b), but in no event shall the Company be entitled to both (i) specific performance to cause Parent to consummate the Transactions in accordance with Section 9.12 and (ii) the payment of all or any portion of the Parent Termination Fee pursuant to Section 8.2(b).

ARTICLE IX

MISCELLANEOUS

Section 9.1. Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties.

(b) At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of Parent, Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Party against whom the waiver is to be effective. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.2. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

Section 9.3. Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses; provided, however, that Parent shall pay (a) all filing fees under the HSR Act and any other applicable Regulatory Laws relating to the Transactions and (b) all fees and expenses of the Exchange Agent and the Israeli Withholding Agent.

Section 9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission so long as there is no automatic return error message or other automatic notification of non-delivery received by the sender; provided that, electronic mail received after 6:00 p.m., Pacific Time, shall be deemed received on the next day) or sent by a nationally recognized overnight courier service or express delivery service (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by notice in accordance with this Section 9.4):

if to Parent or Merger Sub, to:

Palo Alto Networks, Inc.

3000 Tannery Way

Santa Clara, CA 95054

Email:   ma-notice@paloaltonetworks.com

Attention:  Corporate Development and M&A Legal

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Email:   JAKling@wlrk.com

Attention:  Jacob A. Kling

and a copy to:

Arnon, Tadmor-Levy

22 Joseph Rivlin Street

94240 Jerusalem

Israel

Email:   bens@arnontl.com

Attention:  Ben Sandler

if to the Company, to:

CyberArk Software Ltd.

9 Hapsagot St. Park Ofer 2

P.O. Box 3143

Petach-Tikva 4951040

Israel

Email:   contract-notices@cyberark.com

Attention:  Chief Financial Officer and Chief Legal Officer

with a copy to:

CyberArk Software, Inc.

60 Wells Avenue

Newton, MA 02459

Email:   contract-notices@cyberark.com

Attention:  Chief Financial Officer and Chief Legal Officer

and a copy to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Email:   Charles.Ruck@lw.com

    Leah.Sauter@lw.com

Attention:  Charles K. Ruck

    Leah R. Sauter

and a copy to:

Meitar, Law Offices

16 Abba Hillel Silver Road

Ramat Gan, 5250608, Israel

Email:   dshamgar@meitar.com

    shacharh@meitar.com

Attention:   Dan Shamgar

    Shachar Hadar

Section 9.5. Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive, and shall be interpreted as “and/or.” The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The table of contents and headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. A reference to any specific Law or to any provision of any Law, whether or not followed by the phrase “as amended,” includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars. References to any Person include the successors and permitted assigns of that Person. Subject to Section 9.4, any action required to be taken by or on a day or Business Day may be taken until 11:59 P.M. Pacific Time on such day or Business Day. If any period expires on a day that is not a Business Day or event or condition is required by the terms of this Agreement to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. All references to “days” shall be deemed to include calendar days unless otherwise indicated as a “Business Day”. All days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Pacific Time. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The phrase “made available” or “provided” by the Company or Parent, as applicable, in this Agreement shall mean that the information referred to has been (x) posted to the electronic data site established by the Company captioned “Project Athens” (with respect to information made available or provided by the Company only), (y) made available via email or electronically by the Company or Parent (or their respective representatives), as applicable, or (z) made publicly available in the Company Securities Filings or the Parent Securities Filings, as applicable, in each case at least one (1) Business Day prior to the date hereof. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.6. Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf or DocuSign format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 9.7. Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1, Parent and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b) Except as provided in Section 6.4 and Section 9.13, nothing in this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) or in the Confidentiality Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder.

Section 9.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger is fulfilled to the extent possible.

Section 9.9. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state; provided that provisions related to the internal affairs of the Company, the fiduciary and other duties of its directors, the procedures for implementing, and effects of, the Merger, and all other provisions of, or transactions contemplated by, this Agreement that are expressly or otherwise required to be governed by the Laws of the State of Israel shall be governed by such Laws.

(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.9(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

Section 9.10. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11. Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.12. Enforcement; Remedies.

(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 9.9, this being in addition to any other remedy to which such Party entitled under the terms of this Agreement at law or in equity.

(c) The Parties’ rights in this Section 9.12 are an integral part of the Transactions and each Party hereby waives any objections that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity. In the event any Party seeks any remedy referred to in this Section 9.12, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

PALO ALTO NETWORKS, INC.

By:	/s/ Nikesh Arora
Name:	Nikesh Arora
Title:	Chief Executive Officer

ATHENS STRATEGIES LTD.

By:	/s/ Bruce Byrd
Name:	Bruce Byrd
Title:	Executive Vice President and General Counsel

[Signature Page to Agreement and Plan of Merger]

CYBERARK SOFTWARE LTD.

By:	/s/ Matthew Cohen
Name:	Matthew Cohen
Title:	Chief Executive Officer

By:	/s/ Erica Smith
Name:	Erica Smith
Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

Annex A

Certain Definitions

For the purposes of this Agreement, the term:

“102 Trustee” means the trustee appointed by the Company from time to time in accordance with the provisions of the Ordinance, and approved by the ITA, with respect to the Section 102 Shares and Section 102 Awards.

“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains terms that (i) are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain a “standstill” or similar provision) and (ii) do not in any way restrict the Company or its Representatives from complying with its disclosure obligations under this Agreement.

“Acquisition Proposal” means any offer, proposal or indication of interest from a Person (other than a proposal or offer by Parent or any Parent Subsidiary) at any time relating to any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any Person, directly or indirectly, of more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares); (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a Person pursuant to which the shareholders of the Company immediately preceding such transaction hold less than eighty five percent (85%) of the equity interests in the surviving, resulting or ultimate parent entity of such transaction (whether by voting power or number of shares); or (c) any sale, lease, exchange, transfer or other disposition to a Person of more than fifteen percent (15%) of the consolidated assets of the Company and the Company Subsidiaries (measured by the fair market value thereof).

“AI Systems” means any artificial intelligence systems, including any system that consists of, incorporates, or uses engineered or machine-based techniques and technology (including Software) that is designed primarily to infer from inputs received how to generate outputs such as predictions, recommendations or decisions.

“Anti-Corruption Law” means any applicable Law related to combating bribery and corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), Title 5 of the Israeli Penalty Law (Bribery Transactions) and the Israeli Prohibition of Money Laundering Law, 2000, and the U.K. Bribery Act 2010.

“Business Days” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of California, the State of New York or the State of Israel or is a day on which banking institutions located in such States are authorized or required by applicable Law or other governmental action to close.

“Capped Call Confirmations” means, collectively, each of the confirmations relating to the Base Call Option Transactions, each dated as of June 5, 2025, and the Additional Call Option Transactions, each dated as of June 6, 2025, between the Company, on one hand, and one of Barclays Bank PLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, UBS AG, London Branch, and Wells Fargo Bank, National Association, on the other.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Articles” means the Articles of Association of the Company as in effect on the date hereof.

Exhibit A-1

“Company Credit Agreement” means that certain Loan Agreement, dated as of June 25, 2024, by and between the Company and Bank Leumi Le-Israel B.M.

“Company Equity Awards” means the Company Options, the Company RSU Awards and the Company PSU Awards.

“Company Equity Plans” means the Company’s (i) 2014 Share Incentive Plan and (ii) 2024 Share Incentive Plan, in each case as amended or amended and restated from time to time.

“Company ESPP” means the Company’s 2020 Employee Share Purchase Plan.

“Company Government Contract” means any Contract between the Company or a Company Subsidiary, on the one hand, and, on the other hand, (i) any Governmental Entity; (ii) any prime contractor of a Governmental Entity in its capacity as a prime contractor, or any higher-tier subcontractor to a prime contractor of a Governmental Entity in its capacity as a higher-tier subcontractor; or (iii) any subcontractor with respect to any Contract described in clauses (i) or (ii). Unless otherwise indicated, a task, purchase, change or delivery order under a Company Government Contract will not constitute a separate Company Government Contract for purposes of this definition, but will be considered part of the Company Government Contract under which it was issued.

“Company Intellectual Property” means all Intellectual Property owned by, purported to be owned by, filed in the name of or exclusively licensed to the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred: (a) any changes in United States, Israel, regional, global or international economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions; (b) any changes in conditions in any of the industries or markets in which the Company and its Subsidiaries operate; (c) any changes in political, geopolitical, regulatory or legislative conditions in the United States, Israel or any other country or region of the world; (d) any changes after the date hereof in GAAP or the interpretation thereof; (e) any changes after the date hereof in applicable Law or the interpretation thereof; (f) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Company Material Adverse Effect” may be taken into account); (g) any acts of terrorism (including cyber terrorism) or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility; (h) acts of God, earthquakes, hurricanes, tsunamis, tornados, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks, cyberattacks (other than those directed at the Company or any Company Subsidiary) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof (clauses (g) and (h), “Emergency Events”); (i) the execution and delivery of this Agreement, the identity of Parent or any Parent Subsidiary, the pendency or consummation of this Agreement, the Merger and the other Transactions, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, or the public announcement of this Agreement or the Transactions, including any litigation arising out of or relating to this Agreement or the Transactions, in each case only to the extent resulting from the execution and delivery of this Agreement, the identity of Parent or any Parent Subsidiary, the pendency or consummation of this Agreement, the Merger and the other Transactions, or the public announcement of this

Exhibit A-2

Agreement and the Transactions, as applicable (provided that this clause (i) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the legal consequences resulting from the execution and delivery of this Agreement or the pendency or consummation of this Agreement, the Merger and the other Transactions); and (j) any action or failure to take any action which action or failure to act is requested in writing by Parent or otherwise expressly required by this Agreement (other than pursuant to Section 5.1(a)); provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e), (g) and (h), if such Effect has had a disproportionate adverse effect on the Company or any Company Subsidiary relative to other companies operating in the industry and, to the extent reasonably relevant to such Effect, geographic regions, in which the Company and its Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred.

“Company Option” means each option to purchase Company Shares granted under any Company Equity Plan.

“Company Products” means any and all products and services of the Company or any Company Subsidiary, including Software as a service (SaaS), that are or have been in the three (3) years prior to the date of this Agreement marketed, offered, sold, licensed or commercially made available or distributed by the Company or any Company Subsidiary.

“Company PSU Award” means each restricted unit award relating to Company Shares granted under any Company Equity Plan that was subject to performance-based vesting requirements as of the applicable grant date.

“Company RSU Award” means each restricted share unit award relating to Company Shares granted under any Company Equity Plan that was subject solely to service-based vesting requirements as of the applicable grant date.

“Company Systems” means the computer systems and other information technology equipment, including the Software, cloud storage/computing platforms, mobile devices, firmware and hardware, in each case that are owned, leased, licensed or controlled by the Company or any Company Subsidiaries.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Confidentiality Agreement” means the Mutual Nondisclosure Agreement, dated June 25, 2025, by and between Parent and the Company, as may be amended.

“Contract” means any legally binding written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, permit, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other commitment or undertaking of any nature.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA; (ii) under Section 302 of ERISA; (iii) under Sections 412 and 4971 of the Code; (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code; and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, plans directly sponsored by the Company and the Company Subsidiaries.

“Convertible Notes” means the 0.00% Convertible Senior Notes due 2030 issued by the Company under the Convertible Notes Indenture.

“Convertible Notes Hedge Obligations” means the hedging transactions entered into in connection with the Convertible Notes evidenced by the Capped Call Confirmations.

Exhibit A-3

“Convertible Notes Indenture” means that certain Indenture, dated as of June 10, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (as in effect on the date hereof).

“Convertible Notes Supplemental Indenture” means a supplemental indenture, to be dated as of or about the Effective Date, between the Company, the Parent and U.S. Bank Trust Company, National Association, as trustee, compliant with the requirements of Sections 14.07(a) of the Convertible Notes Indenture.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Law” means any and all applicable Law which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including protection of the health and safety of employees or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.

“Equity Award Conversion Ratio” means the sum of (a) the Exchange Ratio and (b) the quotient, rounded to the 4th decimal place, obtained by dividing (i) the Cash Consideration by (ii) the Parent Trading Price.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Export Controls” means all applicable export and reexport control Laws and regulations administered by Israel (including all civilian and military encryption and export control laws and regulations of Israel), the U.S. government (including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by OFAC and the United Nations, International Traffic in Arms Regulations maintained by the U.S. Department of State and any applicable anti-boycott compliance regulations), the United Nations Security Council, the European Union, and the United Kingdom.

“Governmental Entity” means (a) any supranational, national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) any public international governmental organization or (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition (including patent and trademark offices and self-regulatory organizations).

“Government Grant” means any grant, incentive, qualification, subsidy, award, funding, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege, from any Governmental Entity, or judicial body thereof, any outstanding application to receive the same filed by the Company or any of the Company Subsidiaries, including, any material Tax or other incentive granted to, provided or made available to, or enjoyed by the Company or any of the Company Subsidiaries, under the Laws

Exhibit A-4

of the State of Israel, and further including without limitation, by or on behalf of or under the authority of the Investment Center and IIA, the BIRD Foundation or any other bi/multi-national grant programs for research and development, the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Entity.

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins.

“High-Risk AI Systems” means AI Systems that are “unacceptable risk,” “high risk” or are similarly categorized under applicable Law (including the European Union Artificial Intelligence Act).

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IIA” means the Israeli Innovation Authority (previously known as the Office of Chief Scientist of the Ministry of Economy and Industry of Israel or the OCS).

“IIA Notice” means a written notice of the Company to the IIA regarding the change in ownership of the Company effected as a result of the Merger, required to be submitted to the IIA in connection with the Merger in accordance with the Innovation Law.

“IIA Undertaking” means a completed and executed undertaking (as required under the Innovation Law) of Parent to the IIA in customary form.

“Indebtedness” means, with respect to any Person, (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or similar instruments; (c) all Indebtedness of another Person secured by any Lien on owned or acquired property of such first Person, whether or not the Indebtedness secured thereby has been assumed; (d) all guarantees (or any other arrangement having the economic effect of a guarantee) of Indebtedness of another Person; (e) all finance and capital lease obligations and all synthetic lease obligations; (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments; (g) all securitization transactions; (h) all obligations representing the deferred and unpaid purchase price of property or services (other than trade payables incurred in the ordinary course of business consistent with past practice); (i) all obligations, contingent or otherwise, in respect of bankers’ acceptances; and (j) net payment obligations of such Person under any swaps, options, derivatives and other hedging agreements or arrangements that would be payable upon the termination of such instruments (assuming they were terminated on the date of determination).

“Information Privacy and Security Laws” means (i) any Law, rule, regulation or directive and all binding guidance issued by any Governmental Entity and (ii) binding applicable self-regulatory guidelines, in each case, relating to: (a) the privacy, protection, or security of Protected Information, including as relevant to the Processing of Protected Information or (b) requirements for websites and mobile applications, online behavioral advertising, tracking technologies, call or electronic monitoring or recording, or any outbound calling and text messaging, telemarketing, or email marketing.

“Innovation Law” means the Encouragement of Research, Development and Technological Innovation in the Industry Law 1984, as amended from time to time and all rules and regulations thereunder.

“Intellectual Property” means all intellectual property rights or other proprietary rights, whether statutory, common law or otherwise, in any jurisdiction throughout the world, including all: (a) inventions, discoveries,

Exhibit A-5

improvements, patents and patent applications; (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names and corporate names (whether or not registered), social media handles and other identifiers and indicia of origin, and all applications and registrations in connection therewith; (c) all works of authorship and copyrights (whether or not published), and all applications and registrations in connection therewith, including intellectual property rights or other proprietary rights in audiovisual works, collective works, Software, AI Systems, compilations, databases, derivative works, literary works, mask works, and sound recordings; (d) mask works and industrial designs, and all applications and registrations in connection therewith; (f) intellectual property rights or other proprietary rights in Trade Secrets; (g) rights of attribution and integrity and other moral rights of an author; and (h) and all rights and causes of action for infringement, misappropriation, violation, misuse, dilution, unfair trade practice or otherwise related thereto.

“Intervening Event” means any Effect that is material to the Company and the Company Subsidiaries (taken as a whole) and was not known by or reasonably foreseeable to the Company or the Company Board of Directors as of or prior to the date hereof; provided, however, that in no event shall the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of an Acquisition Proposal or any inquiry or communications relating thereto or any matter relating thereto or consequence thereof, (B) changes in the market price or trading volume of the Company Shares, the Parent Common Stock or any other securities of the Company, Parent or their respective Subsidiaries, or any change in credit rating or the fact that the Company meets or exceeds (or that Parent fails to meet or exceed) internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account to the extent it would otherwise qualify under this definition), (C) changes in general industry, economic, political or financial conditions or markets (including changes in interest rates, exchange rates, stock, bond and/or debt prices), (D) changes in GAAP, other applicable accounting rules or applicable Law or, in any such case, changes in the interpretation thereof, or (E) natural disasters, epidemics or pandemics.

“Investment Center” means the Israeli Investment Center of the Israeli Ministry of Economy and Industry.

“IRA” means the Fourth Amended Investor Rights Agreement, dated July 10, 2014, by and among the Company and the other parties thereto.

“ISA” means the Israeli Securities Authority.

“ISA No-Action Letter” means a letter from the ISA confirming that the ISA shall not initiate proceedings in connection with the requirements of the Israeli Securities Law concerning the publication of a prospectus in respect of the Merger Consideration to be issued to Israeli shareholders of the Company or applicable holders of the Company’s securities to whom the Israeli Securities Law applies, including, to the extent applicable, any holders of Company Options, Company RSU Awards, and Company PSU Awards.

“Israeli Company Subsidiaries” means Subsidiaries of the Company that are Israeli Tax residents or that are liable for Tax (including Tax reporting) in Israel.

“Israeli Securities Law” means the Israeli Securities Law, 5728-1968 and the rules and regulations promulgated thereunder.

“ITA” means the Israeli Tax Authority.

“Knowledge” will be deemed to be, as the case may be, the actual knowledge of (a) the individuals set forth on Section 1.1(a) of the Parent Disclosure Letter with respect to Parent or Merger Sub or (b) the individuals set forth on Section 1.1(a) of the Company Disclosure Letter with respect to the Company.

“Law” means any law (including common law), statute, requirement, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity.

Exhibit A-6

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“Lien” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, conditional or installment sale agreement, encumbrance, covenant, charge, claim, option, right of first refusal, easement, right of way, license, encroachment, occupancy right, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of Law.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Net Share” means, with respect to a Company Option, the quotient obtained by dividing (a) the product of (i) the excess, if any, of the Per Share Cash Equivalent Consideration over the per share exercise price of such Company Option, multiplied by (ii) the number of Company Shares subject to such Company Option immediately prior to the Effective Time, by (b) the Per Share Cash Equivalent Consideration.

“Open Source License” means any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses or the Free Software Foundation and listed at https://www.gnu.org/licenses/license-list.en.html, and any similar license for “free,” “publicly available,” “open source” or “open weight” Software, including any Creative Commons license, the Affero General Public License, Server Side Public License (SSPL), GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), the MIT License, the DeepSeek License, the Meta Llama 2 Community License, the Meta Llama 3 Community License, the Tongyi Qwen License, Responsible AI Licenses (RAIL) or any other license that otherwise requires, as a condition of use, modification, distribution, or making available of the Software or other technology licensed thereunder, that any Software, materials or other technology (a) be, in the case of Software, disclosed or distributed in Source Code form, (b) be licensed under any of the foregoing licenses or for purposes of preparing derivative works, (c) be licensed under terms that allow Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of applicable Law), or (d) be redistributed at no charge.

“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended, and the rules and regulations promulgated thereunder.

“Ordinary Course License” means non-exclusive, standard licenses granted in the ordinary course of business consistent with past practice and contained in (a) customer subscription, terms of use or terms of service, license or service agreements, in each case, with respect to Company Products; (b) limited, non-material access and use rights included in confidentiality agreements; or (c) agreements based on a form used by the Company or Company Subsidiary that has been made available to Parent, including each form of (i) software development kit (SDK), connector, or API agreement; (ii) technology integration, distributor, reseller, or sales representatives agreement; (iii) agreement with employees and independent contractors; (iv) vendor, professional services, outsourced development, consulting, support or maintenance agreement. Licenses granting any material rights to access, use or modify any Source Code that is material to the business of the Company and the Company Subsidiaries, other than for or on behalf of the Company or its Subsidiaries, are not Ordinary Course Licenses.

“Parent Equity Plans” means all employee and director equity incentive plans of Parent.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or operations of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following shall be deemed to constitute a Parent Material Adverse Effect or shall be taken into account when determining whether a Parent Material Adverse Effect exists or has occurred: (a) any changes in

Exhibit A-7

United States, regional, global or international economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions; (b) any changes in conditions in any of the industries or markets in which Parent and its Subsidiaries operate; (c) any changes in political, geopolitical, regulatory or legislative conditions in the United States or any other country or region of the world; (d) any changes after the date hereof in GAAP or the interpretation thereof; (e) any changes after the date hereof in applicable Law or the interpretation thereof; (f) any failure by Parent to meet any internal or published projections, estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Parent to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Parent Material Adverse Effect” may be taken into account); (g) any acts of terrorism (including cyber terrorism) or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility; (h) acts of God, earthquakes, hurricanes, tsunamis, tornados, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks, cyberattacks (other than those directed at Parent or any Parent Subsidiary) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (i) the execution and delivery of this Agreement, the identity of the Company or any Company Subsidiary, the pendency or consummation of this Agreement, the Merger and the other Transactions, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, or the public announcement of this Agreement or the Transactions, including any litigation arising out of or relating to this Agreement or the Transactions, in each case only to the extent resulting from the execution and delivery of this Agreement, the identity of the Company or any Company Subsidiary, the pendency or consummation of this Agreement, the Merger and the other Transactions, or the public announcement of this Agreement and the Transactions, as applicable (provided that this clause (i) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the legal consequences resulting from the execution and delivery of this Agreement or the pendency or consummation of this Agreement, the Merger and the other Transactions); and (j) any action or failure to take any action which action or failure to act is requested in writing by the Company or otherwise expressly required by this Agreement; provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e), (g) and (h), if such Effect has had a disproportionate adverse effect on Parent or any Parent Subsidiary relative to other companies operating in the industry and, to the extent reasonably relevant to such Effect, geographic regions, in which Parent and its Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a Parent Material Adverse Effect exists or has occurred.

“Parent Subsidiaries” means the Subsidiaries of Parent.

“Parent Trading Price” means the average of the volume weighted averages of the trading prices of shares of Parent Common Stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Parties) for the ten (10) consecutive trading days ending on the third trading day preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events), rounded to the nearest whole cent.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.

“Per Share Cash Equivalent Consideration” means the sum of (a) the Cash Consideration and (b) the product (rounded to the nearest whole cent) obtained by multiplying (i) the Exchange Ratio by (ii) the Parent Trading Price.

“Permitted Liens” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due or that is being contested in good faith by appropriate proceedings and for which adequate reserves

Exhibit A-8

have been established in accordance with GAAP in the financial statements of the Company; (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising by operation of Law in the ordinary course of business for amounts not yet delinquent; (iii) is specifically disclosed on the most recent consolidated balance sheet of the Company or the notes thereto included in the Company Securities Filings as of the date hereof; (iv) which is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements; (v) which is imposed on the underlying fee interest in real property subject to a real property lease; (vi) that arises as a result of a non-exclusive license or other non-exclusive grant of rights under Intellectual Property in the ordinary course of business consistent with past practice; (vii) that arises from pledges or deposits to secure obligations pursuant to workers’ compensation Laws, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, in each case in the ordinary course of business consistent with past practice; (viii) which is an immaterial defect, imperfection or irregularity in title, charge, easement, covenant and right of way of record or zoning, building and other similar restriction, in each case, that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any Company Subsidiary; (ix) is a pledge or deposit to secure performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature that, in each case, is not material; and (x) that has arisen in the ordinary course of business consistent with past practice and does not adversely affect the value, ownership, use or operation of the property subject thereto.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Personal Data” means any and all information that identifies or, whether alone or in combination with other reasonably available information, can reasonably be used to identify an individual natural person or household, including information that identifies or could be used to identify, alone or in combination with other information, an individual natural person (or such person’s device or browser when the same can reasonably be linked to the individual). Personal Data also includes any information not listed above if such information is defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information” or “personal information” under any applicable Law.

“Privacy Statements” means, collectively, all of the Company’s and the Company Subsidiaries’ (a) internal privacy policies and/or notices, and (b) publicly posted or internal privacy policies and/or notices (including if posted on the Company’s or the Company Subsidiaries’ products and services) regarding the Processing of Protected Information.

“Proceedings” means all actions, suits, claims, hearings, arbitrations, litigations, mediations, audits, investigations, examinations or other similar proceedings, in each case, by or before any Governmental Entity.

“Processing” means any operation or series of operations performed on data or information, including access, receipt, collection, acquisition, monitoring, maintenance, hosting, creation, transmission, use, encryption, security, analysis, disclosure, storage, retention, deletion, disposal, modification and destruction.

“Protected Information” means (a) Personal Data; (b) any information that is governed, regulated or protected by one or more Information Privacy and Security Laws and (c) solely to the extent applicable, any information that is covered by the PCI DSS.

“Registered Intellectual Property” means all Company Intellectual Property that is registered with or issued by any Governmental Entity, together with any applications for such registration or issuance.

“Registration Rights Agreement” means the Registration Rights Agreement, dated October 1, 2024, by and between CyberArk Software Ltd. and Triton Seller, LP (f/k/a Venafi Parent, LP).

Exhibit A-9

“Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment Laws that are designed or intended to prohibit, restrict or regulate (a) actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction (such Laws described in this clause (a) collectively, “Antitrust Laws”) or (b) investments by entities that are deemed a foreign entity or that may pose a threat to national security for purposes of any applicable law or regulation (such Laws described in this clause (b) collectively, “FDI Laws”).

“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person and its Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Section 102” means Section 102 of the Ordinance.

“Section 102 Award” means any Company Equity Award that was intended to be granted and taxed pursuant to Section 102(b)(2) or Section 102(b)(3) of the Ordinance.

“Section 102 Shares” means any Company Shares that were issued upon exercise or vesting of Section 102 Awards and at the Effective Time are issued and outstanding and held by the 102 Trustee or otherwise subject to a “supervisory trust” arrangement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in Source Code, object code or other form; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; and (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing.

“Source Code” means (i) Software and code, in form other than object code or machine-readable form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form and (ii) weights for AI Systems.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding share capital of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner or managing member of such partnership.

“Superior Proposal” means a bona fide, written Acquisition Proposal (with references in the definition thereof to fifteen percent (15%) and eighty-five percent (85%) being deemed to be replaced with references to eighty percent (80%) and twenty percent (20%), respectively) by a third party, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors to be more favorable to the Company Shareholders from a financial point of view than the Merger, taking into account all relevant factors as the Company Board of Directors deems to be appropriate (including all

Exhibit A-10

the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing and/or regulatory approvals and likelihood of consummation) and this Agreement (and, if applicable, any changes to the terms of this Agreement proposed by Parent pursuant to Section 5.3)).

“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other charges and fees imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment, excise, withholding, ad valorem, stamp, transfer, value-added, goods and services, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax and any additional amounts imposed with respect thereto, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, statement, estimated return or declaration filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Trade Secrets” means any trade secrets, together with any other confidential proprietary information (including inventions, ideas, research and development information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, schematics, specifications, research records, test information, financial, marketing and business data, customer and supplier lists, algorithms and information, pricing and cost information, business and marketing plans and proposals, and databases and compilations, including any and all data and collections of data), in each case, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“Valid Tax Certificate” means a valid certificate, ruling or any other written instructions, that is in force on the payment date, relating to Tax withholding, issued by the ITA in form and substance reasonably satisfactory to Parent, or to the extent the Withholding Tax Ruling is obtained, the Exchange Agent (provided the Withholding Tax Ruling imposes responsibility for withholding solely on the Exchange Agent), that is applicable to the payments to be made pursuant to this Agreement stating that no withholding, or a reduced rate of withholding, of Israeli Tax is required with respect to such payments or providing other instructions regarding such payments or withholding. For the avoidance of doubt, (i) a general certificate issued by the ITA pursuant to the Israeli Income Tax Regulations (Withholding from Payments for Services or Assets), 5737-1977, shall not, under any circumstances, constitute a Valid Tax Certificate and (ii) a Valid Tax Certificate issued pursuant to the Israeli Income Tax Regulations (Withholding from Consideration, Payment or Capital Gain in a Sale of a Security, Mutual Fund Unit or a Future Transactions), 5763-2002, that is valid on the payment date and applicable to the type of payment to be made, shall constitute a Valid Tax Certificate.

Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

102 Plan	Section 3.10(k)
104H Tax Ruling	Section 6.15(b)
401(k) Termination Date	Section 6.7(c)
Acquisition Proposal	Section 8.2(b)(i)
Adjusted Option	Section 2.3(b)
Adjusted RSU Award	Section 2.3(c)
Aggregate Stock Consideration	Section 2.6(b)
Agreement	Preamble

Exhibit A-11

Antitrust Laws	Annex A
Base Amount	Section 6.4(c)
Book-Entry Share	Section 2.1(a)(i)
Cash Bonus Plan	Section 6.7(e)
Cash Consideration	Section 2.1(a)(i)
Certificate	Section 2.1(a)(i)
Certificate of Merger	Section 1.4
Change of Recommendation	Section 5.3(a)
Closing	Section 1.3
Closing Date	Section 1.3
Company	Preamble
Company Acquisition Agreement	Section 5.3(a)
Company Benefit Plan	Section 3.10(a)
Company Board of Directors	Recitals
Company Board Recommendation	Recitals
Company Capitalization Date	Section 3.2(a)
Company Disclosure Letter	Article III
Company Leases	Section 3.16
Company Permits	Section 3.9(b)
Company Registrar	Section 1.4
Company Securities Filings	Section 3.5(a)
Company Shareholder Approval	Section 3.3(b)
Company Shareholders	Recitals
Company Shareholders Meeting	Section 5.4(b)
Company Stock	Recitals
Company Termination Fee	Section 8.2(b)(i)
Conditions	Section 6.15(d)
Continuing Employees	Section 6.7(a)
Converted Shares	Section 2.1(a)(ii)
Credit Facility Termination	Section 6.14(c)
Current ESPP Offering Periods	Section 2.3(e)
D&O Insurance	Section 6.4(c)
Deemed Cancelled Shares	Section 2.1(a)(ii)
DOJ	Section 6.2(b)
Effective Time	Section 1.4
Emergency Events	Annex A
Enforceability Limitations	Section 3.3(d)
Excepted Adjustment	Section 3.2(g)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Exchange Ratio	Section 2.1(a)(i)
FCPA	Annex A
FDI Laws	Annex A
Financing	Section 6.13(a)
Fractional Share Consideration	Section 2.1(a)(i)
fraud	Section 8.2(a)
FTC	Section 6.2(b)
GAAP	Section 3.5(b)
Government Contract Bid	Section 3.17(e)
ICL	Recitals
Indemnified Parties	Section 6.4(a)

Exhibit A-12

Indemnity Exceptions	Section 6.13
Information Agent	Section 2.2(a)
Intended U.S. Tax Treatment	Section 6.18(a)
Interim Options Tax Ruling	Section 6.15(a)
IP Contracts	Section 3.14(i)
Israeli Employees	Section 3.11(d)
Material Contracts	Section 3.17(a)
Material Customer	Section 3.19(a)
Material Customer Agreement	Section 3.19(a)
Material Government Bid	Section 3.17(c)
Material Reseller	Section 3.19(c)
Material Reseller Agreement	Section 3.19(c)
Material Supplier	Section 3.19(b)
Material Supplier Agreement	Section 3.19(b)
Maximum Share Number	Section 2.6(b)
Merger	Recitals
Merger Consideration	Section 2.1(a)(i)
Merger Notice	Section 1.4
Merger Proposal	Section 5.5(a)
Merger Sub	Preamble
New Plans	Section 6.7(b)
Non-Ruling Payee	Section 2.4(c)
OFAC	Section 3.9(e)
Old Plans	Section 6.7(b)
Options Tax Ruling	Section 6.15(a)
Outside Date	Section 8.1(d)
Paid Out Company Option	Section 2.3(a)
Paid Out Company RSU Award	Section 2.3(c)
Parent	Preamble
Parent Capitalization Date	Section 4.2(a)
Parent Common Stock	Recitals
Parent Disclosure Letter	Article IV
Parent Governing Documents	Section 4.1
Parent Permits	Section 4.9(b)
Parent Preferred Stock	Section 4.2(a)
Parent Securities Filings	Section 4.5(a)
Parent Termination Fee	Section 8.2(b)(iv)
Parties	Preamble
Party	Preamble
Payoff Letter	Section 6.14(c)
Payor	Section 2.4(a)
person	Section 5.3(a)
Proxy Statement/Prospectus	Section 3.21
Qatalyst Partners	Section 3.22
Registration Statement	Section 3.21
Restricted Parties	Section 3.9(g)
Sarbanes-Oxley Act	Section 3.5(a)
Section 102 Award Consideration	Section 2.3(f)(i)
Section 102 Share Consideration	Section 2.2(b)
Specified Date	Section 8.1(d)
Stock Consideration	Section 2.1(a)(i)

Exhibit A-13

Stock Withholding Amount	Section 2.4(e)
Surviving Company	Section 1.1
Tax Rulings	Section 6.15(c)
Termination Fee	Section 8.2(c)
Transactions	Recitals
VAT	Section 3.12(p)
willful breach	Section 8.2(a)
Withholding Drop Date	Section 2.4(c)
Withholding Tax Ruling	Section 6.15(c)

Exhibit A-14

Annex B

July 30, 2025

Board of Directors

CyberArk Software Ltd.

9 Hapsagot St.

Park Ofer B, P.O. Box 3143

Petach-Tikva, 4951041 Israel

Members of the Board:

We understand that CyberArk Software Ltd., a company organized under the laws of the State of Israel (the “Company”), Palo Alto Networks, Inc., a Delaware corporation (“Parent”), and Athens Strategies Ltd., a company organized under the laws of the State of Israel and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving entity in the Merger, and from and after the effective time of the Merger, will be a wholly owned subsidiary of Parent. Pursuant to the Merger, each ordinary share, par value NIS 0.01 per share, of the Company (“Company Shares”) that is issued and outstanding as of immediately prior to the effective time of the Merger, other than (a) shares that are deferred shares (minyah redumah), (b) shares owned or held in the Company’s treasury, (c) shares owned by Parent or Merger Sub, and (d) shares owned or held by any wholly owned subsidiary of the Company or Parent (other than Merger Sub), will be converted into the right to receive (i) 2.2005 (the “Exchange Ratio”) of a share of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”) and (ii) an amount equal to $45.00 per share in cash, without interest (the “Per Share Cash Amount” and, together with the Exchange Ratio, “Merger Consideration”). The Aggregate Stock Consideration (as defined below) is subject to adjustment in the event that the aggregate number of shares of Parent Common Stock to be issued in connection with the Merger (including (i) all shares of Parent Common Stock which may be issued after the effective time of the Merger pursuant to Adjusted Options, Adjusted RSU Awards and the Convertible Notes (each as defined in the Merger Agreement) and (ii) the number of shares of Parent Common Stock issuable in respect of the amount of the unallocated share reserve under the Company’s equity plans that Parent determines to assume) (the “Aggregate Stock Consideration”) would exceed 19.9% of the issued and outstanding shares of Parent Common Stock immediately prior to the effective time of the Merger (the “Maximum Share Number”) such that (A) the Exchange Ratio shall be reduced to the minimum extent necessary such that the Aggregate Stock Consideration does not exceed the Maximum Share Number (the amount of such reduction in the Exchange Ratio, the “Exchange Ratio Reduction Amount”) and (ii) the Per Share Cash Amount shall be increased by an amount equal to (A) the Parent Trading Price (as such term is defined in the Merger Agreement), multiplied by (B) the Exchange Ratio Reduction Amount. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Company Shares (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.

Three Embarcadero Center | 15th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

For purposes of the opinion set forth herein, we have reviewed a draft of the Merger Agreement, dated July 30, 2025 (the “Draft Merger Agreement”), certain related documents and certain publicly available financial statements of the Company and Parent and other business and financial information of the Company and Parent. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company and Parent, with senior management of the Company, and Parent, respectively, and participated in and advised the Company on, certain of the negotiations relating to the Merger. We also reviewed the historical market prices and trading activity for Company Shares and Parent Common Stock and compared the financial performance of the Company and Parent and the prices and trading activity of Company Shares and Parent Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company and Parent. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed based on discussions with the management and Board of Directors of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We express no view as to the Company Projections or the assumptions on which they were based. We have assumed that the terms of the Draft Merger Agreement will not differ materially from the final executed Merger Agreement, and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay and with no adjustment to the Merger Consideration (except pursuant to and in accordance with the Merger Agreement). In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company, Parent or the contemplated benefits expected to be derived in the proposed Merger. We have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent or their respective affiliates, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving the Company.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which will become payable upon delivery of this opinion. We will receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates, on the one hand, and the Company or Parent, on the other hand, pursuant to which compensation was received by Qatalyst Partners or its affiliates; however, Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent or their respective affiliates for which we would expect to receive compensation.

Three Embarcadero Center | 15th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how shareholders of the Company should vote with respect to the Merger or any other matter and does not in any manner address what the value of Parent Common Stock actually will be when issued pursuant to the Merger or the price at which Company Shares will trade or otherwise will be transferable at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, including, without limitation, the structure or form of the Merger, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Merger or any of the other transactions contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the Holders pursuant to, and in accordance with, the terms of the Merger Agreement, and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or Parent or any of their respective affiliates, or any class of such persons, relative to such Merger Consideration.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the Holders pursuant to, and in accordance with, the terms of the Merger Agreement, is fair, from a financial point of view, to such Holders.

Yours faithfully,

/s/ Qatalyst Partners LP

QATALYST PARTNERS LP

Three Embarcadero Center | 15th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Annex C

CYBERARK SOFTWARE LTD.

2024 SHARE INCENTIVE PLAN

ADOPTED: JUNE 1, 2024

C-i

CYBERARK SOFTWARE LTD.

2024 SHARE INCENTIVE PLAN

Unless otherwise defined, terms used herein shall have the meaning ascribed to them in Section 2 hereof.

1.	PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

1.1 Purpose. The purpose of this 2024 Share Incentive Plan (as amended, this “Plan”) is to afford an incentive to Service Providers of CyberArk Software Ltd., an Israeli company (together with any successor corporation thereto, the “Company”), or any Affiliate of the Company, which now exists or hereafter is organized or otherwise becomes an Affiliate (e.g. if it is acquired by the Company or its Affiliates), to continue as Service Providers, to increase their efforts on behalf of the Company or its Affiliates and to promote the success of the Company’s business, by providing such Service Providers with opportunities to acquire a proprietary interest in the Company by the issuance of Shares or restricted Shares (“Restricted Shares”) of the Company, and by the grant of options to purchase Shares (“Options”), Restricted Share Units (“RSUs”) and other Share-based Awards pursuant to Sections 10 through 12 of this Plan.

1.2 Types of Awards. This Plan is intended to enable the Company to issue Awards under various tax regimes, including (but not limited to):

(a) pursuant and subject to the provisions of Section 102 of the Ordinance (or the corresponding provision of any subsequently enacted statute, as amended from time to time), and all regulations and interpretations adopted by any competent authority, including the Israel Tax Authority (the “ITA”), including the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 or such other rules so adopted from time to time (the “Rules”) (such Awards that are intended to be (as set forth in the Award Agreement) and which qualify as such under Section 102 of the Ordinance and the Rules, “102 Awards”);

(b) pursuant to Section 3(9) of the Ordinance or the corresponding provision of any subsequently enacted statute, as amended from time to time (such Awards, “3(9) Awards”);

(c) Awards not intended to be (as set forth in the Award Agreement) or which do not qualify as an Incentive Stock Option within the meaning of Section 422 of the Code (“Nonqualified Stock Options”); and

(d) Restricted Shares, RSUs and other forms of Share-based Awards.

In addition to the issuance of Awards under the relevant tax regimes in the United States of America and the State of Israel, and without derogating from the generality of Section 23, this Plan contemplates issuances to Grantees in other jurisdictions or under other tax regimes with respect to which the Committee is empowered, but is not required, to make the requisite adjustments in this Plan and set forth the relevant conditions in an appendix to this Plan or in the Company’s agreement with the Grantee in order to comply with the requirements of such other tax regimes.

1.3 Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law, rule or regulation which are relied upon for tax relief in respect of a particular Award to a Grantee, the Committee is empowered, but, to the extent permissible under applicable law, is not required, hereunder to determine that the provisions of such law, rule or regulation shall prevail over those of this Plan and to interpret and enforce such prevailing provisions. With respect to 102 Awards, if and to the extent any action or the exercise or application of any provision hereof or authority granted hereby is conditioned or subject to obtaining a ruling or tax determination from the ITA, to the extent required by Applicable Law, then the taking of any such action or the exercise or application of such section or authority with respect to 102 Awards shall be conditioned upon obtaining such ruling or tax determination, and, if obtained, shall be subject to any condition set forth therein; it being clarified that there is no obligation to apply for any such ruling or tax determination (which shall be in the sole discretion of the Committee) and no assurance is made that if applied any such ruling or tax determination will be obtained (or the conditions thereof).

2.	DEFINITIONS.

2.1 Terms Generally. Except when otherwise indicated by the context, (i) the singular shall include the plural and the plural shall include the singular; (ii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (iv) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor thereof, (v) reference to a “company” or “entity” shall include a, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, and reference to a “person” shall mean any of the foregoing or an individual, (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety, and not to any particular provision hereof, (vii) all references herein to Sections shall be construed to refer to Sections to this Plan; (viii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (ix) use of the term “or” is not intended to be exclusive.

2.2 Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

2.3 “Affiliate” shall mean: (i) with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person (with the term “control” or “controlled by” within the meaning of Rule 405 of Regulation C under the Securities Act), including, without limitation, any Parent or Subsidiary, or (ii) Employer.

2.4 “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Company’s shares are then traded or listed.

2.5 “Award” shall mean any issuance of Shares or Restricted Share, Options, RSUs and other Share-based Awards granted under this Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Change in Board Event” shall mean any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose appointment, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.8 “Code” shall mean the United States Internal Revenue Code of 1986, and any applicable regulations promulgated thereunder, all as amended.

2.9 “Committee” shall mean a committee established or appointed by the Board to administer this Plan, subject to Section 3.1.

2.10 “Companies Law” shall mean the Israel Companies Law, 5759-1999, and the regulations promulgated thereunder, all as amended from time to time.

2.11 “Controlling Shareholder” shall have the meaning set forth in Section 32(9) of the Ordinance.

2.12 “Disability” shall mean (i) the inability of a Grantee to engage in any substantial gainful activity or to perform the major duties of the Grantee’s position with the Company or its Affiliates by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months (or such other period as determined by the Committee), as determined by a qualified doctor acceptable to the Company, (ii) if applicable, a “permanent and total disability” as defined in Section 22(e)(3) of the Code or Section 409A(a)(2)(c)(i) of the Code, as amended from time to time, or (iii) as defined in a policy of the Company that the Committee deems applicable to this Plan, or that makes reference to this Plan, for purposes of this definition.

2.13 “Employee” shall mean any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of the Company or any of its Affiliates (and in the case of 102 Awards, subject to Section 8.3); provided, however, that neither service as a director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of this Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of a person’s rights, if any, under this Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

2.14 “Employer” means, for purpose of a 102 Trustee Award, the Company or an Affiliate, Subsidiary or Parent thereof, which is an ‘employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.15 “employment”, “employed” and words of similar import shall be deemed to refer to the employment of Employees or to the services of any other Service Provider, as the case may be.

2.16 “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

2.17 “exercise” “exercised” and words of similar import, when referring to an Award that does not require exercise or that is settled upon vesting (such as may be the case with RSUs or Restricted Shares, if so determined in their terms), shall be deemed to refer to the vesting of such an Award (regardless of whether or not the wording included reference to vesting of such an Awards explicitly).

2.18 “Exercise Period” shall mean the period, commencing on the date of grant of an Award, during which an Award shall be exercisable, subject to any vesting provisions thereof (including any acceleration thereof, if any) and subject to the termination provisions hereof.

2.19 “Exercise Price” shall mean the exercise price for each Share covered by an Option or the purchase price for each Share covered by any other Award.

2.20 “Fair Market Value” shall mean, as of any date, the value of a Share or other securities, property or rights as determined by the Committee, in its discretion, subject to the following: (i) if, on such date, the Shares are listed on any securities exchange, the closing sales price per Share on the securities exchange on which the Shares are principally traded on such date, or if no sale occurred on such date, the last day preceding such date on which a sale occurred, as reported in The Wall Street Journal or such other source as the Company deems reliable; (ii) if, on such date, the Shares are then quoted in an over-the-counter market, the average of the closing bid and asked prices for the Shares in that market on such date, or if there are no bid and asked prices on such date, the last day preceding such date on which there are bid and asked prices, as reported in The Wall Street Journal or such other source as the Company deems reliable; or (iii) if, on such date, the Shares are not then listed on a securities exchange or quoted in an over-the-counter market, or in case of any other securities, property or rights, such value as the Committee, in its sole discretion, shall determine, with full authority to determine the method for making such determination and which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as and if the Committee deems advisable; provided, however, that, if applicable, the Fair Market Value of the Shares shall be determined in a manner that is intended to satisfy the applicable requirements of, and subject to the applicable exemption from, Section 409A of the Code. The Committee shall maintain a written record of its method of determining such value, if the determination is not based on exchange or market value. If the Shares are listed or quoted on more than one established stock exchange or over-the-counter market, the Committee shall determine the principal such exchange or market and utilize the price of the Shares on that exchange or market (determined as per the method described in clauses (i) or (ii) above, as applicable) for the purpose of determining Fair Market Value.

2.21 “Grantee” shall mean a person who has been granted an Award(s) under this Plan.

2.22 “Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 1961, and the regulations and rules (including the Rules) promulgated thereunder, all as amended from time to time.

2.23 “Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

2.24 “Prior Plan” shall mean the 2014 Share Incentive Plan, as amended.

2.25 “Retirement” shall mean a Grantee’s retirement pursuant to Applicable Law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Grantee participates or is subject to.

2.26 “SEC” shall mean the U.S. Securities and Exchange Commission.

2.27 “Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations promulgated thereunder, all as amended from time to time.

2.28 “Service Provider” shall mean an Employee, director, officer, consultant, advisor and any other person or entity who provides services to the Company or any Parent, Subsidiary or other Affiliate thereof. Service Providers shall include prospective Service Providers to whom Awards are granted in connection with written offers of an employment or other service relationship with the Company or any Parent, Subsidiary or other Affiliate thereof, provided however that such employment or service shall have actually commenced. Notwithstanding the foregoing, unless otherwise determined by the Committee, and solely for this purpose, each Service Provider shall be an “employee” as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto) at the time the Award is granted to the Service Provider. For the avoidance of doubt, this classification does not establish an employment relationship between the Service Provider and the Company.

2.29 “Shares” shall mean Ordinary Shares, par value NIS 0.01, of the Company (including Ordinary Shares resulting or issued as a result of share split, reverse share split, bonus shares, combination or other recapitalization events), or shares of such other class of shares of the Company as shall be designated by the Board in respect of the relevant Award(s). “Shares” include any securities or property issued or distributed with respect thereto.

2.30 “Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

2.31 “tax(es)” shall mean (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, capital gains, alternative or add-on minimum, transfer, value added tax, real and personal property, withholding, payroll, employment, escheat, social security, disability, national security, health tax, wealth surtax, stamp, registration and estimated taxes, customs duties, fees, assessments and charges of any similar kind whatsoever (including under Section 280G of the Code) or other tax of any kind whatsoever, (b) all interest, indexation differentials, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (a), (c) any transferee or successor liability in respect of any items described in clauses (a) or (b) payable by reason of contract, assumption, transferee liability, successor liability, operation of Applicable Law, or as a result of any express or implied obligation to assume Taxes or to indemnify any other person, and (d) any liability for the payment of any amounts of the type described in clause (a) or (b) payable as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate or other group for any taxable period, including under U.S. Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Applicable Law) or otherwise.

2.32 “Ten Percent Shareholder” shall mean a Grantee who, at the time an Option is granted to the Grantee, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary, within the meaning of Section 422(b)(6) of the Code.

2.33 “Trustee” shall mean the trustee appointed by the Committee to hold the Awards (and, in relation with 102 Trustee Awards, approved by the ITA), if so appointed.

2.34 Other Defined Terms. The following terms shall have the meanings ascribed to them in the Sections set forth below:

Term	Section
102 Awards	1.21.2	(a)
102 Capital Gains Track Awards	8.1
102 Non-Trustee Awards	8.2
102 Ordinary Income Track Awards	8.1
102 Trustee Awards	8.1
3(9) Awards	1.21.2	(b)
Articles of Association	3.1
Award Agreement	6
Cashless Exercise Mechanism	6.4	(c)
Cause	6.6	(d)(iv)
Company	1.1
Effective Date	22.1
Election	8.2
Eligible 102 Grantees	8.3	(a)
Information	15.4
ITA	1.21.2	(a)
Merger/Sale	13.2
Nonqualified Stock Options	1.21.2	(c)
Plan	1.1
Pool	5.1
Recapitalization	13.1

Term	Section
Required Holding Period	8.5	(a)
Restricted Period	10.2
Restricted Share Agreement	10
Restricted Share Unit Agreement	11
Restricted Shares	1.1
RSUs	1.1
Rules	1.21.2	(a)
Successor Corporation	13.2	(a)
Withholding Obligations	16.5

3.	ADMINISTRATION.

3.1 To the extent permitted under Applicable Law, the Company’s Amended and Restated Articles of Association and (as may be amended and supplemented from time to time, the “Articles of Association”) any other governing document of the Company, this Plan shall be administered by the Committee. In the event that the Board does not appoint or establish a committee to administer this Plan, this Plan shall be administered by the Board, and, accordingly, any and all references herein to the Committee shall be construed as references to the Board. In the event that an action necessary for the administration of this Plan is required under Applicable Law to be taken by the Board without the right of delegation, or if such action or power was explicitly reserved by the Board in appointing, establishing and empowering the Committee, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board. Even if such a Committee was appointed or established, the Board may take any actions that are stated to be vested in the Committee, and shall not be restricted or limited from exercising all rights, powers and authorities under this Plan or Applicable Law.

3.2 The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee, however caused, provided that the composition of the Committee shall at all times be in compliance with any mandatory requirements of Applicable Law, the Articles of Association and any other governing document of the Company. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. The Committee may appoint a Secretary, who shall keep records of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable and subject to mandatory requirements of Applicable Law.

3.3 Subject to the terms and conditions of this Plan, any mandatory provisions of Applicable Law or any related provisions of any Company policy, and in addition to the Committee’s powers contained elsewhere in this Plan, the Committee shall have full authority, in its discretion, from time to time and at any time, to determine any of the following, or to recommend to the Board any of the following if it is not authorized to take such action according to Applicable Law:

(a) eligible Grantees,

(b) grants of Awards and setting the terms and provisions of Award Agreements (which need not be identical) and any other agreements or instruments under which Awards are made, including, but not limited to, the number of Shares underlying each Award and the class of Shares underlying each Award (if more than one class was designated by the Board),

(c) the time or times at which Awards shall be granted,

(d) the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired upon the exercise or (if applicable) vesting thereof, including, without limitation, (1) designating Awards under Section 1.2; (2) the vesting schedule, the acceleration thereof and terms and conditions upon which Awards may be exercised or become vested, (3) the Exercise Price, (4) the method of payment for Shares purchased upon the exercise or (if applicable) vesting of the Awards, (5) the method for satisfaction of any tax withholding obligation arising in connection with the Awards or such Shares, including by the withholding or delivery of Shares, (6) the time of the expiration of the Awards, (7) the effect of the Grantee’s termination of employment with the Company or any of its Affiliates, and (8) all other terms, conditions and restrictions applicable to the Award or the Shares not inconsistent with the terms of this Plan,

(e) to accelerate, continue, extend or defer the exercisability of any Award or the vesting thereof, including with respect to the period following a Grantee’s termination of employment or other service,

(f) the interpretation of this Plan and any Award Agreement and the meaning, interpretation and applicability of terms referred to in Applicable Laws,

(g) policies, guidelines, rules and regulations relating to and for carrying out this Plan, and any amendment, supplement or rescission thereof, as it may deem appropriate,

(h) to adopt supplements to, or alternative versions of, this Plan, including, without limitation, as it deems necessary or desirable to comply with the laws of, or to accommodate the tax regime or custom of, foreign jurisdictions whose citizens or residents may be granted Awards,

(i) the Fair Market Value of the Shares or other securities, property, or rights,

(j) the tax track (capital gains, ordinary income track or any other track available under the Section 102 of the Ordinance) for the purpose of 102 Awards,

(k) the authorization and approval of conversion, substitution, cancellation or suspension under and in accordance with this Plan of any or all Awards or Shares,

(l) unless otherwise provided under the terms of this Plan, the amendment, modification, waiver or supplement of the terms of any outstanding Award (including reducing the Exercise Price of an Award), provided, however, that if such amendments increase the Exercise Price of an Award or reduce the number of Shares underlying an Award, then such amendments shall require the consent of the applicable Grantee, unless such amendment is made pursuant to the exercise of rights or authorities in accordance with Section 13 or 22,

(m) without limiting the generality of the foregoing, and subject to the provisions of Applicable Law, to grant to a Grantee, who is the holder of an outstanding Award, in exchange for the cancellation of such Award, a new Award having an Exercise Price lower than that provided in the Award so canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of this Plan or to set a new Exercise Price for the same Award lower than that previously provided in the Award,

(n) to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement and all other determinations and take such other actions with respect to this Plan or any Award as it may deem advisable to the extent not inconsistent with the provisions of this Plan or Applicable Law,

(o) to designate any of the Company’s officer or other persons to manage the day to day administration of the Awards granted under the Plan (such designation shall initially include the Company’s finance, legal and human resources departments and the Representative(s) pursuant to Section 3.7) or authorize any of them to act on behalf of the Committee with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Committee herein; and

(p) any other matter which is necessary or desirable for, or incidental to, the administration of this Plan and any Award thereunder.

3.4 The authority granted hereunder includes the authority to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the State of Israel or the United States of America, to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of this Plan but without amending this Plan.

3.5 The Board and the Committee shall be free at all times to make such determinations and take such actions as they deem fit. The Board and the Committee need not take the same action or determination with respect to all Awards, with respect to certain types of Awards, with respect to all Service Providers or any certain type of Service Providers and actions and determinations may differ as among the Grantees, and as between the Grantees and any other holders of securities of the Company.

3.6 All decisions, determinations, and interpretations of the Committee, the Board and the Company under this Plan shall be final and binding on all Grantees (whether before or after the issuance of Shares pursuant to Awards), unless otherwise determined by the Committee, the Board or the Company, respectively. The Committee shall have the authority (but not the obligation) to determine the interpretation and applicability of Applicable Laws to any Grantee or any Awards. No member of the Committee or the Board shall be liable to any Grantee for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

3.7 Any officer or authorized manager of the Company or other persons designated by the Company from time to time (including, without limitation, the Trustee) (any such person, the “Representative”) shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided such Representative has apparent authority with respect to such matter, right, obligation, determination or election. The Representative shall not be liable to any Grantee for any action taken, omission or determination made in good faith with respect to this Plan or any Award granted hereunder.

4.	ELIGIBILITY.

Awards may be granted to Service Providers of the Company or any Affiliate thereof, taking into account (at the Committee’s full discretion), and without an obligation to do so, the qualification under each tax regime pursuant to which such Awards are granted. A person who has been granted an Award hereunder may be granted additional Awards, if the Committee shall so determine, subject to the limitations herein. However, eligibility in accordance with this Section 4 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

Awards may differ in number of Shares covered thereby, the terms and conditions applying to them or on the Grantees or in any other respect (including, that there should not be any expectation (and it is hereby disclaimed) that a certain treatment, interpretation or position granted to one shall be applied to the other, regardless of whether or not the facts or circumstances are the same or similar).

5.	SHARES.

5.1 The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall be the sum of (a) 1,786,992 Shares, plus (b) on January 1 of each calendar year commencing in 2025, a number of Shares equal to the lesser of: (i) an amount determined by the Board, if so determined prior to the January 1 of the calendar year in which the increase will occur, (ii) 4% of the total number of Shares outstanding on December 31 of the immediately preceding calendar year, and (iii) 4,000,000 Shares (in each case, without the need to amend the Plan in case of such determination); in all events subject to adjustment as provided in Section 13.1. The Board may, at its discretion, reduce the number of Shares that may be issued pursuant to Awards under this Plan at any time (provided that such reduction does not derogate from any issuance of Shares in respect of Awards then outstanding).

5.2 Any Shares (a) underlying an Award granted hereunder or an award granted under any Prior Plan (in an amount not to exceed 2,725,663 Shares under the Prior Plan) that has expired, or was cancelled, terminated, forfeited, repurchased or settled in cash in lieu of issuance of Shares, for any reason without having been exercised; (b) if permitted by the Company, tendered to pay the Exercise Price of an Award (or the exercise price or other purchase price of any option or other award under the Prior Plan), or withholding tax obligations with respect to an Award (or any awards under the Prior Plan); or (c) subject to an Award (or any award under the Prior Plan) that are not delivered to a Grantee because such Shares are withheld to pay the Exercise Price of such Award (or of any award under the Prior Plan), or withholding tax obligations with respect to such Award (or such other award) shall automatically, and without any further action on the part of the Company or any Grantee, again be available for grant of Awards and Shares issued upon exercise or (if applicable) vesting thereof for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. Such Shares may, in whole or in part, be authorized but unissued Shares, (and, subject to obtaining a ruling as it applies to 102 Awards) treasury shares (dormant shares) or Shares otherwise that shall have been or may be repurchased by the Company (to the extent permitted pursuant to the Companies Law).

5.3 Any Shares under the Pool that are not subject to outstanding or exercised Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan.

5.4 From and after the Effective Date, no further grants or awards shall be made under the Prior Plan; however, grants or awards made under the Prior Plan before the Effective Date shall continue in effect in accordance with their terms.

6.	TERMS AND CONDITIONS OF AWARDS.

Each Award granted pursuant to this Plan shall be evidenced by a written or electronic agreement between the Company and the Grantee or a written or electronic notice delivered by the Company (the “Award Agreement”), in substantially such form or forms and containing such terms and conditions, as the Committee shall from time to time approve. The Award Agreement shall comply with and be subject to the following general terms and conditions and the provisions of this Plan (except for any provisions applying to Awards under different tax regimes), unless otherwise specifically provided in such Award Agreement, or the terms referred to in other Sections of this Plan applying to Awards under such applicable tax regimes, or terms prescribed by Applicable Law. Award Agreements need not be in the same form and may differ in the terms and conditions included therein.

6.1 Number of Shares. Each Award Agreement shall state the number of Shares covered by the Award.

6.2 Type of Award. Each Award Agreement may state the type of Award granted thereunder, provided that the tax treatment of any Award, whether or not stated in the Award Agreement, shall be as determined in accordance with Applicable Law.

6.3 Exercise Price. Each Award Agreement shall state the Exercise Price, if applicable. Unless otherwise set forth in this Plan, an Exercise Price of an Award of less than the par value of the Shares shall comply with Section 304 of the Companies Law, 1999, as amended. Subject to Section 3 and to the foregoing and Sections 7.2, the Committee may reduce the Exercise Price of any outstanding Award without shareholder approval, on terms and subject to such conditions as it deems advisable. The Exercise Price shall also be subject to adjustment as provided in Section 13 hereof. The Exercise Price of any Award granted to a Grantee who is subject to U.S. federal income tax shall be determined in accordance with Section 409A of the Code.

6.4 Manner of Exercise.

(a) An Award may be exercised, as to any or all Shares as to which the Award has become exercisable, (a) by written notice delivered in person or by mail (or such other methods of delivery prescribed by the Company) to the Representative, and in the absence thereof to the Secretary and the VP Global Stock

Administrator of the Company or to such other person as determined by the Committee, (b) by way of an exercise order submitted via the online service operated and maintained by the Company or any of its service providers, or (c) in any other manner as the Committee shall prescribe from time to time, specifying the number of Shares with respect to which the Award is being exercised (which may be equal to or lower than the aggregate number of Shares that have become exercisable at such time), accompanied by payment of the aggregate Exercise Price for such Shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each Share, at the time of exercise and as a condition therefor, either (i) in cash, (ii) if the Company’s shares are listed for trading on any securities exchange or over-the-counter market, and if the Committee so determines, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company, the Representative and/or to the Trustee, as applicable, (iii) if the Company’s shares are listed for trading on any securities exchange or over-the-counter market, and if the Committee so determines, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company, the Representative and/or Trustee, as applicable, (iv) by applying the Cashless Exercise Mechanism set forth in Section (c) below, or (v) in such other manner as the Committee shall determine, which may include procedures for cashless exercise.

(b) The application of Cashless Exercise Mechanism with respect to any 102 Awards shall be subject to obtaining a ruling from the ITA, to the extent required by Applicable Law.

(c) Unless otherwise determined by the Committee, any and all Options may be exercised using a cashless exercise mechanism, in which case the number of the Shares to be issued by the Company upon such exercise shall be calculated pursuant to the following formula (the “Cashless Exercise Mechanism”):

X = Y * (A - B)

A

Where: X = the number of Shares to be issued to the Grantee.

Y =	the number of Shares, as adjusted to the date of such calculation, underlying the number of Options being exercised.

A =	the Fair Market Value of one Share at the exercise date.

B =	the Exercise Price of the Options being exercised.

Upon the completion of the calculation, if X is a negative number, then X shall be deemed to equal 0 (zero).

6.5 Term and Vesting of Awards.

(a) Each Award Agreement shall provide the vesting schedule for the Award as determined by the Committee. The Committee shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Committee and stated in the Award Agreement, and subject to Sections 6.6 and 6.7 hereof, Awards shall vest and become exercisable under the following schedule: twenty-five percent (25%) of the Shares covered by the Award, on the first anniversary of the vesting commencement date determined by the Committee (and in the absence of such determination, of date on which such Award was granted), and six and one-quarter percent (6.25%) of the Shares covered by the Award at the end of each subsequent three-month period thereafter over the course of the following three (3) years; provided that the Grantee remains continuously as a Service Provider of the Company or its Affiliates throughout such vesting dates.

(b) The Award Agreement may contain performance goals and measurements (which, in case of 102 Trustee Awards, may, if then required, be subject to obtaining a specific tax ruling or determination from the ITA), and the provisions with respect to any Award need not be the same as the provisions with respect to any other Award. Such performance goals may include, but are not limited to, the measurable goals provided under the Company’s then current compensation policy, any combination of these goals or rate of growth of any of these goals, as determined by the Committee. The Committee may adjust performance goals pursuant to Awards previously granted to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or the exclusion of the impact of extraordinary or unusual items, events or circumstances.

(c) The Exercise Period of an Award will be ten (10) years from the date of grant of the Award, unless otherwise determined by the Committee and stated in the Award Agreement, but subject to the vesting provisions described above and the early termination provisions set forth in Sections 6.6 and 6.7 hereof. At the expiration of the Exercise Period, any Award, or any part thereof, that has not been exercised within the term of the Award and the Shares covered thereby not paid for in accordance with this Plan and the Award Agreement shall terminate and become null and void, and all interests and rights of the Grantee in and to the same shall expire.

6.6 Termination.

(a) Unless otherwise determined by the Committee, and subject to this Section 6.6 and Section 6.7 hereof, an Award may not be exercised unless the Grantee was, since the date of grant of the Award throughout the vesting dates, and is then (at the time of exercise), a Service Provider.

(b) In the event that the employment or service of a Grantee shall terminate (other than by reason of death, Disability or Retirement), such that Grantee is no longer a Service Provider, all Awards of such Grantee that are unvested at the time of such termination shall terminate on the date of such termination. All Awards of such Grantee that are vested and exercisable at the time of such termination may be exercised within up to three (3) months after the date of such termination (or such different period as the Committee shall prescribe, in general or on a case-by-case basis), but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan; provided, however, that if the Company (or its Subsidiary or other Affiliate thereof, as applicable) shall have terminated the Grantee’s employment or service for Cause (as defined below) (whether the facts or circumstances that constitute such Cause occur prior to or after termination of employment or service), or if facts or circumstances arise or are discovered with respect to the Grantee that would have constituted Cause, then all Awards theretofore granted to such Grantee (whether vested or not) shall terminate and be subject to recoupment by the Company on the date of such termination (or on such subsequent date on which such facts or circumstances arise or are discovered, as the case may be) unless otherwise determined by the Committee. In the case of termination of the Grantee’s employment or service for Cause, any such Shares issued upon exercise or (if applicable) vesting of Awards (including other Shares or securities issued or distributed with respect thereto, the gross amount of any proceeds, gains or other economic benefit the Grantee actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award), whether held by the Grantee or by the Trustee for the Grantee’s benefit, shall be deemed to be irrevocably offered for sale to the Company, any of its Affiliates or any person designated by the Company to purchase, at the Company’s election and subject to Applicable Law, either for no consideration, for the par value of such Shares or against payment of the Exercise Price previously received by the Company for such Shares upon their issuance, as the Committee deems fit, upon written notice to the Grantee at any time prior to, at or after the Grantee’s termination of employment or service. Such Shares or other securities shall be sold and transferred within 30 days from the date of the Company’s notice of its election to exercise its right. If the Grantee fails to transfer such Shares or other securities to the Company, the Company, at the decision of the Committee, shall be entitled to forfeit or repurchase such Shares and to authorize any person to execute on behalf of the Grantee any document necessary to exercise such transfer, whether or not the share certificates are surrendered. The Company shall have the right and authority to execute the above either by: (i) repurchasing all of such Shares or other securities held by the Grantee or by the Trustee for the benefit of the

Grantee, or designate the purchaser of all or any part of such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares or for no payment or consideration whatsoever, as the Committee deems fit; (ii) forfeiting all or any part of such Shares or other securities; (iii) redeeming all or any part of such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares or for no payment or consideration whatsoever, as the Committee deems fit; (iv) taking action in order to have all or any part of such Shares or other securities converted into deferred shares entitling their holder only to their par value upon liquidation of the Company; or (v) taking any other action which may be required in order to achieve similar results; all as shall be determined by the Committee, at its sole and absolute discretion, and the Grantee is deemed to irrevocably empower the Company or any person which may be designated by it to take any action by, in the name of or on behalf of the Grantee to comply with and give effect to such actions (including, voting such shares, filling in, signing and delivering share transfer deeds, etc.).

(c) Notwithstanding anything to the contrary, the Committee, in its absolute discretion, may, on such terms and conditions as it may determine appropriate, extend the periods for which Awards held by any Grantee may continue to vest and be exercisable; it being clarified that such Awards may lose their entitlement to certain tax benefits under Applicable Law as a result of the modification of such Awards and/or in the event that the Award is exercised beyond the later of: (i) three (3) months after the date of termination of the employment or service relationship; or (ii) the applicable period under Section 6.7 below with respect to a termination of the employment or service relationship because of the death, Disability or Retirement of Grantee.

(d) For purposes of this Plan:

(i) A termination of employment or service relationship of a Grantee shall not be deemed to occur in case of (i) a transition or transfer of a Grantee among the Company and its Affiliates, (ii) a change in the capacity in which the Grantee is employed or renders service directly to the Company or any of its Affiliates or a change in the identity of the employing or engagement entity among the Company and its Affiliates, provided, in case of the foregoing clauses (i) and (ii) above, that the Grantee has remained continuously employed by and/or in the service of the Company and its Affiliates since the date of grant of the Award and throughout the vesting period or (iii) if the Grantee takes any unpaid leave as set forth in Section 6.8 below.

(ii) An entity or an Affiliate thereof assuming an Award or issuing in substitution thereof in a transaction to which Section 424(a) of the Code applies or in a Merger/Sale in accordance with Section 13 shall be deemed as an Affiliate of the Company for purposes of this Section 6.6, unless the Committee determines otherwise.

(iii) In the case of a Grantee whose principal employer or service recipient is a Subsidiary or other Affiliate thereof, the Grantee’s employment or service relationship shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer or service recipient ceases to be a Subsidiary or other Affiliate thereof.

(iv) The term “Cause” shall mean (irrespective of, and in addition to, any definition included in any other agreement or instrument applicable to the Grantee, and unless otherwise determined by the Committee) any of the following: (i) any theft, fraud, embezzlement, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, falsification of any documents or records of the Company or any of its Affiliates, felony or similar act by the Grantee (whether or not related to the Grantee’s relationship with the Company); (ii) an act of moral turpitude by the Grantee, or any act that causes significant injury to, or is otherwise adversely affecting, the reputation, business, assets, operations or business relationship of the Company (or a Subsidiary or other Affiliate thereof, when applicable); (iii) any breach by the Grantee of any material agreement with or of any material duty of the Grantee to the Company or any Subsidiary or other Affiliate thereof (including breach of confidentiality, non-disclosure, non-use non-competition or non-solicitation covenants towards the Company or any of its Affiliates) or failure to abide by code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iv) any act which constitutes a breach of a Grantee’s fiduciary duty towards the Company or a Subsidiary or other Affiliate thereof, including disclosure of confidential or proprietary information thereof or acceptance or solicitation to receive unauthorized or undisclosed benefits, irrespective of their nature, or funds, or promises to receive either, from individuals, consultants or corporate entities with whom the Company or a Subsidiary or other Affiliate thereof conducts business; (v) the Grantee’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the improper use or disclosure of confidential or proprietary information); or (vi) any circumstances that constitute grounds for termination for cause under the Grantee’s employment or service agreement with the Company or Affiliate, to the extent applicable. For the avoidance of doubt, the determination as to whether a termination is for Cause for purposes of this Plan, shall be made in good faith by the Committee and shall be final and binding on the Grantee.

6.7 Death, Disability or Retirement of Grantee.

(a) If a Grantee shall die while employed by, or performing service for, the Company or any of its Affiliates, or within the three (3) month period (or such longer period of time as determined by the Board, in its discretion) after the date of termination of such Grantee’s employment or service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof), or if the Grantee’s employment or service with the Company or any of its Affiliates shall terminate by reason of Disability, all Awards theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms) be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the legal right to exercise such Awards by bequest or inheritance, or by a person who acquired the legal right to exercise such Awards in accordance with Applicable Law in the case of Disability of the Grantee, as the case may be, at any time within one (1) year (or such longer period of time as determined by the Committee, in its discretion) after the death or Disability of the Grantee (or such different period as the Committee shall prescribe), but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan. In the event that an Award granted hereunder shall be exercised as set forth above by any person other than the Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or proof satisfactory to the Committee of the right of such person to exercise such Award.

(b) In the event that the employment or service of a Grantee who resides in Israel (or in any other jurisdiction as determined by the Committee) shall terminate on account of such Grantee’s death, all their then unvested Awards shall vest and become exercisable immediately upon termination.

(c) In the event that the employment or service of a Grantee shall terminate on account of such Grantee’s Retirement, all Awards of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the three (3) month period after the date of such Retirement (or such different period as the Committee shall prescribe).

6.8 Suspension of Vesting. Unless the Committee provides otherwise, vesting of Awards granted hereunder shall be suspended during unpaid leave of absence, other than in the case of any leave of absence which was pre-approved by the Company explicitly for purposes of continuing the vesting of Awards, For clarity, for purposes of this Plan, military leave, statutory maternity or paternity leave or sick leave are not deemed unpaid leave of absence, unless otherwise determined by the Committee.

6.9 Securities Law Restrictions. Except as otherwise provided in the applicable Award Agreement or other agreement between the Service Provider and the Company, if the exercise of an Award following the termination of the Service Provider’s employment or service (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or equivalent requirements under equivalent laws of other applicable jurisdictions, then the Award shall remain exercisable and terminate on the earlier of (i) the expiration of a period of three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the termination of the Service Provider’s employment or service during which the exercise of the Award would not be in such violation, or (ii) the expiration of the term of the Award as set forth in the Award Agreement or pursuant to this Plan. In addition, unless otherwise provided in a Grantee’s Award Agreement, if the sale of any Shares received upon exercise or (if applicable) vesting of an Award following the termination of the Grantee’s employment or service (other than for Cause) would violate the Company’s insider trading policy, then the Award shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Grantee’s employment or service during which the exercise of the Award would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Award as set forth in the applicable Award Agreement or pursuant to this Plan.

6.10 Other Provisions. The Award Agreement evidencing Awards under this Plan shall contain such other terms and conditions not inconsistent with this Plan as the Committee may determine, at or after the date of grant, including provisions in connection with the restrictions on transferring the Awards or Shares covered by such Awards, which shall be binding upon the Grantees and any purchaser, assignee or transferee of any Awards, and other terms and conditions as the Committee shall deem appropriate. Awards shall be subject to any other governing documents of the Company, all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including any provisions included therein concerning restrictions or limitations on exercise of Awards (such as, but not limited to, lock up/market stand-off), any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate. Each Grantee shall promptly execute (and authorizes any person designated by the Company to so execute) such separate agreement(s) or confirmations as may be requested by the Company relating to matters set forth in this Section 6.10. The execution of such separate agreement(s) may be a condition by the Company to grant or exercise of any Award.

7.	NONQUALIFIED STOCK OPTIONS.

Awards granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 7 and the other terms of this Plan, this Section 7 shall prevail.

7.1 Certain Limitations on Eligibility for Nonqualified Stock Options. Nonqualified Stock Options may not be granted to a Service Provider who is deemed to be a resident of the United States for purposes of taxation or who is otherwise subject to United States federal income tax unless the Shares underlying such Options constitute “service recipient stock” under Section 409A of the Code or unless such Options comply with the payment requirements of Section 409A of the Code.

7.2 Exercise Price. The Exercise Price of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option unless the Committee specifically indicates that the Award will have a lower Exercise Price and, the Award complies with Section 409A of the Code. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Award is granted pursuant to an assumption or substitution for another option in a manner that complies with Section 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations, or any successor guidance.

8.	102 AWARDS.

Awards granted pursuant to this Section 8 are intended to constitute 102 Awards and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 8 and the other terms of this Plan, this Section 8 shall prevail.

8.1 Tracks. Awards granted pursuant to this Section 8 are intended to be granted pursuant to Section 102 of the Ordinance pursuant to either (i) Section 102(b)(2) or Section 102(b)(3) thereof, as applicable, under the capital gain track (“102 Capital Gains Track Awards”), or (ii) Section 102(b)(1) thereof under the ordinary income track (“102 Ordinary Income Track Awards”, and together with 102 Capital Gain Track Awards, “102 Trustee Awards”). 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 8, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations.

8.2 Election of Track. Subject to Applicable Law, the Company may grant only one type of 102 Trustee Awards at any given time to all Grantees who are to be granted 102 Trustee Awards pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Awards it elects to grant before the date of grant of any 102 Trustee Awards (the “Election”). Such Election shall also apply to any other securities, including bonus shares, received by any Grantee as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Awards that it elects to grant only after the expiration of at least twelve (12) months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting Awards, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Awards”).

8.3 Eligibility for Awards.

(a) Subject to Applicable Law, 102 Awards may only be granted to an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Plan means (i) individuals employed by an Israeli company being the Company or any of its Affiliates, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Shareholder (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

8.4 102 Award Grant Date.

(a) Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section (b), provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if an agreement is not signed by the Grantee and delivered within 90 days from the date determined by the Committee (subject to Section 8.4(b)), then such 102 Trustee Award shall be deemed granted on such later date as such agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement.

(b) Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement.

8.5 102 Trustee Awards.

(a) Each 102 Trustee Award, each Share issued pursuant to the exercise of any 102 Trustee Award, and any rights granted thereunder, including bonus shares, shall be issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Grantee for the requisite period prescribed by the Ordinance or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 of the Ordinance to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non- Trustee Award or 3(9) Award, all in accordance with the provisions of the Ordinance. After expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Employer and/or its Affiliate withholds all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any Shares issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or Shares issued upon exercise or (if applicable) vesting thereof prior to the payment in full of the Grantee’s tax and compulsory payments arising from such 102 Trustee Awards and/or Shares or the withholding referred to in (ii) above.

(b) Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in this Plan or Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in this Plan or Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 of the Ordinance shall be binding on the Grantee. Any Grantee granted a 102 Trustee Awards shall comply with the Ordinance and the terms and conditions of the trust agreement entered into between the Company and the Trustee. The Grantee shall execute (and authorizes any person designated by the Company to so execute) any and all documents that the Company and/or its Affiliates and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

(c) During the Required Holding Period, the Grantee shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Trustee Awards and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Grantee under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Grantee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Grantee, but subject to the terms of this Plan, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the Shares, this Plan, the Award Agreement and any Applicable Law.

(d) If a 102 Trustee Award is exercised or (if applicable) vested, the Shares issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Grantee.

(e) Upon or after receipt of a 102 Trustee Award, if required, the Grantee may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to this Plan, or any 102 Trustee Awards or Share granted to such Grantee thereunder.

8.6 102 Non-Trustee Awards. The foregoing provisions of this Section 8 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 of the Ordinance and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Awards and all accrued rights thereon (if any), in trust for the benefit of the Grantee and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to require that the Grantee provide a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

8.7 Written Grantee Undertaking. To the extent and with respect to any 102 Trustee Award, and as required by Section 102 of the Ordinance and the Rules, by virtue of the receipt of such Award, the Grantee is deemed to have provided, undertaken and confirmed in writing the following written undertaking (and such undertaking is deemed incorporated into any documents signed by the Grantee in connection with the employment or service of the Grantee and/or the grant of such Award). The following written undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof.

(a) The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

(b) The Grantee is familiar with, and understands the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Grantee agrees that the 102 Awards and Shares that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the 102 Trustee Awards), will be held by the Trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the Holding Period (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Grantee understands that any release of such 102 Trustee Awards or Shares from trust, or any sale of the Share prior to the termination of the Holding Period, as defined above, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

(c) The Grantee agrees to the trust agreement signed between the Company, the Employer and the Trustee appointed pursuant to Section 102 of the Ordinance.

9.	3(9) AWARDS.

Awards granted pursuant to this Section 9 are intended to constitute 3(9) Awards and shall be granted subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 9 and the other terms of this Plan, this Section 9 shall prevail.

9.1 To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(9) Awards and/or any shares or other securities issued or distributed with respect thereto granted pursuant to this Plan shall be issued to a Trustee nominated by the Committee in accordance with the provisions of the Ordinance or the terms of a trust agreement, as applicable. In such event, the Trustee shall hold such Awards and or other securities issued or distributed with respect thereto in trust, until exercised or (if applicable) vested by the Grantee and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the Trustee. If determined by the Board or the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Grantee may become liable upon issuance of Shares, whether due to the exercise or (if applicable) vesting of Awards.

9.2 Shares pursuant to a 3(9) Award shall not be issued, unless the Grantee delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Grantee acquired Shares under the Award or gives other assurance satisfactory to the Committee of the payment of those withholding taxes.

10.	RESTRICTED SHARES.

The Committee may award Restricted Shares to any eligible Grantee, including under Section 102 of the Ordinance. Each Award of Restricted Shares under this Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Share Agreement”), in such form as the Committee shall from time to time approve. The Restricted Shares shall be subject to all applicable terms of this Plan, which in the case of Restricted Shares granted under Section 102 of the Ordinance shall include Section 8 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Shares Agreements entered into under this Plan need not be identical with respect to any two Awards or Grantees. The Restricted Share Agreement shall comply with and be subject to Section 6, with the necessary changes, and the following terms and conditions, unless otherwise specifically provided in such Agreement and not inconsistent with this Plan, or Applicable Law:

10.1 Purchase Price. Section 6.4 shall not apply. Each Restricted Share Agreement shall state an amount of Exercise Price to be paid by the Grantee, if any, in consideration for the issuance of the Restricted Shares and the terms of payment thereof, which may include, payment in cash or, subject to the Committee’s approval, by issuance of promissory notes or other evidence of indebtedness on such terms and conditions as determined by it.

10.2 Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution (in which case they shall be transferred subject to all restrictions then or thereafter applicable thereto), until such Restricted Shares shall have vested (the period from the date on which the Award is granted until the date of vesting of the Restricted Share thereunder being referred to herein as the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the Restricted Shares, as it deems appropriate, including the satisfaction of performance criteria (which, in case of 102 Trustee Awards, may be subject to obtaining a specific tax ruling or determination from the ITA). Such performance criteria may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee or pursuant to the provisions of any Company policy required under mandatory provisions of Applicable Law. Certificates for shares issued pursuant to Restricted Share Awards, if issued, shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent appointed by the Committee, or, if a Restricted Share Award is made pursuant to Section 102 of the Ordinance, by the Trustee. In determining the Restricted Period of an Award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded Restricted Shares on successive anniversaries of the date of such Award. To the extent required by the Ordinance or the ITA, the Restricted Shares issued pursuant to Section 102 of the Ordinance shall be issued to the Trustee in accordance with the provisions of the Ordinance and the Restricted Shares shall be held for the benefit of the Grantee for at least the Required Holding Period.

10.3 Forfeiture; Repurchase. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with or service to the Company or any Affiliate thereof shall terminate (such that Grantee is no longer a Service Provider of either the Company or any Affiliate thereof) for any reason prior to the expiration of the Restricted Period of an Award or prior to the timely payment in full of the Exercise Price of any Restricted Shares, if any, any Restricted Shares remaining subject to vesting or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited, transferred to, and redeemed, repurchased or cancelled by, as the case may be, in any manner as set forth in Section 6.6(b)(i) through (v), subject to Applicable Laws and the Grantee shall have no further rights with respect to such Restricted Shares.

10.4 Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Shares, subject to Section 6.10 and Section 10.2, including the right to vote and receive dividends with respect to such Shares and with respect to 102 Awards, all in accordance with the provisions of Section 102 and the Rules. All securities, if any, received by a Grantee with respect to Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

11.	RESTRICTED SHARE UNITS.

An RSU is an Award covering a number of Shares that is settled, if vested and (if applicable) exercised, by issuance of those Shares. An RSU may be awarded to any eligible Grantee, including under Section 102 of the Ordinance. The Award Agreement relating to the grant of RSUs under this Plan (the “Restricted Share Unit Agreement”), shall be in the form approved by the Committee as may be amended from time to time. The RSUs shall be subject to all applicable terms of this Plan, which in the case of RSUs granted under Section 102 of the Ordinance shall include Section 8 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Share Unit Agreements entered into under this Plan need not be identical. RSUs may be granted in consideration of a reduction in the recipient’s other compensation.

11.1 Exercise Price. No payment of Exercise Price shall be required as consideration for RSUs, unless included in the Award Agreement or as required by Applicable Law (including, Section 304 of the Companies Law, 1999, as amended), and Section 6.4 shall apply, if applicable.

11.2 Shareholders’ Rights. The Grantee shall not possess or own any ownership rights in the Shares underlying the RSUs and no rights as a shareholder shall exist prior to the actual issuance of Shares in the name of the Grantee. No rights as a shareholder shall exist prior to the actual issuance of Shares in the name of the Trustee, in case of 102 Trustee Awards.

11.3 Settlements of Awards. Settlement of vested RSUs shall be made in the form of Shares. Distribution to a Grantee of an amount (or amounts) from vesting of RSUs can be deferred to a date after vesting as determined by the Committee and is further subject to the provisions of Section 11.4 and Section 16. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until the grant of RSUs is settled, the number of Shares underlying such RSUs shall be subject to adjustment pursuant hereto.

11.4 Section 409A Restrictions. Notwithstanding anything to the contrary set forth herein, any RSUs granted under this Plan that are not exempt from the requirements of Section 409A of the Code shall contain such restrictions or other provisions so that such RSUs will comply with the requirements of Section 409A of the Code, if applicable to the Grantee. Such restrictions, if any, shall be determined by the Committee and contained in the Restricted Share Unit Agreement evidencing such RSU. For example, such restrictions may include a requirement that any Shares that are to be issued in a year following the year in which the RSU vests must be issued in accordance with a fixed, pre- determined schedule.

12.	OTHER SHARE OR SHARE-BASED AWARDS.

12.1 The Committee may grant other Awards under this Plan pursuant to which Shares (which may, but need not, be Restricted Shares pursuant to Section 10 hereof), cash (in settlement of Share-based Awards) or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value.

12.2 The Committee may also grant stock appreciation rights without the grant of an accompanying option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of the Shares in respect to which the right was granted is so exercised exceeds the exercise price thereof. The exercise price of any such stock appreciation right granted to a Grantee who is subject to U.S. federal income tax shall be determined in compliance with Section 7.2.

12.3 Such other Share-based Awards as set forth above may be granted alone, in addition to, or in tandem with any Award of any type granted under this Plan (without any obligation or assurance that that such Share-based Awards will be entitled to tax benefits under Applicable Law or to the same tax treatment as other Awards under this Plan).

13.	EFFECT OF CERTAIN CHANGES.

13.1 General. In the event of a division or subdivision of the outstanding share capital of the Company, any distribution of bonus shares (share split), consolidation or combination of share capital of the Company (reverse share split), reclassification with respect to the Shares or any similar recapitalization events (each, a “Recapitalization”), a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation, a reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division, or other similar occurrences, the Committee shall make, without the need for a consent of any holder of an Award, such adjustments as determined by the Committee to be appropriate, in its discretion, in order to adjust (i) the number and class of shares reserved and available for grants of Awards, (ii) the number and class of shares covered by outstanding Awards, (iii) the Exercise Price per share covered by any Award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding Awards, (v) the type or class of security, asset or right underlying the Award (which need not be only that of the Company and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions), and (vi) any other terms of the Award that in the opinion of the Committee should be adjusted. Any fractional shares resulting from such adjustment shall be treated as determined by the Committee, and in the absence of such determination shall be rounded to the nearest whole share, and the Company shall have no obligation to make any cash or other payment with respect to such fractional shares. No adjustment shall be made by reason of the distribution of subscription rights or rights offering to outstanding shares or other issuance of shares by the Company, unless the Committee determines otherwise. The adjustments determined pursuant to this Section 13.1 (including a determination that no adjustment is to be made) shall be final, binding and conclusive.

Notwithstanding anything to the contrary included herein, and subject to Applicable Law and the applicable accounting standards, in the event of a distribution of cash dividend by the Company to all holders of Shares, the Committee shall have the authority to determine, without the need for a consent of any holder of an Award, that the Exercise Price of any Award, which is outstanding and unexercised on the record date of such distribution, shall be reduced by an amount equal to the per Share gross dividend amount distributed by the Company, and the Committee may determine that the Exercise Price following such reduction shall be not less than the par value of a Share. The application of this Section with respect to any 102 Awards shall be subject to obtaining a ruling from the ITA, to the extent required by applicable law and subject to the terms and conditions of any such ruling.

13.2 Merger/Sale of Company. In the event of (i) a sale of all or substantially all of the assets of the Company, or a sale (including an exchange) of all or substantially all of the shares of the Company, to any person, or a purchase by a shareholder of the Company or by an Affiliate of such shareholder, of all the shares of the Company held by all or substantially all other shareholders or by other shareholders who are not Affiliated with such acquiring party; (ii) a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation; (iii) a scheme of arrangement for the purpose of effecting such sale, merger, consolidation, amalgamation or other transaction; (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; (v) Change in Board Event, or (vi) such other transaction or set of circumstances that is determined by the Board, in its discretion, to be a transaction subject to the provisions of this Section 13.2; excluding any of the foregoing transactions in clauses (i) through (v) if the Board determines that such transaction should be excluded from the definition hereof and the applicability of this Section 13.2 (each of the foregoing transactions, a “Merger/Sale”), then, without derogating from the general authority and power of the Board or the Committee under this Plan, without the Grantee’s consent and action and without any prior notice requirement, the Committee may make, in its sole and absolute discretion, any determination as to the treatment of Awards, as provided herein:

(a) Unless otherwise determined by the Committee, any Award then outstanding shall be assumed or be substituted by the Company, or by the successor corporation in such Merger/Sale or by any Parent or Affiliate thereof, as determined by the Committee in its discretion (the “Successor Corporation”), under terms as determined by the Committee or the terms of this Plan applied by the Successor Corporation to such assumed or substituted Awards.

For the purposes of this Section 13.2(a), the Award shall be considered assumed or substituted if, following a Merger/Sale, the Award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Merger/Sale, either (i) the consideration (whether shares or other securities, cash or other property, or rights, or any combination thereof) distributed to or received by holders of Shares in the Merger/Sale for each Share held on the effective date of the Merger/Sale (and if holders were offered a choice or several types of consideration, the type of consideration as determined by the Committee, which need not be the same type for all Grantees), or (ii) regardless of the consideration received by the holders of Shares in the Merger/Sale, solely shares or any type of Awards (or their equivalent) of the Successor Corporation at a value to be determined by the Committee in its discretion, or a certain type of consideration (whether shares or other securities, cash or other property, or rights, or any combination thereof) as determined by the Committee. Any of the above consideration referred to in the foregoing clauses (i) and (ii) shall be subject to the same vesting and expiration terms of the Awards applying immediately prior to the Merger/Sale, unless determined by the Committee in its discretion that the consideration shall be subject to different vesting and expiration terms, or other terms, and the Committee may determine that it be subject to other or additional terms. The foregoing shall not limit the Committee’s authority to determine that in lieu of such assumption or substitution of Awards for Awards of the Successor Corporation, such Award will be substituted for shares or other securities, cash or other property, or rights, or any combination thereof, including as set forth in Section 13.2(b) hereof.

(b) Regardless of whether or not Awards are assumed or substituted the Committee may (but shall not be obligated to):

(i) provide for the Grantee to have the right to exercise the Award in respect of Shares covered by the Award which would otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine, and the cancellation of all unexercised Awards (whether vested or unvested) upon or immediately prior to the closing of the Merger/Sale, unless the Committee provides for the Grantee to have the right to exercise the Award, or otherwise for the acceleration of vesting of such Award, as to all or part of the Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine;

(ii) provide for the cancellation of each outstanding Award at or immediately prior to the closing of such Merger/Sale, and if and to what extent payment shall be made to the Grantee of an amount in shares or other securities of the Company, the acquirer or of a corporation or other business entity which is a party to the Merger/Sale, in cash or other property, in rights, or in any combination thereof, as determined by the Committee to be fair in the circumstances, and subject to such terms and conditions as determined by the Committee. The Committee shall have full authority to select the method for determining the payment (being the intrinsic (“spread”) value of the option, Black-Scholes model or any other method). Inter alia, and without limitation of the following determination being made in other circumstances, the Committee’s determination may further provide that payment shall be set to zero if the value of the Shares is determined to be less than the Exercise Price or in respect of Shares covered by the Award which would not otherwise be exercisable or vested, or that payment may be made only in excess of the Exercise Price; and/or

(iii) provide that the terms of any Award shall be otherwise amended, modified or terminated, as determined by the Committee to be fair in the circumstances.

(c) The Committee may determine: (i) that any payments made in respect of Awards shall be made or delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Merger/Sale is made or delayed as a result of escrows, indemnification, earn outs, holdbacks or any other contingencies or conditions; (ii) the terms and conditions applying to the payment made or payable to the Grantees, including participation in escrow, indemnification, releases, earn-outs, holdbacks or any other contingencies; and (iii) that any terms and conditions applying under the applicable definitive transaction agreements shall apply to the Grantees (including, appointment and engagement of a shareholders or sellers representative, payment of fees or other costs and expenses associated with such services, indemnifying such representative, and authorization to such representative within the scope of such representative’s authority in the applicable definitive transaction agreements).

(d) Notwithstanding the foregoing, in the event of a Merger/Sale, the Committee may determine, in its sole discretion, that upon completion of such Merger/Sale the terms of any Award shall be otherwise amended, modified or terminated, as the Committee shall deem in good faith to be appropriate and without any liability to the Company or its Affiliates and to their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing, in connection with the method of treatment or chosen course of action permitted hereunder.

(e) The Committee may determine to suspend the Grantee’s rights to exercise any vested portion of an Award for a period of time prior to the signing or consummation of a Merger/Sale transaction.

(f) Without limiting the generality of this Section 13, if the consideration in exchange for Awards in a Merger/Sale includes any securities and due receipt thereof by any Grantee (or by the Trustee for the benefit of such Grantee) may require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (ii) the provision to any Grantee of any information under the Securities Act or any other securities laws, then the Committee may determine that the Grantee shall be paid in lieu thereof, against surrender of the Shares or cancellation of any other Awards, an amount in cash or other property, or rights, or any combination thereof, as determined by the Committee to be fair in the circumstances, and subject to such terms and conditions as determined by the Committee. Nothing herein shall entitle any Grantee to receive any form of consideration that such Grantee would be ineligible to receive as a result of such Grantee’s failure to satisfy (in the Committee’s sole determination) any condition, requirement or limitation that is generally applicable to the Company’s shareholders, or that is otherwise applicable under the terms of the Merger/Sale, and in such case, the Committee shall determine the type of consideration and the terms applying to such Grantees.

(g) Neither the authorities and powers of the Committee under this Section 13.2, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Grantee and without any liability to the Company or its Affiliates or to its or their respective officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing. The Committee need not take the same action with respect to all Awards or with respect to all Service Providers. The Committee may take different actions with respect to the vested and unvested portions of an Award. The Committee may determine an amount or type of consideration to be received or distributed in a Merger/Sale which may differ as among the Grantees, and as between the Grantees and any other holders of shares of the Company.

(h) All of the Committee’s determinations pursuant to this Section 13 shall be at its sole and absolute discretion, and shall be final, conclusive and binding on all Grantees (including, for clarity, as it relates to Shares issued upon exercise or vesting of any Awards or that are Awards, unless otherwise determined by the Committee) and without any liability to the Company or its Affiliates, or to their respective officers, directors, employees, shareholders and representatives, and the respective successors and assigns of any of the foregoing, in connection with the method of treatment, chosen course of action or determinations made hereunder.

(i) If determined by the Committee, the Grantees shall be subject to the definitive agreement(s) in connection with the Merger/Sale as applying to holders of Shares including, such terms, conditions, representations, undertakings, liabilities, limitations, releases, indemnities, appointment and indemnification of shareholders/sellers representative, participation in transaction expenses, shareholders/sellers representative expense fund and escrow arrangement, in each case as determined by the Committee. Each Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf) such separate agreement(s) or instruments as may be requested by the Company, the Successor Corporation or the acquirer in connection with such in such Merger/Sale or otherwise under or for the purpose of implementing this Section 13.2, and in the form required by them. The execution of such separate agreement(s) may be a condition to the receipt of assumed or substituted Awards, payment in lieu of the Award, the exercise of any Award or otherwise to be entitled to benefit from shares or other securities, cash or other property, or rights, or any combination thereof, pursuant to this Section 13.2 (and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements).

13.3 Reservation of Rights. Except as expressly provided in this Section 13 (if any), the Grantee of an Award hereunder shall have no rights by reason of any transaction or event referred to in this Section13 (including, Recapitalization of shares of any class, any increase or decrease in the number of shares of any class, or any dissolution, liquidation, reorganization, business combination, or exchange of shares, spin-off or other corporate divestiture or division, or other similar occurrences, or Merger/Sale). Any issue by the Company of shares of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of shares subject to an Award. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

14.	NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.

14.1 All Awards granted under this Plan by their terms shall not be transferable other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee or under this Plan, provided that with respect to Shares issued upon exercise of Awards, Shares issued upon the vesting of Awards or Awards that are Shares, the restrictions on transfer shall be the restrictions referred to in Section 15 (Conditions upon Issuance of Shares) hereof. Subject to the above provisions, the terms of such Award, this Plan and any applicable Award Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative, to the extent provided for herein. Any transfer of an Award not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) and any grant of any interest in any Award to, or creation in any way of any direct or indirect interest in any Award by, any party other than the Grantee shall be null and void and shall not confer upon any party or person, other than the Grantee, any rights. A Grantee may file with the Committee a written designation of a beneficiary, who shall be permitted to exercise such Grantee’s Award or to whom any benefit under this Plan is to be paid, in each case, in the event of the Grantee’s death before he or she fully exercises his or her Award or receives any or all of such benefit, on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary. Notwithstanding the foregoing, upon the request of the Grantee and subject to Applicable Law the Committee, at its sole discretion, may permit the Grantee to transfer the Award to a trust whose beneficiaries are the Grantee and/or the Grantee’s immediate family members (all or several of them).

14.2 As long as the Shares are held by the Trustee or the Representative in favor of the Grantee, all rights possessed by the Grantee over the Shares are personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

14.3 If and to the extent a Grantee is entitled to transfer an Award and/or Shares underlying an Award in accordance with the terms of this Plan and any other applicable agreements, such transfer shall be subject (in addition, to any other conditions or terms applying thereto) to receipt by the Company from such proposed transferee of a written instrument, on a form reasonably acceptable to the Company, pursuant to which such proposed transferee agrees to be bound by all provisions of the Plan and any other applicable agreements, including without limitation, any restrictions on transfer of the Award and/or Shares set forth herein (however, failure to so deliver such instrument to the Company as set forth above shall not derogate from all such provisions applying on any transferee).

14.4 The provisions of this Section 14 shall apply to the Grantee and to any purchaser, assignee or transferee of any Shares.

15.	CONDITIONS UPON ISSUANCE OF SHARES; GOVERNING PROVISIONS.

15.1 Legal Compliance. The grant of Awards and the issuance of Shares upon exercise or settlement of Awards shall be subject to compliance with all Applicable Laws as determined by the Company, including, applicable requirements of federal, state and foreign law with respect to such securities. The Company shall have no obligations to issue Shares pursuant to the exercise or settlement of an Award and Awards may not be exercised or settled, if the issuance of Shares upon exercise or settlement would constitute a violation of any Applicable Laws as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Award may be exercised unless (i) a registration statement under the Securities Act or equivalent laws of other applicable jurisdictions shall at the time of exercise or settlement of the Award be in effect with respect to the shares issuable upon exercise of the Award, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or equivalent laws of other applicable jurisdictions. The inability of the Company to obtain authority from any regulatory body having jurisdiction, if any, deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, and the inability to issue Shares hereunder due to non- compliance with any Company policies with respect to the sale of Shares, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or compliance shall not have been obtained or achieved. As a condition to the exercise of an Award, the Company may require the person exercising such Award to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company, including to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, all in form and content specified by the Company.

15.2 Provisions Governing Shares. Shares issued pursuant to an Award shall be subject to this Plan and shall be subject to the Articles of Association of the Company, any other governing documents of the Company, and all policies, manuals and internal regulations of the Company, as in effect from time to time.

15.3 Share Purchase Transactions; Forced Sale. In the event that the Board approves a Merger/Sale effected by way of a forced or compulsory sale or in the event of a transaction for the sale of all shares of the Company, then, without derogating from such provisions and in addition thereto, the Grantee shall be obligated, and shall be deemed to have agreed to the offer to effect the Merger/Sale on the terms approved by the Board (and the Shares held by or for the benefit of the Grantee shall be included in the shares of the Company approving the terms of such Merger/Sale for the purpose of satisfying the required majority), and shall sell all of the Shares held by or for the benefit of the Grantee on the terms and conditions applying to the holders of Shares, in accordance with the instructions then issued by the Board, whose determination shall be final. No Grantee shall contest, bring any claims or demands, or exercise any appraisal or dissenters’ rights related to any of the foregoing. Each Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf) such documents and agreements, as may be requested by the Company relating to matters set forth in or otherwise for the purpose of implementing this Section 15.3. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements.

15.4 Data Privacy; Data Transfer. Information related to Grantees and Awards hereunder, as shall be received from Grantee or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to Grantees (“Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them, including the Trustee) to comply with any applicable legal requirement, or for administration of the Plan as they deems necessary or advisable, or for the respective business purposes of the Company or its Affiliates (including in connection with transactions related to any of them). The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates, and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, or the Trustee, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Company shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Award hereunder, Grantee acknowledges and agrees that the Information is provided at Grantee’s free will and Grantee consents to the storage and transfer of the Information as set forth above.

15.5 Prohibition on Executive Officer Loans. Notwithstanding any other provision of the Plan to the contrary, no Grantee who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

15.6 Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Grantee actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company (subject to Applicable Law) providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.

16.	AGREEMENT REGARDING TAXES; DISCLAIMER.

16.1 If the Company shall so require, as a condition of exercise or (if applicable) vesting of an Award, the release of Shares by the Trustee or the vesting or settlement of an Award, a Grantee shall agree that, no later than the date of such occurrence, the Grantee will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Company and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.

16.2 TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE OR (IF APPLICABLE) VESTING THEREOF, THE SALE OR DISPOSITION OF ANY SHARES GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) THE VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE GRANTEE OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE GRANTEE, AND THE GRANTEE SHALL INDEMNIFY THE COMPANY, ITS SUBSIDIARIES AND AFFILIATES, THE TRUSTEE AND THE REPRESENTATIVE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH GRANTEE AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

16.3 NO TAX ADVICE. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE.

16.4 TAX TREATMENT. THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY TYPE OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY ANY AWARD WITH THE REQUIREMENT OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE TO REPORT FOR TAX PURPOSES ANY AWARD IN ANY PARTICULAR MANNER, INCLUDING IN ANY MANNER CONSISTENT WITH ANY PARTICULAR TAX TREATMENT. NO ASSURANCE IS MADE BY THE COMPANY OR ANY OF ITS AFFILIATES (INCLUDING THE EMPLOYER) THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WOULD QUALIFY AT THE TIME OF EXERCISE, VESTING OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS WHETHER THE COMPANY COULD HAVE OR SHOULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE GRANTEE. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITIES, INCLUDING IN RESPECT OF THE

QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE GRANTEE.

16.5 The Company or any Subsidiary or other Affiliate thereof (including the Employer) may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or any Subsidiary or Affiliate thereof (including the Employer) (or any applicable agent thereof) is required by any Applicable Law to withhold in connection with any Awards, including, without limitations, any income tax, social benefits, social insurance, health tax, pension, payroll tax, fringe benefits, excise tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and applicable by law to the Grantee (collectively, “Withholding Obligations”). Such actions may include (i) requiring Grantees to remit to the Company or the Employer in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company or the Employer in connection with the Award or the exercise or (if applicable) the vesting thereof; (ii) subject to Applicable Law, allowing the Grantees to surrender Shares to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Company to be sufficient to satisfy such Withholding Obligations provided, however, that no Shares are withheld with a value exceeding the maximum applicable statutory Withholding Obligations; (iv) allowing Grantees to satisfy all or part of the Withholding Obligations by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company or the Trustee; or (v) any combination of the foregoing. The Company shall not be obligated to allow the exercise or vesting of any Award by or on behalf of a Grantee until all tax consequences arising therefrom are resolved in a manner acceptable to the Company.

16.6 Each Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

16.7 With respect to 102 Non-Trustee Options, if the Grantee ceases to be employed by the Company, Parent, Subsidiary or any Affiliate (including the Employer), the Grantee shall extend to the Company and/or the Employer a security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance and the Rules.

16.8 If a Grantee makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Grantee would otherwise be taxable under Section 83(a) of the Code, such Grantee shall deliver a copy of such election to the Company upon or prior to the filing such election with the U.S. Internal Revenue Service. Neither the Company nor any Affiliate (including the Employer) shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

17.	RIGHTS AS A SHAREHOLDER; VOTING AND DIVIDENDS.

17.1 Subject to Section 10.4, a Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by an Award until the Grantee shall have exercised or (as applicable) vested in the Award, paid any Exercise Price therefor and becomes the record holder of the subject Shares. In the case of 102 Awards, the Trustee shall have no rights as a shareholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Grantee’s benefit, and the Grantee shall not be deemed to be a shareholder and shall have no rights as a shareholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Grantee and the transfer of record ownership of such Shares to the Grantee (provided however that the Grantee shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the Shares held by the Trustee for such Grantee’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in shares or other securities, cash or other property, or rights, or any combination thereof) or distribution of other rights for which the record date is prior to the date on which the Grantee or Trustee (as applicable) becomes the record holder of the Shares covered by an Award, except as provided in Section 13 hereof.

17.2 With respect to all Awards issued in the form of Shares hereunder or upon the exercise or (if applicable) the vesting of Awards hereunder, any and all voting rights attached to such Shares shall be subject to Section 17.1, and the Grantee shall be entitled to receive dividends distributed with respect to such Shares, subject to the provisions of the Company’s Articles of Association, as amended from time to time, and subject to any Applicable Law.

17.3 The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other Applicable Law.

18.	NO REPRESENTATION BY COMPANY.

By granting the Awards, the Company is not, and shall not be deemed as, making any representation or warranties to the Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares and such representations and warranties are hereby disclaimed. The Company shall not be required to provide to any Grantee any information, documents or material in connection with the Grantee’s considering an exercise of an Award. To the extent that any information, documents or materials are provided, the Company shall have no liability with respect thereto. Any decision by a Grantee to exercise an Award shall solely be at the risk of the Grantee.

19.	NO EMPLOYMENT OR RETENTION RIGHTS.

Nothing in this Plan, any Award Agreement or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to be (or be treated as) an employee of, or continue in the employ of, or be in the service of the Company or any Subsidiary or other Affiliate thereof as a Service Provider or to be entitled to any remuneration or benefits not set forth in this Plan or such agreement, or to interfere with or limit in any way the right of the Company or any such Subsidiary or other Affiliate thereof to terminate such Grantee’s employment or service (including, any right of the Company or any of its Affiliates to immediately cease the Grantee’s employment or service or to shorten all or part of the notice period, regardless of whether notice of termination was given by the Company or its Affiliates or by the Grantee). Awards granted under this Plan shall not be affected by any change in duties or position of a Grantee, subject to Sections 6.6 through 6.8. No Grantee shall be entitled to claim and the Grantee hereby waives any claim against the Company or any Subsidiary or other Affiliate thereof that he or she was prevented from continuing to vest Awards as of the date of termination of his or her employment with, or services to, the Company or any Subsidiary or other Affiliate thereof. No Grantee shall be entitled to any compensation in respect of the Awards which would have vested had such Grantee’s employment or engagement with the Company (or any Subsidiary or other Affiliate thereof) not been terminated.

20.	PERIOD DURING WHICH AWARDS MAY BE GRANTED.

Awards may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date. From and after such date (as extended) no grants of Awards may be made and this Plan shall continue to be in full force and effect with respect to Awards or Shares issued thereunder that remain outstanding.

21.	AMENDMENT OF THIS PLAN AND AWARDS.

21.1 The Board at any time and from time to time may suspend, terminate, modify or amend this Plan, whether retroactively or prospectively. Any amendment effected in accordance with this Section shall be binding upon all Grantees and all Awards, whether granted prior to or after the date of such amendment, and without the need to obtain the consent of any Grantee. No termination or amendment of this Plan shall affect any then outstanding Award unless expressly provided by the Board.

21.2 Subject to changes in, or exemptions under, Applicable Law that would permit otherwise, without the approval of the Company’s shareholders, there shall be no amendment of this Plan that would require approval of the Company’s shareholders under any Applicable Law or the rules of the applicable stock market or exchange, if any, on which the Shares are principally quoted or traded. Unless not permitted by Applicable Law, if the grant of an Award is subject to approval by shareholders, the date of grant of the Award shall be determined as if the Award had not been subject to such approval. Unless not permitted by Applicable Law, failure to obtain approval by the shareholders shall not in any way derogate from the valid and binding effect of any grant of an Award.

21.3 The Board or the Committee at any time and from time to time may modify or amend any Award theretofore granted, including any Award Agreement, whether retroactively or prospectively.

22.	APPROVAL.

22.1 This Plan shall take effect upon its adoption by the Board (the “Effective Date”).

22.2 102 Awards are conditional upon the filing with or approval by the ITA, if required, as set forth in Section 8.4. Failure to so file or obtain such approval shall not in any way derogate from the valid and binding effect of any grant of an Award, which is not a 102 Award.

23.	RULES PARTICULAR TO SPECIFIC COUNTRIES; SECTION 409A.

23.1 Notwithstanding anything herein to the contrary, the terms and conditions of this Plan may be supplemented or amended with respect to a particular country or tax regime by means of an appendix to this Plan, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of this Plan, the provisions of such appendix shall govern. Terms and conditions set forth in such appendix shall apply only to Awards granted to Grantees under the jurisdiction of the specific country or such other tax regime that is the subject of such appendix and shall not apply to Awards issued to a Grantee not under the jurisdiction of such country or such other tax regime. The adoption of any such appendix shall be subject to the approval of the Board or the Committee, and if determined by the Committee to be required in connection with the application of certain tax treatment, pursuant to applicable stock exchange rules or regulations or otherwise, then also the approval of the shareholders of the Company at the required majority.

23.2 This Section 23.2 shall only apply to Awards granted to Grantees who are subject to United States Federal income tax.

(a) It is the intention of the Company that no Award shall be deferred compensation subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise as provided in Section (b), and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.

(b) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a Merger/Sale, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

(c) The Committee shall not extend the period to exercise an Option or stock appreciation right granted under the Plan to the extent that such extension would cause the Option or stock appreciation right to become subject to Code Section 409A.

(d) The Company shall have complete discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A of the Code. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Section 409A of the Code, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Section 409A of the Code and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 23.2(d), any provision of the Plan or any such agreement would cause a Grantee to incur any additional tax or interest under Section 409A of the Code, the Company may reform such provision in a manner intended to avoid the incurrence by such Grantee of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Grantee of the applicable provision without violating the provisions of Section 409A of the Code. For the avoidance of doubt, no provision of this Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from any Grantee or any other individual to the Company or any of its affiliates, employees or agents.

(e) Notwithstanding the provisions of Section 13 to the contrary, any adjustments made pursuant to Section 13 to Awards that are considered “deferred compensation” subject to Section 409A of the Code shall be made in a manner that is intended to be in compliance with the requirements of Section 409A of the Code.

(f) Notwithstanding any other provision in the Plan, any Award Agreement, or any other written document establishing the terms and conditions of an Award, if any Grantee is a “specified employee,” within the meaning of Section 409A of the Code, as of the date of his or her “separation from service” (as defined under Section 409A of the Code), then, to the extent required by Treasury Regulation Section 1.409A-3(i)(2) (or any successor provision), any payment made to such Grantee on account of his or her separation from service shall not be made before a date that is six months after the date of his or her separation from service. The Committee may elect any of the methods of applying this rule that are permitted under Treasury Regulation Section 1.409A-3(i)(2)(ii) (or any successor provision).

(g) Notwithstanding any other provision of this Section 23.2 to the contrary, although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Grantee for any tax, interest, or penalties the Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

24.	GOVERNING LAW; JURISDICTION.

This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Israel, except with respect to matters that are subject to tax and securities laws, regulations and rules of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. Certain definitions, which refer to laws other than the laws of such jurisdiction, shall be construed in accordance with such other laws. The competent courts located in Tel-Aviv-Jaffa, Israel shall have exclusive jurisdiction over any dispute arising out of or in connection with this Plan and any Award granted hereunder. By signing any Award Agreement or any other agreement relating to an Award, each Grantee irrevocably submits to such exclusive jurisdiction.

25.	NON-EXCLUSIVITY OF THIS PLAN.

The adoption of this Plan shall not be construed as creating any limitations on the power or authority of the Company to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Company may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliate now has or will lawfully put into effect, including any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

26.	MISCELLANEOUS.

26.1 Survival. The Grantee shall be bound by and the Shares issued upon exercise or (if applicable) the vesting of any Awards granted hereunder shall remain subject to this Plan after the exercise or (if applicable) the vesting of Awards, in accordance with the terms of this Plan, whether or not the Grantee is then or at any time thereafter employed or engaged by the Company or any of its Affiliates.

26.2 Additional Terms. Each Award awarded under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole discretion.

26.3 Fractional Shares. No fractional Share shall be issuable upon exercise or vesting of any Award and the number of Shares to be issued shall be rounded down to the nearest whole Share, with in any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

26.4 Severability. If any provision of this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with Applicable Law as it shall then appear.

26.5 Captions and Titles. The use of captions and titles in this Plan or any Award Agreement or any other agreement entered into in connection with an Award is for the convenience of reference only and shall not affect the meaning or interpretation of any provision of this Plan or such agreement.

26.6 Non-certificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a non- certificated basis, to the extent not prohibited by Applicable Law or the rules of any stock exchange.

AMENDMENT NO. 1 TO

CYBERARK SOFTWARE LTD.

2024 SHARE INCENTIVE PLAN

(effective as of, and contingent upon, approval of the Merger at the Shareholder Meeting)

1.  Section 5.1 of the CyberArk 2024 Share Incentive Plan (the “Plan”) is hereby amended to read in its entirety as follows:

“5.1. The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall be 3,266,992 ~~the sum of (a) 1,786,992 Shares, plus (b) on January 1 of each calendar year commencing in 2025, a number of Shares equal to the lesser of: (i) an amount determined by the Board, if so determined prior to the January 1 of the calendar year in which the increase will occur, (ii) 4% of the total number of Shares outstanding on December 31 of the immediately preceding calendar year, and (iii) 4,000,000 Shares (in each case, without the need to amend the Plan in case of such determination)~~; in all events subject to adjustment as provided in Section 13.1. The Board may, at its discretion, reduce the number of Shares that may be issued pursuant to Awards under this Plan at any time (provided that such reduction does not derogate from any issuance of Shares in respect of Awards then outstanding).”

2.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Plan.

*************

PART II

Item 20. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents under certain circumstances.

As permitted by Section 102(b)(7) of the DGCL, the PANW charter includes provisions that may eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duties as directors to the fullest extent permitted by applicable law. In addition, the PANW charter provides that PANW is required to indemnify, to the fullest extent permitted by applicable law, any director or officer of PANW who is or was a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of PANW that has not been approved by the PANW board) by reason of the fact that he or she is or was serving in such capacity or is or was serving at the request of PANW as a director, officer, employee or agent of another entity, against expenses, judgments and other amounts paid in settlement actually and reasonably incurred by such person.

In addition, as permitted by Section 145 of the DGCL, the PANW charter and PANW bylaws provide that:

•

PANW is required to indemnify, to the fullest extent permitted by applicable law, any director or officer of PANW who was or is a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of PANW) by reason of the fact that he or she is or was serving in such capacity or is or was serving at the request of PANW as a director, officer, employee or agent of another entity, against expenses, judgments and other amounts paid in settlement actually and reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of PANW, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•

PANW is required to indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by or in the right of PANW to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of PANW, or while a director or officer of PANW is or was serving at the request of PANW as a director, officer, employee or agent of another entity, against expenses (include attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of PANW, unless the court in which such proceeding is brought determines that such person is liable to PANW and does not determine that, despite such liability, such person is fairly and reasonably entitled to indemnification for such expenses;

•

PANW is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, provided that such director or officer must undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification; and

•

The rights conferred in the PANW certificate and PANW bylaws are not exclusive, and PANW is authorized to enter into indemnification agreements with its directors and officers and to obtain insurance to indemnify such persons.

In addition, PANW’s policy is to enter into separate indemnification agreements with each of its directors and officers that require PANW to indemnify its directors and officers, to the maximum extent permitted by applicable law, and also provide for certain procedural protections.

The indemnification obligations described above may be sufficiently broad to permit the indemnification of PANW’s directors and officers for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Item 21. Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 30, 2025, by and among Palo Alto Networks, Inc., Athens Strategies Ltd. and CyberArk Software Ltd. (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement).*

3.1	Restated Certificate of Incorporation of Palo Alto Networks, Inc. (incorporated by reference herein to Exhibit 3.1 to PANW’s Annual Report on Form 10-K filed with the SEC on August 29, 2025, File No.001-35594).

3.2	Certificate of Change of Location of Registered Agent and/or Registered Office of Palo Alto Networks, Inc. (incorporated by reference herein to Exhibit 3.1 to PANW’s Current Report on Form 8-K filed with the SEC on August 30, 2016, File No. 001-35594).

3.3	Amended and Restated Bylaws of Palo Alto Networks, Inc. (incorporated by reference herein to Exhibit 3.1 to PANW’s Current Report on Form 8-K filed with the SEC on August 18, 2025, File No. 001-35594).

3.4	Amended and Restated Articles of Association of CyberArk Software Ltd. (incorporated by reference herein to Exhibit 1.1 to CyberArk’s Annual Report on Form 20-F filed with the SEC on March 12, 2025, File No. 001-36625).

4.1	Specimen common stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-180620), as declared effective by the Commission on July 19, 2012).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding the validity of the PANW common stock being issued.**

21.1	Subsidiaries of PANW (incorporated herein by reference to Exhibit 21.1 to PANW’s Annual Report on Form 10-K filed on August 29, 2025, File No. 001-35594).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm.

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).**

24.1	Powers of Attorney (included on signature pages to this Registration Statement).**

99.1	Form of CyberArk Software Ltd. Proxy Card.

99.2	Consent of Qatalyst Partners LP.

107	Filing Fee Table.**

*

Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules (or similar attachments) upon request by the SEC; provided that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules (or similar attachments) so furnished.

**	Previously filed.

Item 22. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act;

•

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(d)

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 26th day of September, 2025.

PALO ALTO NETWORKS, INC.

By:	/s/ Nikesh Arora
Nikesh Arora
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Nikesh Arora Nikesh Arora	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2025

* Dipak Golechha	Chief Financial Officer (Principal Financial Officer)	September 26, 2025

* Josh Paul	Chief Accounting Officer (Principal Accounting Officer)	September 26, 2025

* Lee Klarich	Chief Product and Technology Officer and Director	September 26, 2025

* Aparna Bawa	Director	September 26, 2025

* John M. Donovan	Director	September 26, 2025

* Carl Eschenbach	Director	September 26, 2025

* James J. Goetz	Director	September 26, 2025

* Ralph Hamers	Director	September 26, 2025

* Rt Honorable Sir John Key	Director	September 26, 2025

* Mary Pat McCarthy	Director	September 26, 2025

* Helle Thorning-Schmidt	Director	September 26, 2025

* Lorraine Twohill	Director	September 26, 2025

*By:	/s/ Nikesh Arora
Name: Nikesh Arora
Title: Attorney-In-Fact